                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


   [ ]      Preliminary Proxy Statement (Amendment No. 2)

   [X]      Definitive Proxy Statement

   [ ]      Definitive Additional Materials

   [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             UNITED MAGAZINE COMPANY
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             UNITED MAGAZINE COMPANY
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

   [ ]      $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), or
            14a-6(j)(2)

   [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

   [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            O-11

            (1)  Title of each class of securities to which transaction applies:

                 ---------------------------------------------------------------

            (2)  Aggregate number of securities to which transaction applies:

                 ---------------------------------------------------------------

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:

                 ---------------------------------------------------------------

            (4)  Proposed maximum aggregate value of transaction:

                 ---------------------------------------------------------------

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)  Amount Previously Paid:
                                          --------------------------------------

            (2)  Form, Schedule or Registration Statement No.:
                                                                ----------------

            (3)  Filing Party:
                               -------------------------------------------------

            (4)  Date Filed:
                             ---------------------------------------------------

                             UNITED MAGAZINE COMPANY
                                 5131 Post Road
                               Dublin, Ohio 43017

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     To be held Wednesday, September 3, 1997

         Notice is hereby given that an Annual Meeting of Shareholders of United Magazine Company, an Ohio corporation (the "Company"), will be held at the Holiday Inn, 2350 Westbelt Drive, Columbus, Ohio 43228, on Wednesday, September 3, 1997, at 10:00 a.m. Eastern Time, for the following purposes:

                  1. To consider and act upon a proposal to approve the Stock Transfer and Exchange Agreement among the Company, Michiana News Service, Inc. ("Michiana"), and all of its shareholders, and the transfer by the Michiana shareholders of all of the stock of Michiana to the Company in exchange for shares of Common Stock of the Company and Senior and Subordinated Debentures issued by the Company in accordance with the terms of such Stock Transfer and Exchange Agreement.

                  2. To consider and act upon a proposal to approve the Stock Transfer and Exchange Agreement among the Company, The Stoll Companies ("Stoll"), and all of its shareholders, and the transfer by the Stoll shareholders of all of the stock of Stoll to the Company in exchange for shares of Common Stock of the Company and Senior and Subordinated Debentures issued by the Company in accordance with the terms of such Stock Transfer and Exchange Agreement.

                  3. To consider and act upon a proposal to approve the Stock Transfer and Exchange Agreement among the Company, Ohio Periodical Distributors, Inc. ("OPD") and all of its Shareholders and, pursuant to such agreement, to adopt a merger agreement between the Company and OPD pursuant to which OPD will be merged with and into the Company and the shareholders of OPD will receive shares of Common Stock of the Company and Senior and Subordinated Debentures issued by the Company in accordance with the terms of such Stock Transfer and Exchange Agreement.

                  4. To consider and act upon a proposal to approve the Asset Transfer and Exchange Agreement between the Company and Northern News Company ("Northern") and the acquisition by the Company of such of the assets and the assumption of such of the liabilities of Northern as they relate to the wholesale distribution of magazines and periodicals [including the capital stock of MacGregor News Company, Inc. ("MacGregor") owned by Northern] in exchange for shares of Common Stock of the Company and Senior and Subordinated Debentures issued by the Company in accordance with the terms of such Asset Transfer and Exchange Agreement.

                  5. To consider and act upon a proposal to approve the Stock Transfer and Exchange Agreement among the Company, Scherer Companies ("Scherer Companies") and all of its shareholders and the transfer by the Scherer Companies shareholders of all of the stock of Scherer Companies to the Company in exchange for shares of Common Stock of the Company and Senior and Subordinated Debentures issued by the Company in accordance with the terms of such Stock Transfer and Exchange Agreement.

                  6. To consider and act upon a proposal to approve the Asset Transfer and Exchange Agreement between the Company and Wholesalers Leasing, Corp. ("Wholesalers"), and the acquisition by the Company of such of the assets and the assumption of such of the liabilities of Wholesalers as they relate to the wholesale distribution of magazines and periodicals in exchange for shares of Common Stock of the Company and Senior and Subordinated Debentures issued by the Company in accordance with the terms of such Asset Transfer and Exchange Agreement.

                  7. To consider and act upon a proposal to approve the Stock Transfer and Exchange Agreement among the Company, The George R. Klein News Co., Central News Co., and Newspaper Sales, Inc. ("The Klein Companies"), and their shareholder, and the transfer by The Klein shareholder of all of the stock of The Klein Companies to the Company in exchange for shares of Common Stock of the Company and Senior and Subordinated Debentures issued by the Company in accordance with the terms of such Stock Transfer and Exchange Agreement.

                  8. If all of the acquisitions set forth in Items One, Two, Three, Four, Five, Six and Seven, above, and Item Ten below, are approved by the shareholders at the Annual Meeting and not otherwise abandoned, to fix the number of directors at thirteen and to elect the following ten persons to the Board of Directors: Ronald E. Scherer, Eugene J. Alfonsi, Thaddeus A. Majerek, David B. Thompson, R.L. Richards, Richard H. Stoll, Sr., Nancy Stoll Lyman, George R. Klein, William D. Parker and Robert H. Monnaville, each to serve for a term of one year or until such time as his or her successor is duly elected and qualified.

                  9. If all of the acquisitions set forth in Items One, Two, Three, Four, Five, Six and Seven, above, and Item Ten below, are not approved by the shareholders at the Annual Meeting or are otherwise abandoned, to fix the number of directors at seven and to elect the following five persons to the Board of Directors: Ronald E. Scherer, Eugene J. Alfonsi, Thaddeus A. Majerek, David B. Thompson and Robert H. Monnaville, each to serve for a term of one year or until such time as his successor is duly elected and qualified.

                  10. To consider and act upon a proposal to amend the Company's Articles of Incorporation to effect a one-for-ten reverse stock split of the shares of Common Stock of the Company, without par value. (This one-for-ten reverse stock split is necessary to give the Company a sufficient number of authorized shares to complete the acquisitions described above. The Company will not conduct an odd-lot redemption program in connection with this reverse stock split. No fractional shares will be issued as a result of the reverse stock split and the Company will pay the fair cash value of such shares. For this purpose, the Company intends to pay the amount of $1.50 per share, on a pre-reverse split basis, for the fractional shares, which is the per share post-acquisition but pre-reverse split value used by the Company for purposes of the various acquisition agreements referred to above.)

                  11. To consider and act upon a proposal to amend the Company's Articles of Incorporation, as amended, to change the Company's principal place of business referenced in the Articles to Dublin, Ohio.

                  12. To consider and act upon a proposal to ratify the appointment of the firm of Arthur Andersen LLP as independent public accountants for the current fiscal year.

                  13. To transact such other business as may properly come before the Meeting and any adjournments thereof.

         In advance of the Annual Meeting, the Company has begun, effective in July, 1996 (September, 1996 for The Klein Companies), managing the operations of each of the companies to be acquired under joint operating agreements or management arrangements entered into by them, and under these arrangements, the operations of Michiana, Stoll, OPD, Northern, MacGregor, Wholesalers, Scherer Companies, and The Klein Companies (collectively, the "Acquisition Parties") have been combined and operated as a single integrated business. There were no joint operating agreements with Klein, Scherer Companies or Wholesalers, however, provisions of the Exchange Agreements with these entities provide for management by the Company. The operations of each of the Acquisition Parties have been included in the Company's audited financial statements beginning as of July 31, 1996 (Klein as of September 14, 1996). From and after those dates, no separate financial statements are being maintained by the various Acquisition Parties, and it would be virtually impossible to compile separate financial statements for the Acquisition Parties after those dates. Despite the combination of operations described above, it is the opinion of the Company's legal counsel, Baker & Hostetler LLP, that "the stock, asset, and merger Acquisitions have not been legally consummated. None of the stock of the entities being acquired has been transferred to the Company, nor has legal title to any of the assets of the entities being acquired been transferred to the Company, nor has the entity being acquired pursuant to a merger been merged into the Company." The Company's legal counsel further opined that "a de facto merger between the Company and the acquisition parties has not occurred as of this time under Ohio law" and that "the vote of the shareholders of the Company . . . is significant and a legally necessary condition to the completion of the Acquisitions." The Company's legal counsel also opined that "neither Ohio law, the Company's articles of incorporation, as amended, nor the Company's code of regulations, as amended, required the board of directors of the Company to seek approval of the shareholders of the Company prior to entering into the management arrangements resulting in the integration and combination of operations . . ." described above. The opinion of the Company's legal counsel is annexed to the Proxy Statement as Exhibit A. There are no provisions in the acquisition agreements providing for the unwinding of the transactions. If the shareholders do not approve the proposed acquisitions, it would be very burdensome to separate the operations of the Acquisition Parties from one another; however, it could be accomplished. In fact, the Company's individual operations have not been integrated to a great degree with the Acquisition Parties' operations, and could be separated with some effort. Rather, it is the operations of the various entities proposed to be acquired that have been integrated and which would be difficult to separate. The Company is unable to estimate a cost of such a disassociation; however, the Company believes such costs will not be material, although there can be no assurance that such costs would not be material. One possible outcome, if shareholders do not approve of the acquisitions, is that each of the Acquisition Parties would proceed with the acquisitions in a new entity separate from the Company so that their integrated operations would not need to be disassociated.

         Proposals One through Seven and Proposal Ten are all conditioned upon one another and must all be approved for any of them to be approved, and they each require the affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company. Proposal Eight will only be voted upon if Proposals One through Seven and Ten are approved. Proposal Nine will only be voted upon if Proposals One through Seven and Ten are not approved. With respect to each of Proposals Eight and Nine, the nominees receiving the greatest number of votes will be elected as directors. Proposal Eleven requires the affirmative vote of holders of a majority of the outstanding shares of the Company. Proposal Twelve requires the affirmative vote of holders of a majority of the shares present at the meeting in person or by proxy. Only shareholders of record at the close of business on July 25, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of shareholders will be available for examination by any shareholder at the Annual Meeting.

         Under Ohio law, shareholders who vote against or abstain from voting for any of Proposals One through Seven are entitled to exercise dissenters' rights of appraisal and to receive the fair cash value of their shares determined as of the day prior to the day on which the vote of the shareholders is taken, which value excludes any appreciation or depreciation in the value of the stock resulting from the proposed acquisitions. In order to exercise these rights, shareholders must strictly follow the procedures described under "Dissenters' Rights." See page 43 of the Proxy Statement.

                                         By Order of the Board of Directors,


                                         ---------------------------------------
                                         Ruth Hunter Smith, Secretary


Dublin, Ohio
August 11, 1997

                             UNITED MAGAZINE COMPANY
                                 5131 Post Road
                               Dublin, Ohio 43017

                                 PROXY STATEMENT
                                       FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS
                     to be held Wednesday, September 3, 1997

         Proxies in the form enclosed with this Proxy Statement are being solicited by the Board of Directors of United Magazine Company, an Ohio corporation (the "Company" or "UNIMAG"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held Wednesday, September 3, 1997, at 10:00 a.m. Eastern Time, at the Holiday Inn, 2350 Westbelt Drive, Columbus, Ohio 43228, for the following purposes:

                  1. To consider and act upon a proposal to approve the Stock Transfer and Exchange Agreement among the Company, Michiana News Service, Inc. ("Michiana"), and all of its shareholders, and the transfer by the Michiana shareholders of all of the stock of Michiana to the Company in exchange for shares of Common Stock of the Company and Senior and Subordinated Debentures issued by the Company in accordance with the terms of such Stock Transfer and Exchange Agreement.

                  2. To consider and act upon a proposal to approve the Stock Transfer and Exchange Agreement among the Company, The Stoll Companies ("Stoll"), and all of its shareholders, and the transfer by the Stoll shareholders of all of the stock of Stoll to the Company in exchange for shares of Common Stock of the Company and Senior and Subordinated Debentures issued by the Company in accordance with the terms of such Stock Transfer and Exchange Agreement.

                  3. To consider and act upon a proposal to approve the Stock Transfer and Exchange Agreement among the Company, Ohio Periodical Distributors, Inc. ("OPD") and its Shareholders and, pursuant to such agreement, to adopt a merger agreement between the Company and OPD pursuant to which OPD will be merged with and into the Company and the shareholders of OPD will receive shares of Common Stock of the Company and Senior and Subordinated Debentures issued by the Company in accordance with the terms of such Stock Transfer and Exchange Agreement.

                  4. To consider and act upon a proposal to approve the Asset Transfer and Exchange Agreement between the Company and Northern News Company ("Northern") and the acquisition by the Company of such of the assets and the assumption of such of the liabilities of Northern as they relate to the wholesale distribution of magazines and periodicals [including the capital stock of MacGregor News Company, Inc. ("MacGregor") owned by Northern] in exchange for shares of Common Stock of the Company and Senior and Subordinated Debentures issued by the Company in accordance with the terms of such Asset Transfer and Exchange Agreement.

                  5. To consider and act upon a proposal to approve the Stock Transfer and Exchange Agreement among the Company, Scherer Companies ("Scherer Companies") and its shareholders and the transfer by the Scherer Companies shareholders of all of the stock of Scherer Companies to the Company in exchange for shares of Common

         Stock of the Company and Senior and Subordinated Debentures issued by the Company in accordance with the terms of such Stock Transfer and Exchange Agreement.

                  6. To consider and act upon a proposal to approve the Asset Transfer and Exchange Agreement between the Company and Wholesalers Leasing, Corp. ("Wholesalers"), and the acquisition by the Company of such of the assets and the assumption of such of the liabilities of Wholesalers as they relate to the wholesale distribution of magazines and periodicals in exchange for shares of Common Stock of the Company and Senior and Subordinated Debentures issued by the Company in accordance with the terms of such Asset Transfer and Exchange Agreement.

                  7. To consider and act upon a proposal to approve the Stock Transfer and Exchange Agreement among the Company, The George R. Klein News Co., Central News Co., and Newspaper Sales, Inc. ("The Klein Companies"), and their shareholder, and the transfer by the Klein shareholder of all of the stock of The Klein Companies to the Company in exchange for shares of Common Stock of the Company and Senior and Subordinated Debentures issued by the Company in accordance with the terms of such Stock Transfer and Exchange Agreement.

                  8. If all of the acquisitions set forth in Items One, Two, Three, Four, Five, Six and Seven, above, and Item Ten, below, are approved by the shareholders at the Annual Meeting and not otherwise abandoned, to fix the number of directors at thirteen and to elect the following ten persons to the Board of Directors: Ronald E. Scherer, Eugene J. Alfonsi, Thaddeus A. Majerek, David B. Thompson, R.L. Richards, Richard H. Stoll, Sr., Nancy Stoll Lyman, George R. Klein, William D. Parker and Robert H. Monnaville, each to serve for a term of one year or until such time as his or her successor is duly elected and qualified.

                  9. If all of the acquisitions set forth in Items One, Two, Three, Four, Five, Six and Seven, above, and Item Ten, below, are not approved by the shareholders at the Annual Meeting or are otherwise abandoned, to fix the number of directors at seven and to elect the following five persons to the Board of Directors: Ronald E. Scherer, Eugene J. Alfonsi, Thaddeus A. Majerek, David B. Thompson and Robert H. Monnaville, each to serve for a term of one year or until such time as his successor is duly elected and qualified.

                  10. To consider and act upon a proposal to amend the Company's Articles of Incorporation to effect a one-for-ten reverse stock split of the shares of Common Stock of the Company, without par value. (This one-for-ten reverse stock split is necessary to give the Company a sufficient number of authorized shares to complete the acquisitions described above. The Company will not conduct an odd-lot redemption program in connection with this reverse stock split. No fractional shares will be issued as a result of the reverse stock split and the Company will pay the fair cash value of such shares. For this purpose, the Company intends to pay the amount of $1.50 per share, on a pre-reverse split basis, for the fractional shares, which is the per share post-acquisition but pre-reverse split value used by the Company for purposes of the various acquisition agreements referred to above.)

                  11. To consider and act upon a proposal to amend the Company's Articles of Incorporation, as amended, to change the Company's principal place of business referenced in the Articles to Dublin, Ohio.

                  12. To consider and act upon a proposal to ratify the appointment of the firm of Arthur Andersen LLP as independent public accountants for the current fiscal year.

                  13. To transact such other business as may properly come before the Meeting and any adjournments thereof.

         Proposals One through Seven and Proposal Ten are all conditioned upon one another and must all be approved for any of them to be approved, and they each require the affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company. Proposal Eight will only be voted upon if Proposals One through Seven and Ten are approved. Proposal Nine will only be voted upon if Proposals One through Seven and Ten are not approved. With respect to each of these Proposals, the nominees receiving the greatest number of votes will be elected as directors. Proposal Eleven requires the affirmative vote of holders of a majority of the outstanding shares of the Company. Proposal Twelve requires the affirmative vote of holders of a majority of the shares present at the meeting in person or by proxy. Only shareholders of record at the close of business on July 25, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of shareholders will be available for examination by any shareholder at the Annual Meeting. There is no active trading market in the Company's Common Stock. The Company currently does not meet the requirements for listing the stock on a stock exchange or on the NASDAQ stock market and no arrangements have been made with any market makers to make a market in the Company's stock. The Company does not have any current plans or arrangements with market makers to establish a market in the Company's stock or to obtain a listing on an exchange or stock market and there can be no assurance that a market in the Company's Common Stock will develop or that the Company will obtain a listing on an exchange or stock market.

         If the acquisitions described in Proposals One through Seven are approved by the shareholders, the aggregate consideration to be paid by the Company in connection with all the acquisitions will be 48,261,057 shares of Common Stock (Pre-reverse split), $39,677,604 principal amount of 8% Senior Debentures due 2002, and $18,465,113 principal amount of 10% Subordinated Debentures due 2004.

         The consideration to be paid by the Company in connection with each of the foregoing Acquisitions is as follows:

------------------------------- ---------------------- -------------------------- --------------------------
         ACQUISITION             PRINCIPAL AMOUNT OF      PRINCIPAL AMOUNT OF     SHARES OF COMPANY COMMON
                                  SENIOR DEBENTURES     SUBORDINATED DEBENTURES             STOCK
------------------------------- ---------------------- -------------------------- --------------------------
Stoll Shareholders                        $16,800,000                 $9,105,267                 19,584,662
------------------------------- ---------------------- -------------------------- --------------------------
OPD Shareholders                            7,404,807                     76,013                 10,190,773
------------------------------- ---------------------- -------------------------- --------------------------
Northern News Company                       1,423,384                    501,199                  1,335,425
------------------------------- ---------------------- -------------------------- --------------------------
Scherer Companies                              62,614                    561,386                    432,980
------------------------------- ---------------------- -------------------------- --------------------------
Wholesalers                                   306,799                    388,711                    482,599
------------------------------- ---------------------- -------------------------- --------------------------
Michiana Shareholders                       3,500,000                  2,334,256                  5,355,811
------------------------------- ---------------------- -------------------------- --------------------------
Klein Shareholder                          10,180,000                  5,498,281                 10,878,807
------------------------------- ---------------------- -------------------------- --------------------------
                        TOTALS            $39,677,604                $18,465,113                 48,261,057
------------------------------- ---------------------- -------------------------- --------------------------

         Shareholders are urged to read the detailed information and financial statements regarding the acquisitions and each of the Acquisition Parties included in this proxy statement. Shareholders should note that the report of the independent auditors issued in connection with the Michiana financial statements contains a going concern qualification.

         Only shareholders of record as of July 25, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of that date, 26,760,334 of the Company's common shares, without par value ("Common Stock"), were issued and outstanding. Each share of Common Stock outstanding as of the record date will be entitled to one vote on each matter submitted to shareholders for a vote, and shareholders may vote in person or by proxy. Shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. Execution of a proxy will not, in any way, affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke such proxy at any time before the proxy is exercised by giving notice of revocation to the Company in writing or in open meeting or by duly executing and delivering to the Secretary of the Company a proxy card bearing a later date. A shareholder's presence at the Annual Meeting does not by itself revoke the proxy.

         The mailing address of the principal executive offices of the Company is 5131 Post Road, Dublin, Ohio 43017. The approximate date on which this proxy statement and form of proxy are first being sent or given to shareholders is August 11, 1997.

                                TABLE OF CONTENTS

I.       INTRODUCTION AND SUMMARY.......................................................1
         A.       Overview of Business to be Conducted at the Annual Meeting............1
         B.       Overview of the Acquisitions..........................................3
         C.       Combination of Operations Prior to Annual Meeting.....................6
         D.       Benefits to Directors, Officers and Related Parties of
                           Proposed Acquisitions........................................8
         E.       Resolution of Related Party Issues....................................9
         F.       Overview of the Company...............................................11
         G.       Overview of the Acquisition Parties...................................11
         H.       Certain Federal Income Tax Consequences...............................14
         I.       Recommendations of the Board of Directors.............................14

II.      THE STOCK AND ASSET EXCHANGES..................................................15
         A.       Background of the Acquisitions........................................16
         B.       Reasons for Proposed Acquisition Transactions.........................19
         C.       The Exchange Agreements...............................................21
         D.       Material Provisions of Exchange Agreements............................23
         E.       Debentures............................................................24
         F.       Material Provisions of the Debentures.................................24
         G.       Approvals and Consents................................................26
         H.       Opinion of the Financial Advisor......................................27
         I.       Certain Federal Income Tax Consequences...............................33
         J.       Conflicts of Interest and Related Party Transactions  ................37
         K.       Dissenters' Rights....................................................45
         L.       Pro Forma Selected Financial Data.....................................46
         M.       Principal Holders of Voting Securities and Ownership
                           of Shares by Directors and Executive Officers................55

III.     THE WHOLESALE PERIODICAL DISTRIBUTION INDUSTRY.................................61
         A.       Industry Overview.....................................................61
         B.       Product Management....................................................61
         C.       Industry Trends.......................................................62

IV.      THE COMPANY AND THE COMBINED COMPANY...........................................64
         A.       Background............................................................64
         B.       Business .............................................................64
         C.       Combined Revenue......................................................65
         D.       Employees.............................................................65
         E.       Products .............................................................66
         F.       Suppliers and Pricing.................................................67
         G.       Distribution System...................................................67
         H.       Marketing and Sales...................................................68
         I.       The SMARTS System.....................................................69
         J.       Customers.............................................................70
         K.       Competition...........................................................70
         L.       Financing Arrangements................................................72
         M.       Facilities............................................................72
         N.       Additional Information Regarding the Company..........................74

V.       SHAREHOLDER PROPOSALS - PROPOSAL ONE...........................................76
         A.       General  .............................................................76
         B.       Michiana News Service, Inc............................................76
         C.       Market for Common Equity and Shareholder Matters......................78

         D.       The Exchange Transaction; Certain Provisions of the Michiana
                  Exchange Agreement....................................................78
         E.       Purposes and Effect of the Exchange...................................81
         F.       Accounting Treatment..................................................81
         G.       Rights of Dissenting Shareholders of the Company......................81
         H.       Interests of Certain Persons..........................................81
         I.       Effectiveness.........................................................81
         J.       Voting................................................................82
         K.       Michiana Financial Information........................................82
         L.       Management Discussion and Analysis....................................82
         M.       Inflation.............................................................83
         N.       Seasonality...........................................................83

VI.      SHAREHOLDER PROPOSALS - PROPOSAL TWO...........................................98
         A.       General  .............................................................98
         B.       The Stoll Companies...................................................98
         C.       Business .............................................................98
         D.       Market for Common Equity and Shareholder Matters......................100
         E.       The Exchange Transaction; Certain Provisions of the
                  Stoll Exchange Agreement..............................................100
         F.       Purposes and Effect of the Exchange...................................103
         G.       Accounting Treatment..................................................103
         H.       Rights of Dissenting Shareholders of the Company......................104
         I.       Interests of Certain Persons..........................................104
         J.       Effectiveness.........................................................104
         K.       Voting   .............................................................104
         L.       Stoll Financial Information...........................................105
         M.       Management Discussion and Analysis....................................105
         E.       Inflation.............................................................106
         F.       Seasonality...........................................................106

VII.     SHAREHOLDER PROPOSALS - PROPOSAL THREE.........................................127
         A.       General  .............................................................127
         B.       OPD      .............................................................127
         C.       Business .............................................................127
         D.       Market for Common Equity and Shareholder Matters......................129
         E.       The Merger Transaction; Certain Provisions of the OPD Merger Agreement129
         F.       Purposes and Effect of the Merger.....................................132
         G.       Accounting Treatment..................................................132
         H.       Rights of Dissenting Shareholders of the Company......................132
         I.       Interests of Certain Persons..........................................132
         J.       Voting   .............................................................133
         C.       Scherer Affiliates Financial Information..............................133
         D.       Management Discussion and Analysis....................................133
         E.       Inflation.............................................................134
         F.       Seasonality...........................................................134

VIII.    SHAREHOLDER PROPOSALS - PROPOSAL FOUR..........................................156
         A.       General  .............................................................156
         B.       Northern .............................................................156
         C.       Business .............................................................156
         D.       Market for Common Equity and Shareholder Matters......................158
         E.       The Asset Transfer and Exchange Transactions; Certain
                  Provisions of the Asset Transfer and Exchange Agreement...............158
         F.       Purposes and Effect of the Exchange Transaction.......................161
         G.       Accounting Treatment..................................................162
         H.       Rights of Dissenting Shareholders of the Company......................162
         I.       Interests of Certain Persons..........................................162

         J.       Effectiveness.........................................................162
         K.       Voting   .............................................................162
         L.       Financial Information.................................................163

IX.      SHAREHOLDER PROPOSALS - PROPOSAL FIVE..........................................164

         A.       General  .............................................................164
         B.       Scherer Companies.....................................................164
         C.       Business .............................................................164
         D.       Market for Common Equity and Shareholder Matters......................166
         E.       The Stock Transfer and Exchange Transaction; Certain Provisions
                       of the Stock Transfer and Exchange Agreements....................166
         F.       Purposes and Effect of the Exchange...................................169
         G.       Accounting Treatment..................................................169
         H.       Rights of Dissenting Shareholders of the Company......................169
         I.       Interests of Certain Persons..........................................169
         J.       Effectiveness.........................................................169
         K.       Voting   .............................................................170
         L.       Financial Information.................................................170

X.       SHAREHOLDER PROPOSALS - PROPOSAL SIX...........................................171

         A.       General  .............................................................171
         B.       Wholesalers...........................................................171
         C.       Business .............................................................171
         D.       Market for Common Equity and Shareholders Matters.....................172
         E.        The Asset Transfer and Exchange Transaction; Certain Provisions
                  Of the Asset Transfer and Exchange Agreement..........................172
         F.       Purposes and Effect of the Exchange Transactions......................174
         G.       Accounting Treatment..................................................174
         H.       Rights of Dissenting Shareholders of the Company......................175
         I.       Interests of Certain Persons..........................................175
         J.       Effectiveness.........................................................175
         K.       Voting   .............................................................175
         L.       Financial Information.................................................176

XI.      SHAREHOLDER PROPOSALS - PROPOSAL SEVEN.........................................177

         A.       General  .............................................................177
         B.       Klein    .............................................................177
         C.       Business .............................................................177
         D.       Market for Common Equity and Shareholder Matters......................179
         E.       The Exchange Agreement................................................179
         F.       Purposes and Effect of the Exchange...................................182
         G.       Accounting Treatment..................................................182
         H.       Rights of Dissenting Shareholders of the Company......................182
         I.       Interests of Certain Persons..........................................182
         J.       Effectiveness.........................................................182
         K.       Voting................................................................182
         L.       Klein Financial Information...........................................183
         M.       Management Discussion and Analysis....................................183
         N.       Inflation.............................................................184
         O.       Seasonality...........................................................184

XII.     SHAREHOLDER PROPOSALS - PROPOSAL EIGHT.........................................204

         A.       Number and Election of Directors......................................204
         B.       Nominees for Election.................................................205
         C.       Executive Compensation................................................207
         D.       Compensation of Directors.............................................209

XIII.    SHAREHOLDER PROPOSALS - PROPOSAL NINE..........................................210

         A.       Number and Election of Directors......................................210
         B.       Nominees for Election.................................................210
         C.       Executive Compensation................................................211
         D.       Compensation of Directors.............................................211

XIV.     SHAREHOLDER PROPOSALS - PROPOSAL TEN...........................................212

XV.      SHAREHOLDER PROPOSALS - PROPOSAL ELEVEN........................................215

XVI.     SHAREHOLDER PROPOSALS - PROPOSAL TWELVE........................................216

XVII.    SENIOR AND SUBORDINATED DEBENTURES.............................................217

XVIII.   ADDITIONAL INFORMATION ABOUT THE COMPANY.......................................223

XIX.     OTHER SHAREHOLDER INFORMATION..................................................272
         A.       Shareholder Proposals.................................................272
         B.       Expenses and Solicitation.............................................272
         C.       Other Business........................................................272

XIII.    EXHIBITS

         Exhibit A:        Opinion of Legal Counsel
         Exhibit B:        Fairness Opinion of BankBoston, N.A.
         Exhibit C:        Dissenting Shareholder Rights
         Exhibit D:        Amended and Restated Articles of Incorporation

                            INTRODUCTION AND SUMMARY

OVERVIEW OF BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING

         The Company is proposing to effect stock acquisitions with Michiana News Service, Inc., a Michigan corporation ("Michiana"), The Stoll Companies, an Ohio corporation ("Stoll"), and The George R. Klein News Co., Central News Co., and Newspaper Sales, Inc., all Ohio corporations (collectively, "The Klein Companies" or "Klein"), all independent wholesale magazine, book, and newspaper ("periodical") distributors. Additionally, the Company is proposing to effect business acquisitions with the following companies affiliated with Ronald E. Scherer ("Ronald E. Scherer"), Chairman of the Board of Directors of the Company, which are also engaged in wholesale periodical distribution (collectively, the "Scherer Affiliates"): a merger of Ohio Periodical Distributors, Inc., an Ohio corporation ("OPD") into the Company, an acquisition of certain assets of Northern News Company, a Michigan corporation ("Northern") (including, as an asset of Northern, the capital stock of MacGregor News Agency, Inc. ("MacGregor")), and of certain assets of Wholesalers Leasing Corp., a Delaware corporation ("Wholesalers") and an acquisition of the stock of Scherer Companies, a Delaware corporation ("Scherer Companies"). In connection with the acquisitions involving the Scherer Affiliates, it is anticipated that the Scherer Affiliates will contribute total assets of approximately $29,822,000 and total liabilities of $37,855,000 to the Company. The foregoing entities are sometimes herein collectively referred to as the "Acquisition Parties" and the foregoing transactions are hereinafter referred to sometimes as the "Acquisitions."

         In connection with the transactions described above: (a) Company counsel has advised the Company that the acquisitions of the stock and assets of OPD, Northern, Wholesalers and the Scherer Companies would be treated as one acquisition under Ohio law, and such position was taken because the parties intended these acquisitions to be treated as one acquisition; (b) shareholder approval would not be required for the acquisitions of the stock and assets of Northern, Wholesalers and the Scherer Companies if all four of the above acquisitions were not treated as one acquisition; (c) certain of the Company's directors have interests in all four transactions; and (d) the Company and its directors and related parties would likely assert shareholder approval as a defense to any action brought by shareholders to challenges to transactions or the decisions of the directors in approving the transactions.

         Each of the Acquisitions must be approved by the shareholders of the Company at the Annual Meeting of Shareholders in order for the Company to complete the Acquisitions. The consideration to be paid by the Company in the Acquisitions is Common Stock of the Company and debt securities of the Company in the form of Senior and Subordinated Debentures. The Company does not currently have enough authorized and unissued shares of Common Stock to complete the Acquisitions. In order to have a sufficient number of shares of Common Stock to issue in the Acquisitions, the Company is proposing a one-for-ten reverse stock split, which also must be approved by the shareholders of the Company. If shareholders approve the Acquisitions (and the reverse stock split), then the Company proposes to expand its Board of Directors and to nominate a number of the representatives of the Acquisition Parties, along with additional qualified persons, for election to the Board of Directors. If shareholders do not approve the Acquisitions (and the reverse stock split), then the existing five Board members will be nominated for re-election. At the Annual Meeting, the shareholders will also be asked to approve of some routine or other minor matters. One of these is the ratification of the independent auditors. Another of these items is the correction of the Company's Articles of Incorporation to reflect that its principal place of business is Dublin, Ohio.

         Shareholders are urged to read the detailed information and financial statements regarding the Acquisitions and each of the Acquisition Parties included in this proxy statement. Shareholders should note that the report of the independent auditors issued in connection with the Michiana financial statements contains a going concern qualification.

         The following table is a summary of the matters to be voted on at the Annual Meeting, the vote required, which matters are conditioned upon other matters being approved and the consideration to be paid in connection with each
Acquisition:

-------------------------------- ------------------------ -------------------------------- --------------------------
         Matter to be                                     Conditioned Upon Approval         Consideration to be
         -------------                                    -------------------------         -------------------
         Voted On                 Vote Required           of Other Matters                  paid by the Company
         --------                 -------------           ----------------                  -------------------
-------------------------------- ------------------------ -------------------------------- --------------------------
1.       The Acquisition of      More than 50% of the     Proposals 2, 3, 4, 5, 6, 7 and   5,355,811 shares of
         the stock of Michiana   outstanding shares       10 must also be approved for     Common Stock, $3,500,000
                                                          this to be effective.            of 8% Senior Debentures
                                                                                           and $2,334,256 of 10%
                                                                                           Subordinated Debentures

-------------------------------- ------------------------ -------------------------------- --------------------------
2.       The Acquisition of      More than 50% of the     Proposals 1, 3, 4, 5, 6, 7 and   19,584,662 shares of
         the stock of Stoll      outstanding shares       10 must also be approved for     Common Stock,
                                                          this to be effective.            $16,800,000 of 8% Senior
                                                                                           Debentures, $9,105,267
                                                                                           of 10% Subordinated
                                                                                           Debentures.

-------------------------------- ------------------------ -------------------------------- --------------------------
3.       The Merger of OPD       More than 50% of the     Proposals 1, 3, 4, 5, 6, 7 and   10,190,773 shares of
         into the Company        outstanding shares       10 must also be approved for     Common Stock, $7,404,807
                                                          this to be effective             of 8% Senior Debentures,
                                                                                           $76,013 of 10%
                                                                                           Subordinated Debentures

-------------------------------- ------------------------ -------------------------------- --------------------------
4.       The Acquisition of      More than 50% of the     Proposals 1, 2, 3, 5, 6, 7 and   1,335,425 shares of
         Periodical Assets of    outstanding shares       10 must also be approved for     Common Stock, $1,423,384
         Northern                                         this to be effective.            of 8% Senior Debentures,
                                                                                           $501,199 of 10%
                                                                                           Subordinated Debentures

-------------------------------- ------------------------ -------------------------------- --------------------------
5.       The Acquisition of      More than 50% of the     Proposals 1, 2, 3, 4, 6, 7 and   432,980 shares of Common
         the stock of Scherer    outstanding shares       10 must also be approved for     Stock, $62,614 of 8%
         Companies                                        this to be effective.            Senior Debentures and
                                                                                           $561,386 of 10%
                                                                                           Subordinated Debentures

-------------------------------- ------------------------ -------------------------------- --------------------------
6.       The Acquisition of      More than 50% of the     Proposals 1, 2, 3, 4, 5, 7 and   482,599 shares of Common
         Periodical Assets of    outstanding shares       10 must also be approved for     Stock, $306,799 of 8%
         Wholesalers                                      this to be effective.            Senior Debentures and
                                                                                           $388,711 of 10%
                                                                                           Subordinated Debentures

-------------------------------- ------------------------ -------------------------------- --------------------------

-------------------------------- ------------------------ -------------------------------- --------------------------
         Matter to be                                     Conditioned Upon Approval         Consideration to be
         -------------                                    -------------------------         -------------------
         Voted On                 Vote Required           of Other Matters                  paid by the Company
         --------                 -------------           ----------------                  -------------------
-------------------------------- ------------------------ -------------------------------- --------------------------
7.       The Acquisition of      More than 50% of the     Proposals 1, 2, 3, 4, 5, 6       10,878,807 shares of
         the stock of The        outstanding shares       and 10 must also be approved     Common Stock,
         Klein Companies                                  for this to be effective.        $10,180,000 of 8% Senior
                                                                                           Debentures and
                                                                                           $5,498,281 of 10%
                                                                                           Subordinated Debentures

-------------------------------- ------------------------ -------------------------------- --------------------------
8.       Election of Ten         The nominees receiving   Proposals 1 through 7 and 10
         Directors               the greatest number of   must be approved or this
                                 votes are elected        Proposal will not be
                                                          effective.

-------------------------------- ------------------------ -------------------------------- --------------------------
9.       Election of Five        The nominees receiving   This proposal will not be
         Directors               the greatest number of   effective unless Proposals 1
                                 votes are elected        through 7 and 10 are not
                                                          approved.

-------------------------------- ------------------------ -------------------------------- --------------------------
10.      1 for 10 Reverse        More than 50% of the     Proposals 1 through 7 must be
         Stock Split             outstanding shares       approved or this Proposal will
                                                          not be effective.

-------------------------------- ------------------------ -------------------------------- --------------------------
11.      Change of Principal     More than 50% of the     Not Applicable
         Place of Business       outstanding shares

-------------------------------- ------------------------ -------------------------------- --------------------------
12.      Ratification of         A majority or more of    Not Applicable
         Auditors                the shares present at
                                 the meeting

-------------------------------- ------------------------ -------------------------------- --------------------------

         As the foregoing table indicates, Proposals One through Seven and Proposal Ten are all conditioned upon one another and must all be approved for any of them to be approved, and they each require the affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company. Proposal Eight will only be voted upon if Proposals One through Seven and Ten are approved. Proposal Nine will only be voted upon if Proposals One through Seven and Ten are not approved. With respect to each of Proposals Eight and Nine, the nominees receiving the greatest number of votes will be elected as directors. Proposal Eleven requires the affirmative vote of holders of a majority of the outstanding shares of the Company. Proposal Twelve requires the affirmative vote of holders of a majority of the shares present at the meeting in person or by proxy. Only shareholders of record at the close of business on July 25, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of shareholders will be available for examination by any shareholder at the Annual Meeting.

OVERVIEW OF THE ACQUISITIONS

         Effective July 29, 1996, the Company entered into an Asset Transfer and Exchange Agreement with Northern, pursuant to which the Company is to acquire such of the assets and liabilities of that company as are related to the wholesale distribution of periodicals (and, pursuant to the agreement with Northern, to acquire all of the stock of MacGregor held by Northern) in exchange for 1,335,425 shares of Common Stock of the Company, $1,423,384 principal amount of 8% Senior Debentures of the Company

Due 2002, and $501,199 principal amount of 10% Subordinated Debentures of the Company Due 2004. Effective July 30, 1996, the Company entered into a Stock Transfer and Exchange Agreement with Michiana and the shareholders of Michiana (the "Michiana Shareholders"), pursuant to which all of the Michiana Shareholders will contribute their shares of stock of Michiana to the Company in exchange for 5,355,811 shares of Common Stock of the Company and $3,500,000 principal amount of 8% Senior Debentures of the Company Due 2002, and $2,334,256 principal amount of 10% Subordinated Debentures of the Company Due 2004. Effective July 31, 1996, the Company entered into a Stock Transfer and Exchange Agreement with Stoll and the shareholders of Stoll (the "Stoll Shareholders"), pursuant to which all of the Stoll Shareholders will contribute their shares of stock of Stoll to the Company in exchange for 19,584,662 shares of Common Stock of the Company and $16,800,000 principal amount of 8% Senior Debentures of the Company Due 2002, and $9,105,267 principal amount of 10% Subordinated Debentures of the Company Due 2004. Effective August 1, 1996, the Company entered into an Asset Transfer and Exchange Agreement with OPD and the shareholders of OPD (the "OPD Shareholders"), subsequently modified to a Stock Transfer and Exchange Agreement. This Agreement has been amended to provide for the Acquisition to be effected in the form of a merger, pursuant to which OPD will merge with and into the Company and, in the merger, the stock of OPD will be exchanged for 10,190,773 shares of Common Stock of the Company and $7,404,807 principal amount of 8% Senior Debentures of the Company Due 2002, and $76,013 principal amount of 10% Subordinated Debentures of the Company Due 2004. Effective August 2, 1996, the Company entered into an Asset Transfer and Exchange Agreement with Wholesalers, pursuant to which the Company is to acquire certain of the assets of that company as are related to the wholesale distribution of periodicals in exchange for 482,599 shares of Common Stock of the Company and $306,799 principal amount of 8% Senior Debentures of the Company Due 2002, and $388,711 principal amount of 10% Subordinated Debentures of the Company Due 2004. Effective August 2, 1996, the Company entered into a Stock Transfer and Exchange Agreement with Scherer Companies and all of the shareholders of Scherer Companies (the "Scherer Shareholders"), pursuant to which the Scherer Shareholders will contribute their shares of stock of Scherer Companies to the Company in exchange for 432,980 shares of Common Stock of the Company and $62,614 principal amount of 8% Senior Debentures of the Company Due 2002, and $561,386 principal amount of 10% Subordinated Debentures of the Company Due 2004. Effective September 14, 1996, the Company entered into a Stock Transfer and Exchange Agreement with Klein and the sole shareholder of Klein (the "Klein Shareholder"), pursuant to which the Klein Shareholder will contribute his shares of stock of Klein to the Company in exchange for 10,878,807 shares of Common Stock of the Company and $10,180,000 principal amount of 8% Senior Debentures of the Company Due 2002, and $5,498,281 principal amount of 10% Subordinated Debentures of the Company Due 2004. The foregoing agreements are sometimes herein collectively referred to as the "Exchange Agreements."

         The Stoll Senior Debentures are payable prior to payment of any other Senior Debentures. The Company is pursuing financing to pay off the Senior Debentures and intends to pay off the Senior Debentures with this financing as soon as possible and prior to maturity. There can be no assurance that the Company will be able to obtain such financing. Interest on the Senior and Subordinated Debentures is being accrued through the date of the Annual Meeting. Interest accrued through June 30, 1997 is approximately $5,016,000. The Debenture Agreement provides for quarterly principal payments on the Senior Debentures beginning April 1, 1997; however, all payments are deferred under the Debenture Agreement until the final closings after the annual shareholders meeting. As a result, no principal or interest payments have been made on the Senior and Subordinated Debentures to date.

         Finally, in accordance with the terms of the Debenture Agreement, a five person executive committee (the "Executive Committee") was formed, consisting of two members appointed by the Stoll Shareholders, currently Richard Stoll, Sr. and Richard Stoll, Jr., one person appointed by Ronald E. Scherer, currently Ronald E. Scherer, one person appointed by the Michiana Shareholders, currently Thaddeus S. Majerek, and one person appointed by the Klein Shareholder, currently George R. Klein. Until at least $12,000,000 in principal amount of the Stoll Senior Debentures and all accrued interest thereon have been paid in full, if the Company proposes to acquire any additional businesses, it must give notice to the members of the Executive Committee. Upon the request of any member of the Executive Committee, the proposed acquisition must be reviewed by the Executive Committee, and the Company is not permitted to proceed with the proposed acquisition unless at least a majority of the members of the Executive Committee approves of such acquisition. If no member of the Executive

Committee requests a review of the proposed acquisition within ten days after the Company gives them notice of the proposal, then the Company is permitted to proceed with the proposed acquisition.

         It is anticipated that in order to obtain operating efficiencies, the Company will consolidate the operations of the Company, Stoll, Michiana, Klein and the Scherer Affiliates, and, where appropriate, eliminate duplication of facilities and personnel. Under the Debenture Agreement, until at least $12,000,000 in principal amount of the Stoll Senior Debentures and all accrued interest thereon have been paid in full, if the Company proposes to close a facility or otherwise consolidate an operation that is material to the operations of Stoll, Michiana, Klein or the Scherer Affiliates, then it is required to give notice to the member(s) of the Executive Committee who was
(were) appointed by the shareholders of the Acquisition Party whose former operations could be adversely affected by such consolidation. Upon request of one of the adversely affected entity's appointee(s) to the Executive Committee, the proposed consolidation must be reviewed by the entire Executive Committee, and the Company is not permitted to proceed with the proposed consolidation unless at least a majority of the members of the Executive Committee approves of such consolidation. If none of the adversely affected entity's appointee(s) to the Executive Committee requests a review of the proposed consolidation within ten days after the Company gives them notice of the proposal, then the Company is permitted to proceed with the proposed consolidation. See "Senior and Subordinated Debentures - `Description of Securities'."

         In connection with the proposed Acquisitions, the Company is also consummating other transactions which will not be submitted to a vote of shareholders. The Company is acquiring approximately $80,000 of transportation assets and assuming approximately $80,000 of related liabilities for a $1 purchase price from Toman Distribution Services, Inc. (an affiliate of Michiana). The Company is also acquiring the remaining 21% of MacGregor News Agency, Inc. from Arthur C. Foster, Sr. for the assumption by the Company of all obligations due to the former owners of MacGregor News Agency, Inc. from Mr. Foster, Sr., which amount is approximately $513,512. The Company will purchase the stock of Read-Mor Bookstores, Inc. (Read-Mor), a retail bookstore chain, managed by Scherer Companies, for 233,702 shares (pre-reverse split) of Common Stock of the Company, $242,211 principal amount of 8% Senior Debentures due 2002 and $94,594 principal amount of 10% Subordinated Debentures due 2004. The shareholder of Read-Mor owns less than 1% of the outstanding shares of the Scherer Affiliates and the Company.

         The Stock and Asset Exchange Agreements for Proposals One through Seven require adjustments to the original purchase price for subsequent valuations of tangible net worth based on a review of June 30, 1996 balance sheets (August 23, 1996 for The Klein Companies). The foregoing information includes adjustments based on the results of these reviews. As a result of these valuations, the Company anticipates approximately $139,000,000 of goodwill will be recorded in connection with the Acquisitions. The approximate goodwill amounts to be recorded are $50,000,000 for Stoll, $33,000,000 for Klein, $31,000,000 for OPD,
$17,000,000 for Michiana and $8,000,000 for Northern.

         All of the Acquisitions have been closed into escrow pending a favorable vote of the shareholders of the Company on each of these transactions. If the shareholders vote to approve all of the Exchange Agreements at the Annual Meeting (and the reverse stock split), then closing documents will be released from escrow and the transactions will be consummated. Ronald E. Scherer, OPD, which is controlled by Ronald E. Scherer, and R. David Thomas, another significant shareholder of the Company, have each agreed to vote their shares of Common Stock of the Company to approve the Exchange Agreements with Stoll, Michiana, Klein and each of the Scherer Affiliates. Together, these shareholders are entitled to vote more than 50% of the Common Stock of the Company, so the Company believes that approval of the Acquisitions by the Shareholders is assured. Since approval of the Acquisitions is assured and the Company had effective control over the operations of the Acquisition Parties, their financial information has been included in the consolidated financial statements of the Company beginning on July 31, 1996 (September 14, 1996 for Klein). Since that date, separate financial statements have not been maintained by the Acquisition Parties. See "Principal Holders of Voting Securities and Ownership of Shares by Directors and Executive Officers."

         KDR Limited, an Ohio limited liability company ("KDR"), is owed $5,000,000 by OPD. Interest of $48,958 is being paid monthly. Since July 1, 1996, the Company paid KDR interest in the aggregate amount of $589,496, and interest accrued for the month of July 1997 was $48,958. The Company has agreed with KDR to issue a $4,500,000 10% Subordinated Debenture and $500,000 in cash to KDR in exchange for this $5,000,000 demand note owed by OPD. The owners of KDR include R. David Thomas, a principal shareholder of the Company, and R.
L. Richards, a nominee for director of the Company. Mr. Thomas has also agreed to purchase 333,333 shares of Common Stock of the Company at a price of $500,000. Mr. Thomas' involvement with the Company is limited to being a shareholder and an investor; Mr. Thomas also is a creditor of OPD. Additionally, Mr. Thomas' participation as a purchaser of common stock is required to meet the 80% control test of Section 351 of the Code to qualify the Acquisitions for tax-free treatment. See "Certain Federal Income Tax Consequences."

         If the Acquisitions are completed, the proposed transactions will represent a major step in the Company's consolidation strategy. Management believes that the Company, together with Michiana, Stoll, Klein, OPD, MacGregor, Northern, Wholesalers and Scherer Companies (collectively the "Combined Company"), will have a estimated market share for the Ohio, Indiana, Michigan and western Pennsylvania region estimated by management at greater than 50%, and will be well positioned to pursue complementary acquisitions as the wholesale periodical distribution industry continues to consolidate.

COMBINATION OF OPERATIONS PRIOR TO ANNUAL MEETING

         The Board of Directors of the Company decided that due to the rapid changes occurring in the periodical distribution industry, it was in the best interests of the Company and its Shareholders, particularly given the agreement of principal shareholders to vote in favor of the Acquisitions, to begin operating the Company and the Acquisition Parties as a single integrated business. Therefore, in advance of the Annual Meeting, the Company began, effective in July, 1996, (except for Klein, effective in August, 1996) managing the operations of each of the companies to be acquired under joint operating agreements and management arrangements entered into by them, and under these arrangements the operations of Michiana, Stoll, OPD, Northern, MacGregor, Wholesalers, Scherer Companies, and Klein have been combined and operated as a single integrated business. There were no joint operating agreements with Klein, Scherer Companies, or Wholesalers, however, provisions of the Exchange Agreements with Klein, Scherer Companies, and Wholesalers provide for management by the Company. The operations of each of the Acquisition Parties have been included in the Company's audited financial statements beginning as of July 31, 1996 (Klein as of September 14, 1996). From and after those dates, no separate financial statements are being maintained by the various Acquisition Parties and it would be virtually impossible to compile separate financial statements for the Acquisition Parties after those dates. Despite the combination of operations described above in this section, it is the opinion of the Company's legal counsel, Baker & Hostetler LLP, that "the stock, asset, and merger Acquisitions have not been legally consummated. None of the stock of the entities being acquired has been transferred to the Company, nor has legal title to any of the assets of the entities being acquired been transferred to the Company, nor has the entity being acquired pursuant to a merger been merged into the Company." The Company's legal counsel further opined that "a de facto merger between the Company and the acquisition parties has not occurred as of this time under Ohio law" and that "the vote of the shareholders of the Company . . . is significant and a legally necessary condition to the completion of the Acquisitions." The Company's legal counsel also opined that "neither Ohio law, the Company's articles of incorporation, as amended, nor the Company's code of regulations, as amended, required the board of directors of the Company to seek approval of the shareholders of the Company prior to entering into the management arrangements resulting in the integration and combination of operations. . ." described in this section. The opinion of the Company's legal counsel is annexed to the proxy statement as Exhibit A.

         There are no provisions in the Exchange Agreements providing for the unwinding of the transactions. If the shareholders do not approve the proposed acquisitions, it would be very difficult and burdensome to separate the operations of the Acquisition Parties from one another; however, it could be accomplished. In fact, the Company's operations have not been integrated to a great degree with the Acquisition Parties' operations and could be easily separated; rather it is the operations of the various Acquisition Parties that have been integrated and would be difficult to separate. The Company is unable to estimate a cost of such a disassociation; however, it believes such costs would be immaterial to the

Company, although there can be no assurance that such costs could not be material to the Company. One possible outcome, if shareholders do not approve of the Acquisitions and related reverse stock split, is that each of the Acquisition Parties would proceed with the acquisitions in a new entity separate from the Company so that their integrated operations would not need to be disassociated.

         Under the joint operating agreements and the management arrangements under the Exchange Agreements, the operations of Michiana, Stoll, Scherer Affiliates and Klein were combined and operated as a single integrated business. Prior to the effective date of the Exchange Agreements, the Acquisition Parties were responsible for their own costs and expenses retained for their own account all profits or losses from their operations. The results of operations are reflected in the separate company interim financial statements as of June 30, 1996. The Exchange Agreements also provide for the Company to manage the operations of the Acquisition Parties as if the acquisitions had occurred. Since the effective date of each Acquisition Agreement, the Company has managed the Acquisition Parties for the risk and reward of the Company's shareholders, with the Company responsible for all operations and risk of loss prior to closing. Shareholders are being asked to approve the Exchange Agreements.

         As of July 1, 1996 (August 24, 1996 for Klein), the Company began managing all aspects of the combined entities, including implementation of synergistic strategies such as consolidation of warehouse locations, the streamlining of overlapping functions, and the termination of certain personnel. Marketing and distribution operations were commingled with respect to customers and operations of the Acquisition Parties. The Acquisition Parties' computer and management information systems have also been integrated into the Company's systems. The Company's letterhead and business cards were used for the Acquisition Parties' communications including the Workers Adjustment and Retraining Notification Act ("WARN") sent to Michiana employees in September of 1996, and the Acquisition Parties' phones were answered "United Magazine Company, XXX Division" at all locations.

         The parties have begun to consolidate warehouse and office functions and each of the Acquisition Parties has created "depot" facilities in place of distribution facilities. In the first fiscal quarter of 1997, Stoll absorbed the warehouse and office functions of Michiana (Niles, Michigan), Northern (Petoskey, Michigan) and MacGregor (Mt. Pleasant, Michigan) into its Jackson warehouse and office facility. Stoll previously had converted its Toledo and Grand Rapids operations to depots and also closed its Galesburg, Michigan location. In addition to transferring its warehouses and office functions to Jackson, Michigan, Michiana also reduced the scope of its Fort Wayne operations and combined parts of those operations with Stoll's Indianapolis operations. In March of 1997 the warehouse and office functions of OPD's Columbus operations were transferred to Cincinnati. In February of 1997 Klein transferred its Akron warehouse and office operations to Cleveland. The warehouse facilities receive books and periodicals in bulk from publishers or national distributors. At the distribution facility, they are repackaged with other products on a weekly or monthly basis for delivery to retailers within a particular region. These distribution operations have been consolidated into one location. There is also another activity which has been consolidated into the Stoll warehouse facility. When product is returned by retailers, it is shredded and baled, and additional revenue is generated from the sale of the bales of scrap paper to a recycler. This activity has also been consolidated into the distribution facility.

         Certain of the Acquisitions Parties have also had reductions in work force with corresponding gross payroll savings, excluding payroll taxes and fringe benefits, including as follows: Michiana - 45 positions for annual savings of $650,000; OPD - 35 positions for annual savings of $583,000; Northern
- 32 positions for annual savings of $401,000.

         Since the fleet of trucks and computer equipment owned by Wholesalers is already provided to the Scherer Affiliates pursuant to lease arrangements, no significant actions to integrate the operations of Wholesalers with the Company and the other Acquisition Parties was necessary.

         In addition to the foregoing activities, the following additional operational actions have been taken: management is being done on a divisional approach versus a separate company approach; functional meetings for marketing and finance are being held; there is joint decision making in operational and accounting areas; future business planning is in an integrated mode; the Company is holding combined general management meetings; management is working on a consolidated benefits plan; a systems committee has been formed to work on consolidating systems in such areas as payroll and accounts payable; management is synchronizing year-end audit procedures; a customer committee has been formed for joint marketing; ongoing computer upgrades are taking place; the Company has consolidated book buying; some reassignment of personnel has occurred; some equipment has been reallocated between divisions; and the Company is developing a general ledger for all entities to be on a single system.


         The Exchange Agreements states that the Company should manage and oversee the operation of the business of each of the Acquisition Parties as if the Acquisition had already occurred. The joint operating agreements indicate that the Company and each Acquisition Party will "work together in all areas necessary to address existing, changing and future market conditions as if the managing company had already successfully become an existing subsidiary of the Company."

         Subsequent to June 30, 1996, the operations of Michiana, Stoll and Scherer Affiliates were commingled to such an extent that it would be difficult and burdensome to separate their operations from one another because the Company transferred business from Michiana and Scherer Affiliates into Stoll. As a result, accurate "separate company" financial information was not maintained after the transfers, and reconstruction of the Acquisition Parties business operations, especially Michiana, would be difficult and burdensome and it would be virtually impossible to compile separate company financial information for the Acquisition Parties. The acquisition agreements did not contemplate any unwinding, and there are no provisions in the agreements for unwinding the transactions.

         The Company has not kept separate records for the costs of integration and cannot estimate these costs, and the Company does not have plans to establish a cost system to separately track costs allocable to integration of operations. The Company has not and will not determine how much it will cost to integrate operations of the Acquisition Parties. In all cases, the integration of operations has resulted in a net reduction of operating expenses both in the aggregate and as a percentage of net revenue.

         The Michiana, Stoll and Scherer Affiliate Debentures began to accrue interest on July 1, 1996 (Klein as of August 24, 1996) because the Company and the Acquisition Parties believed that was the date the Acquisition Parties relinquished effective control and had no rights to the future risks and rewards of ownership, and therefore, should obtain an economic return on their consideration from those dates. Although the interest on the Debentures has begun to accrue, no interest (or principal) has actually been paid, nor will it be paid until after a favorable vote of the shareholders.

         As stated previously, if the shareholders do not approve the proposed acquisitions, it would be very difficult and burdensome to separate the operations of the Acquisition Parties from one another; however, it could be accomplished. The Company is not presently able reasonably to estimate the costs of separating the operations. The operations of the Company are based in Connecticut, Pennsylvania and North Carolina. As a result, those operations have not been integrated with the Acquisition Parties to a great extent and could be segregated from the operations of the Acquisition Parties, which are based primarily in Ohio, Michigan and Indiana. If the Company's shareholders do not approve the acquisitions and related reverse stock split, one possible method of separating operations is for all of the Acquisition Parties to sell their companies to a new entity to be formed by them, thereby quickly separating the operations from the Company but not from the various Acquisition Parties. If that method of separation is not used, then the following discussion is a likely scenario for separation of the combined operations.

         After the product is processed at a distribution facility, it is loaded into trucks and shipped to the depot facilities. In the depot facilities, the pre-bundled products are reallocated into smaller trucks for delivery to retailers. The depot facilities being utilized by the Acquisition Parties could be re-opened as distribution facilities. Such re-opening would take approximately ninety days. Each of the Acquisition Parties would need to buy necessary equipment and hire additional personnel in order to convert these depots back to distribution facilities. Also, national distributors would need to be notified as to where to deliver product in bulk. This process could also take up to approximately ninety days.

         In order to separate the operations of the Acquisition Parties, each of them would need to re-establish their former computer and management information systems. Again this would be difficult and a burden, but it could be done. Finally, the revenues and operating expenses of each of the Acquisition Parties would need to be separated. This would take a great deal of cooperation among the Acquisition Parties. Revenue could be allocated based upon the revenue generated by the various customers of each of the Acquisition Parties. Operating expenses could be allocated among the parties based upon a percentage of revenue or another basis agreed upon by all of the Acquisition Parties.

BENEFITS TO DIRECTORS, OFFICERS AND RELATED PARTIES OF PROPOSED ACQUISITIONS

         The proposed transactions can provide benefits to several parties to the transaction. The current Company shareholders, which include Directors Ronald E. Scherer, David B. Thompson, Eugene J. Alfonsi and Robert H. Monnaville and Officer Thomas L. Gerlacher, have an opportunity for increased earnings per share and share value as a result of the Acquisitions, as do all shareholders generally. Each of these parties will have a reduced percentage of ownership; however, the ownership will be of a larger Company with greater potential for future financial success.

         The proposed transactions will benefit the shareholders of the Acquisition Parties to the extent that they will receive publicly held stock (although inactively traded at present) and interest bearing debentures in exchange for their ownership in previously privately held companies. There may be tax benefits to these selling shareholders through the 351 Exchange, described under the heading "Certain Federal Income Tax Consequences", and there is the potential for future increases (or decreases) in the value of their share holdings.

         Five of the Director nominees will receive three year employment or management agreements at specified annual salaries: Ronald E. Scherer, ($491,000), David B. Thompson ($224,000), Eugene J. Alfonsi ($195,000), Thaddeus
A. Majerek ($160,000), and George R. Klein ($159,000). However, these agreements are generally at lesser amounts than previous compensation levels as officers of privately held companies. Additionally, Richard Stoll, Sr., who is a nominee for election as a director, entered into a 12-year deferred compensation agreement valued at $1,373,000 at June 30, 1996 prior to the date of the Stoll Exchange Agreement. The Company will assume this liability as part of the acquisition of Stoll. An additional eleven individuals, three of whom will be receiving shares of the Company's common stock as part of the Acquisition transactions, also will receive three year employment contracts. All of these individuals are actively involved in day-to-day management and provide the Company with an experienced management team through the transition process.

         Some of the facilities which the Company will occupy are owned by parties to the Acquisitions. The Company will enter into a lease with Northern, which is owned by a Scherer family Trust at a rental rate of $51,000 per year, for a 17,000 square foot warehouse facility and will assume a lease of Scherer Companies with NRS Equities, Inc., an entity owned by Ronald E. Scherer, for 17,800 square feet of office space at a rental rate of $258,100 per year. Stoll leases a 78,000 square foot facility from Richard Stoll, Sr., for rental of $144,000 per year, and seven additional parcels of real estate from a Stoll family trust. Two of these leases provide total annual rental of $300,000 and are for the wholesale operations. Three of these leases are used for retail operations and provide for a month to month rental amount of $5,090. The two remaining leases were terminated in 1997. Michiana leases a 46,800 square foot facility from A. Marie Majerek at a rental rate of $144,000 per year and the Company is purchasing a 14,200 square foot facility from her for the approximate price of $250,000. Leases have been reviewed and adjustments have been made to lease rates to create terms no less favorable than could be obtained from non-affiliated parties.

         Related parties who are owed debt by the Acquisition Parties will have an opportunity to have that debt repaid when the Company obtains refinancing, although refinancing is not presently assured.

         Thaddeus S. Majerek and A. Marie Majerek have guaranteed loans of $1,501,000 owned by Michiana to First Source Bank. The George R. Klein News Company has guaranteed $320,940 to a company 50% owned by George R. Klein. To the extent these debts are repaid, or the Company pays on the guaranty, the individuals could benefit.

         The Company has entered into a five year agreement for the supply of periodicals and books to Hall of Cards and Books, Inc., which is owned by eight of the principal shareholders of Michiana.

         See also "The Stock and Asset Exchanges - Conflicts of Interest and Related Party Transactions."

RESOLUTION OF RELATED PARTY ISSUES

         Because a number of the proposed acquisitions are with related parties, in connection with the consideration of the proposed Acquisitions, the Company's Board of Directors took several steps to help assure itself that the Acquisitions are on terms no less favorable to the Company as they would be if they were with independent unrelated parties.

         First, although the option agreements with Stoll, Michiana and OPD were dated March 1, 1996, and contain the purchase price for the acquisitions of Stoll, Michiana and OPD, the initial Exchange Agreement that was negotiated was the agreement with Stoll. Stoll was totally unrelated and was represented by competent legal counsel, and accordingly, it was thought that Stoll would serve as a good benchmark for all of the other Acquisitions. The other Exchange Agreements are substantially similar to the Stoll Exchange Agreement. The Exchange Agreement between the Company and Michiana was entered into prior to the Exchange Agreement with Stoll. Although management evaluated the potential acquisition of the Scherer Affiliates during the summer of 1995, the Stoll and Michiana agreements were used as a basis for the agreements with the Scherer Affiliates.

         Second, interested persons on the Company's Board of Directors abstained with respect to any decision relating to a company in which a Director had an interest. Thaddeus A. Majerek, a Director of the Company, is a principal shareholder, a Director and an Officer of Michiana. He abstained with respect to the Company's deliberations regarding Michiana. Ronald E. Scherer, Chairman of the Board and a principal shareholder of the Company, is also a principal shareholder, Director and Officer of the various Scherer Affiliates. David B. Thompson and Eugene J. Alfonsi, two of the other members of the Company's Board of Directors, are employees of the various Scherer Affiliates. These Directors, along with Mr. Scherer, are also involved in the management of the Company. Robert H. Monnaville, another Director of the Company, is employed by Yankee, a subsidiary of the Company. In an effort to provide for independence on the Board with respect to the Scherer Affiliates, the Board formed an independent Director's Committee consisting of Thaddeus A. Majerek. Mr. Majerek was deemed independent for this purpose because he was not an employee of the Company and he had no ties to Mr. Scherer or the Scherer Affiliates. However, he will benefit as a result of the Michiana Exchange Agreement, which is conditioned upon closing of the Scherer Affiliate Acquisitions. He will receive an employment agreement providing for an annual salary of $160,000. He will receive stock ownership in the Company and members of his family will benefit. See "Benefits to Directors, Officers and Related Parties of Proposed Acquisition." Any major issues that arose during the negotiations of the Exchange Agreements with the Scherer Affiliates were decided by Mr. Majerek in his capacity on the independent Director Committee.

         Third, the company retained BankBoston, N.A., formerly the First National Bank of Boston, Boston, Massachusetts (BankBoston), to act as a financial advisor to it in connection with the Acquisitions and to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid in connection with the Acquisitions.

         Under Section 1701.60 of the Ohio Revised Code, if a Director has an interest in a particular transaction, it will not be a void or voidable transaction if any of the following three conditions are met:

                  1. the material facts as to his or their relationship or interest and as to the contract, action or transaction are disclosed or are known to the Directors or the Committee and the Directors or Committee, in good faith reasonably justified by such facts, authorizes the contract, action or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum of the Directors or the Committee;

                  2. the material facts as to his or their relationship or interest and as to the contract, action or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract, action, or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation held by persons not interested in the contract, action, or transaction; or

                  3. the contract, action or transaction is fair as to the corporation as of the time it is authorized or approved by the Directors, a committee of the Directors, or the shareholders,

          Although a determination of whether any of these conditions has been satisfied would ultimately be determined by a court of law, the Company believes that the approval of the independent Directors, as discussed above, meets the first of these tests. Although the Company is not soliciting a vote of shareholders who are independent with respect to the transactions, if a majority of the shareholders who are independent with respect to the transactions (for example, excluding shares held by Mr. Scherer with respect to the Scherer Affiliate transactions) approve of the Acquisitions, the Company believes the second of the three tests also could be satisfied. Additionally, the Company believes that the opinion of BankBoston may indicate the fairness of the transactions, from a financial point of view, as indicated by the third test. Approval by the shareholders of the various Acquisitions would likely be asserted as a defense by the Company or the Directors, Officers or related parties in the event any shareholder or other interested person were to challenge the transactions or the decisions of the Directors in approving the transactions.

          In addition to claims under the Ohio Statute reference above, shareholders may have other claims against the Company and its directors under other theories of law with respect to the proposed transactions.

OVERVIEW OF THE COMPANY

         The Company, through its subsidiaries, currently operates wholesale periodical distribution operations primarily in central Connecticut, eastern North Carolina, and western Pennsylvania. Upon completion of the Acquisitions, the Company will add to its current operations the wholesale periodical distribution operations of Stoll, which distributes primarily in central Indiana, northwestern Ohio and southern Michigan, the wholesale periodical distribution operations of Michiana, which distributes primarily in southern Michigan, northern Indiana and western Ohio, the wholesale periodical distribution operations of Klein, which distributes primarily in northern Ohio, and the wholesale periodical distribution operations of OPD, MacGregor, Northern, Wholesalers and Scherer Companies, which distribute in central and southern Ohio and northern Michigan. The Company also will acquire and operate retail bookstores in connection with these operations.

OVERVIEW OF THE ACQUISITION PARTIES

         The Acquisition Parties are well established, family-owned periodical wholesalers centered in Michigan, Ohio, and Indiana. Each Acquisition Party is centrally located around a major metropolitan area with an outreach of services to surrounding rural areas. For many years, all of the wholesaler Acquisition Parties have enjoyed a long-standing vendor relationship with the retailers in the areas they service. More complete information on these companies is included later in this proxy statement. Summary information with respect to each Acquisition Party is as follows:

         MICHIANA NEWS SERVICE, INC.

                  Michiana News Service, Inc. is a Michigan corporation headquartered in Niles, Michigan. Michiana was incorporated in July, 1971, and has been engaged in the wholesale magazine and book distribution business. During 1995 Michiana distributed over 3,000 different periodicals to over 2,000 retail outlets through a distribution facility located in Niles, Michigan, and a depot located in Ft. Wayne, Indiana. For the year ended June 30, 1996, Michiana generated net sales in excess of $25 million.

                  The following selected historical financial data of Michiana should be read in conjunction with Michiana's financial statements, which include in the auditor's report an explanatory fourth paragraph on "going concern," contained in Shareholder Proposals - Proposal One, included herein. Per share data is omitted because it is not applicable.

                                    MICHIANA

(in 000's)                                  Fiscal Year   Fiscal Year  Fiscal Year   Fiscal Year  Fiscal Year
                                               Ended         Ended        Ended        Ended         Ended
                                              6/30/96       6/30/95      6/30/94      6/30/93       6/30/92
------------------------------------------ ------------- ------------- ------------ ------------ -------------
Income Statement Data:
     Net Sales                                 $25,625      $26,889      $25,398      $20,915      $19,507
     Income from Continuing Operations
           Before Taxes and Extraordinary      $   123      $   644      $   418      $   174      $   387
           Items
Balance Sheet Data:
     Total Assets                              $12,800      $14,571      $13,822      $11,593      $ 9,077
     Long-Term Debt Obligations                $ 2,815      $ 3,241      $ 5,796      $ 4,323      $ 1,939


                  See Shareholder Proposals - Proposal One for additional information regarding business, properties, and financial matters related to Michiana. See also "The Stock and Asset Exchanges Conflicts of Interest and Related Party Transactions."

         THE STOLL COMPANIES

                  The Stoll Companies, an Ohio corporation headquartered in Toledo, Ohio, has been engaged in the wholesale magazine and book distribution business. During 1995 Stoll distributed over 3,000 different periodicals to over 3,750 retail outlets through two distribution facilities located in Jackson, Michigan and Indianapolis, Indiana and through four depots located in Wyoming, Michigan, Toledo, Ohio, Galesburg, Michigan, and Ludington, Michigan. Stoll also operated 13 retail bookstores, totaling approximately 58,000 sq. ft., through which it sold magazines, books, newspapers and related products. For the fiscal year ended September 30, 1995, Stoll generated net sales in excess of $84 million.

                  The following selected historical financial data of Stoll should be read in conjunction with Stoll's financial statements contained in Shareholder Proposals -Proposal Two, included herein. Per share data is omitted because it is not applicable.

                                      STOLL

          (in $000's)                     Nine Mths.    Fiscal Year    Fiscal Year   Fiscal Year  Fiscal Year   Fiscal Year
                                            Ended          Ended          Ended         Ended        Ended         Ended
                                           6/28/96        9/30/95        9/30/94       9/30/93      9/30/92       9/30/91
-------------------------------------    ------------   -----------   ------------  ------------  -----------   ------------
Income Statement Data:
   Net Sales (Including Other Income)      $ 59,565       $ 84,235      $ 82,533      $ 78,528      $ 76,469      $ 70,247
   Income from Continuing Operations       $ (7,791)      $  1,379      $  2,281      $  2,678      $  1,785      $  2,193
      Before Taxes and Extraordinary
   Items
Balance Sheet Data:
   Total Assets                            $ 37,292       $ 36,045      $ 36,436      $ 31,907      $ 30,793      $ 29,001
   Long-Term Debt Obligations              $    301       $      0      $    190      $    373      $    346      $      0


                  See Shareholder Proposals - Proposal Two for additional information regarding business, properties, and financial matters related to Stoll. See also "The Stock and Asset Exchanges - Conflicts of Interest and Related Party Transactions."

         THE SCHERER AFFILIATES: OHIO PERIODICAL DISTRIBUTORS, INC., NORTHERN NEWS COMPANY, MACGREGOR NEWS AGENCY, INC., WHOLESALERS LEASING, CORP. AND SCHERER COMPANIES

                  Ohio Periodical Distributors, Inc., an Ohio corporation; Northern News Company, a Michigan corporation, and its subsidiary, MacGregor News Agency, Inc., a Michigan corporation; Wholesalers Leasing Corp., a Delaware corporation; and Scherer Companies, a Delaware corporation; have been companies either directly engaged in the wholesale distribution of magazines and books or engaged in the management of such companies. During 1995, the Scherer Affiliates distributed over 3,000 different periodicals to over 3,250 retail locations through four facilities located in Columbus, Ohio, Cincinnati, Ohio, Petoskey, Michigan, and Mt. Pleasant, Michigan. For the calendar year ended December 31, 1995, the combined Scherer Affiliates, excluding MacGregor, which was acquired by Northern in 1996, generated net sales in excess of $61 million.

                  The following selected historical financial data of Scherer Affiliates should be read in conjunction with the Scherer Affiliates' financial statements contained in Shareholder Proposals Proposal Three, included herein. Per share data is omitted because it is not applicable. The following selected historical financial data does not include any financial information on MacGregor.

         THE SCHERER AFFILIATES (excludes MacGregor for 1995 and prior)

         (in $000's)                Six Months     Fiscal Year    Fiscal Year  Fiscal Year    Fiscal Year    Fiscal Year
                                      Ended           Ended          Ended        Ended         Ended          Ended
                                     6/28/96        12/31/95       12/31/94      12/31/93      12/31/92       12/31/91
--------------------------------- --------------- -------------- ------------- ------------- -------------- -------------
Combined Income Statement Data:
   Net Sales                          $ 31,742       $ 61,413      $ 59,572      $ 58,426      $ 57,106      $ 54,279
   Income (Loss) from Continuing
   Operation Before Taxes and
   Extraordinary Items                $   (450)      $  2,194      $  2,942      $  2,226      $  4,238      $  2,784
Combined Balance Sheet Data
Total Assets                          $ 29,822       $ 19,553      $ 20,154      $ 14,325      $ 17,615      $ 15,892
Long-Term Debt Obligations            $  2,798       $  1,320      $  1,000      $  6,060      $  6,135      $  4,093


                  See Shareholder Proposals - Proposals Three through Six for additional information regarding business, properties, and financial matters related to the Scherer Affiliates. See also "The Stock and Asset Exchanges - Conflicts of Interest and Related Party Transactions."

         THE KLEIN COMPANIES

                  The George R. Klein News Co., an Ohio corporation headquartered in Cleveland, Ohio, was incorporated in 1958 and has been engaged in the wholesale magazine and book distribution business. Central News Co., an Ohio corporation headquartered in Akron, Ohio, was incorporated in 1959 and has been engaged in the wholesale magazine, book and newspaper distribution business. Newspaper Sales, Inc., an Ohio corporation headquartered in Cleveland, Ohio, was incorporated in 1981 and has been engaged in the newspaper distribution business. The stock of these three companies is owned by George R. Klein. During 1995 Klein distributed over 3,000 different periodicals to over 3,000 retail outlets through these companies. For the year ended December 31, 1995, Klein generated net sales in excess of $46 million.

                  The following selected historical financial data of Klein should be read in conjunction with Klein's financial statements contained in Shareholder Proposals - Proposal Seven, included herein. Per share data is omitted because it is not applicable.

                                      KLEIN

               (in 000's)          Six Months    Fiscal Year     Fiscal Year    Fiscal Year     Fiscal Year   Fiscal Year
                                      Ended         Ended           Ended          Ended           Ended        Ended
                                     6/28/96       12/31/95       12/31/94        12/31/93       12/31/92      12/31/91
--------------------------------- ------------  -------------- -------------- --------------- -------------- -------------
Combined Income Statement Data:
   Net Sales                         $ 24,248       $ 46,242      $ 44,772       $ 43,493       $ 44,159      $ 42,352
Income (Loss) from Continuing
 Operations Before Taxes and         $ (1,163)      $  1,659      $   (315)      $   (405)      $    694      $   (804)
 Extraordinary Items
Combined Balance Sheet Data:
 Total Assets                        $ 19,991       $ 14,210      $ 15,046       $ 11,920       $ 13,586      $  9,586
 Long-Term Debt Obligations          $  1,555       $      0      $      0       $      0       $      0      $      0


                  See Shareholder Proposals - Proposal Seven for additional information regarding business, properties, and financial matters related to Klein. See also "The Stock and Asset Exchanges - Conflicts of Interest and Related Party Transactions."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The proposed acquisitions may have material federal income tax consequences to the Company and its shareholders, including shareholders of the Company exercising dissenting shareholder rights. The material federal income tax consequences are discussed under the heading "Certain Federal Income Tax Consequences" beginning on page 30.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has reviewed the rationale for the Acquisition transactions and has determined that the best interests of the shareholders of the Company are served by entering into the contemplated transactions. The reasons for the recommendations by the Board of Directors are the same reasons the Board approved the Exchange Agreements as discussed under "Background of the Acquisitions -- Reasons for Proposed Acquisition Transactions." As a consequence, the Board of Directors recommends that shareholders of the Company vote in favor of Proposals One through Eight and Ten through Thirteen. The Board of Directors of the Company includes two Officers, Directors and Stockholders of the Acquisition Parties, Ronald E. Scherer and Thaddeus A. Majerek. The Board of Directors of the Company also includes two other Officers and Directors of the Scherer Affiliates, David B. Thompson and Eugene J. Alfonsi; however, they are not owners of any of the stock of the Scherer Affiliate companies. Each of these four Directors will receive employment agreements in the transaction. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."

                          THE STOCK AND ASSET EXCHANGES

         The following table presents the proposals being submitted for shareholder approval with Proposals One through Seven relating to the Stock and Asset Exchanges and Proposals Eight through Twelve relating to various other matters.

----------------------------- ---------------------- -------------------------- ---------------------------------
                                                      Conditioned Upon
                                                      -----------------
         Matter to be                                 Approval of Other         Consideration
         -------------                                -----------------         -------------
         Voted  On            Vote Required           Matters                   to be paid by the Company
         ---------            -------------           -------                   -------------------------
----------------------------- ---------------------- -------------------------- ---------------------------------
1.       The Acquisition of   More than 50% of the   Proposals 2, 3, 4, 5, 6,   5,355,811 shares of Common
         the stock of         outstanding shares     7 and 10 must also be      Stock, $3,500,000 of 8% Senior
         Michiana                                    approved for this to be    Debentures and $2,334,256 of
                                                     effective.                 10% Subordinated Debentures

----------------------------- ---------------------- -------------------------- ---------------------------------
2.       The Acquisition of   More than 50% of the   Proposals 1, 3, 4, 5, 6,   19,584,662 shares of Common
         the stock of Stoll   outstanding shares     7 and 10 must also be      Stock, $16,800,000 of 8% Senior
                                                     approved for this to be    Debentures, $9,105,267 of 10%
                                                     effective.                 Subordinated Debentures.

----------------------------- ---------------------- -------------------------- ---------------------------------
3.       The Merger of OPD    More than 50% of the   Proposals 1, 2, 4, 5, 6,   10,190,773 shares of Common
         into the Company     outstanding shares     7 and 10 must also be      Stock, $7,404,807 of 8% Senior
                                                     approved for this to be    Debentures, $76,013 of 10%
                                                     effective.                 Subordinated Debentures

----------------------------- ---------------------- -------------------------- ---------------------------------
4.       The Acquisition of   More than 50% of the   Proposals 1, 2, 3, 5, 6,   1,335,425 shares of Common
         Periodical Assets    outstanding shares     7 and 10 must also be      Stock, $1,423,384 of 8% Senior
         of Northern                                 approved for this to be    Debentures, $501,199 of 10%
                                                     effective.                 Subordinated Debentures
----------------------------- ---------------------- -------------------------- ---------------------------------

----------------------------- ---------------------- -------------------------- ---------------------------------
                                                      Conditioned Upon
                                                      -----------------
         Matter to be                                 Approval of Other         Consideration
         -------------                                -----------------         -------------
         Voted  On            Vote Required           Matters                   to be paid by the Company
         ---------            -------------           -------                   -------------------------
----------------------------- ---------------------- -------------------------- ---------------------------------
5.       The Acquisition of   More than 50% of the   Proposals 1, 2, 3, 4, 6,   432,980 shares of Common Stock,
         the stock of         outstanding shares     7 and 10 must also be      $62,614 of 8% Senior Debentures
         Scherer Companies                           approved for this to be    and $561,386 of 10%
                                                     effective.                 Subordinated Debentures

----------------------------- ---------------------- -------------------------- ---------------------------------
6.       The Acquisition of   More than 50% of the   Proposals 1, 2, 3, 4, 5,   482,599 shares of Common Stock,
         Periodical Assets    outstanding shares     7 and 10 must also be      $306,799 of 8% Senior
         of Wholesalers                              approved for this to be    Debentures and $388,711 of 10%
                                                     effective.                 Subordinated Debentures

----------------------------- ---------------------- -------------------------- ---------------------------------
7.       The Acquisition of   More than 50% of the   Proposals 1, 2, 3, 4, 5,   10,878,807 shares of Common
         the stock of The     outstanding shares     6 and 10 must also be      Stock, $10,180,000 of 8% Senior
         Klein Companies                             approved for this to be    Debentures and $5,498,281 of
                                                     effective.                 10% Subordinated Debentures

----------------------------- ---------------------- -------------------------- ---------------------------------
8.       Election of Ten      The nominees           Proposals 1through 7
         Directors            receiving the          must be approved or this
                              greatest number of     Proposal will not be
                              votes are elected      effective.

----------------------------- ---------------------- -------------------------- ---------------------------------
9.       Election of Five     The nominees           This proposal will not
         Directors            receiving the          be effective unless
                              greatest number of     Proposals 1through 7 are
                              votes are elected      not approved.

----------------------------- ---------------------- -------------------------- ---------------------------------
10.       1 for 10 Reverse    More than 50% of the   Proposals 1 through 7
         Stock Split          outstanding shares     must be approved or this
                                                     Proposal will not be
                                                     effective.

----------------------------- ---------------------- -------------------------- ---------------------------------
11.      Change of            More than 50% of the   Not Applicable
         Principal Place of   outstanding shares
         Business

----------------------------- ---------------------- -------------------------- ---------------------------------
12.      Ratification of      A majority or more     Not Applicable
         Auditors             of the shares
                              present at the
                              meeting
----------------------------- ---------------------- -------------------------- ---------------------------------

BACKGROUND OF THE ACQUISITIONS

         The periodical wholesale distribution industry has undergone significant consolidation during 1996. Prior to this period of consolidation, wholesale periodical distributors historically operated in defined geographic territories without much competition from other wholesalers due to the difficulty and cost of distributing in another wholesaler's territory. During 1996, large retailers began to consolidate vendor relationships with larger suppliers so that the retailers are acquiring periodicals from one or a few wholesalers for all of their retail locations rather than from separate wholesalers in each geographic area where a retail location is based. As a result, the industry has rapidly evolved from a supplier based push distribution system to a consumer based pull allocation system. This has resulted both in a smaller number of wholesalers distributing within many geographic locations and in more direct competition for retail business. As a result, a number of small wholesalers have been unable to remain in business. Gross margins have decreased as more price competition has occurred, and a number of wholesalers are affiliating or otherwise consolidating their operations to reduce duplicative operating expenses to be able to compete effectively for large retail accounts while providing additional value-added services to the retailers.

         To address the developing changes in the wholesale periodical distribution industry and the Company's desire to expand it operations to a more competitive level, the Board determined, at a regular meeting on March 29, 1995, that senior management of the Company should explore the Company's potential to combine with, or acquire, other wholesale periodical distribution companies. The Company's initial focus was placed on those companies operating in geographical areas contiguous to the areas already serviced by the Company.

         At several previous meetings of the Board of Directors, and again at the Board meeting on May 15, 1995, senior management presented the Board with potential stock acquisitions in Connecticut, none of which would progress to a written acquisition agreement. At its May, 1995 meeting, however, the Board did form a committee comprised of Directors Alfonsi, Monnaville and Majerek to evaluate the possibility of an acquisition of the Majerek's reship operations in Michigan.

          The potential transaction between the Company and the reship company owned by the Majerek family was never consummated because management determined that the reship operations, apart from the balance of Michiana's operations, would not significantly enhance the wholesale distribution operations of the Company. However, senior management recognized the need to continue its efforts to achieve a combination of the Company's operations with those of other distributors. Management evaluated the potential acquisition of the Scherer Affiliates during the summer of 1995. The Company and the Scherer Affiliates share the same management team, and discussions of a possible business combination or acquisition were conducted on an informal basis by Ronald E. Scherer, David B. Thompson, and Eugene J. Alfonsi, initially. The primary focus of these discussions was to what extent such an acquisition would be responsive to the changes taking place in the periodical distribution industry. At this early stage of consideration, the amount and structure of potential purchase price was not a topic of discussion. Management did discuss the fact that such an acquisition, when combined with the Company's management of the Wilmington agency, would significantly increase the volume of annual net sales controlled by the Company. Management discussed its expectation that this increase in annual sales could not only enhance the stature of the Company within the wholesale periodical distribution industry and its ability to service its customers in a more cost efficient manner, but would also position the Company to meet the developing trend for consolidation among its customers. Management also discussed the importance of acquiring other contiguous wholesale distribution businesses to maximize the value that might be realized through the acquisition of the Scherer Affiliates.

         In late summer of 1995, the management of both the Company and the Scherer Affiliates agreed that the greatest value in a consolidation of their businesses could only be achieved if management were successful in bringing other contiguous wholesale distributors into the Company. Discussions between the Company and the Scherer Affiliates were suspended while the Company pursued its discussions with Stoll and Michiana.

         Therefore, on September 24, 1995, management met separately with the management of Michiana and with the management of Stoll to discuss the possibility of structuring a transaction between the Company and each of the Acquisition Parties which would not require substantial outside financing or drain off cash flow from the Company's current operations. On September 26, 1995, the financial advisors of the Acquisition Parties met in Dublin, Ohio to discuss the valuation of the companies and the tax ramifications of the acquisitions. These advisors were David Berkenes, CFO of Michiana, John Heiniger, CFO of Stoll, and Daniel Kaiser, CFO of the Scherer Affiliates. They determined that it should be possible to structure a tax free transaction between the Company and the Acquisition Parties. On September 30, 1995, the principal shareholders of Stoll and the principal shareholders of Michiana came to Columbus to meet with the Company's senior management. Also, discussions between management and the Scherer Affiliates were resumed at this time. Discussions with the Acquisition Parties were focused on the desire of the Company and the Acquisition Parties to consolidate their operations in response to the rapid changes in the industry and to achieve this consolidation on the basis of a tax-free transaction. Management initially considered structuring all of the transactions as stock acquisitions. At this time, however, the Company and the Acquisition Parties narrowed the transactions under discussion to the acquisition of the stock of Stoll and Michiana and the acquisition of the periodical assets of the Scherer Affiliates because the Company did not wish to acquire non-periodical distribution assets from the Scherer Affiliates.

         On January 29, 1996, management of the Company met with the management of Michiana and reached an agreement in principle to provide the Company with an option to purchase all of the capital stock of Michiana, at a purchase price calculated at 60% of Michiana' net annual sales plus or minus its tangible net worth, payable 57.93% in common shares of the company and 42.07% in cash. This agreement was contingent upon the ability of the Company to acquire Stoll and the Scherer Affiliates. At this time, the Company also met with Stoll's management and reached an agreement in principle to provide the Company with an option to purchase all of the capital stock of Stoll, at a purchase price calculated at 60% of Stoll's net annual sales plus or minus its tangible net worth, payable 53.14% in common shares of the Company and 46.86% in cash. This agreement was contingent upon the ability of the Company to acquire Michiana and the Scherer Affiliates.

         During February of 1996, the Company's management team continued to meet with Michiana, Stoll and the Scherer Affiliates to finalize the terms of the option agreements. Option agreements with Stoll and Michiana were then executed on March 1, 1996. At the same time, the Company also signed an option agreement to acquire, at the election of the Company, either the capital stock or the periodical assets of OPD and Northern at a purchase price equal to 60% of net annual sales plus or minus the tangible net worth of the companies and payable 51% in common shares of the Company and 49% in cash. This agreement was contingent upon the acquisition by the Company of Stoll and Michiana. No option agreements or joint operating agreements were entered into with Wholesalers or Scherer Companies.

         Thereafter, the Company continued to meet informally with Stoll, Michiana, and their respective stockholders at various industry functions to negotiate the business terms of the acquisition agreements which would be executed in the event the Company exercised its options. Since the top members of the Company's management and the management of the Scherer Affiliates are the same, the Scherer Affiliates were included in these discussions. On June 12, 1996, several members of the Company's management team met in Chicago with the principal shareholders of Stoll to present the Company's proposal to exercise its option with the issuance of senior and subordinated debentures by the Company in lieu of the cash portion of the purchase price. During this same period of time, management also had discussions with the management of Michiana and made a proposal to exercise its option to acquire the stock of Michiana with the issuance of senior and subordinated debentures by the Company in lieu of the cash portion of the purchase price.

         At a regular meeting of the Board of Directors of the Company on June 29, 1996, management presented the Board with the final business terms of the proposed acquisitions of Stoll, Michiana and the Scherer Affiliates in exchange for a combination of common shares of the Company and senior and subordinated debentures issued by the Company. The Board authorized the officers of the Company to proceed with the transactions and to do all things necessary and proper to complete the transaction documents and obtain all regulatory approvals necessary for closing on the Acquisitions. The Board also authorized the officers of the Company to enter into negotiations with other acquisition targets.

         On July 8, 1996, management first met with the sole shareholder of Klein for formal discussion of an acquisition of the capital stock of the Klein companies under the same terms and conditions as agreed upon with Stoll, Michiana and the Scherer Affiliates. Unlike Stoll, Michiana, OPD and Northern, there was no joint operating agreement or option agreement entered into with Klein; the parties negotiated the Exchange Agreement directly. The parties agreed that the purchase price would be calculated at 60% of net annual sales plus or minus net worth of the companies and would be payable in common shares of the Company and senior and subordinated debentures issued by the Company.

         During July of 1996, the Company's management and legal counsel held several negotiating sessions with the management and legal counsel of each of Stoll, Michiana and the Scherer Affiliates. These meetings focused on the negotiation and execution of the actual Exchange Agreements. The essential terms of the Exchange Agreements were negotiated primarily with Stoll and their legal counsel. Due to Stoll's independence and bargaining position, the Company believed an agreement with Stoll would serve as a good benchmark for all other acquisition agreements. The same form of agreement was then presented to and negotiated with Michiana. Due to the fact that senior management of the Company is affiliated with the Scherer Affiliates, the Board of Directors appointed Thaddeus A. Majerek as a independent director to resolve any conflicts arising in the Scherer Affiliates transactions. Legal counsel for the Company then prepared an asset purchase agreement for the Northern transaction on the same terms as the Stoll agreement. As particular issues arose, legal counsel discussed those issues with Mr. Majerek and he resolved them in his capacity as independent director.

         Management then met again with Klein on August 2, 1996, August 21, 1996, August 28, 1996 and August 29, 1996 to complete negotiations of the acquisition of the Klein companies. During these meetings, the parties discussed the structure and the timing of the possible acquisition of the Klein operations. It was agreed that the Klein transaction would be structured as a stock acquisition on the same terms and conditions as the Stoll and Michiana acquisition agreements. The parties agreed that the value and the structure of the purchase price would also conform to the other pending acquisitions by the Company. Management and the sole shareholder of Klein also agreed upon an acquisition agreement to be executed by the parties.

REASONS FOR PROPOSED ACQUISITION TRANSACTIONS

         The following factors were considered by the Company's Board of Directors in connection with the approval of the various acquisitions. These factors were significant reasons for the Board of Directors approval of the proposed transactions.

         DOMINANT MARKET POSITION

                  Following the proposed transactions, the Combined Company will have an estimated market share in the Ohio, Indiana, Michigan and western Pennsylvania region of greater than 50%. This market dominance is expected to strengthen the Acquisition Parties' existing relationships with customers and suppliers and to enable the Combined Company to successfully compete with other regional wholesalers for major retail accounts.

         OPERATING SYNERGIES

                  Through the consolidation of contiguous wholesalers, management expects the Combined Company to achieve considerable cost savings and operating efficiencies through the elimination of redundant overhead and the consolidation of overlapping facilities. Management of the Company and of the Acquisition Parties have analyzed the cost components of the Acquisition Parties and management of the Company has determined estimates of anticipated cost savings. There are approximately $3,750,000 in owner related expenses which are not expected to continue. The Company also has subsequently eliminated 175 full-time positions at an annual gross payroll savings of $2,725,000 (excluding payroll taxes, benefits and other related costs). The Company also anticipates continued cost reductions as facilities are closed and consolidated, however, these are not quantified as of yet. Anticipated cost reductions, which could be material, have not been quantified at this time and cannot be guaranteed.

                  As part of the consolidation, nine warehouse locations in the States of Michigan, Ohio and Indiana have been converted to delivery depots by consolidating the majority of office and warehouse functions into three locations. The cost to eliminate this redundant overhead and to consolidate was reflected in the periods in which the changes were made. Savings occurred from the elimination of duplicate administrative and distribution functions, and additional savings resulted from spreading the costs of technology over a larger customer base. Additionally, the consolidation of the businesses of the Company and the Acquisition Parties will increase purchasing power and the ability to negotiate future favorable quantity discounts with publishers and national brokers.

         STRONG CUSTOMER RELATIONSHIPS

                  The Company and the Acquisition Parties have well established relationships with their existing customer bases, which include such major retailers as The Kroger Company, Giant Eagle, Meijer and Big Bear Stores, a division of The Penn Traffic Company. The Company has entered into long-term contracts ranging from one to five years, but primarily three years with the major retailers, to be the exclusive provider of magazines and, in most cases, related periodical products. Management believes the proposed acquisition transactions will solidify existing relationships with the major retailers who previously were split among the Acquisition Parties and will enable the Combined Company to take full advantage of the growing trend of larger retailers who are attempting to consolidate their vendor relationships.

         PROPRIETARY TECHNOLOGY

                  The proposed transaction will enable the Combined Company to successfully leverage its investment in its SMARTS System, acquired from the Scherer Affiliates, for more efficient product allocation and higher per store revenue. Management believes that, as the Combined Company continues to expand, the SMARTS System, will improve same store revenue as it is introduced to new retail locations and will provide a critical competitive advantage over other regional wholesalers in obtaining important new accounts. See "The Company and the Combined Company - `The SMARTS System'."

         VALUE ADDED MARKETING

                  In addition to the proprietary SMARTS System, the Combined Company's current and future high impact marketing programs provide an important competitive advantage by customizing magazine displays to utilize otherwise wasted space in retail stores. The implementation of these programs has historically enabled the Company to improve sales levels by as much as 20-25% when the programs are introduced into a given location. The Company expects that the introduction of the high impact marketing program to Acquisition Parties not currently using it will improve sales levels of the Combined Company. See "The Company and the Combined Company - `Marketing and Sales'."

         EXPERIENCED MANAGEMENT TEAM

                  In the opinion of the Company, its existing management team, many members of which are also part of the Scherer Affiliates, is highly respected in the wholesale periodical distribution industry and is recognized as an innovative group with over 300 years of combined experience. Upon completion of the Acquisitions, the Company plans to retain several key members of the other Acquisition Parties' management teams in order to broaden the experience base of the management team and facilitate further growth through acquisitions.

         RAPIDLY CONSOLIDATING INDUSTRY; MARGIN TRENDS

                  The wholesale periodical distribution industry is poised for additional significant consolidation over the next few years. Efforts are currently underway by large retailers, many of whom are customers of the Company, to continue to consolidate vendor relationships with larger suppliers. These changes in purchasing practices have reduced gross margins of the regional wholesalers and are expected to drive many smaller wholesalers out of business, resulting in an industry with a small number of large wholesalers controlling the bulk of the periodical distribution business. Management believes that the consolidation of the Company and the Acquisition Parties will significantly reduce both fixed and variable costs once the consolidation of operations is complete. It is anticipated that these cost reductions will act to offset decreasing margins and greater pricing pressures and increase the ability of the enterprises comprising the Combined Company to compete more effectively. See "The Wholesale Periodical Distribution Industry - `Industry Trends'."

         FUTURE ACQUISITION AND DISPOSITION (CONSOLIDATION) PROSPECTS

                  Although there are currently approximately 60 wholesalers who are marketing periodicals in the United States, management believes that, within five years, the wholesale periodical distribution industry may be dominated by fewer than ten companies across the United States as smaller, local wholesalers continue consolidating with larger and financially stronger regional wholesalers. As a result of these continued consolidation trends, management believes that more additional consolidation and acquisition opportunities will become available over the next 12 to 24 months. Management believes that the anticipated size of the Combined Company will permit it to take advantage of these acquisition opportunities better than the Company alone would otherwise be able to accomplish. See "The Wholesale Periodical Distribution Industry - `Industry Trends'."

         FUTURE TRADING OF COMPANY STOCK

                  The Company is a public company with approximately 2900 shareholders. There is some private trading of the company's stock, and many of the Company's shareholders have expressed a desire to have the stock listed and actively traded. At present, however, the Company's stock is not listed or actively traded on any exchange, and there are no market makers for the stock. Once the Company completes the acquisition transactions, management believes that the Combined Company, with current annual revenues of approximately $300,000,000, should be of the financial size and strength to support an active trading market for the Combined Company's shareholders and for future acquisition opportunities; however, the Company currently does not meet the requirements for listing the stock on a stock exchange or on the NASDAQ stock market, and the Company does not have any current plans or arrangements with market makers to make a market in the Company's common stock or to obtain a listing on an exchange or stock market. Accordingly, there can be no assurance that a public market for the Company's common stock will develop following consummation of the transactions.

THE EXCHANGE AGREEMENTS

         The Exchange Agreements with the Stoll Shareholders, the Michiana Shareholders, the Klein Shareholder, the OPD Shareholders and the Scherer Shareholders provide that all of the outstanding stock of Stoll, Michiana, Klein, OPD and Scherer Companies will be transferred to the Company in exchange for Common Stock of the Company and Senior and Subordinated Debentures of the Company. Similarly, the Asset Exchange Agreements with Northern and Wholesalers provide for such Scherer Affiliates to transfer to the Company all of their assets and liabilities related to wholesale periodical distribution (including all of the stock of MacGregor held by Northern), in exchange for Common Stock of the Company and Senior and Subordinated Debentures of the Company.

         METHOD OF VALUATION

                  Each of Stoll, Michiana, Klein and the Scherer Affiliates (except Wholesalers and Scherer Companies) was valued in a similar manner for purposes of determining the Common Stock of the Company and Debentures to be issued. At the time of the negotiations, the parties were in agreement that 60% was the most common percentage used by willing buyers and sellers in the industry. The parties also agreed that tangible net worth would be defined as total assets (excluding intangible assets), less total liabilities. The value was determined by netting the sum of:

                           (a) An amount equal to 60% of the net annual
                  wholesale and retail sales of the particular company for a defined 12-month period ending in 1995, for Klein the corresponding period was for the five weeks of March 1996 annualized for 52 weeks. During the first quarter of 1996, Klein increased its 1995 annual business base of $46,247,000 by approximately $9,000,000 through the acquisitions of Welsh News of Mansfield, Ohio and City News Agency, Inc. of Canton, Ohio. Since the use of the 12-month revenue results from 1995, which do not reflect the two 1996 acquisitions, would have underestimated the value of the business acquired by the Company, the Company and Klein mutually agreed that an annualization based on the 5 week period of March, 1996 would provide a more accurate valuation of the then current annual wholesale and retail sales of Klein. The six month revenue for Klein of $24,428,000 was less than one-half of the business base from the March annualization because City News Agency, Inc. was purchased in February of 1996 and because Klein lost some chain customers in the second calendar quarter. Thus, Klein did not receive the benefit of all of the March revenue for the entire six month period. This method of computation was agreed to by all parties and was included in the signed agreements; and

                           (b) The tangible net worth (as defined by agreement
                  between the Company and the acquisition parties in consultation with their accountants) of the particular company as of June 30, 1996 (for Klein, the corresponding date was August 23, 1996); and

                           (c) For Scherer Companies, the valuation method used
                  was based only upon its tangible net worth. Scherer Companies primarily provides administrative services to the other Scherer Affiliates. As a result, most of its revenues are eliminated in the consolidated financial statements of the Combined Company, and the Company and the Acquisition Parties agreed to use only tangible net worth in valuing Scherer Companies. For Wholesalers, the valuation method used was based only upon the fair value of the assets being acquired. The assets being purchased are leased to other Scherer Affiliates and will also be used by the Combined Company in its operations. As a result, the Company and the Acquisition Parties agreed to use the fair market value of the assets being acquired from Wholesalers to determine their value, as determined by independent appraisers, including two truck dealers, Beannie's Auto and Truck Sales and Nelson Auto Group, and by quotes from IBM, a computer company.

         The Company has received valuations calculated in accordance with the Exchange Agreements for each of the Acquisition Parties. Based on these valuations, the Company has calculated the Debenture amounts and the amounts for share ownership. See "The Stock and Asset Exchanges - `Debentures'," "The Stock and Asset Exchanges - Principal Holders of Voting Securities and Ownership of Shares by Directors and Executive Officers," Shareholder Proposals - Proposals One through Seven and "Senior and Subordinated Debentures - Description of Securities."

         The consideration being paid by the Company for Stoll is 19,584,662 shares of Common Stock of the Company, $16,800,000 principal amount of Senior Debentures, and $9,105,267 principal amount of Subordinated Debentures. The consideration being paid by the Company for Michiana is 5,355,811 shares of Common Stock of the Company, $3,500,000 principal amount of Senior Debentures, and $2,334,256 principal amount of Subordinated Debentures. The consideration being paid by the Company for Klein is 10,878,807 shares of Common Stock of the Company, $10,180,000 principal amount of Senior Debentures, and $5,498,281 principal amount of Subordinated Debentures. The consideration being paid by the Company for the Scherer

Affiliates is 12,441,777 shares of Common Stock of the Company, $9,197,604 principal amount of Senior Debentures, and $1,527,309 principal amount of Subordinated Debentures.

         Under the Stoll Exchange Agreement, 53.14% of the value is to be received in Common Stock of the Company and 46.86% is to be received as Debentures. Under the Michiana Exchange Agreement, 57.93% of the value is to be received in Common Stock of the Company and 42.07% is to be received as Debentures. Under the Klein Exchange Agreement, 51.00% of the value is to be received in Common Stock of the Company and 49.00% is to be received as Debentures. Under the Exchange Agreements with the Scherer Affiliates, 51.00% of the value is to be received in Common Stock of the Company and 49.00% is to be received as Debentures, adjusted for the 5,000,000 shares of the Common Stock of the Company owned by OPD.

         All of the parties to the Exchange Agreements had originally negotiated to take a minimum of 51% of the consideration to be received in Common Stock of the Company in order to qualify the transaction as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. In addition, Stoll and Michiana agreed to take a percentage greater than 51% in exchange for assumption by the Company of additional liabilities not originally contemplated. Subsequently, upon advice of their respective tax counsel, all of the parties to the Exchange Agreements restructured the transaction to qualify as a tax-free contribution under Section 351 of the Internal Revenue Code of 1986, as amended. See "Certain Federal Income Tax Consequences."

         For purposes of the Exchange Agreements, the Common Stock of the Company was valued at a pre-reverse split value of $1.50 per share using a valuation methodology similar to that used for all of the Acquisition Parties and agreed to by all of the parties. This valuation was determined by arms-length negotiations between the parties.

MATERIAL PROVISIONS OF EXCHANGE AGREEMENTS

         Each of the Exchange Agreements contemplates that the stock or assets of the various Acquisition Parties will be contributed to the Company in exchange for Common Stock of the Company and Senior and Subordinated Debentures of the Company. The consideration to be paid by the Company for the stock or assets, as the case may be, of the Acquisition Parties is described under the previous heading and is titled "The Exchange Agreements -- Method of Valuation."

         In the case of Acquisitions for which stock will be contributed to the Company, at the closing of such transaction, each shareholder of that Acquisition Party will surrender to the Company the share certificates evidencing all of the shares of such Acquisition Party owned by such shareholders. In the case of Acquisitions for which assets will be contributed to the Company, at the closing of such transaction, the Acquisition Party will transfer all of its assets relating to the wholesale distribution of periodicals (except that in the case of Wholesalers only certain specified vehicles and computer equipment will be transferred).

         The Exchange Agreements contain various representations and warranties of either the Acquisition Party and it shareholders, if applicable, or the Company as to, among other things:

         (a) corporate organization, standing, power and authority to enter into the Exchange Agreement and consummate the transactions contemplated thereby; (b) capitalization, security holders and subsidiaries; (c) ownership of shares; (d) the need for consents and approvals in order to enter into the Exchange Agreement and consummate the transactions contemplated thereby; (e) the accuracy of financial statements; (f) the absence of undisclosed liabilities and adverse and other changes; (g) the filing of all necessary returns and payment of taxes; (h) the compliance with law in connection with the operations of the parties' respective businesses; (i) insurance matters; (j) title to and condition of properties; (k) legal proceedings; (l) ERISA matters; (m) certain material contracts and the absence of defaults thereunder; (n) the Exchange Agreement's non-contravention of any applicable laws, articles of incorporation, by-laws, material agreements, undertakings, indentures, orders, decrees, restrictions or legal obligations; (o) officers, employees and compensation; (p) books of account and records; (q) labor relations; (r) business matters; and (s) other matters specified in the Exchange Agreement.

         The Exchange Agreements provide that the Acquisition Parties and their shareholders shall agree that, between the date of the Exchange Agreement and the closing:

         Nothing shall be done that would be contrary to or in breach of any of the terms or provisions of the Exchange Agreement or which would cause any of the representations and warranties contained in the Exchange Agreement to be or become untrue in any material respect; (b) the Acquisition Party shall conduct its business in the ordinary course consistent with past practices; and (c) the Acquisition Party shall use all reasonable efforts to preserve the business organization intact, keep available to the Acquisition Party and the Company the present service of the Acquisitions Party's employees, and preserve for the Acquisition Party and the Company the goodwill of the Acquisition Party's suppliers, customers, and others with whom business relationships exist.

         The Exchange Agreements provide for indemnification by the Acquisition Parties and their shareholders for any losses, liabilities or damages incurred as a result of any material inaccuracy or breach of the representations, warranties, covenants or agreements made in the Exchange Agreements. The indemnification obligations may be satisfied with Common Stock of the Company, to be valued at $1.50 per share for this purpose. The indemnification obligation is limited to approximately 10% of the original valuation of the Acquisition Party and the Company is not entitled to indemnity unless the aggregate amount of damages exceeds approximately 1% of the original valuation of the Acquisition Party, except that this amount is reduced for certain environmental matters.

         The parties maximum indemnification obligations are $1,400,000 for Michiana, $6,200,000 for Stoll, $2,700,000 for OPD, $310,000 for Northern, $127,347 for Scherer Companies, $110,000 for Wholesalers and $3,500,000 for Klein.

         Certain of the Exchange Agreements also provide that certain existing employees of the respective Acquisition Parties will enter into employment agreements with the Company for a term of three years and upon other customary terms and conditions. See "The Stock and Asset Exchanges - Conflicts of Interest and Related Party Transactions" and "Proposal Eight - Executive Compensation."

DEBENTURES

         Each of the Exchange Agreements contemplates that stock or assets of the various Acquisition Parties will be contributed to the Company in exchange for Common Stock of the Company and certain Senior Debentures and Subordinated Debentures (each as described under the heading "Material Provisions of the Debentures" set forth below) of the Company. The Company has entered into a Debenture Agreement (the "Debenture Agreement") with the Stoll Shareholders, the Michiana Shareholders, the Klein Shareholder, the OPD Shareholders, the Scherer Companies Shareholders and Northern and Wholesalers pursuant to which the Debentures are being issued. The Exchange Agreements provide for Senior Debentures and Subordinated Debentures to be issued to the Stoll Shareholders, the Michiana Shareholders, the Klein Shareholder, the OPD Shareholders, the Scherer Companies Shareholders and to Northern and Wholesalers or their Shareholders. Based on the valuations of the Acquisition Parties under the Exchange Agreements, the Debentures will be issued in the aggregate principal amounts in the table that follows. A $4,500,000 Subordinated Debenture and $500,000 will be issued in exchange for a $5,000,000 note owed by OPD to KDR Limited, an Ohio limited liability company ("KDR") whose owners include R. David Thomas, a principal shareholder of the Company, and R. L. Richards, a nominee for director of the Company. The Company also intends to issue debentures in connection with the acquisition of the stock of Read-Mor Bookstores, Inc., a small retail chain with six bookstores managed by Scherer Companies. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."

                                                                Principal Amount of           Total
                                   Principal Amount of             Subordinated             Debenture
                                     Senior Debentures              Debentures                Amount
------------------------------ -----------------------------------------------------------------------

Stoll Shareholders                         $16,800,000              $9,105,267            $25,905,267
Scherer Affiliate
     Shareholders                            9,197,604               1,527,309             10,724,913
Michiana
     Shareholders                            3,500,000               2,334,256              5,834,256
Klein Shareholder                           10,180,000               5,498,281             15,678,281
KDR Limited                                          0               4,500,000              4,500,000
Read-Mor Shareholder                           242,211                  94,594                336,805
                                               -------                  ------                -------
Totals                                     $39,919,815             $23,059,707            $62,979,522
                                           ===========             ===========            ===========

         Interest on the Senior and Subordinated Debentures is being accrued through the date of the Annual Meeting. Interest accrued through June 30, 1997 is approximately $5,016,000. The Debenture Agreement provides for quarterly principal payments on the Senior Debentures beginning April 1, 1997; however all payments are deferred under the Debenture Agreement until the final closings after the Annual Meeting. At July 1, 1997, two principal payments totaling $3,329,295 had been deferred. As a result no principal or interest payments have been made on the Senior and Subordinated Debentures to date. The following is a description of the Debentures and certain material provisions of the Debenture Agreement.

MATERIAL PROVISIONS OF THE DEBENTURES

         The following is a discussion of material provisions of the Debentures. A more complete description is contained later in this Proxy Statement following the discussions of the proposals to be voted upon. See "Senior and Subordinated Debentures."

         The Senior Debentures are designated as "8% Senior Debentures Due 2002", shall mature on January 1, 2002, and shall bear interest at the rate of 8% per annum from July 1, 1996, provided, however, that Senior Debentures issued pursuant to the Klein Exchange Agreement will begin to accrue interest from August 24, 1996. Interest is payable quarterly on January 1, April 1, July 1 and October 1, commencing on the interest payment date following later of October 1, 1996 or the date of final closing of a particular acquisition. Principal on the Senior Debentures will be paid quarterly on each interest payment date in accordance with the schedule and priority set forth in the Debenture Agreement, commencing on April 1, 1997, or the date of final closing of a particular acquisition. The Senior Debentures are to be secured by all of the assets of the Company and its subsidiaries as described in the Debenture Agreement. The Senior Debentures and all liens and encumbrances securing same are subordinate to (a) all existing mortgages, security interests, liens, encumbrances, easements, restrictions, encroachments and other claims (collectively, "Encumbrances") set forth on Schedule 1 to the Debenture Agreement and any refinancing, deferrals, renewals, extensions and refunding of and amendments, modifications or supplements thereof; (b) any Encumbrances granted in conjunction with indebtedness incurred to prepay or refinance all or any part of the Senior Debentures; (c) any Encumbrances granted in conjunction with indebtedness incurred for working capital purposes in an amount, including the indebtedness covered under (a) above, not to exceed at any one time eight percent (8%) of the Company's consolidated net sales; and (d) purchase money Encumbrances granted to secure indebtedness incurred in connection with the purchase of any asset or equipment for use in the Company's business (collectively, "Senior Indebtedness"). In general, payments with respect to the Senior Debentures are subordinate and subject to the prior payment of all installments of Senior Indebtedness which are due and payable.

         The Subordinated Debentures are designated as "10% Subordinated Debentures Due 2004," shall mature on January 1, 2004 and shall bear interest at the rate of 10% per annum from July 1, 1996, provided, however, that Subordinated Debentures issued pursuant to the Klein Exchange Agreement will begin to accrue interest from August 24, 1996. Interest is payable quarterly on January 1, April 1, July 1 and October 1, commencing on the interest payment date following later of October 1, 1996 or the date of final closing of a particular acquisition. Principal on the Subordinated Debentures is to be paid quarterly on each interest payment date in accordance with the schedule and priority set forth in the Debenture Agreement, commencing on April 1, 1999. The Subordinated Debentures are to be secured by all of the assets of the Company and its subsidiaries as described in the Debenture Agreement. The Subordinated Debentures are subordinated (a) to all Senior Indebtedness, (b) to Encumbrances granted to secure indebtedness evidenced by the Senior Debentures, and (c) to Encumbrances granted to secure the principal of and premium, if any, and interest on all indebtedness subject to a security interest or mortgage of the Company and any subsidiary in which the Company holds at least 51% of the voting stock ("Controlled Subsidiary"), whether presently existing or hereafter incurred, including without limitation, (i) for money borrowed by the Company or any Controlled Subsidiary (including lease financing indebtedness), (ii) for money borrowed by others (including lease financing indebtedness) and guaranteed, directly or indirectly, by the Company or any Controlled Subsidiary, or (iii) for purchase money indebtedness, or indebtedness secured by property at the time of the acquisition of such property by the Company or any Controlled Subsidiary, for the payment of which the Company or any Controlled Subsidiary is directly or contingently liable; and to all deferrals, renewals, extensions and refundings of, and amendments, modifications, and supplements to, any such indebtedness, provided that by the terms of the instrument creating or evidencing any such indebtedness referred to above, it is expressly provided that such indebtedness is superior in right of payment to the Subordinated Debentures. Payments with respect to the Subordinated Debentures are subordinate and subject to the prior payment of all installments of Senior Indebtedness and, in general, to of all other debts senior to the Subordinated Debentures which are due and payable.

         Under the Debenture Agreement, John J. Heiniger has been appointed as a trustee to represent the interests of the holders of the debentures. Mr. Heiniger is currently the Chief Financial Officer of Stoll, and is expected to enter into an employment agreement with the Company following the Acquisition Transactions. The parties intend to select a new trustee who will not be an employee of the Company. However, such new trustee must be selected unanimously by a committee consisting of Ronald E. Scherer, Richard H. Stoll, Sr., Richard
H. Stoll, Jr., Thaddeus S. Majerek and George R. Klein, Jr.

         In accordance with the terms of the Debenture Agreement, the occurrence of certain events including, but not limited to, generally the following are defaults under the Debentures and under the Debenture Agreement and under the other agreements and instruments pursuant to which the Company and its subsidiaries have granted the security interests and mortgage liens which secure the Debentures and certain other obligations related thereto: (a) failure to pay any installment of interest on the Debentures within 30 days after written notice from the trustee; (b) failure to pay the principal of any of the Debentures within 30 days after written notice from the trustee; (c) failure to observe or perform any other covenant in the Debenture Agreement which has continued for a period of 60 days after written notice of such failure from the trustee; and (d) commencement of various bankruptcy or insolvency proceedings by or against the Company.

         Upon the occurrence of an event of default relating to a bankruptcy or insolvency proceeding, all principal and interest automatically becomes immediately due and payable. Upon the occurrence of any other event of default, the trustee, in addition to being able to pursue any other legal remedies available to him or her, if applicable, may declare the principal and interest of the Senior Debentures or of both classes of Debentures to be due and payable immediately, provided, however, that if the Company cures the default before a judgment or decree is rendered, the acceleration will be rescinded.

         Additionally, under the Debenture Agreement, all of the Stoll Senior Debentures of $16,800,000, along with all accrued interest thereon, are to be paid before any other Senior Debentures are paid. After the Stoll Senior Debentures have been paid, then all other holders of Senior Debentures are to be paid in proportion to the principal amount of Senior Debentures held by them. None of the principal on the Subordinated Debentures is to be paid until all of the Senior Debentures have been paid in full.

         Finally, in accordance with the terms of the Debenture Agreement, a five person executive committee (the "Executive Committee") was formed, consisting of two members appointed by the Stoll Shareholders, currently Richard Stoll, Sr. and Richard Stoll, Jr., one person appointed by Ronald E.

Scherer, currently Ronald E. Scherer, one person appointed by the Michiana Shareholders, currently Thaddeus S. Majerek, and one person appointed by the Klein Shareholder, currently George R. Klein. Until at least $12,000,000 in principal amount of the Stoll Senior Debentures and all accrued interest thereon have been paid in full, if the Company proposes to acquire any additional businesses, it must give notice to the members of the Executive Committee. Upon the request of any member of the Executive Committee, the proposed acquisition must be reviewed by the Executive Committee, and the Company is not permitted to proceed with the proposed acquisition unless at least a majority of the members of the Executive Committee approve of such acquisition. If no member of the Executive Committee requests a review of the proposed acquisition within ten days after the Company gives them notice of the proposal, then the Company is permitted to proceed with the proposed acquisition.

         It is anticipated that in order to obtain operating efficiencies, the Company will consolidate the operations of the Company, Stoll, Michiana, Klein and the Scherer Affiliates, and, where appropriate, eliminate duplication of facilities and personnel. Under the Debenture Agreement, until at least $12,000,000 in principal amount of the Stoll Senior Debentures and all accrued interest thereon have been paid in full, if the Company proposes to close a facility or otherwise consolidate an operation that is material to the operations of Stoll, Michiana, Klein or the Scherer Affiliates, then it is required to give notice to the member(s) of the Executive Committee who was
(were) appointed by the shareholders of the Acquisition Party whose former operations could be adversely affected by such consolidation. Upon request of one of the adversely affected entity's appointee(s) to the Executive Committee, the proposed consolidation must be reviewed by the entire Executive Committee, and the Company is not permitted to proceed with the proposed consolidation unless at least a majority of the members of the Executive Committee approve of such consolidation. If none of the adversely affected entity's appointee(s) to the Executive Committee request a review of the proposed consolidation within ten days after the Company gives them notice of the proposal, then the Company is permitted to proceed with the proposed consolidation. See "Senior and Subordinated Debentures - `Description of Securities'."

APPROVALS AND CONSENTS

         The Company and the Acquisition Parties have agreed to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Exchange Agreements, including obtaining all necessary (a) actions or nonactions, waivers, consents and approvals from governmental entities, and (b) consents, approvals or waivers from third parties.

         Under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 (the "HSR Act"), certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified waiting period requirements have been satisfied. The Company has determined that the only two acquisitions requiring a filing under the HSR Act are the acquisition of the stock of OPD and the acquisition of the stock of Klein. The Company and OPD filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the OPD acquisition on July 25, 1996. On August 9, 1996, the FTC notified the Company and OPD that the HSR waiting period had been terminated. The Company filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Klein acquisition on September 18, 1996. On October 2, 1996, the FTC notified the Company that the HSR waiting period had been terminated. Termination of the waiting periods does not constitute approval by the FTC of the transactions. Rather, it means that the FTC is not raising an objection to the parties proceeding with the proposed transactions.

         Under the HSR Act, the filing of a pre-merger notification for review by the Federal Trade Commission and the Department of Justice is required if both the size of the transaction and the size of the parties tests are met. The noticed transaction may not be consummated until after either the early termination or expiration of a thirty day waiting period without an FTC request for further review. The Company, after consultation with its legal counsel, determined that certain of the acquisitions, as scheduled in the Stock Transfer and Exchange Agreements and the Asset Transfer and Exchange Agreements, do not meet the "size of the parties" test and, therefore, the filing of a pre-merger notification was not required. Under the size of the parties test, one party to the transaction must have $100 million or more in assets or annual net sales and the other party must have $10 million or more in assets or annual net sales. The proposed Acquisitions are to take place in the following sequence: (1) Michiana News Service, Inc. (approximately $25.6 million annual net sales); (2) Northern News Company

(approximately $5.1 million in annual net sales); (3) the Stoll Companies (approximately $84.2 million annual net sales); (4) Ohio Periodical Distributors, Inc. (approximately $51.2 million annual net sales); and (5) the Klein Companies (approximately $46.2 million annual net sales). The Company's acquisitions of Michiana, Northern and Stoll did not require the filing of a pre-merger notification because the consolidated annual net sales of the Company will not exceed $100 million until after the acquisition of Stoll. At the point in the acquisition sequence prior to the acquisition of OPD, the Company's annual net sales, when combined with the sales of Michiana, Northern and Stoll will total approximately $173.1 million and the filing of a pre-merger notification was required to comply with the requirements of the HSR Act. Similarly, the Company's consolidated annual net sales of approximately $224.3 million (including the sales of Michiana, Northern, Stoll and OPD) prior to the acquisition of Klein, exceed the "size of the parties" threshold, and a pre-merger notification was filed for the Klein transaction as well. Each of the acquisitions of Scherer Companies, Wholesalers Leasing Corp. and Read-mor Book Stores, Inc. fails the "size of the parties" test because none of those acquired companies has assets or sales in excess of $10 million, and the Company has, therefore, determined that no filing is required for these transactions. Should it later be determined that the filing of a pre-merger notification was required for these transactions, the Company, its officers and directors could be subject to substantial fines.

         It should be noted that, in filing its pre-merger notifications on both the OPD and the Klein transactions, the Company included a description of the acquisitions of Michiana, Northern and Stoll, including financial detail on each company (and OPD in the Klein filing). The Pre-merger Notification Office of the Federal Trade Commission granted early termination of the waiting periods on these transactions thereby permitting consummation of the transactions.

OPINION OF THE FINANCIAL ADVISOR

         The Company received a fairness opinion from the Corporate Finance Department ("Corporate Finance") of BankBoston, N.A., formerly the First National Bank of Boston, Boston, Massachusetts ("BankBoston"). BankBoston has consented to the Company's use of this opinion in this Proxy Statement. This opinion states that, from a financial point of view, the consideration to be paid by the Company for Michiana, Stoll, Klein, OPD, Northern (including MacGregor), Wholesalers and Scherer Companies is fair to the shareholders of the Company.

         BankBoston, the financial advisor to the Company's Board of Directors in connection with the transactions described in Proposals One through Seven, herein, delivered its written opinion and presentation to the Board on August 14, 1996 that, from a financial point of view, the consideration to be paid by the Company in connection with the proposed business combinations with Michiana, Stoll, OPD, Northern (including MacGregor), and Scherer Companies was fair to the shareholders of the Company. BankBoston subsequently updated its August 14, 1996, opinion by delivery of its written opinion dated as of the date of this Proxy Statement which reflects the inclusion of Klein as well as other conditions prevailing at the time. BankBoston has consented to the discussion of its opinion in this Proxy Statement. The amount, form and allocation of the consideration to be paid by the Company was determined by the Company following negotiation with the foregoing Acquisition Parties and was not recommended by BankBoston. Certain financial analyses used by BankBoston in connection with its opinion are summarized under the heading "Analyses" beginning on page 30.

         The full text of the written opinion of BankBoston, dated the date hereof, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Exhibit B, and is incorporated herein by reference. Holders of shares of Common Stock of the Company are urged to, and should, read such opinion in its entirety. The following summary is qualified in its entirety by reference to the full text of such opinion.

         In connection with its review, BankBoston has performed the following analysis: (i) reviewed the publicly available consolidated financial statements of the Company for recent years and interim periods year to date and certain other relevant financial operating data of the Company and the Acquisition Parties made available to it from published sources and from the internal records of the Company and the Acquisition Parties; (ii) reviewed certain internal financial and operating information relating to the Company and the Acquisition Parties (including financial projections) prepared by Company management; (iii) reviewed and discussed with the senior management of the Company the business and prospects of the Company and the Acquisition Parties, the strategic rationale for the transaction and the benefits of the transaction to the Company; (iv) reviewed historic trading activity of the Common Stock of the Company; (v) reviewed the Stock Transfer and Exchange Agreements entered into between the Company and Michiana, Scherer Companies, Klein, OPD, and Stoll, and reviewed the Asset Transfer and Exchange Agreements entered into between the Company and Northern and Wholesalers; (vi) reviewed the public market valuations for companies engaged in lines of business which were deemed similar to the Company; (vii) reviewed prices paid in certain prior acquisitions by the Company and certain of the Acquisition Parties of periodical distribution companies because there was no relevant publicly available information regarding transactions of independent companies in similar lines of business; (viii) evaluated the projected earnings per share and share price impacts of the transaction relative to the Company's projected performance on a stand-alone basis; and (ix) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as BankBoston deemed necessary or important for purposes of its opinion.

         In rendering its opinion, BankBoston did not independently verify or check any of the foregoing information, and relied on the accuracy, completeness and fairness of all information supplied or otherwise made available to it by or on behalf of the Company, or otherwise reviewed by BankBoston. With respect to the financial projections, BankBoston assumed that they had been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the Company's management as to the Company's and Acquisition Parties' future financial performance. BankBoston relied upon, without independent verification, estimates by the Company of the revenue enhancements, cost savings and other synergies that are expected as a result of the transaction. BankBoston also relied on the representations of the Company in the Exchange Agreements with respect to legal and other matters.

         BankBoston relied upon management representations regarding the terms of employment contracts, lease agreements, supply contracts and other ancillary agreements related to the transaction which management believes were entered into at an arms length basis and reflect terms and conditions customary for transactions of this type. BankBoston has not made any independent evaluation or appraisal of the assets or liabilities of the Company or the Acquisition Parties. BankBoston's opinion is necessarily based upon market, economic, financial and other conditions as they exist on, and the information made available to it as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and may alter its opinion rendered. BankBoston, however, does not have any obligation to update, revise or reaffirm this opinion.

         BankBoston is an internationally recognized financial institution with a Corporate Finance Department that provides strategic advisory services in the areas of mergers and acquisitions, sales and divestitures, management buyouts, recapitalizations, restructurings, valuations and fairness opinions. The Company selected BankBoston as its financial advisor based on a variety of factors, including its substantial valuation experience and expertise in transactions similar to those set forth herein, existing loan relationships between the Company and an affiliate, Bank of Boston, Connecticut, the Corporate Finance Department's familiarity with the Company and the pending transactions, its commitment to completing the engagement in a timely fashion, and the reasonableness of its compensation.

         The Company's relationship with BankBoston commenced when Bank of Boston Connecticut, BankBoston's Connecticut-based subsidiary, made certain loans to Service News Company, the Company's Connecticut-based, wholly-owned subsidiary. The loans include the following: (i) a $1 million revolving credit facility that expires on December 31, 1998, with principal advances that are subject to a formula based on accounts receivable, and (ii) a $1 million term loan, with an outstanding balance at July 25, 1997, of $500,000, that requires quarterly principal payments of $83,333.33. The next payment is due on October 1, 1997. The interest rate on both credit facilities is at Bank of Boston, Connecticut's Base Rate plus 1/4%. In addition, there is an annual fee of 1/4% charged on the unused portion of the revolving credit facility.

         Subsequent to (i) and (ii) above, in July of 1996, the Company engaged BankBoston to act as a financial advisor in connection with developing a structure for financing the transactions and to act as an agent of the Company in connection with possible placement of certain subordinated debt and equity securities of the Company.

         Subsequently, Bank of Boston, Connecticut, has issued a $500,000 letter of credit on behalf of the Company to secure a bond in connection with an appeal of a legal judgment.

         With respect to the loans provided by Bank of Boston, Connecticut to Service News Company, the Company issued to Bank of Boston, Connecticut warrants to purchase 50,000 shares of Common Stock which may be exercised for no consideration. 30,000 of such warrants also include a put right in favor of BankBoston Connecticut (or a subsequent holder of the warrant) obligating the Company in the event the put right is exercised to purchase all shares issued under the warrant at a price per share of $1.00. The put right may be exercised by Bank of Boston Connecticut or other holder at any time during the year 2000 following exercise of the warrant.

         With respect to the services provided in connection with the development of a financing structure for the transactions, including the financial due diligence on the Company, the introduction of the Company to, and attendance with the Company at, meetings with financial institutions, and the related possible future placement of debt and equity securities of the Company, the Company has agreed to pay BankBoston a transaction fee of 3.33% of the amount of any new subordinated debt or equity placed by the BankBoston, excluding the Senior and Subordinated Debentures with the Acquisition Parties. The Company would incur fees of approximately $1,329,329, if the $39,920,000 of Senior Debentures were refinanced and fees of approximately $767,888 if the $23,060,000 of Subordinated Debentures were refinanced, assuming all of the financing was obtained and all of the financing was placed by BankBoston. Based upon the Combined Company's debt obligations (other than the Debentures) of approximately $17,056,000 as of March 29, 1997, the Company would incur a fee of approximately $567,980 if BankBoston obtained refinancing for all of this debt. To date, there have been no transactions subject to this fee, no commitments are pending, and no transactions are expected prior to the Annual Meeting of Shareholders. There can be no assurance that BankBoston will be able to obtain any of this financing. The Company has paid BankBoston a non-refundable retainer fee in the amount of $50,000, which will be credited against any transaction fee payable to BankBoston. The Company has also agreed to reimburse BankBoston for its reasonable out-of-pocket expenses, including legal or professional fees, and to indemnify BankBoston against certain liabilities arising out of or related to the Company's engagement of BankBoston.

         Pursuant to a certain letter agreement dated July 3, 1996 (the "Engagement Letter"), the Company's Board engaged BankBoston to act as its financial advisor in connection with the proposed acquisition transactions and to issue its opinion to the Board regarding the fairness of the consideration to be paid by the Company in connection with the proposed transactions from a financial point of view. In accordance with the terms of the Engagement Letter, the Board has agreed to pay BankBoston a fee in the amount of $300,000 for issuing its opinion and advising the Board with respect to these transactions. This fee is not contingent upon the outcome of the transactions with the Acquisition Parties or the completion of the placement of the debt or equity securities.

         ANALYSES

                  The following is a summary of the material financial analyses used by BankBoston in connection with its opinion and does not purport to be a complete description of the analyses conducted by BankBoston in arriving at its opinions. In arriving at its opinions, BankBoston did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each of the analyses set forth below contains a forward-looking statement. Following the discussion of the various analyses is a paragraph identifying important factors that could cause the actual results of the Combined Company to differ materially from those contained in the forward-looking statements.

                  Projected EPS and Share Price. BankBoston analyzed the projected EPS and share price, using projections provided by the Company for both the Company and the Combined Company, which included assumptions on revenue growth in major markets, changes in gross margins and synergies for the consolidation of facilities and operations which are more fully discussed under "Combination of Operations Prior to Annual Meeting" and "Reasons for Proposed Acquisition Transactions." Although the Company provided projections to BankBoston, the Company does not, as a matter of course, publicly disclose forecasts or projections of its future operating results; although it prepares projections in the normal course of business as part of its internal planning process. The projections it furnished were not prepared with a view to complying with the published guidelines of the Securities and Exchange Commission or the American Institute of Certified Public Accountants regarding forecasts. The projections provided by the Company are based on a number of assumptions, all of which are inherently subject to significant economic and competitive uncertainties and contingencies beyond the Company's control. There can be no assurance that the assumptions will prove to be accurate or that projected results are realizable, and actual results may be substantially different than those projected. Because BankBoston's analysis was based on the Company's projections, the same uncertainties as to whether the projections will prove to be accurate apply to the results of BankBoston's analysis.

                  BankBoston utilized management's EPS forecast for the years 1998 through 2001 for both the Company and the Combined Company and applied price earnings multiples for the Company of 8.64x in 1998 and 1999, 9.12x in 2000 and 2001; and 12.48x for the Combined Company. The multiples used in this analysis were derived from an analysis of public companies, including Advanced Marketing Services, Inc., Allou Health & Beauty Care, Inc., AMCON Distributing Company, D&K Wholesale Drug Inc., Inc., Handleman Company and Krantor Corporation, Although none of these companies are in the wholesale periodical distribution business, they were determined to be in lines of business similar to the Company and demonstrated financial and other characteristics that would indicate that they were appropriate guideline companies. The multiples for the Combined Company were increased by 4% and the multiples for the Company were reduced by 10% in years 1998 and 1999 and 5% in years 2000 and 2001 to account for the relative difference in size compared to the average of the guideline companies. The Company multiple was further reduced by 20% to account for the current lack of liquidity of the Company's shares. The analysis included a five year net sales compound growth rate of 19.3% for the stand alone Company versus 11.4% for the Combined Company, a 19.2% five year gross margin compound growth rate for the stand alone Company versus 16.1% for the Combined Company and a four year operating income compound growth rate of 26.5% for the stand alone Company versus 21.2% for the Combined Company.

                  The estimated share value based upon management's projections and the multiples utilized in the analysis, for the Combined Company is $3.50 in 1998, $4.42 in 1999, $5.58 in 2000 and $6.88 in 2001. The
         estimated share value based upon management's projection and the multiples utilized in the analysis, for the Company is $0.31 in 1998, $1.10 in 1999, $1.34 in 2000 and $1.51 in 2001. These estimated share values are forward-looking statements and are subject to a number of risks which could cause actual share values to vary substantially from these estimates. Accordingly, shareholders are cautioned not to rely on these estimates as indications of what the Company's or the Combined Company's stock prices will be. In addition to the risks described above in the first paragraph of this section, the risks set forth below following the descriptions of the other analyses used are also applicable and may cause these estimates not to be realized.

                  Discounted Future Value Analysis. Using management's projections, which included assumptions on revenue growth in major markets, changes in gross margins and synergies from the consolidation of facilities and operations, BankBoston estimated current share values for both the Company and Combined Company by first estimating possible future share prices in the year 2001 and then discounting such future share values to present value using an appropriate discount rate. BankBoston estimated possible future share values in the year 2001 by averaging estimated share values which were determined by applying multiples of .025x revenues for the company and 0.3x revenues for the Combined Company, 7.0x earnings before interest, taxes, depreciation and amortization for both the Company and the Combined Company and 10.0x net after tax earnings of the Company and 12.0x net after tax earnings of the Combined Company. The multiples used in this analysis were derived from an analysis of the public companies discussed above, which were determined to be in lines of business similar to the Company and demonstrated financial and other characteristics that would indicate that they were appropriate guideline companies.

                  The estimated possible future share values were discounted to present value using a range of discount rates for the Company of 15.3% to 19.3% and a range of discount rates of 13.5% to 17.5% for the Combined Company. The estimated possible future share values were further reduced by 6.0% for the Company and increased by 15.0% for the Combined Company to account for the differences in size of the Company and Combined Company relative to the average of the guideline companies. The estimated possible future share values of the Company and Combined Company were further reduced by 20.0% and 10.0% respectively to account for the lack of liquidity of the shares of the Company and Combined Company. A lower liquidity discount was used for the Combined Company because management expects the Combined Company's shares to be more actively traded subsequent to the Transactions. This analysis resulted in a supportable range of values of between $0.51 and $0.60 per share for the Company compared to a supportable range of values of between $2.51 and $2.94 per share for the Combined Company.


                  Discounted Cash Flow (DCF) Analysis. BankBoston performed a discounted cash flow analysis using projections provided by management of the Company which included assumptions on revenue growth in major markets, change in gross margins and synergies from the consolidation of facilities and operations. BankBoston calculated a net present value of free cash flows for the Company and the Combined Company (which is defined as unlevered net income plus depreciation, plus or minus any changes in working capital and capital expenditures) for the six months ending September 27, 1997, and the fiscal years 1998 through 2001 using discount rates ranging from 12.4% to 16.4% for the Company and 11.0% to 15.0% for the Combined Company. BankBoston then calculated estimated terminal values for the Company and the Combined Company using (i) exit multiples of 6.0x, 7.0x and 8.0x and projected EBITDA for calendar year 2001, and (ii) with perpetuity cash flow growth of 3.0%, 4.0% and 5.0% after calendar year 2001. The rates and multiples used in this analysis were derived from an analysis of the public companies discussed above, which were determined to be in lines of business similar to the Company and demonstrated financial and other characteristics that would indicate that they were appropriate guideline companies.

                  Based on the discount rates above and discounted cash flows, the exit multiple analysis produced estimated net present values per share of Common Stock for the Company and the Combined Company (after adjustments for relative size and liquidity), when using the terminal value exit multiple of 6.0x, that ranged from $.64 to $.75 per share (Company) and $2.57 to $3.15 per share (Combined Company), when using the terminal value multiple of 7.0x, that ranged from $.72 to $.85 per share (Company) and $3.01 per share to $3.65 per share (Combined Company, and when using the terminal value multiple of 8.0x, that ranged from $.81 to $.95 per share (Company) and $3.44 to $4.16 per share (Combined Company).


                  Based on the discount rates above and the discounted cash flows, the perpetuity cash flow growth analysis produced estimated net present values per share of Common Stock for the Company and the Combined Company (after adjustments for relative liquidity), when using the perpetuity growth rate of 3.0%, that ranged from $.77 to $1.23 per share (Company), and $2.24 to $4.08 per share (Combined Company), when using the perpetuity growth rate of 4.0%, that ranged from $.83 to $1.38 per share (Company) and $2.47 to $4.70 per share (Combined Company), when using the perpetuity growth rate of 5.0%, that ranged from $.90 to $1.56 per share (Company) and $2.75 to $5.52 per share (Combined Company).

                  Comparable Transactions Analysis. BankBoston performed an analysis of certain financial information regarding four prior acquisitions made by the Company and certain of the Acquisition Parties (the "Selected Transactions") prior to the proposed transactions. The comparable acquisitions that were analyzed are as follows: MacGregor (acquired by Northern), Triangle News (acquired by the Company), Service News, (acquired by the Company), and Twin City News (acquired by Michiana). These transactions were used by BankBoston after its search of publicly available information revealed a lack of publicly available financial information regarding acquisitions of periodical distribution companies. No independent comparable transaction analysis was performed since management and BankBoston determined that there was no publicily available information about comparable transactions to be reviewed. The Selected Transactions were identified and selected by the Company. The information regarding these transactions was provided by the Company, and management for the Company has represented that such information reflects unrelated, arms-length transactions.

                  The analysis indicated that, for the Selected Transactions, the purchase price paid as a multiple of (i) sales for the Selected Transactions ranged from .1x to .7x, compared to .5x to .7x for the purchase price to be paid with respect to the proposed transactions,
         (ii) EBITDA for the Selected Transactions ranged from 6.1x to 39.0x, compared to 6.8x to 9.6x for the proposed transactions, and (iii) EBIT for the Selected Transactions ranged from 10.3x to 73.2x, compared to 7.9x to 15.1x for the proposed transactions.

                  The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by BankBoston was carried out in order to provide a different perspective on the proposed transactions and to add to the total mix of information available. BankBoston did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, BankBoston considered the results of all analyses taken as a whole. BankBoston did not place particular reliance or weight on any individual analysis, including the comparable transaction analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, BankBoston believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinions.

                  The analyses were prepared solely for purposes of BankBoston providing its opinion to the Company's Board as to the fairness, from a financial point of view, of the consideration to be paid by the Company in connection with the proposed transactions, and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or purchased.

                  There are a number of factors which could cause the actual financial results of the Combined Company to differ materially from those set forth in forward-looking statements contained in the preceding paragraphs: (1) No company or transaction used in the above analyses as a comparison is identical to the Company or any of the Acquisition Parties or the proposed transactions. (2) Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which can vary significantly from the results suggested by such analyses. (3) Projections used in the analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors.
         (4) Projections are based upon assumptions of future events, many of which will not materialize and many of which are not in the control of management of the Company.

                  BankBoston's opinion to the Company's Board was one of many factors considered by the Board in making its determination to enter into the transactions. The preceding summary does not purport to be a complete description of the analyses performed by BankBoston and is qualified by reference to the written opinion of BankBoston set forth in Exhibit B attached hereto.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


         This section includes a summary of Arthur Andersen LLP's opinion on the Material Federal Income Tax Consequences of the proposed transactions described in this proxy as Proposals One through Twelve (the "Proposed Transactions"), including the proposed exchange (the "Exchange") of the Company's Common Stock and Debentures for stock or assets of Michiana, Stoll, The Klein Companies, Northern, MacGregor, Wholesalers, and Scherer Companies (together with OPD)(the "Acquisition Parties"), and the merger of OPD into the Company ("Merger"). The Company has not obtained a private letter ruling from the Internal Revenue Service (the "Service") regarding the Proposed Transactions. Accordingly, the Service is not bound by the Arthur Andersen LLP opinion, and there can be no assurance that the Internal Revenue Service will not take a position contrary to the opinion. Due to uncertainties in the law including differing levels of authority and interpretations thereof, Arthur Andersen LLP cannot definitely opine that the Exchange and the Merger will be treated as described below, but instead concludes that such Proposed Transactions should be treated as described below. Accordingly, the opinion represents Arthur Andersen LLP's conclusions, based solely on an analysis of the existing authorities, as to the likely outcome of the litigation if the Service were to take contrary positions. Potential, materially different consequences if the Service's position were to be sustained are described at the end of the section entitled "Certain Consequences to the Company's Current Shareholders and the UNIMAG Group of the Acquisitions."

         The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), income tax regulations, judicial interpretations of the foregoing, and other guidance published by the Service, all of which are subject to change and differing interpretation. The discussion is limited to a summary of material federal income tax consequences of the Proposed Transactions, including (i) the exchange of shares of the Company's stock (and the receipt of cash in lieu of fractional shares) pursuant to the Reverse Stock Split, (ii) the issuance by the Company of (a) shares of its Common Stock and Debentures pursuant to the Exchange and the Merger, and (b) shares of its Common Stock to
R. David Thomas ("Thomas") in exchange for cash (collectively, the "Acquisition"), and (iii) the receipt of cash in exchange for Company shares solely pursuant to the exercise of dissenters' rights under Ohio law with respect to the Acquisition. The discussion does not address the tax consequences of any other transaction.

The discussion below addresses the material federal income tax consequences of the Proposed Transactions only to the Company and its current subsidiaries (collectively, the "UNIMAG GROUP") and the Company's current shareholders (i.e., shareholders entitled to vote on the Proposed Transactions). The Stock and Asset Exchange Agreements provide that Acquisition Parties and their shareholders are responsible for evaluating all tax consequences to them of the Acquisition. Accordingly, the discussion does not address the tax consequences of the Proposed Transactions to any transferor of stock, assets or cash to the Company pursuant to the Acquisition (a "Transferor"), including any current Company shareholder acting in the capacity as a Transferor. Moreover, the discussion does not address the tax consequences of the Proposed Transactions to any Acquisition Party, any shareholder thereof, or any Company shareholder acting in any non-shareholder capacity such as an employee or officer of the Company, any Acquisition Party, or any related party, or as a party to any other transaction involving any of the foregoing. Any Transferor, Acquisition Party, shareholder of any Acquisition Party, or any

Company shareholder acting in any non-shareholder capacity must consult or rely on the advice of their own counsel, accountant, or other advisor.

        The discussion also does not address non-income, state, local, or foreign tax consequences associated with the proposed transactions. It does not address all aspects of federal income taxation that may be relevant in the particular circumstances of each shareholder, or to special status company shareholders, including, without limitation, insurance companies; tax-exempt entities; financial institutions or broker-dealers; foreign corporations, foreign estates and trusts, and persons who are not citizens or residents of the United States; and persons who acquired stock as a result of the exercise of a employee stock option, pursuant to an employee stock purchase plan or otherwise as compensation.

        Certain Consequences to the Company Shareholders and the Company of the Reverse Stock Split. The exchange of current certificates evidencing shares of the Company common stock ("Old Shares") for new certificates evidencing the Company stock ("New Shares") on a one-for-ten basis will constitute a reorganization within the meaning of section 368(a)(1) (E) of the Code. Accordingly, except as provided below with respect to the receipt of cash in lieu of fractional share interests, (i) neither the Company nor its shareholders will recognize any gain or loss on such exchange, (ii) the basis of the New Shares received by a Company shareholder pursuant to the Reverse Stock Split (including any fractional share interest to which the holder is entitled) will be the same as the basis of the Old Shares exchanged therefor, and (iii) the holding period of the New Shares received by a Company shareholder pursuant to the Reverse Stock Split (including and fractional share interest to which the shareholder is entitled) will include the holding period of the Old Shares exchanged therefor, if such Old Shares were held as a capital asset on the date of the exchange.

        The payment of cash in lieu of fractional share interests in the Company common stock will be treated for federal income tax purposes as if the fractional share interests were issued as part of the Reverse Stock Split and were subsequently redeemed by the Company. Subject to the limitations discussed in this paragraph, gain or loss will be recognized on such exchange (determined under section 1001 of the Code and subject to the limitations of section 267 of the Code) and, if the fractional share interest is a capital asset in the hands of the exchanging holder, will constitute capital gain or loss to such holder. However, if a Company shareholder does not experience a sufficient reduction in proportionate interest in the Company (e.g., because of shares of the Company stock owned by related parties, shares received in connection with the Acquisition, or both) that shareholder may recognize dividend income equal to all or a portion of cash received, instead of recognizing capital gain or loss. The determination as to whether there has been a sufficient reduction in proportionate interest must be made by each individual shareholder based on his, her or its specific factual situation.

        Certain consequences to the company's Current Shareholders and the UNIMAG Group of the Acquisition. The issuance of Company common stock and Debentures to the Transferors pursuant to the Acquisition should not cause the Company's current shareholders to recognize gain or loss in their capacity as Company shareholders. Moreover, under section 1032, the Company should not recognize any gain or loss on the issuance of its common stock and Debentures in exchange for the stock and assets of the Acquisition Parties, or in exchange of cash transferred by Thomas.

        Under section 362 of the Code, a corporation issuing stock and debentures in exchange for property in a transaction to which section 351 applies takes a basis in such property equal to the transferor's basis, plus any gain recognized by the transferor. Section 351(a) provides that no gain or loss is recognized by transferors of property (which can include cash or securities) solely in exchange for stock of a corporation, if immediately after the exchange, such transferors own at least 80% of the combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the corporation. If section 351(a) would apply to an exchange, but for the fact that there is received other property or money, section 351(b) provides that transferors receiving such other property or money must recognize gain (if any), but not in excess of the amount of money received, plus the fair market value of such other property received.

        The Company's issuance of Common Stock and Debentures in exchange for the stock or assets of the Acquisition Parties in the Acquisition should constitute an exchange to which section 351(a) and

(b) of the Code apply (other than with respect to OPD, which should be a Transferor for such purpose, but which is described further below

         All of the Transferors should be members of the 80% control group:
Ronald Scherer, Linda Hayner, Teddy Rysz, Wholesalers, OPD, Northern, Stoll shareholders, Michiana shareholders, The Klein Companies shareholders, and R. David Thomas. Qualification under the 80% control test assumes that all transfers in the Acquisition are consummated, and the failure of one or more of the Transferors to be included in the control group, including OPD, would cause the Acquisition to fail to qualify under section 351(a).

         Accordingly, the Company's basis in the stock or assets of the Acquisition Parties (other than OPD) received in the exchange should be equal to the basis of the stock or assets in the hands of the Transferor thereof, increased by any gain recognized by such Transferor on such transfer. The amount of gain should vary according to the particular circumstances of each such Transferor (e.g. depending upon the Transferor's basis in his, her or its stock or assets). Interest accruing on the Debentures following the closing of the Acquisition should not give rise to such gain (see discussion below relating to preclosing interest). If a Transferor of stock or asset to the Company (other than OPD) reports gain on the installment method over the term of the Debentures, the Company's basis in such stock or assets should be increased at the time that such Transferor recognized such gain (rather than at the time of such stock or assets are transferred to the Company).

         The merger of OPD with and into the Company should constitute a reorganization within the meaning of section 368(a)(1)(A) of the Code. The Company's basis in the OPD assets received in the Merger should equal the basis of such assets in OPD's hands increased by the gain, if any that is recognized by OPD.

         Accordingly, the Company's basis in the acquired stock and assets may significantly differ from (and, in certain cases, be significantly lower than) their carrying value for financial accounting purposes.

         The Company's recovery of its basis in the stock and assets acquired in the Acquisitions should be governed by the generally applicable rules of the Code governing depreciation and amortization, including Sections 167, 168, and 197 of the Code and the income tax regulations thereunder. The Company's basis in assets acquired from OPD, Northern or Wholesalers generally should be depreciable or amortizable if such assets are used in the Company's trades or businesses or held for the production of income; experience exhaustion, wear and tear, or obsolescence: and have a useful life which can be determined or estimated with reasonable accuracy. The Company's basis in inventory, stock in trade or land should not be depreciable or amortizable. The Company's basis in the stock of the Acquisition Parties should not be depreciable or amortizable. Intangible assets acquired from OPD, Northern or Wholesaler by the Company should be amortizable if they qualify as an "amortizable section 197 intangible" for purposes of section 197. An "amortization section 197 intangible" generally includes a broad range of assets (e.g. goodwill, going concern value, business books and records, licenses, and convenants not to compete), However, the Code generally excludes from that definition intangibles that would not have been amortizable but for section 197 and that are acquired from a related party that acquired or used such intangibles prior to the statutory effective dates of section 197. Under these rules, the Company's basis in any asset acquired from OPD, Northern, or Wholesalers in the nature of goodwill, going concern value, and certain other intangible assets generally should not be depreciable or amortizable. Such tax results should occur even though for financial accounting purposes corresponding amounts generally will give rise to depreciation or amortization charges.

         In general, Section 382 of the Code impose limitations on the use of net operating losses and certain built-in losses following an ownership change (the "Section 382 limitation"). An ownership change generally is deemed to occur when there is a change of more than 50 percentage points change in share ownership over a three-year period. The issuance of additional shares of Common Stock by the Company pursuant to the Acquisitions should result in the UNIMAG Group's having an ownership change. Accordingly, the amount of any post-change income of the UNIMAG Group that may be offset by the pre-change net operating losses (and potentially certain built-in losses, if any) of the UNIMAG Group should be subject to the Section 382 limitation.

The annual section 382 limitation generally should be equal to the aggregate value of the stock of the Company immediately prior to the ownership multiplied by the long-term tax-exempt rate published by the Service for the month in which the Acquisition is closed. If the Acquisition occurs during the middle of a taxable year (e.g., before September 30, 1997), the annual limitation for that year should be a pro rated amount based on the number days in the pre-change and post-change portions of that year. The annual limitation may also be increased by the excess of "built-in gains" over "built-in losses" of the UNIMAG Group to the extent such excess is recognized within 5 years of the closing date of the Acquisition (in general, built-in gain is attributable to the excess of the value of an asset on the closing date over such asset's basis, and any income item attributable to the pre-closing period recognized after the closing date. Unused annual limitation is carried over to one or more succeeding years.

         As a result of the application of the Section 382 limitation, a significant amount of pre-change net operating losses of the UNIMAG Group should expire unutilized. Accordingly, the application of the Section 382 limitation may increase the cumulative federal income tax liability of the UNIMAG Group in comparison to such liability if no limitation applied. In addition, the UNIMAG Group should be required to pay federal income tax in any year in which its taxable income exceeds the Section 382 limitation, notwithstanding the existence of the pre-change net operating losses (and potentially the excess of "built-in losses" over "built-in gains", if any), of the UNIMAG Group to the extent such excess is recognized within 5 years of the closing date of the Acquisition (in general, built-in loss is attributable to the excess of the basis of an asset on the closing date over such asset's value and any deduction attributable to the pre-closing period recognized after the closing date.

         In addition, under section 384 of the Code, any pre-acquisition net operating losses (and certain built-in losses, if any) of the UNIMAG Group generally should not be permitted to offset any post-Acquisition income attributable to certain built-in gains (as described above), if any, recognized after the Acquisitions with respect to the Acquisition Parties. Such built-in gains potentially include the excess of the fair market value of an asset over its tax basis on the Acquisition date, as well as significant amounts attributable to expected changes in accounting methods relating to sales return reserves under section 458 of the Code. The section 384 limitation applies in addition to the Section 382 limitation. Thus, section 384 may prevent pre-acqusition losses from offsetting one or more built-in gains of the Acquisition Parties even though the Section 382 limitation would not prevent such offsetting. This also could cause the company post-Acquisition consolidated group to be required to pay federal income tax in any year in which built-in gains of the Acquisition Parties, if any, are recognized, notwithstanding the existence of the pre-change net operating losses (and potentially certain built-in losses, if any).

         The UNIMAG Group includes the following companies: United Magazine Company, Service News Co. dba Yankees News, Triangle News, Team Logos Sportstuff, Unimag I, Sportstuff Marketing, Imperial News and Service News Company.

         There is substantial authority under Section 163 of the Code to support the Company's deducting pre-closing interest paid on the Debentures in accordance with its current accrual method of accounting (subject to section 263A(f), which may require that a material portion of such interest be capitalized). Pre-closing interest is interest on the Debentures attributable to the period from the time the obligation to pay such interest was incurred through the closing date of the Acquisition. However, there can be no assurance that the Service will not seek to disallow such interest deductions by treating such interest as nondeductible purchase price may be allocated to assets that nondepreciable or nonamortizable, and therefore generally does not result in an current deduction. Accordingly, if the company cannot deduct such pre-closing interest, there would be a significant increase in the taxable income (or decrease in the taxable loss) the Company's post-Acquisition consolidated group for the year with respect to which such interest is disallowed.

         In general, the use of pre-Acquisition net operating losses (and certain build-in losses), if any, of the Acquisition Parties by the Company's post-Acquisition consolidated group should be subject to limitations. Such limitations include the application of a section 382 limitation separate from the section 382 limitation for the UNIMAG Group discussed above (determined by reference to the value of the Acquisition Party's stock, rather than the value of the Company's stock). Generally, pre-Acquisition net operating losses (and certain built-in losses) can only offset post-Acquisition income of the Acquisition Party which originally generated the net operating loss or built-in loss. Accordingly, these limitations may affect the taxable income or loss of such group (which would include the UNIMAG Group,) in post-Acquisition periods.

         If upon examination of the Acquisition by the Service, it were ultimately determined that the transfer of stock and assets of the Acquisition Parties (other than OPD) to the Company did not qualify under section 351 of the Code, the federal income tax consequences described above with respect to the transfer of such stock or assets should be equal to the portion of the Company's allocable cost, and except that the depreciation or amortization periods for such assets generally should be restarted. If it were ultimately determined that the merger did not qualify under section 368(a)(1)(A), and that the transfer of OPD's assets pursuant to the merger did not qualify under section 351 of the Code (together with the transfer of stock or assets of the other Acquisition Parties), the federal income tax consequences addressed above with respect to the Merger should not be materially changed, except that the company's basis in OPD's assets should be equal to the amount of the Company's allocable cost), and except that the depreciation or amortization periods for such assets generally should be restarted. This could cause the Company's basis in the stock or assets acquired to increase and this basis may or may not be depreciable or amortizable.

         Certain Consequences of the Exercise of Dissenters' Rights. Subject to the limitations discussed in this paragraph, gain or loss will be recognized by a Company shareholder who properly perfects such shareholder's appraisal rights under Ohio law, measured by the difference between the amount of cash received and the basis of the shares of the Company stock exchanged therefor. Depending on the time period involved in resolving the Dissenter's Rights claim, a court may award interest. Any interest so awarded must be treated as ordinary income by such shareholders. Any gain or loss will be capital gain or loss provided that the shares of the Company stock were held as capital assets at the time of the exchange, and will be long term capital gain or loss if such shares were held for more than one year at such time. However, if a dissenting the Company shareholder does not experience a sufficient reduction in proportionate interest in the Company (e.g., because of shares of the Company stock owned by related parties, shares received in connection with the Acquisition, or both), such shareholder may recognize divided income equal to all or a portion of the cash received (other than any amount constituting interest as described above) pursuant to the exercise of dissenters' rights, instead of recognizing capital gain or loss. The determination as to whether there has been a sufficient reduction in proportionate interest must be made by each individual shareholder based on his or her specific factual situation.

EACH COMPANY SHAREHOLDER IS URGED TO CONSULT ITS, HIS OR HER OWN TAX ADVISOR AS TO ITS, HIS OR HER OWN PARTICULAR TAX CONSEQUENCES, IN RESPECT OF THE PROPOSED TRANSACTION, SPECIFICALLY THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND THE EXERCISE OF DISSENTERS' RIGHTS, INCLUDING THE EFFECT AND APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

RIGHTS, INCLUDING THE EFFECT AND APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

CONFLICTS OF INTEREST AND  RELATED PARTY TRANSACTIONS

         There are various conflicts of interest and related party transactions in connection with the Acquisitions and from other contractual arrangements. All of the agreements and transactions described under the heading "Conflicts of Interest and Related Party Transactions -- Existing Company Related Party Transactions" will continue in effect after the consummation of the proposed Acquisitions with no changes or revisions, except for the management agreement between Scherer Companies and the Company. This management agreement was terminated effective July 1, 1996. The employment agreements with Ronald E. Scherer, David B. Thompson, and Eugene J. Alfonsi identified in the last paragraph of the heading "Conflict of Interest and Related Party Transactions
-- Existing Company Related Party Transactions" have not yet been entered into. Unless otherwise disclosed, the terms of all transactions described in this section are no less favorable than could be obtained from non-affiliated parties.

         EXISTING COMPANY RELATED PARTY TRANSACTIONS

                  The following are transactions between the Company and its officers, directors and principal shareholders which are currently in effect regardless of the acquisition transactions.

         MANAGEMENT SERVICES

                  Pursuant to a management agreement, Scherer Companies has been providing management services to the Company in the nature of accounting, administration, legal and other supervisory services. The services of Ronald E. Scherer, David B. Thompson and Eugene J. Alfonsi, directors and officers of the Company, are part of the services provided to the Company through this arrangement. On October 1, 1995, Scherer Companies began to charge the Company for these services, because, under the agreement, the management fee is due once the Company generates net income, which it did during the fiscal year ended September 30, 1995. From October 1, 1995 forward through June 30, 1996, a fee of $30,000 per month , or $270,000 was due. The management services arrangement between the Company and Scherer Companies was terminated effective July 1, 1996. Additionally, Scherer Companies has also been providing management services to OPD, Wholesalers, Northern and MacGregor. These services arrangements, which are eliminated in the Scherer Affiliates' financial statements, will be terminated at the time of the final closing of the acquisitions.

         PUT AGREEMENTS WITH PRINCIPAL SHAREHOLDERS

                  In connection with its acquisition of Service News Company of Wilmington ("Wilmington"), the Company granted rights to put certain shares of Common Stock of the Company back to the Company. These rights were granted to the former shareholder of Wilmington, Doris R. Marshall, a principal shareholder of the Company, and her children, David E. Marshall and Miranda Marshall (collectively, the "Marshalls"). Under the put agreements, the Marshalls are entitled, after April 1997, to cause the Company to repurchase from them up to an aggregate of 4,821,398 shares of Common Stock. The anticipated price per share is $1.50 for 3,672,572 of these shares and $2.11 per share for the remaining 1,148,826 shares. In the event the put options are exercised as they become exercisable, the related payments would be $167,916 in 1997, $335,832 in 1998, $3,599,534 in 1999, $335,832 in 2000, and
         $3,497,212, in total over the succeeding 13 years. The Company's obligation to pay the put amounts is secured by a security interest in all of the assets of the Company's subsidiary, Service News Company of Connecticut ("Yankee"). The Company has previously filed Forms 8-K and 8-KA in connection with the Wilmington transaction.

         LEASE AGREEMENTS

                  The Company's subsidiary, Wilmington, has entered into a lease agreement to lease an approximately 20,000 square foot warehouse and distribution facility from Doris R. Marshall, the former owner of this subsidiary, who owns more than 5% of the outstanding shares of Common Stock of the Company. The terms of the lease provide for monthly rent of $5,347; the lease has approximately three years left on the term.

         CONSULTING AGREEMENT WITH FORMER DIRECTOR

                  On June 27, 1994, the Company and its subsidiary, Yankee, entered into a consulting agreement with Charles Pastorino, a former officer of Yankee and former director of the Company. The consulting agreement is for a term of eight years expiring in 2002. During the first two years, the consultant was paid $4,000 per month. During years three through five, the consultant is to be paid $5,000 per month. During years six through eight, the consultant is to be paid $8,500 per year. The aggregate amount paid during fiscal 1996 was $51,000.

         YANKEE AGREEMENTS WITH MDI, L.P.

                  On May 24, 1993, MDI, L.P., a limited partnership in which Yankee and Magazine Distributors, Inc. ("MDI") were partners, was dissolved. As part of the dissolution, Yankee received the net operating assets of the Connecticut territory of the business operated by MDI, L.P. As of May 24, 1993, these net operating assets were valued at $2,040,000. MDI currently holds more than 5% of the outstanding shares of Common Stock of the Company. In connection with the dissolution of MDI, L.P., the Company, Yankee, OPD and Northern executed non-competition agreements with MDI and with Robert B. Cohen, James S. Cohen, and Michael Cohen, the majority shareholders of MDI, pursuant to which MDI and the Cohens agreed not to compete for a period of ten years within a specified Yankee distribution area. During the first five years of the agreements, MDI and the Cohens are to receive compensation equal to an aggregate of 2% of Yankee's agency net sales, payable 1% in cash and 1% in Common Stock of the Company valued at $1.00 per share for this purpose and valued at $1.50 per share for accounting purposes after July 1, 1996. During the last five years of the agreements, MDI and the Cohens are to receive compensation equal to 1% of Yankee's agency net sales, payable in cash. The compensation was $537,677 in 1996, $468,982 in 1995 and $446,092 in 1994 (one-half paid in cash and one-half paid in shares). These non-competition agreements were negotiated by the parties to protect the value of the net operating assets being acquired by the Company.

                  As part of the dissolution of MDI, L.P., the Company entered into a limited consulting agreement dated May 24, 1993, with Robert B. Cohen, the principal owner of MDI, for a ten year consulting period. Under the agreement, Mr. Cohen is to consult on matters relating to the potential acquisition of entities engaged in the wholesale distribution of books, magazines and/or periodicals in Maine, Vermont, Connecticut, New Hampshire, New Jersey, New York or Massachusetts which are identified by the Company. As a consulting fee, Mr. Cohen is to receive, during the first five years of the consulting arrangement, 1% of the annual net sales of an acquired agency, payable in cash, plus 1% of an acquired agency's net sales payable in Common Stock of the Company, valued at $1.00 per share for this purpose. During the last five years of the agreement, the consulting fee is calculated as 1% of an acquired agency's net sales, payable in cash. The Company has not acquired any companies specified in the consulting agreement, and no amount has been paid to Mr. Cohen under this agreement to date.

                  Also, in connection with the dissolution of MDI, L.P., the Company, Ronald E. Scherer, Yankee, OPD and Northern entered into a non-competition agreement with MDI, which provides that the Company, Mr. Scherer, Yankee, OPD and Northern will not compete in the wholesale distribution of periodicals for a period of ten years within certain specified counties of New York, Connecticut, Massachusetts and New Jersey. These non-competition agreements were negotiated by the parties to preserve the value of the operating assets of MDI, L.P. transferred to MDI in the dissolution agreement.

                  In March, 1991, the Company entered into an agreement to restructure the Company by disposing of the operating assets and liabilities of Yankee. Under various agreements, Yankee agreed to contribute and sell its net operating assets to MDI, L.P. in exchange for a 48% ownership interest in MDI, L.P. valued at $2,850,000, and a note payable by MDI, L.P. in the original amount of $3,500,000. In 1993, in connection with the dissolution of MDI, L.P., Yankee received the net operating assets of the Connecticut territory in exchange for Yankee's 48% partnership interest. Also, the Consulting Agreements described above were entered into and MDI purchased 1,000,000 shares of Common Stock of the Company for a purchase price of $1,000,000.

         EMPLOYMENT AGREEMENTS

                           In connection with the acquisition transactions, the Company is currently in the process of finalizing employment agreements with three officers and directors, Ronald E. Scherer, David B. Thompson and Eugene J. Alfonsi. Each of these employment agreements will be for a term of three years. The Company has contracted with a national consulting firm, Hay Group, to confirm an appropriate level of compensation for these three individuals. Each of these individuals has served the Company as an officer and director without compensation for the last four years. From information provided by The Hay Group, the compensation committee of the Board of Directors has recommended annual compensation for Mr. Scherer of $491,000, for Mr. Thompson of $224,000 and for Mr. Alfonsi of $195,000. The employment agreements also include a provision for a discretionary bonus, however there is no set bonus or incentive compensation under the agreements. The Company is in the process of finalizing the employment agreement on those terms and expects them to be completed by the time of the annual shareholders meeting.

         SCHERER AFFILIATE RELATED PARTY TRANSACTIONS
         --------------------------------------------

         COMMON OWNERSHIP AND MANAGEMENT

                           The acquisitions of the Scherer Affiliates involve transactions between related parties, because substantially the same management operates the Scherer Affiliates and the Company, and because Ronald E. Scherer, the principal shareholder of the Company, is also, either directly or through family trusts, the principal shareholder of each of the Scherer Affiliates. The Company has taken a number of steps to help assure itself that the acquisitions involving the Scherer Affiliates are on an arm's length basis and no more favorable to the Scherer Affiliates than would be a transaction with independent unrelated parties: (1) even though the Company's management had evaluated the potential acquisition of the Scherer Affiliates during the summer of 1995, the Exchange Agreements are on substantially the same terms as the Exchange Agreements with Stoll, Michiana, and Klein, independent parties; (2) the Company used a standard in establishing the purchase price which has been used in connection with other acquisitions in the periodical industry of which the Company is aware, which was also used in connection with the Stoll, Michiana and Klein acquisitions (except that Wholesaler's and Scherer Companies' price is based upon fair market value and tangible net worth, respectively); (3) the acquisition agreements provide for an independent audit (or an independent appraisal in the case of Wholesalers) of the financial statements of the acquired companies by the Company's independent auditors and adjustments of the purchase prices based upon the results of the audits; (4) the acquisitions involving the Scherer Affiliates were reviewed and approved by an independent committee appointed by the Board of Directors, consisting of Thaddeus A. Majerek, a non-employed board member (see, however, "Michiana Related Party Transactions," below); and (5) the Company has received a fairness opinion from the Corporate Finance Department of BankBoston that states, from a financial point of view, that the consideration to be paid by the Company for Michiana, Stoll, Klein, OPD, Northern, MacGregor, Wholesalers and Scherer Companies, is fair to the shareholders of the Company. (See "The Stock and Asset Exchanges - `Opinion of the Financial Advisors to the Company's Board of Directors'.") A copy of the fairness opinion is attached to this proxy statement as Exhibit B. Additionally, Mr. Scherer abstained from all voting of the Board of Directors with respect to the Board approval of the acquisitions of the Scherer Affiliates.

         LEASE OF OFFICE AND WAREHOUSE FACILITIES

                  Upon completion of the acquisition from Northern of the assets related to its wholesale periodical distribution business, the Company will enter into a real estate lease with Northern, pursuant to which the Company will lease for a three-year term the approximately 17,000 square foot warehouse and distribution facility located in Petoskey, Michigan. The warehouse and distribution facility will continue to be used for the distribution of periodicals in northern Michigan. The lease is to be a triple net lease, with the Company paying the cost of all taxes, insurance, utilities and other expenses, and the annual rental amount is to be $51,000. Because the stock of Northern is owned by a trust of which Ronald E. Scherer is a primary beneficiary, he could benefit from the lease arrangement. Management believes that the terms of this lease are no less favorable to it than it could obtain from an independent party in an arms-length transaction.

         LEASE OF OFFICE FACILITIES

                  Scherer Companies leases approximately 17,800 square feet of office space for its principal executive offices at 5131 Post Road, Dublin, Ohio, from NRS Equities, Inc., an entity owned by Ronald E. Scherer. The lease is for a term of 10 years, commencing November 1, 1995. The current rental rate is $14.50 per square foot. Pursuant to its management agreement with the Company, Scherer Companies subleases 272 square feet of office and conference facilities in this building to the Company for $328.67 per month. Management expects that this lease and the sublease will continue after consummation of the Acquisitions and will be assigned to the Company.

         EMPLOYMENT AGREEMENTS

                  The Stock Exchange Agreement with Scherer Companies requires, as a condition to closing, that the Company enter into employment agreements which provide for aggregate annual compensation of $360,000 with four individuals: Terry A. Massaro, Marketing Director, Kenneth R. Bentley, M.I.S. Director, Arthur C. Foster, Jr., Vice President Corporate Operations, and Ronald E. Scherer, Jr., SMARTS Director. Ronald E. Scherer, Jr., is the son of Ronald E. Scherer. His employment agreement is for a term of three years, and provides for an annual salary of $60,000.

         INTERCOMPANY ADVANCES

                  The Company has made a number of non-interest bearing advances to Scherer Affiliates, totaling $1,036,700 at September 28, 1996 for purposes of paying slotting fees and making payments to publishers. As of June 30, 1997 these advances had been repaid and Scherer Affiliates had advanced to the Company a total of $110,000 for general working capital purposes. All of these advances will be eliminated at the closing and have been eliminated from the consolidated financial statements of the Combined Company.

         AMOUNT OWED BY OPD TO PRINCIPAL SHAREHOLDER

                  OPD owes $5,000,000, as of June 30, 1997, to KDR Limited, an Ohio limited liability company ("KDR"), whose owners include R. David Thomas, a principal shareholder of the Company, and R.L. Richards, a nominee for director of the Company. Interest of $48,958 is being paid monthly. Since July 1, 1996, the Company paid KDR interest in the aggregate amount of $589,496, and interest accrued for the month of July 1997 was $48,958. This debt is evidenced by a promissory note dated July 31, 1992, from OPD to RDT Corp., and subsequently assigned to KDR, in the principal amount of $5,000,000 with interest at the rate of 11.75% per annum (the "Note"). The Note is currently due on demand. The Note is secured by a pledge from OPD of 5,000,000 shares of Common Stock of the Company owned by OPD. KDR, OPD and the Company have agreed to the assumption by the Company of the obligations of OPD under the note. KDR will exchange the Note for a $4,500,000 10% Subordinated Debenture due in 2004 upon terms and conditions similar to those of the Subordinated Debentures to be issued by the Company to the Acquisition

         Parties at closing. In consideration for KDR's agreement to the new note, KDR will be paid accrued interest and will receive a partial payment of $500,000 of the principal of the old note. In connection with the exchange of the notes, the Company will nominate R.L. Richards for election to the Company's board of directors. The transactions are dependent upon the approval of the acquisitions of OPD by the Company at the Annual Meeting.

         STOLL RELATED PARTY TRANSACTIONS
         --------------------------------

         EMPLOYMENT AGREEMENTS

                  The Stock Exchange Agreement with Stoll requires, as a condition to closing, that the Company enter into employment agreements which provide for aggregate annual compensation of $399,000 with three individuals, one of whom is Richard Stoll, Jr., who will be a significant shareholder of the Company and who is the son of Richard Stoll, Sr. and the brother of Nancy Stoll Lyman, both of whom have been nominated to the board of directors. Mr. Stoll's employment agreement is for a term of three years and provides for an annual salary of $160,000, along with potential bonuses upon the achievement of certain objectives. The other two individuals are John Heiniger, Stoll Treasurer, and Ron Lankerd, Stoll General Manager. Mr. Heiniger is also serving as the trustee under the Debenture Agreement.

         DEFERRED COMPENSATION AGREEMENT

                  Stoll has entered into a deferred compensation agreement for past services with Richard Stoll, Sr., who has been nominated to the Company's board of directors. Under the agreement, Stoll will pay Mr. Stoll, Sr. the sum of $250,000 per year for a period of five years and $100,000 per year for a period of seven years thereafter. This agreement will continue after consummation of the Acquisitions, and the net present value of this agreement has been established as a liability on the financial statements of Stoll and has been deducted from the valuation of Stoll at June 30, 1996. In addition to serving as a director, Richard Stoll, Sr. will serve as an advisor and serve on the Executive Committee.

         LEASE AGREEMENTS

                  Stoll leases a 78,000 square foot facility located in Indianapolis, Indiana from Richard Stoll, Sr. for a monthly rental of $25,000. This lease is on a month-to-month tenancy. As part of the Stoll Exchange Agreement, the Company has agreed to lease this facility from Richard Stoll, Sr. for a period of 36 months for a monthly rental of $12,000.

                  A trust which has been established for the benefit of the Stoll family owns seven parcels of real property which are leased to Stoll. The terms of such leases are as follows:

                  (a) Three are retail leases located in Michigan, each for a three-year term expiring September 30, 1996, providing for monthly rentals of $1,460, $2,250 and $1,330, respectively. Monthly rent is being paid while the renewal of these leases is being evaluated by the Company and by Stoll advisors;

                  (b) Two are wholesale operations leases, owned 45% by the trust, located in Jackson, Michigan for ten-year terms expiring September 1998 providing for total monthly rentals of $22,500 and $2,500; and

                  (c) Two are wholesale operations leases located in Galesburg and Wyoming, Michigan expiring September 1996 providing for monthly rentals of $6,300 and $20,000, respectively. Galesburg and Wyoming have been closed as part of the consolidation of operations in Michigan. Galesburg rent was to be paid through May 31, 1997, and Wyoming was to be paid through June 30, 1997.

         LOANS TO STOLL SHAREHOLDERS

                  Stoll had made a number of loans to its shareholders in the aggregate amount of $3,034,053. Included in this loan total were amounts owed by Richard Stoll, Sr. of $1,343,687. Mr. Stoll has been nominated for election to the Company's Board of Directors. This debt has been eliminated by the purchase of an aircraft, formerly leased to Stoll by Stoll Air, Inc., for $600,000, and by a distribution of the balance owed as a dividend. Additionally, the remaining balance due on Stoll Shareholder loans has been eliminated through Shareholder distributions, effective June 30, 1996 for valuation purposes.

         MICHIANA RELATED PARTY TRANSACTIONS
         -----------------------------------

         BENEFICIAL OWNERSHIP

                  Thaddeus A. Majerek, a director of the Company, is an officer, director and a beneficiary of a trust which owns stock of Michiana. Accordingly, he is not disinterested with respect to the Michiana acquisition. Although Mr. Majerek engaged in negotiations with the Company with respect to its acquisition of Michiana, he did not participate in the deliberations of the Board of Directors of the Company with respect to the acquisition and abstained in all voting by the Board of Directors of the Company related thereto. Mr. Majerek was appointed to act as the member of an independent committee of the Board of Directors of the Company to consider the exchange agreements with the Scherer Affiliates. Mr. Majerek was deemed independent for this purpose because he was not an employee of the Company and he had no ties to Mr. Scherer or the Scherer Affiliates. However, he will benefit as a result of the Michiana Exchange Agreement, which is conditioned upon closing of the Scherer Affiliate Acquisitions. Additionally, members of his family will benefit. These benefits are described in the following paragraphs.

         EMPLOYMENT AGREEMENTS

                  In accordance with the terms of the Michiana Exchange Agreement, the Company agreed that, following the acquisition of Michiana, it would enter into, or cause Michiana to enter into, employment agreements which provide for aggregate annual compensation of $320,000 with certain employees of Michiana, one of whom is Thaddeus
         A. Majerek, a director of the Company, another of whom is David W. Majerek, the brother of Thaddeus A. Majerek, and another of whom is Michael Gilbert, the brother-in-law of Thaddeus A. Majerek. Each employment agreement is for a term of three years; Thaddeus A. Majerek is to receive an annual salary of $160,000, David W. Majerek is to receive an annual salary of $60,000, and Michael Gilbert is to receive an annual salary of $100,000.

         TRANSACTIONS WITH HALL OF CARDS AND BOOKS, INC.

                  Eight of the nine principal shareholders of Michiana are also shareholders of Hall of Cards and Books, Inc. ("HOCAB"), which operates approximately 27 retail stores, including Hallmark stores, paperback stores and newsstands. HOCAB is a principal customer of Michiana for books and magazines, constituting 18% of Michiana's net revenues during its fiscal year ended June 30, 1996 with sales to HOCAB of approximately $4,500,000 during that year. During the fiscal year ended June 30, 1996, Michiana received $84,000 from HOCAB for administrative, accounting and management services. In connection with the closing of the Michiana transaction, the Company and HOCAB are to enter into a five year exclusive supply agreement pursuant to which the Company is to be the exclusive supplier of magazines, books and other related periodical items to HOCAB at special prices negotiated in the agreement. These discounts are comparable to quantity discounts provided to non-affiliated customers of a similar size. HOCAB is expected to benefit by an aggregate of approximately $165,000 per year from the discount received by it. HOCAB is also indebted to the Company in the amount of $3,589,389. HOCAB has executed a promissory note to the Company which bears interest at the rate of 9.25% per annum and which provides that: (1) $1,089,389 of the principal will be payable July 15, 1997, (2) $1,250,000 of the principal will be payable in 60 consecutive monthly installments of $20,833, beginning April 1, 1997, and that (3) $1,250,000 of the principal will be payable in 20 consecutive quarterly payments of $62,499, beginning April 1, 1997 (provided that quarterly payments are payable only if the Michiana Shareholders have received the quarterly payments on the Senior Debentures to be paid to them. Because of the delay in the Annual Meeting, these payments have been deferred.). The note is secured by a pledge of all of the stock of HOCAB and by a pledge of 2,392,926 shares of the Common Stock of the Company to be received in the Michiana Transaction. In addition, Michiana is guaranteeing payment of all indebtedness of a line of credit to HOCAB by 1st Source Bank; Michiana does not receive any consideration for this guarantee. At December 31, 1996, there was no balance outstanding on this guaranteed debt. 1st Source Bank has agreed to terminate this guaranty upon the consummation of the Company's acquisition of Michiana and the repayment by Michiana of loan amounts totaling approximately $1,501,000 to 1st Source Bank.

         LOANS FROM MAJEREKS

                  Thaddeus A. Majerek, who is a director of the Company, and his parents, Thaddeus S. Majerek and A. Marie Majerek, have loaned various amounts to Michiana. The current outstanding balance of these loans is approximately $209,000. The loans are on demand and unsecured, with interest rates of 8%-10%.

         LEASE OF WAREHOUSE FACILITY

                  Michiana has entered into a lease agreement with a trust established for A. Marie Majerek, the spouse of Thaddeus S. Majerek, to lease a warehouse building containing approximately 46,800 square feet of space located in Niles, Michigan. The lease is for a term of three years, and the rent is $12,000 per month. This agreement will commence after consummation of the Acquisitions and will terminate three years thereafter.

         PURCHASE OF REAL PROPERTY

                  Michiana currently leases a 14,200 square foot distribution facility in Fort Wayne, Indiana from a trust established for A. Marie Majerek. The Company has entered into a real estate purchase contract with the trust to purchase this property at a price to be established by an independent appraisal firm acceptable to both the seller and the Company. The Company estimates that the purchase price will be approximately $250,000.

         PURCHASE OF TOMAN DISTRIBUTION SERVICES, INC.'S ASSETS

                  Michiana leased one semi-tractor truck from Toman Distribution Services, Inc., a Michigan corporation ("Toman"), for the annual lease amount of $28,968. The Company has entered into an agreement with Toman to purchase all of its assets, consisting of six trailers, office equipment, customer lists and records, and goodwill. The purchase is to be effective upon the closing of the Michiana acquisition. The purchase price is to be $1.00, plus the assumption of liabilities of approximately $80,000, an amount equal to the value of the assets being acquired and the assumption of obligations under leases. Toman is owned by members of the Majerek family, including Thaddeus A. Majerek, a director of the Company. As part of the transaction, the Company will assume an employment agreement with Mr. Steven M. Toman, brother-in-law of Thaddeus A. Majerek, which expires June 30, 1999, and which provides for an annual salary of $60,000. This transaction is deemed immaterial for financial reporting purposes.

         GUARANTY OF MICHIANA DEBT

                  At December 31, 1996 Michiana owed 1st Source Bank the amount of $1,501,000. These loans have been guaranteed by Thaddeus S. Majerek and A. Marie Majerek, the parents of Thaddeus A. Majerek, who is a director of the Company. It is the Company's intention to eventually refinance this indebtedness. To the extent that this debt is satisfied, Mr. & Mrs. Majerek will be personally benefited.

         KLEIN RELATED PARTY TRANSACTIONS
         --------------------------------

         GUARANTY OF DEBT

                  The George R. Klein News Company has guaranteed $320,940 of certain debt incurred by Northwest News Company ("Northwest") in connection with Northwest's acquisition of several wholesale periodical distributors. George R. Klein, who has been nominated as a director of the Company, is a 50% owner of Northwest. To the extent Klein, as a subsidiary of the Company, pays on this guarantee, Mr. Klein will receive a benefit.

         LEASES OF FACILITIES

                  There are a number of facilities that are leased by Klein from George R. Klein or persons or entities affiliated with him. The George
         R. Klein News Co. leases a 98,000 square foot warehouse and distribution facility located on 30th Street in Cleveland, Ohio, for $155,526 per year. Central News Company leases a 38,000 square foot warehouse and distribution facility in Akron, Ohio, for $46,371 per year. Newspaper Sales, Inc. leases a 10,000 square foot facility located on Paynes Avenue in Cleveland, Ohio, for $29,821 per year.

                  All leases expired on December 31, 1996. The Company entered into a new three year lease with Newspaper Sales, Inc., at $29,281 per year, and a month-to-month lease with a six month termination clause (unless sold or leased in that six month period) with The George R. Klein News Co. at $162,538 per year. The lease with Central News Co. in Akron, Ohio was terminated on May 1, 1997 as part of the consolidation plan.

         MANAGEMENT SERVICES

                  Klein is managed by Klein Management Company, which is an independent company owned by George R. Klein, and which is not being acquired by the Company. For the fiscal year ended December 31, 1995, Klein paid $990,000 for management services. For the 1996 period through August 23, 1996, Klein paid approximately $650,000 for management services. At the closing, this agreement will terminate, and the Company will enter into a new management agreement with the Klein Management Company pursuant to which Klein Management Company will provide the services of George R. Klein to the Company for a term of three years in exchange for an annual management fee of $159,000.

DISSENTERS' RIGHTS

         In accordance with Section 1701.85, of the Ohio Revised Code, shareholders of record of the Company as of May 30, 1997, who vote against, or abstain from voting with respect to, Proposals One through Seven are entitled to certain dissenters' rights of appraisal with respect to shares owned by such shareholder, provided that, not later than ten days after the date on which the votes on the proposals were taken at the Annual Meeting, the dissenting shareholder delivers to the Company a written demand for payment of the fair cash value of the shares as to which he/she ("he") seeks relief, which demand shall state his address, the number of such shares, and the amount claimed by him as the fair cash value, as described in the Section 1701.85(C), Ohio Revised Code, of the shares. Shareholders will not be provided any further notice of the date on which the votes on Proposals One through Seven are taken, since it is anticipated that such votes will occur on the date scheduled for the Annual Meeting.

         Thereafter, the Company may send to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which such shareholder seeks relief, whereupon, within fifteen days from the date of the sending of such request, the dissenting shareholder shall deliver to the Company the certificates requested so that the Company may endorse on the certificates a legend to the effect that demand for the fair cash value of such shares has been made. The Company shall promptly return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the Company's option, exercised by written notice sent to the dissenting shareholder within 20 days after the lapse of the 15 day period, unless a court otherwise directs. A request under this paragraph by the Company is not an admission by the Company that the shareholder is entitled to relief as aforesaid.

         If the Company and the dissenting shareholder fail to agree on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the Company, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the Company is located. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of a complaint, the court, on motion of the petitioner, shall set a date for a hearing on the complaint and shall require that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day of such hearing, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number of such shares. Upon a finding in favor of the dissenting shareholder, the court may appoint one or more appraisers to receive evidence and recommend a decision to the court as to the fair cash value of the shares. The court thereupon shall make a finding as to the fair cash value of the shares and shall render judgment against the Company for the payment of such value, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The final order entered in any proceeding as described above may be appealed in accordance with applicable laws and regulations. Payment of the fair cash value of the shares as determined by the court or upon the agreement of the Company and the dissenting shareholder shall be made only upon and simultaneously with the surrender to the Company of the certificates representing the shares for which the payment is to be made.

         Under Ohio law, determination of fair cash value is made as of the date preceding the day on which the vote of the shareholders is taken, and the determination excludes any appreciation or depreciation in the value of the stock resulting from the proposed Acquisitions.

         A copy of Section 1701.85 of the Ohio Revised Code is attached to the proxy statement as Exhibit C, and the foregoing discussion is qualified in its entirely by reference to the text of such section.

PRO FORMA SELECTED FINANCIAL DATA

         The Company is acquiring the businesses of Michiana, Stoll, Scherer Affiliates and Klein during the Company's fourth fiscal quarter of 1996. These are being accounted for using the purchase method of accounting.

         The Company has reflected the transactions in its financial statements for the period ended September 28, 1996, and in its related pro forma statements presented herein for the following reasons: the Company began managing Stoll, Michiana, Klein and Scherer in the fourth quarter of 1996 for the risk/reward of the Company's shareholders. The valuation date for the transactions was June 30, 1996 (August 23, 1996 for Klein), and Debentures began to accrue interest from July 1, 1996 forward (August 24, 1996 for Klein). The effective dates of the various acquisitions for purposes of inclusion in the consolidated financial statements of the Company were July 31, 1996 for the Scherer Affiliates, Stoll, and Michiana and September 14, 1996 for Klein. These were the approximate dates by which both the definitive agreements were signed and control of the outcome of the vote was achieved by the execution of the shareholder voting agreement by Ronald E. Scherer, OPD and R. David Thomas.

         The conduct of all of the companies during the fourth quarter of 1996 reinforces that the Company had effective control of the acquired operations. In addition, the fact that the outcome of the vote at the Annual Meeting of Shareholders was assured also reinforced the effective control issue.

         The following Tables 1 through 4 set forth the separate pro forma financial statements for Michiana, Stoll, the Scherer Affiliates and Klein for the twelve months ended September 28, 1996 as if the Acquisitions had taken place for financial, accounting and corporate law purposes on or with respect to such date. In addition, set forth in Table 5 are the pro forma financial statements of all of the Acquisition Parties combined. Set forth in Table 6 are the pro-forma financial statements of the Company as if the proposed Acquisitions had not occurred. Set forth in Table 7 are the pro-forma financial statements of the Combined Company (as if the proposed Acquisitions had occurred).

         The only pro forma adjustments provided were for Debenture interest for the entire year and amortization of goodwill for the entire year. The Company did not include pro forma adjustments for elimination of owner related expenses, for non-recurring expenses, for subsequent reductions in full-time personnel, and for reductions in operating expenses from facility consolidations.

                                     TABLE 1


                       MICHIANA PRO FORMA INCOME STATEMENT

                                 $(000) Omitted

                            12 Months ended 09/28/96

------------------------------------------------ ----------- ----------- ----------- -------------- -------------
                                                  MICHIANA    MICHIANA    MICHIANA
                                                  TWO MTHS.   TEN MTHS.   12 MTHS.
                                                    ENDED       ENDED       ENDED      PRO FORMA      MICHIANA
                                                   9/28/96     7/31/96     9/28/96    ADJUSTMENTS     PRO FORMA
------------------------------------------------ ----------- ----------- ----------- -------------- -------------
NET SALES                                             3,491      21,200      24,691              0        24,691
------------------------------------------------ ----------- ----------- ----------- -------------- -------------
COST OF SALES                                         2,885      16,079      18,964              0        18,964
------------------------------------------------ ----------- ----------- ----------- -------------- -------------
        Gross Profit                                    606       5,121       5,727              0         5,727
------------------------------------------------ ----------- ----------- ----------- -------------- -------------
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                               (860)     (4,697)     (5,557)  (1)     (353)       (5,910)
------------------------------------------------ ----------- ----------- ----------- -------------- -------------
INCOME (LOSS) FROM OPERATIONS                          (254)        424         170           (353)         (183)
------------------------------------------------ ----------- ----------- ----------- -------------- -------------
OTHER INCOME (EXPENSES), NET:
------------------------------------------------ ----------- ----------- ----------- -------------- -------------
        Interest Expense                                  0        (514)       (514)   (2)    (425)         (939)
------------------------------------------------ ----------- ----------- ----------- -------------- -------------
        Interest Income                                   0         102         102                          102
------------------------------------------------ ----------- ----------- ----------- -------------- -------------
        Other, Net                                        0         (23)        (23)             0           (23)
------------------------------------------------ ----------- ----------- ----------- -------------- -------------
           Total Other Income (Expenses), Net             0        (435)       (435)          (425)         (860)
------------------------------------------------ ----------- ----------- ----------- -------------- -------------
INCOME (LOSS) BEFORE INCOME TAXES                      (254)        (11)       (265)          (778)       (1,043)
------------------------------------------------ ----------- ----------- ----------- -------------- -------------
INCOME TAXES
------------------------------------------------ ----------- ----------- ----------- -------------- -------------
NET INCOME (LOSS)                                      (254)        (11)       (265)          (778)       (1,043)
------------------------------------------------ ----------- ----------- ----------- -------------- -------------

                                     TABLE 2

                        STOLL PRO FORMA INCOME STATEMENT

                                 $(000) Omitted

                            12 Months ended 09/28/96

------------------------------------------------------- ------------ ------------- ------------- ----------- ------------
                                                            STOLL       STOLL         STOLL
                                                           TWO MTHS.   TEN MTHS.     12 MTHS.
                                                            ENDED       ENDED          ENDED      PRO FORMA     STOLL
                                                           9/28/96     7/31/96        9/28/96    ADJUSTMENTS  PRO FORMA
------------------------------------------------------- ------------ ------------- ------------- ----------- ------------
NET SALES                                                    11,284        65,924        77,208           0       77,208
------------------------------------------------------- ------------ ------------- ------------- ----------- ------------
COST OF SALES                                                 9,122        51,680        60,802           0       60,802
------------------------------------------------------- ------------ ------------- ------------- ----------- ------------
        Gross Profit                                          2,162        14,244        16,406           0       16,406
------------------------------------------------------- ------------ ------------- ------------- ----------- ------------
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                                     (3,885)      (23,254)      (27,139)  (1)(1,037)     (28,176)
------------------------------------------------------- ------------ ------------- ------------- ----------- ------------
INCOME (LOSS) FROM OPERATIONS                                (1,723)       (9,010)      (10,733)     (1,037)     (11,770)
------------------------------------------------------- ------------ ------------- ------------- ----------- ------------
OTHER INCOME (EXPENSES), NET
------------------------------------------------------- ------------ ------------- ------------- ----------- ------------
        Interest Expense                                         84          (241)         (157)  (2)(1,864)      (2,021)
------------------------------------------------------- ------------ ------------- ------------- ----------- ------------
        Interest Income                                        (118)          322           204                      204
------------------------------------------------------- ------------ ------------- ------------- ----------- ------------
        Other, Net                                               98           (60)           38           0           38
------------------------------------------------------- ------------ ------------- ------------- ----------- ------------
                Total Other Income (Expenses), Net               64            21            85      (1,864)      (1,779)
------------------------------------------------------- ------------ ------------- ------------- ----------- ------------
INCOME (LOSS) BEFORE INCOME TAXES                            (1,659)       (8,989)      (10,648)     (2,901)     (13,549)
------------------------------------------------------- ------------ ------------- ------------- ----------- ------------
INCOME TAXES
------------------------------------------------------- ------------ ------------- ------------- ----------- ------------
NET INCOME (LOSS)                                            (1,659)       (8,989)      (10,648)     (2,901)     (13,549)
------------------------------------------------------- ------------ ------------- ------------- ----------- ------------

                                     TABLE 3

                  SCHERER AFFILIATES PRO FORMA INCOME STATEMENT

                                 $(000) Omitted

                            12 Months ended 09/28/96

------------------------------------------------------- ------------ ------------- -------------- --------------- -------------
                                                           SCHERER     SCHERER       SCHERER
                                                          TWO MTHS.   TEN MTHS.      12 MTHS.
                                                            ENDED       ENDED         ENDED          PRO FORMA      SCHERER
                                                           9/28/96     7/31/96       9/28/96        ADJUSTMENTS    PRO FORMA
------------------------------------------------------- ------------ ------------- -------------- --------------- -------------
NET SALES                                                    13,164        57,002         70,166               0        70,166
------------------------------------------------------- ------------ ------------- -------------- --------------- -------------
COST OF SALES                                                 8,961        38,422         47,383               0        47,383
------------------------------------------------------- ------------ ------------- -------------- --------------- -------------
        Gross Profit                                          4,203        18,580         22,783               0        22,783
------------------------------------------------------- ------------ ------------- -------------- --------------- -------------
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                                     (4,199)      (17,586)       (21,785)   (1)     (815)      (22,600)
------------------------------------------------------- ------------ ------------- -------------- --------------- -------------
INCOME (LOSS) FROM OPERATIONS                                     4           994            998            (815)          183
------------------------------------------------------- ------------ ------------- -------------- --------------- -------------
OTHER INCOME (EXPENSES), NET:
------------------------------------------------------- ------------ ------------- -------------- --------------- -------------
        Interest Expense                                       (210)         (799)        (1,009)   (2)     (734)       (1,743)
------------------------------------------------------- ------------ ------------- -------------- --------------- -------------
        Interest Income                                           0             2              2                             2
------------------------------------------------------- ------------ ------------- -------------- --------------- -------------
        Other, Net                                               64            44            108               0           108
------------------------------------------------------- ------------ ------------- -------------- --------------- -------------
                Total Other Income (Expenses), Net             (146)         (753)          (899)           (734)       (1,633)
------------------------------------------------------- ------------ ------------- -------------- --------------- -------------
INCOME (LOSS) BEFORE INCOME TAXES                              (142)          241             99          (1,549)       (1,450)
------------------------------------------------------- ------------ ------------- -------------- --------------- -------------
INCOME TAXES
------------------------------------------------------- ------------ ------------- -------------- --------------- -------------
NET INCOME (LOSS)                                              (142)          241             99          (1,549)       (1,450)
------------------------------------------------------- ------------ ------------- -------------- --------------- -------------

                                     TABLE 4

                        KLEIN PRO FORMA INCOME STATEMENT

                                 $(000) Omitted

                            12 Months ended 09/28/96

------------------------------------------------------- ------------ ------------ ------------- ----------------- ------------
                                                           KLEIN        KLEIN        KLEIN
                                                          TWO WEEKS    50 WEEKS     12 MTHS.
                                                            ENDED       ENDED         ENDED        PRO FORMA         KLEIN
                                                           9/28/96     9/14/96       9/28/96       ADJUSTMENTS     PRO FORMA
------------------------------------------------------- ------------ ------------ ------------- ----------------- ------------
NET SALES                                                     1,909       48,219        50,128                0       50,128
------------------------------------------------------- ------------ ------------ ------------- ----------------- ------------
COST OF SALES                                                 1,421       36,737        38,158                0       38,158
------------------------------------------------------- ------------ ------------ ------------- ----------------- ------------
        Gross Profit                                            488       11,482        11,970                0       11,970
------------------------------------------------------- ------------ ------------ ------------- ----------------- ------------
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                                       (468)     (10,879)      (11,347)   (1)      (800)     (12,147)
------------------------------------------------------- ------------ ------------ ------------- ----------------- ------------
INCOME (LOSS) FROM OPERATIONS                                    20          603           623             (800)        (177)
------------------------------------------------------- ------------ ------------ ------------- ----------------- ------------
OTHER INCOME (EXPENSES), NET:
------------------------------------------------------- ------------ ------------ ------------- ----------------- ------------
        Interest Expense                                         (7)         (41)          (48)    (2)   (1,312)      (1,360)
------------------------------------------------------- ------------ ------------ ------------- ----------------- ------------
        Interest Income                                           0           54            54                            54
------------------------------------------------------- ------------ ------------ ------------- ----------------- ------------
        Other, Net                                                4          292           296                0          296
------------------------------------------------------- ------------ ------------ ------------- ----------------- ------------
                Total Other Income (Expenses), Net               (3)         305           302           (1,312)      (1,010)
------------------------------------------------------- ------------ ------------ ------------- ----------------- ------------
INCOME (LOSS) BEFORE INCOME TAXES                                17          908           925           (2,112)      (1,187)
------------------------------------------------------- ------------ ------------ ------------- ----------------- ------------
INCOME TAXES
------------------------------------------------------- ------------ ------------ ------------- ----------------- ------------
NET INCOME (LOSS)                                                17          908           925           (2,112)      (1,187)
------------------------------------------------------- ------------ ------------ ------------- ----------------- ------------

                                     TABLE 5

             ACQUISITION PARTIES COMBINED PRO FORMA INCOME STATEMENT

                                 $(000) Omitted

                            12 Months ended 09/28/96

------------------------------------------------------ -------------- ------------- ------------ ----------------- ----------------
                                                                                      PARTIES
                                                            (a)            (b)         ENDED                             (c)
                                                          PARTIES        PARTIES      12 MTHS.       PRO FORMA         PARTIES
                                                          INCLUDED        PRIOR       9/28/96       ADJUSTMENTS       PRO FORMA
------------------------------------------------------ -------------- ------------- ------------ ----------------- ----------------
NET SALES                                                     29,848       192,345      222,193                 0          222,193
------------------------------------------------------ -------------- ------------- ------------ ----------------- ----------------
COST OF SALES                                                 22,389       142,918      165,307                 0          165,307
------------------------------------------------------ -------------- ------------- ------------ ----------------- ----------------
        Gross Profit                                           7,459        49,427       56,886                 0           56,886
------------------------------------------------------ -------------- ------------- ------------ ----------------- ----------------
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                                      (9,412)      (56,416)     (65,828)    (1)    (3,005)         (68,833)
------------------------------------------------------ -------------- ------------- ------------ ----------------- ----------------
INCOME (LOSS) FROM OPERATIONS                                 (1,953)       (6,989)      (8,942)           (3,005)         (11,947)
------------------------------------------------------ -------------- ------------- ------------ ----------------- ----------------
OTHER INCOME (EXPENSES), NET:
------------------------------------------------------ -------------- ------------- ------------ ----------------- ----------------
        Interest Expense                                        (133)       (1,595)      (1,728)    (2)    (4,335)          (6,063)
------------------------------------------------------ -------------- ------------- ------------ ----------------- ----------------
        Interest Income                                         (118)          480          362                                362
------------------------------------------------------ -------------- ------------- ------------ ----------------- ----------------
        Other, Net                                               166           253          419                 0              419
------------------------------------------------------ -------------- ------------- ------------ ----------------- ----------------
                Total Other Income (Expenses), Net               (85)         (862)        (947)           (4,335)          (5,282)
------------------------------------------------------ -------------- ------------- ------------ ----------------- ----------------
INCOME (LOSS) BEFORE INCOME TAXES                             (2,038)       (7,851)      (9,889)           (7,340)         (17,229)
------------------------------------------------------ -------------- ------------- ------------ ----------------- ----------------
INCOME TAXES
------------------------------------------------------ -------------- ------------- ------------ ----------------- ----------------
NET INCOME (LOSS)                                             (2,038)       (7,851)      (9,889)           (7,340)         (17,229)
------------------------------------------------------ -------------- ------------- ------------ ----------------- ----------------

(a) Parties Included -- This includes the actual results of operations for the parties acquired in the fourth quarter from the date of acquisition through the end of the fiscal year.

(b) Parties Prior -- This includes the historical results of the fourth quarter acquisition parties for the applicable period prior to their acquisition by UNIMAG.

(c) Items a and b above are then combined with the necessary pro forma adjustments of amortization of goodwill and the accrual of interest on the debentures to arrive at the "Parties Pro Forma" amount.

                                     TABLE 6

 COMPANY (EXCLUDING ACQUISITION PARTIES) STAND ALONE PRO FORMA INCOME STATEMENT

                                 $(000) Omitted

                            12 Months ended 09/28/96

------------------------------------------------------ --------------- --------- -------------- ------------- ------------
                                                             (a)                                                  (b)
                                                           UNIMAG        UNIMAG       UNIMAG        UNIMAG      UNIMAG
                                                          INCLUDED       PRIOR        TOTAL      PRO FORMA(3)  PRO FORMA
------------------------------------------------------ --------------- --------- -------------- ------------- ------------
NET SALES                                                      50,384         0         50,384         8,174       58,558
------------------------------------------------------ --------------- --------- -------------- ------------- ------------
COST OF SALES                                                  37,888         0         37,888         6,340       44,228
------------------------------------------------------ --------------- --------- -------------- ------------- ------------
        Gross Profit                                           12,496         0         12,496         1,834       14,330
------------------------------------------------------ --------------- --------- -------------- ------------- ------------
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                                      (15,303)        0        (15,303)       (1,888)     (17,191)
------------------------------------------------------ --------------- --------- -------------- ------------- ------------
INCOME (LOSS) FROM OPERATIONS                                  (2,807)        0         (2,807)          (54)      (2,861)
------------------------------------------------------ --------------- --------- -------------- ------------- ------------
OTHER INCOME (EXPENSES), NET:
------------------------------------------------------ --------------- --------- -------------- ------------- ------------
        Interest Expense                                       (1,648)        0         (1,648)          (58)      (1,706)
------------------------------------------------------ --------------- --------- -------------- ------------- ------------
        Interest Income                                           300         0            300             0          300
------------------------------------------------------ --------------- --------- -------------- ------------- ------------
        Other, Net                                               (195)        0           (195)          168          (27)
------------------------------------------------------ --------------- --------- -------------- ------------- ------------
                Total Other Income (Expenses), Net             (1,543)        0         (1,543)          110       (1,433)
------------------------------------------------------ --------------- --------- -------------- ------------- ------------
INCOME (LOSS) BEFORE INCOME TAXES                              (4,350)        0         (4,350)           56       (4,294)
------------------------------------------------------ --------------- --------- -------------- ------------- ------------
INCOME TAXES
------------------------------------------------------ --------------- --------- -------------- ------------- ------------
NET INCOME (LOSS)                                              (4,350)        0         (4,350)           56       (4,294)
------------------------------------------------------ --------------- --------- -------------- ------------- ------------

(a) UNIMAG Included -- This includes the actual results of UNIMAG excluding the fourth quarter acquisitions.

(b) UNIMAG Pro Forma -- includes the historical results of Pittsburgh and Wilmington from September 30, 1995 through the date of acquisition (January
     1996) and the necessary purchase accounting adjustments for goodwill amortization and interest.

                                     TABLE 7

                   COMBINED COMPANY PRO FORMA INCOME STATEMENT

                                 $(000) Omitted

                            12 Months ended 09/28/96

----------------------------------------- -------------- ------------ ------------- ------------ -----------
                                                                          (c)
                                                                       COMB. COMP.
                                               (a)           (b)        12 MTHS.        (d)
                                              UNIMAG        PRIOR        ENDED       PRO FORMA   COMB. COMP.
                                             AS FILED     HISTORICAL    9/28/96     ADJUSTMENTS   PRO FORMA
----------------------------------------- -------------- ------------ ------------- ------------ -----------
NET SALES                                   $  80,232     $ 192,345    $ 272,577     $   8,174    $ 280,751
----------------------------------------- -------------- ------------ ------------- ------------ -----------
COST OF SALES                                  60,277       142,918      203,195         6,340      209,535
----------------------------------------- -------------- ------------ ------------- ------------ -----------
        Gross Profit                           19,955        49,427       69,382         1,834       71,216
----------------------------------------- -------------- ------------ ------------- ------------ -----------
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                      (24,715)      (56,416)     (81,131)       (4,893)     (86,024)
----------------------------------------- -------------- ------------ ------------- ------------ -----------
INCOME (LOSS) FROM OPERATIONS                  (4,760)       (6,989)     (11,749)       (3,059)     (14,808)
----------------------------------------- -------------- ------------ ------------- ------------ -----------
OTHER INCOME (EXPENSES), NET:
----------------------------------------- -------------- ------------ ------------- ------------ -----------
        Interest Expense                       (1,781)       (1,595)      (3,376)       (4,393)      (7,769)
----------------------------------------- -------------- ------------ ------------- ------------ -----------
        Interest Income                           182           480          662             0          662
----------------------------------------- -------------- ------------ ------------- ------------ -----------
        Other, Net                                (29)          253          224           168          392
----------------------------------------- -------------- ------------ ------------- ------------ -----------
                Total Other Income             (1,628)         (862)      (2,490)       (4,225)      (6,715)
(Expenses), Net
----------------------------------------- -------------- ------------ ------------- ------------ -----------
INCOME (LOSS) BEFORE INCOME TAXES              (6,388)       (7,851)     (14,239)       (7,284)     (21,523)
----------------------------------------- -------------- ------------ ------------- ------------ -----------
INCOME TAXES                                        0             0            0             0    (4)     0
----------------------------------------- -------------- ------------ ------------- ------------ -----------
NET INCOME (LOSS)                           $  (6,388)    $  (7,851)   $ (14,239)    $  (7,284)   $ (21,523)
----------------------------------------- -------------- ------------ ------------- ------------ -----------
          Weighted Average Shares
Outstanding                                     3,226                                                 6,963
----------------------------------------- -------------- ------------ ------------- ------------ -----------
          Earnings (Loss) Per Share         $   (1.98)                                            $   (3.09)
----------------------------------------- -------------- ------------ ------------- ------------ -----------

(a) UNIMAG as filed -- This column represents UNIMAG consolidated as filed for fiscal 1997, including the results of operations for all acquisition from the date of acquisition.

(b) Prior Historical -- This includes the historical results of the fourth quarter acquisition parties for the applicable period prior to their acquisition by UNIMAG.

(c)  Comb. Corp. -- This column is the sum of the previous two columns.

(d) Pro forma adjustments -- This column is the combination of "pro forma" columns from the previous two pages.

         The pro forma adjustments to the unaudited condensed pro forma statements of operations reflect the acquisitions as if they had occurred on October 2, 1995 (the beginning of the Company's 1996 fiscal year). These condensed pro forma consolidated statements of operations do not give effect to any other transactions, and do not purport to represent the actual results of operations of the Company had the acquisition occurred on October 2, 1995.

         The acquisitions of Michiana, Stoll, Scherer Affiliates and Klein are described in greater detail in Proposals One through Seven within this Proxy Statement.

                  1. The Company has made a preliminary purchase price allocation. The acquisitions generate net goodwill on a preliminary basis for Stoll of $50,173,000, for Michiana of $17,083,000, for Scherer Affiliates of $39,421,000, and for Klein of $33,290,000. The Company previously reported nine weeks of goodwill for Michiana, Stoll and Scherer, and two weeks of goodwill for Klein. The pro forma amounts in Selling, General and Administrative Expenses record the balance of amortization of goodwill and the depreciation on the stepup of the fixed assets for the fiscal year.

                  2. In connection with the Acquisitions, the Company will issue approximately $39,920,000 of 8% Senior Debentures due 2002, and $23,060,000 of 10% Subordinated Debentures due 2004. The Company previously reported nine weeks of debenture interest for Michiana, Stoll, and Scherer, and two weeks for Klein. No pro forma entry was necessary for the conversion of KDR debt to Subordinated Debentures. The pro forma amounts in Interest Expense record the balance of debenture interest for the fiscal year.

                  3. The Company has reported nine months of operations for both Pittsburgh and Wilmington (acquired in separate transactions in January of 1996) in the audited financial statements for the fiscal year ended September 28, 1996. The pro forma amounts represent operations of Pittsburgh and Wilmington for the first three months of the fiscal year.

                  4. No provision has been made for income taxes because of the pro forma losses sustained and because of the availability of loss carryforwards for the Company.

         The Company has not made any pro forma adjustments for elimination of owner related expenses, non-recurring expenses, subsequent reductions in full-time personnel, or for reductions in operating expenses from facility consolidations. The Company has identified approximately $1,750,000 in owner related expenses in the Acquisition Companies which will be eliminated in the Combined Company. The Company also has identified approximately $1,500,000 in owner severance, $410,000 of curtailment loss related to the termination of the Stoll pension plan, and $20,000 in owner-affiliated bad debt writeoffs which are non-recurring. The Company has initiated approximately 175 full-time layoffs with gross annual payroll savings of approximately $2,725,000 (excluding payroll taxes, fringe benefits and related costs) in connection with facility consolidations. The Company has not quantified, to date, any additional savings from facility consolidations.

PRINCIPAL HOLDERS OF VOTING SECURITIES AND OWNERSHIP OF SHARES BY DIRECTORS AND EXECUTIVE OFFICERS

         The following tables set forth, to the knowledge of management, the number of shares of Common Stock of the Company and the percentage of outstanding shares of Common Stock of the Company represented thereby, owned directly, indirectly and beneficially by: (a) each person or entity who is the beneficial owner of more than 5% of the shares of Common Stock of the Company outstanding as of July 25, 1997, (b) each person or entity who is expected to become a holder of more than 5% of the outstanding shares of Common Stock of the Company following the Acquisitions, (c) each executive officer, director, and director nominee of the Company, and (d) all executive officers and directors of the Company as a group. The tables reflect the anticipated one-for-ten reverse stock split to be presented to the shareholders for approval at the 1997 Annual

Meeting of Shareholders. The following tables also reflect the number of shares of Common Stock of the Company owned, and the percentage of outstanding shares of Common Stock of the Company for each of the foregoing, as adjusted to reflect completion of the Acquisitions, the future issuance of 25,096 shares (post split) of Common Stock to MDI, the proposed issuance of 33,333 shares (post split) to R. David Thomas, and assume the exercise of warrants held by the Bank of Boston Connecticut to acquire 5,000 shares (post split) of Common Stock of the Company. The tables also have been adjusted to reflect adjustments to net worth based on the balance sheets as of June 30, 1996 for Michiana, Stoll, Read-Mor and Scherer Affiliates (and August 23, 1996 for Klein). No other rights, options, and warrants to acquire any of the Company's securities are presently outstanding.

TABLE FOR MORE THAN FIVE PERCENT (5%) SHAREHOLDERS

                                                                                               After Completion
                                                                                                of Acquisitions
                                       Number of Shares of        Percentage of                 ---------------
Name and Address                       Common Stock               Common Stock        Anticipated
of Beneficial Owner                    Beneficially Owned (1)     Outstanding (2)     # of Shares       Percentage(2)
-------------------                    ----------------------     ---------------     -----------       -------------
------------------------------------ -------------------------- ------------------- ----------------------------------

 Ronald E. Scherer                            1,045,600                39.00%        1,747,530(3)(5)          24.65%
 Chairman of the Board                    (3)(5)(6)(7)(10)
 of Directors, President
 and Chief Executive Officer
 5131 Post Road
 Dublin, OH 43107

 Ohio Periodical                          500,000(3)(6)(7)             18.65%             0(7)                     0%
 Distributors, Inc.
 5131 Post Road
 Dublin, OH 43017

 The Roger L. Scherer                       500,000(7)                 18.65%         1,180,498(7)             16.65%
 Trust FBO Ronald E. Scherer
 U/A 6/14/79
 100 East Broad Street
 Columbus, Ohio 43215

 The Roger L. Scherer                       500,000(7)                 18.65%         1,180,498(7)             16.65%
 Trust FBO Linda Hayner
 Talbott U/A 6/14/79
 100 East Broad Street
 Columbus, Ohio 43215

 Linda Hayner Talbott                        510,550(7)                19.04%         1,212,480(7)             17.10%
 5131 Post Road
 Dublin, Ohio 43017

 R. David Thomas                            300,000 (6))               11.19%           333,333                 4.70%
 One Bay Colony
 Ft. Lauderdale, FL 33308

(continued)

                                                                                               After Completion
                                                                                                of Acquisitions
                                       Number of Shares of        Percentage of                 ---------------
Name and Address                       Common Stock               Common Stock        Anticipated
of Beneficial Owner                    Beneficially Owned (1)     Outstanding (2)     # of Shares       Percentage(2)
-------------------                    ----------------------     ---------------     -----------       -------------
------------------------------------ -------------------------- ------------------- ----------------------------------

Richard H. Stoll, Sr.                           0(5)                     0%          391,693(5)(11)              5.53%
Director Nominee
6477 Mill Ridge Road
Maumee, Oh. 43537

George R. Klein                                 0(5)                     0%            1,087,881(5)             15.35%
Director Nominee
1771 East 30th Street
Cleveland, Ohio 44114

Magazine Distributors, Inc.                  153,608(8)                5.73%            178,704                   2.52%
100 Cantiague Rock Rd.
Hicksville, NY 11801

Doris Marshal                                237,302 (4)               8.85%            237,302                   3.35%
P. O. Box 5503
Martinsville, VA 24115

TABLE FOR EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR NOMINEES

                                                                                               After Completion
                                                                                                of Acquisitions
                                       Number of Shares of        Percentage of                 ---------------
Name and Address                       Common Stock               Common Stock        Anticipated
of Beneficial Owner                    Beneficially Owned (1)     Outstanding (2)     # of Shares       Percentage(2)
-------------------                    ----------------------     ---------------     -----------       -------------
------------------------------------ -------------------------- ------------------- ----------------------------------

Ronald E. Scherer                      1,045,600 (3)(5)(6)(7)          39.00%        1,747,530(3)(5)(7)
Chairman of the Board                                                                                         24.65%
of Directors, President
and Chief Executive Officer
5131 Post Road
Dublin, OH 43107

David B. Thompson                             61,164(3)                2.28%         61,164(3)                  *
Director and Treasurer
5131 Post Road
Dublin, Ohio 43017

Eugene J. Alfonsi                               5,000                    *           5,000                      *
Director
5131 Post Road
Dublin, Ohio 43017

(continued)

                                                                                               After Completion
                                                                                                of Acquisitions
                                       Number of Shares of        Percentage of                 ---------------
Name and Address                       Common Stock               Common Stock        Anticipated
of Beneficial Owner                    Beneficially Owned (1)     Outstanding (2)     # of Shares       Percentage(2)
-------------------                    ----------------------     ---------------     -----------       -------------
------------------------------------ -------------------------- ------------------- ----------------------------------

Thaddeus A. Majerek                                 0(5)(9)              0%           262,435(5)(9)          3.70%
Director
2232 S. 11th Street
Niles, MI 49120

Robert H. Monnaville, Jr.                      39,925                 1.49%            39,925                   *
Director
62 Harper Avenue
Waterbury, CT 06705

Thomas L. Gerlacher                             1,900                    *              1,900                   *
Chief Financial Officer
5131 Post Road
Dublin, Ohio 43017

Nancy Stoll Lyman                                   0(5)                 0            142,420(5)(10)         2.01%
Director Nominee
203 N. Wabash, Suite 1504
Chicago, IL 60601

William D. Parker                                   0                    0                  0                   0
Director Nominee
5131 Post Road
Dublin, Ohio 43017

Richard H. Stoll, Sr.                               0(5)                 0            391,693(5)(11)         5.53%
Director Nominee
6477 Mill Ridge Road
Maumee, Ohio 43537

R.L. Richards                                   1,250                    *              1,250                   *
Director Nominee
5131 Post Road
Dublin, Ohio 43017


George R. Klein                                     0(4)                 0          1,087,881               15.35%
Director Nominee
1771 E. 30th Street
Cleveland, Ohio 44114

(continued)

                                                                                               After Completion
                                                                                                of Acquisitions
                                       Number of Shares of        Percentage of                 ---------------
Name and Address                       Common Stock               Common Stock        Anticipated
of Beneficial Owner                    Beneficially Owned (1)     Outstanding (2)     # of Shares       Percentage(2)
-------------------                    ----------------------     ---------------     -----------       -------------
------------------------------------ -------------------------- ------------------- ----------------------------------

All Directors and Executive                   1,154,839                43.07%         3,741,198            52.78%
Officers as a Group
(6 persons before the Annual
Meeting, 11 persons after the
Annual Meeting)

* Less than 1%

                  (1) Unless otherwise specified, the beneficial owners of the shares of Common Stock have sole voting and investment power over such shares.

                  (2) The total number of shares of Common Stock of the Company outstanding on the date hereof, assuming the exercise of warrants held by the Bank of Boston Connecticut to acquire 5,000 shares, is 2,681,034 shares. None of the executive officers, directors or holders of more than 5% of the Company's issued and outstanding Common Stock hold any options or warrants to acquire Common Stock. The anticipated number of shares outstanding after completion of the Acquisitions and the issuance of shares to MDI, L. P., assuming the exercise of warrants held by the Bank of Boston Connecticut to acquire 5,000 shares and the anticipated purchase of 33,333 shares by R. David Thomas, is 7,088,939.

                  (3) For Ronald E. Scherer, includes 500,000 shares of Common Stock of the Company owned by OPD, which Ronald E. Scherer is entitled to vote as the Chief Executive Officer of OPD, but does not include 58,900 shares of Common Stock of the Company held of record by RAP Diversified, Inc. ("RAP"), the sole shareholder of which is David B. Thompson, Trustee for a trust of which the children of Ronald E. Scherer are the beneficiaries. Mr. Scherer disclaims any beneficial ownership of such shares of RAP. Mr. Scherer does not have or share voting or investment power over the shares held by RAP. The shares of RAP are reflected as beneficially owned by Mr. Thompson.

                  After the completion of the Acquisitions, includes 133,542 (1.88%) shares of Common Stock of the Company to be received by Northern in the Exchange Transactions and 48,260 (0.68%) shares of Common Stock of the Company to be received by Wholesalers in the Exchange Transactions. Mr. Scherer is expected to have voting power over the shares of Common Stock of the Company held by these companies by virtue of his position as Chief Executive Officer of these Companies.

                  (4) Does not include 122,419 shares of Common Stock of the Company (4.57%) held by Mrs. Marshall's son, David Marshall, and 122,419 shares of Common Stock of the Company (4.57%) held by Mrs. Marshall's daughter, Miranda Marshall, all of which shares of Common Stock of the Company are subject to Put Agreements between the Company and each of Mrs. Marshall's children.

                  (5) All of such shares of Common Stock of the Company are subject to a shareholders' voting agreement dated as of October 9, 1996, among Ronald E. Scherer, certain of the Scherer Affiliates, the Stoll Shareholders, the Michiana Shareholders and the Klein Shareholder, pursuant to which they have agreed to act together in the election of directors of the Company until such time as all principal and interest on the Debentures have been paid in full. The parties to the agreement have agreed to vote for the election to the Board of Directors of two Scherer representatives, two Stoll representatives, one Michiana representative and two Klein representatives. The agreement is limited only to the election of seven directors until such time as the Debentures have been paid in full. Parties to the Agreement do not share voting or investment power over the securities held by the other parties to the Agreement.

                  (6) Ronald E. Scherer, OPD and R. David Thomas have agreed to vote their shares of Common Stock of the Company in favor of the acquisitions of Stoll, Michiana, Klein and the Scherer Affiliates and to vote in favor of the reverse stock split at the Annual Meeting of Shareholders.

                  (7) 49.5% of the stock of OPD is owned by a trust established for the benefit of Ronald E. Scherer and his family, and 49.5% of the stock of OPD is owned by a trust established for the benefit of Linda Hayner Talbott, the sister of Ronald E. Scherer, and her family. The trusts are reflected in the foregoing table as beneficially owning the Company stock owned by OPD because the trusts are stockholders of OPD. In connection with the merger of OPD into the Company, the shares of stock of the Company owned by OPD will become treasury stock of the Company. The two trusts will become direct shareholders in the merger. Additionally, each of the trusts will become beneficial owners of the shares of stock of the Company owned by the other trust due to shared voting arrangements. The two trusts will also become beneficial owners of shares of stock received by Wholesalers and Northern in the Acquisitions because the trusts are stockholders of these entities. Mr. Scherer and Ms. Talbott are reflected in the table as beneficially owning the shares of stock owned by the trusts.

                  (8) Does not include approximately 25,096 shares of Common Stock of the Company which will be issued in 1997 under terms of the Company's agreement with MDI.

                  (9) Includes 262,435 (3.70%) shares of Common Stock of the Company to be owned by a trust over which Thaddeus A. Majerek is expected to have voting power as one of the co-trustees. Does not include 273,146 (3.85%) shares of Common Stock of the Company to be owned by another family trust, over which Mr. Majerek disclaims any beneficial ownership because he will not have or share voting or investment power over the Company stock.

                  (10) Does not include 1,816,047 (25.62%) shares of Common Stock of the Company to be received by the other Stoll Shareholders, over which Nancy Stoll Lyman disclaims any beneficial ownership.

                  (11) Does not include 1,566,773 (22.10) shares of Common Stock of the Company to be received by the other Stoll Shareholders, over which Richard H. Stoll, Sr. disclaims any beneficial ownership. Mr. Stoll does not share voting or investment power over the securities to be received by other members of the Stoll family

                 THE WHOLESALE PERIODICAL DISTRIBUTION INDUSTRY

INDUSTRY OVERVIEW

         The $4 billion wholesale periodical distribution industry in North America is comprised of approximately 60 regional and local wholesalers operating out of approximately 300 distribution locations. Management believes that they account for approximately 97.5% of all magazines purchased by consumers in retail outlets such as newsstands, drug stores, convenience stores, discount variety stores and grocery stores. The wholesale periodical distribution industry is highly fragmented and regionalized. However, there has been significant consolidation activity driven by major retailers' desire to consolidate their vendor relationships and by the desire of many local wholesalers to take advantage of the favorable economics available to larger regional wholesale organizations by consolidating with neighboring wholesalers.

         The wholesale periodical distribution process usually begins when the wholesaler receives books and periodicals in bulk from publishers or national distributors (also known as national wholesalers or national brokers) and re-packs them with other products on a weekly or monthly basis for delivery to the retailers in its region. Historically, one wholesaler has controlled a geographic territory through exclusive relationships with the retailers in its region. The economics of the wholesale magazine distribution industry are similar to those of the US Postal Service which demonstrate that it is not profitable to have more than one letter carrier deliver separate pieces of mail to the same house or neighborhood. Similarly, it is difficult for one periodical wholesaler to profitably duplicate the efforts of another periodical wholesaler with the same retailers in a given region.

         Consequently, the relationship between the retailer and wholesaler has been sheltered from the traditional competitive forces that exist in other industries because of the favorable economics inherent in an exclusive delivery route. In addition, the existing distribution structure has always been the most profitable way for the publisher to reach the consumer.

         It is estimated that the five largest wholesaler groups in the country account for approximately 60% of magazine sales and the ten largest account for approximately 80%. In addition to these ten large wholesalers, there are approximately 50 small and mid-size independent wholesalers making up the balance of the markets served in the United States.

         Based upon industry information, management of the Company believes that the wholesale periodical distribution industry has grown approximately five percent (5%) per year for the last several years. Management believes that the continued growth of the industry depends upon the following factors:

                  - The magazine publisher's ability to continue to provide newsworthy or entertaining publications to consumers;

                  - The publishers' and wholesalers' ability to maintain a profit structure appealing to the retailers;

                  - Improving the efficiency and accuracy of product allocation to capitalize on the impulse nature of the purchase decision and optimize sales; and

                  -        Maintaining a cost effective delivery system.

PRODUCT MANAGEMENT

         Magazine publishers typically contract with large national distributors to initiate the movement of their publications through the distribution chain. These national distributors then sell the product to local wholesalers, like the Company, which manage the distribution chain within various geographic regions across the country.

         The local wholesalers are responsible for maintaining relationships with the retailers that ultimately sell the product to consumers. In addition to delivering new magazines and books to these retailers, the wholesaler is responsible for picking up unsold magazines and in some cases, maintaining magazine displays within each store. The retailers receive credit for the unsold magazines that are returned to the wholesaler which then receives a corresponding credit from the publisher or national broker upon proof of return. The wholesaler is also responsible for destroying the unsold periodicals that are returned for credit. In most cases, they are shredded and baled on the wholesaler's premises and sold as scrap paper to recyclers.

         Throughout the distribution process, it is the local wholesalers' responsibility to account for the magazines until they are either sold or returned and destroyed. In order to meet this responsibility, the wholesalers must rely upon sophisticated management information and scanning systems that can record the progress of the publications not only to identify their location and status, but to charge or credit the appropriate parties for periodicals sold or returned. Wholesalers are subject to periodic audits by publishers to ensure the accuracy and integrity of reporting and control systems.

INDUSTRY TRENDS

         Historically, the wholesale periodical distribution industry has not been characterized by significant competition. Because publishers and retailers have recognized the favorable economics of local distribution, they have supported the exclusive territories that have evolved over time, minimizing competition from neighboring local or regional wholesalers. Recently, however, these barriers have begun to break down leading to a more competitive environment as a result of the following trends:

         - Vendor Consolidation Efforts of Large Retailers. Many national retailers such as WalMart have begun consolidating the number of suppliers from which they purchase in an effort to streamline their purchasing process. This change in purchasing behavior has been driven by the retailers' demands for chain-wide or divisional billing to minimize their administrative costs and improve profit margins. This trend has begun to eliminate the traditional regional barriers that have existed in the industry for decades and has shifted the emphasis of the wholesaler/retailer relationship from the local level to the corporate or regional level. Although a regional wholesaler can, in the short run, increase sales by establishing a relationship with a large retailer, it becomes more difficult for that wholesaler to service far reaching locations of the large retailers in a profitable manner. Consequently, the regional wholesaler must unite with the local or other regional wholesalers serving those far reaching territories either through joint ventures or consolidations in order to optimize delivery efficiency and long term profitability.

         - Industry Consolidation. The industry recently has undergone considerable consolidation for several reasons. Because they must operate under the constraints of a price ceiling established by the publishers, successful wholesalers have concentrated on cost cutting measures in order to remain competitive. Through mergers and consolidations with competitors in neighboring regions, local wholesalers have been able to achieve significant cost savings and economies of scale in their distribution operations by consolidating distribution plants and eliminating redundant overhead.

         - Marketing Initiatives with Retailers. As "direct store delivery" vendors, periodical wholesalers are responsible for determining the most effective way to market their products in a particular retail location. Wholesalers' merchandising decisions typically rely upon information derived from knowledge of buying habits of consumers, distribution and return records by title and issue of each magazine, and other related information for each retail location. This historical information is kept in a database known as "Order & Regulation Records" which is owned and maintained by the wholesaler. It enables the wholesaler to electronically monitor and evaluate the historic distribution information for greater efficiency and profit.

                           In addition to maintaining Order & Regulation
                  Records, the most successful wholesalers, including the Company, have used other tools to work with retailers to increase sales and profitability of periodicals. These include "Electronic Data Interchange" and "Efficient Consumer Response". Electronic Data Interchange uses bar codes and UPC codes in conjunction with sophisticated scanning systems to track the movement of periodicals between the wholesaler and retailer as well as control the billing process throughout the distribution chain. Efficient Consumer Response is a real time analysis tool that assists the wholesaler in tracking the retailers' periodical sales within a given month. It enables the wholesaler to manage the allocation of products within a given month and replenish or re-deploy in store inventory where needed.

         - Process Automation. The periodical distribution process involves a significant amount of labor for activities such as sorting, scanning, loading and unloading trucks and shredding returned periodicals. Consistent with such a business model, labor costs represent one of the largest operating expenses of most wholesalers. In an effort to reduce overhead expenses, wholesalers have increasingly sought to automate the handling of the magazines they distribute through the acquisition and development of more sophisticated and integrated machinery and equipment.

         - Department of Justice. There has been an investigation of the magazine distribution industry by the Antitrust Division of the U.S. Department of Justice. The investigation originated in the Northwest Office of the U. S. Department of Justice in Cleveland, Ohio. The complete nature, target, and focus of the investigation is unclear. To the knowledge of management, none of the Acquisition Parties has been identified as a target of the investigation. Each of the wholesaler Acquisition Parties has provided documents, and some of them have provided deposition testimony. The current status of the investigation is not known.

                      THE COMPANY AND THE COMBINED COMPANY

BACKGROUND

         The periodical wholesale distribution industry has undergone significant consolidation during the past year. Prior to this period of consolidation, wholesale periodical distributors historically operated in defined geographic territories without much competition from other wholesalers due to the difficulty and cost of distributing in another wholesaler's territory. Within the past year, large retailers have begun to consolidate vendor relationships with larger suppliers so that the retailers are acquiring periodicals from one or a few wholesalers for all of their retail locations rather than from separate wholesalers in each geographic area where a retail location is based. As a result, the industry has rapidly evolved from a supplier based push distribution system to a consumer based pull allocation system. This has resulted in a smaller number of wholesalers distributing within many geographic locations and in more direct competition for retail business. As a result, a number of small wholesalers have been unable to remain in business. Gross margins have decreased as more price competition has occurred, and a number of wholesalers are affiliating or otherwise consolidating their operations to reduce duplicative operating expenses to compete effectively for large retail accounts while providing additional value-added services to the retailers.

         The wholesale periodical distribution industry is poised for additional significant consolidation over the next few years. Management believes that the consolidation of the Company and the Acquisition Parties will significantly reduce both fixed and variable costs once the consolidation of operations is complete. It is anticipated that these cost reductions will act to offset decreasing margins and greater pricing pressures and will increase the ability of the enterprises comprising the Combined Company to compete more effectively.


         Although there are currently approximately 60 wholesalers who are marketing periodicals in the United States, management believes that, within five years, the wholesale periodical distribution industry may be dominated by fewer than ten companies across the United States as smaller, local wholesalers continue consolidating with larger and financially stronger regional wholesalers. As a result of these continued consolidation trends, management believes that some additional acquisition opportunities will become available over the next 12 to 24 months. Management believes that the anticipated size of the Combined Company will permit it to take advantage of these acquisition opportunities better than the Company alone would otherwise be able to accomplish.

BUSINESS

         The Company is a regional wholesaler of periodicals. It distributes its products to retail outlets such as supermarkets, discount variety stores, convenience stores, drug stores, and newsstands that offer mass market reading materials to consumers. The Company conducts its operations through the following three active operating subsidiaries: Service News Company of Connecticut, ("Yankee" or "Connecticut"); Service News Company of Wilmington, North Carolina ("Service News" or "Wilmington"); and Triangle News Company of Pittsburgh, Pennsylvania ("Triangle" or "Pittsburgh").

         During June of 1996, the Company sold its other active subsidiary, Reader's Choice, Inc. of Dublin, Ohio, a company engaged in the business of managing and reporting information on retail display allowances and collecting these allowances which are paid by publishers to retailers. The operations of Reader's Choice, Inc. are not significant, and the sale will not have a material effect on the Company. In addition, the Company has three inactive subsidiaries which have ceased operations: Sportstuff Marketing, Inc., Team Logos Sportstuff, Inc. (which includes its inactive subsidiary UNIMAG I) and Imperial News Co., Inc.

         Additionally, through the recent pending Acquisitions, the Company has added to its current operations the wholesale periodical distribution operations of Stoll, which distributes primarily in central Indiana, northwestern Ohio and southern Michigan, the wholesale periodical distribution operations of Michiana, which distributes primarily in southern Michigan, northern Indiana and western Ohio, the wholesale periodical distribution operations of Klein, which distributes primarily in northern Ohio, and the wholesale periodical distribution operations of OPD, MacGregor, Northern, Wholesalers and Scherer Companies, which distribute in central and southern Ohio and northern Michigan. The Company also acquired and operates retail bookstores in connection with these operations.

COMBINED REVENUE

         Following the consummation of the proposed exchange and acquisition transactions, the Combined Company will have an estimated market share of greater than fifty percent (50%) in the Ohio, Indiana, Michigan and western Pennsylvania area. It is expected that the proposed transactions with the Acquisition Parties will transform the Company from an entity which generated annualized net sales of approximately $57 million in fiscal year 1995 (from Yankee, Wilmington, and Pittsburgh) to a Company with combined net sales, on a pro forma basis, for fiscal year 1996 of approximately $280 million for all entities.

EMPLOYEES

         At September 30, 1996, the Company employed approximately 398 employees, of which 124 were represented by various locals of the Teamsters Union with contracts expiring in 1996 through 2001. Such employees were staffed substantially as set forth in the tables below. It is anticipated that the Combined Company initially will employ approximately 1,993 individuals, of which 246 will be represented by various locals of the Teamsters Union with contracts expiring in 1996 through 2001. In the opinion of management of each of the Acquisition Parties, relations with both union and non-union employees of such Acquisition Parties have been satisfactory.

The Company

                                                                                           Part-time
           Position                  Union          Non-Union           Total         (Included in Total)
------------------------------- ---------------- ----------------- ----------------- -----------------------

Management
     and Supervisors                   1                15                16                   0
Administrative and Office              7                32                39                   2
Sales                                  4                 4                 8                   0
Warehouse                             48                40                88                  21
Drivers                               64                24                88                   5
In-Store Service                       0               125               125                  92
Retail and Other                       0                34                34                  23
                                       -                --                --                  --
Total                                124               274               398                 143
                                     ===               ===               ===                 ===

The Combined Company

                                                                                           Part-time
           Position                  Union          Non-Union           Total         (Included in Total)
------------------------------- ---------------- ----------------- ----------------- -----------------------
Management and
     Supervisors                       1               159               160                   0
Administrative and Office             15               170               185                  13
Sales                                  4                67                71                   0
Warehouse                             04               295               399                  65
Drivers                               22               160               282                   8
In-Store Service                       0               695               695                 620
Retail and Other                       0               201               201                 145
                                       -               ---               ---                 ---
Total                                246             1,747             1,993                 851
                                     ===             =====             =====                 ===

         Management is currently reviewing the appropriate staffing plan for the Combined Company and expects significant employee reductions and labor cost savings as the operations of the Acquisition Parties are consolidated in the 12 months following the consummation of the proposed transactions.

         Each of the companies in the Combined Company had separate compensation plans, some of which were the result of collective bargaining agreements. The Company plans to continue all compensation plans which are subject to collective bargaining agreements. All other compensation plans are being analyzed and the Company intends to establish a uniform set of compensation plans which will meet the requirements of ERISA.

PRODUCTS

         The Company generates revenue primarily from the sale and distribution of mass market reading materials including magazines, paperback and hardback books, newspapers and other complementary items.

         - Magazines. There are over 3,500 different magazine titles published annually which focus on a diverse range of consumer interest topics. Sales of magazines currently represent approximately 83% of total Company revenue.

         - Books. The Company distributes an average of 2,750 different paperback and hardcover titles per year at an average retail price of $5.25 per book. The process by which the Company selects book titles for resale is different from the periodical selection process in that book publishers, rather than regional periodical wholesalers, customarily control the product allocation process. Historically, book publishers have allocated most of their available titles to the large book store chains where a high level of retail sales was assured. However, because of recent pricing pressure exerted by the large retailers, book publishers have become interested in allocating more books and titles to alternative retailers like supermarkets where gross margins are higher.

                           Sales of paperback and hardcover books currently
                  represent approximately 15% of total Company revenue. However, management believes that because of the pricing pressure experienced by book publishers from large book store chains, as well as the desire of the Company's existing customer base (especially large supermarket chains) to carry alternative products, sales of paperback and hardcover books are expected to become a more significant percentage of total Combined Company revenue.

         - Newspapers. In selected markets, specifically Connecticut and Pennsylvania, the Company distributes over 50 local and national newspapers including daily, weekly and Sunday only titles seven days a week. The newspaper routes are run separately and on an earlier schedule than periodicals. Although profit margins on newspapers are lower than books and magazines, the Company will continue to provide this service to those select retail customers. Sales of newspapers currently represent approximately 1% of total Company revenues.

         - Other. The Company also distributes other items such as trading cards, maps and calendars; however, this category does not represent a significant component of the Company's business. Sales of these items currently represent approximately 1% of total Company revenues.

         It is anticipated that the Combined Company will also generate revenues from substantially the same product segments, although the Company expects that, with the customer and market diversification which will occur following the completion of all of the transactions, the relative contribution of certain product segments to revenues of the Combined Company may differ significantly from those experienced by the Company.

SUPPLIERS AND PRICING

         The retail prices of the periodicals that the Company distributes are established by publishers such as Time Warner, Hearst and Hachette. The Company purchases approximately 75% of its product, representing approximately 70% of accounts payable, from four national wholesalers - Warner Distribution Services, ICD/The Hearst Corporation, Murdoch and Curtis Circulation Co. These purchases are made under long-standing relationships, and there are no formal purchase agreements. The product is purchased from the wholesaler at a discount to the suggested retail price (cover price) and then sold to retailers at a smaller discount off the cover price.

DISTRIBUTION SYSTEM

         The distribution system starts with the publisher who provides editorial content to printers who prepare the product and ship it directly to the wholesale distributor. The national distributors do not physically touch the product. Instead, they function as brokers of information and collectors of funds from the wholesale distributor for remittance to the publishers. The more sophisticated wholesale distributors maintain and analyze data on product, customers, and consumers and make product allocation decisions as category managers for the retailers. In addition, the wholesale distributors provide packaging, delivery, display and in-store merchandising services to the retailers. The wholesale distributors bill the retailer, collect the receivables, and remit payments to the national distributors.

         The Company's distribution facilities receive product in bulk form every day during the week. The distribution facilities are especially active on Fridays and Mondays when weekly titles such as People Magazine, TV Guide and the National Enquirer are received, packaged and delivered to retailers. Delivery of weekly periodicals must be made within 24 hours after receipt of such periodicals by the distribution facilities.

         As inventory is received a copy of each title is sent to the receiving department where a validation clerk scans the title to verify the BIPAD number and quantity. After the quantity is verified the receiving department enters the item into the tracking system. If the allotted quantity in the system does not match the quantity received, the clerk manually enters the correct amount. A receiving clerk scans the product and identifies the location for the product on the automatic conveyor system (the "Tie Line"). The product is then immediately routed to the proper position on the Tie Line where it is stacked and bundled for shipment.

         The Tie Line operates throughout the week. Because magazines have a limited shelf life, a minimum inventory level is maintained to meet daily delivery needs. Packing receipts are transported down the Tie Line with corresponding order information displayed automatically in front of each packaging station indicating the appropriate count for each title to be stacked for that particular order. Stacks are bundled at the end of the Tie Line by a strap machine and placed onto route sequenced interbodies and loaded into trucks for delivery to the retailer.

         Sales to both the wholesaler and retailer are made on a guaranteed basis. Retailers are able to return unsold product to the wholesaler for full credit. The wholesaler, in turn, is able to receive full credit from the publisher and/or national distributor.

         When product is returned to the Company, titles are individually scanned into a returned inventory tracking system and sent down a conveyer belt to be shredded and baled. The Company generates additional revenue from the sale of these bales of scrap paper to a recycler. The price for baled paper fluctuates on the open market.

         It is anticipated that although distribution methods utilized by the various Acquisition Parties may differ at this time, gradually the Combined Company's distribution activities will become more consistent throughout the Combined Company, subject to the various requirements, customs and practices in a particular market.

MARKETING AND SALES

         The increasing size and sophistication of retailers has led them to demand more assistance in managing and positioning their product lines to maximize sales and eliminate unnecessary costs. In response to these demands, the Company has sought ways to expand upon the wholesaler's basic delivery service to seek ways to provide value added services to its customer base. The Company has determined that by integrating certain of its basic marketing programs described below with a sophisticated and proprietary system known as the "SMARTS System" (which stands for Sales Magazine Analysis React Transmit System) developed by Scherer Companies, the Company and the Combined Company will be able to effectively position its products leading to higher revenues and more efficient product allocation. The Company's basic marketing programs include the following:

         - Impact Marketing Program. This marketing program customizes magazine displays to utilize otherwise wasted space in retail outlets like structural columns, freezer bases and end caps, thereby increasing the number of displays within a store from two to up to seven. These locations are usually in the highest traffic areas within the store and represent excellent cross merchandising opportunities.

         - Mainline Fixture Program. This program is the basis of all magazine sales beyond those at the checkout line. Mainline fixtures serve as the primary location of magazines within a store. Mainline fixtures include a minimum four foot long rack capable of holding up to 26 titles per foot. Mainline titles typically have a higher cover price (over $3.00) and produce over 50% of revenues in a given location.

         - Auxiliary Display Program. This program utilizes small spinner racks, special promotion dump displays and counter displays to create additional display opportunities within a retail outlet to increase sales. These displays can be uniquely placed throughout the store for one to three week periods of increased sales.

         - Checkout Sales. This component is designed to promote the sale of magazines at the checkout counter by closely managing title selection. Services include display fixture production and installation for which the Company receives display placement fees from publishers.

         - Family Reading Center. Family Reading Centers provide up to 40 running feet of shelf space which allow the wholesaler to showcase more titles than a Mainline Fixture Program and display them with a full facing rather than the typical quarter or half facing.

         - Store Within a Store. This component replicates the product selection and size of a newsstand but is housed within a larger retailer such as a supermarket. It represents the transition from the "pass and browse" approach of the mainline fixtures to a "stop and shop" theme. The Store Within a Store can range anywhere from 50 to 150 running feet and delivers maximum results for high traffic oriented retailers by increasing the number of unit purchases per customer.

         - Display Growth - Incentive. This component is tailored to existing retailers to provide incentives to expand their display space for magazines by offering display placement allowances and rebates for increased sales. It is part of the Company's strategy to up-tier its basic marketing programs with retailers into those that utilize more floor space.

THE SMARTS SYSTEM

         The SMARTS System, which management believes is the only system of its kind in the wholesale periodical distribution industry, was developed by internal management information systems professionals at Scherer Companies. The SMARTS System analyzes the market area of each retail location to customize product allocation to correspond to the buying habits and trends of the primary consumer base. Through customer profiling and product placement programs, the SMARTS System increases sales by pinpointing the product that the consumer is most likely to buy and strategically placing it on display in an optimum location within the store.

         - Consumer Profiling. Utilizing sophisticated data from the US Census Bureau, the SMARTS System is a proprietary product allocation system that provides a detailed consumer profile for a particular market area, enabling the Company to target its product mix based upon the demographic (i.e., age, population, gender, occupation, income, ethnicity, marital status, religion and education level) and psychographic (i.e., lifestyle and purchasing behavior) characteristics of the market area. These characteristics group consumers into lifestyle cluster groups. A retail location is assigned to one of 72 lifestyle cluster groups. Examples of two lifestyle cluster groups are as follows:

                      Executive Suites:   Professional/White Collar
                                          College Graduate
                                          Age 25 - 44
                                          White/High % of Asian
                                          More likely to:
                                               - Go jogging
                                               - Use financial planning services
                                               - Read Fortune magazine

                      Gray Collars:       Blue Collar
                                          High School education
                                          Age 55 +
                                          Mixed Ethnicity
                                          More likely to:
                                               - Join a religious group
                                               - Drive a Chevrolet Truck
                                               - Read Guns & Ammo magazine

                           The preferences of lifestyle cluster groups are
                  compared to historical sales information to optimize sales opportunities and product mix in each retail location. The Company is able to tailor its distribution focus to products identified by the cluster group that meet the demand of the consumer at each retail location, ultimately improving sales and distribution efficiency. The SMARTS System provides the Company with a key competitive advantage over other regional wholesalers and is expected to become more valuable to the Combined Company as it expands its market area throughout the midwestern United States.

         - Product Placement. The SMARTS System also provides product placement assistance in two ways. The Floor Planogram is used to determine the location of display fixtures within the store. This sophisticated program increases sales potential by positioning displays in high traffic, high visibility areas while maximizing the available display space. This program enables management to exploit additional selling opportunities by identifying under-utilized space in the store such as structural columns, in aisle freezer bases, and the sides of end aisle displays. These opportunities are targeted for customer design display racks to feature titles focused around particular products and topics reflective of the products offered in that area. For example, a display may be positioned in the wine section to display magazines such as Food and Wine.

                           The Display Planogram is used to determine the
                  position of a specific title and/or category of titles within the display fixture. Product space is allocated based on sales performance of each category within the store and benchmarked against other comparable stores in comparable lifestyle cluster groups. Better ranked categories receive larger and/or better positions on the displays. The titles within each category are ranked based upon consumer interest, cluster rank, profitability, and seasonality to determine which titles earn the best locations within the category blocks. "A" titles occupy more desirable positions on the fixtures and receive more consumer exposure, while "B" and "C" titles earn and receive progressively less desirable locations. This ranking system then places the titles most likely to sell at the consumer's fingertips.

         It is anticipated that the SMARTS System will be expanded and rolled out to the various operating locations of the Combined Company until, eventually, all locations of the Combined Company will utilize the SMARTS System. The Company protects its proprietary rights in the SMARTS System by use of trade secret protection combined with no distribution of its software source code and restrictive license agreements with users of the system.

CUSTOMERS

         The Company and the individual Acquisition Parties have developed long standing, trusted vendor relationships with their respective customer bases. The customer bases range from large national retailers such as The Kroger Company to smaller local retailers. It is estimated that the Combined Company has a large and more diverse customer base comprised of approximately 18,000 different retail locations representing approximately 12,000 different customers, with no one customer representing more than 5% of sales.

         During 1996, most of the larger retail chains entered into multi-year contracts with wholesale distributors. The Company has entered into long-term contracts ranging from one through five years, but primarily three years with the major retailers, to be the exclusive providers of magazines and, in most cases, related periodical products. Some of the retail chains which the Company has received contracts with include The Kroger Company, Giant Eagle, Meijer, and Big Bear stores. During 1996, the Company and the Acquisition Parties lost business they had with K-Mart and WalMart. Although the Company submitted bids for contracts with K-Mart and WalMart, those bids were not accepted.

COMPETITION

         The Company and the Combined Company face competition from three different areas. These areas include competition from other wholesalers, competition from alternative delivery channels and competition from substitute products.

         - Competition From Other Wholesalers. Principal competitors of the Company and the Combined Company include The Anderson Group, ARAMARK and the Charles Levy Company, all of which are regional wholesalers in neighboring territories. Although these regional wholesalers represent potential competition in certain markets in which the current Company and the Combined Company will operate, management does not believe that competition will be significant due to the "Post Office" economic model of distribution which makes it difficult for other wholesalers to profitably compete in the Combined Company's market areas.

                           Because most wholesalers have access to the same
                  periodical titles, they must differentiate themselves from neighboring regional wholesalers by providing value added services to their retail customers. With the ultimate goal of efficiently maximizing sales of periodicals in their stores, management believes that retailers generally have selected wholesalers based upon the following considerations:

                           - The accuracy of packaging and accounting systems and the timeliness of delivery service;

                           - The effectiveness of its product allocation and display systems to the retailer;

                           - Technological capabilities and the resulting cost saving afforded to the retailer;

                           -        Competitive pricing and terms;

                           - The wholesaler's reputation as a "direct store delivery" vendor and success as an overall category manager to the retailer; and

                           - The wholesaler's ability to generate and communicate new specific customer knowledge to the retailer.

         -        Competition From Alternative Channels of Distribution.
                  Periodical wholesalers compete with other delivery sources for the sale of periodicals to the consumer. These alternative delivery sources include subscriptions offered by the publishers and electronic transmissions over the Internet.

                           At one time, subscription sales represented the only
                  alternative source of delivery for a periodical to the ultimate consumer. Although it is not a profitable delivery channel for most publishers, subscription sales are principally used to establish information about the circulation base of a magazine to assist the publisher in attracting focused advertisers and in establishing advertising rates. Management believes that the vast majority of magazine sales are a retail impulse purchase and that subscriptions do not represent a significant competitive threat. In addition, management believes that as the SMARTS System (as described and defined under the heading "The Company and the Combined Company -- `The SMARTS System'") becomes integrated and utilized by the Combined Company in all of its businesses, the demographic and psychographic information utilized in the product allocation decision can be used by publishers to attract focused advertisers and establish advertising rates. See "The Company and the Combined Company -`The SMARTS System'."

                           Many of the major publishers are now offering samples
                  of their magazines on the Internet through either direct ordering, viewing on line, or downloading of articles. Although certain sources estimate that as much as 11% of the population has access to the Internet, this service has not had any quantifiable effect on retail periodical sales due to the impulse nature of the purchase.

         - Competition From Substitute Products. The periodical industry competes for the non-active leisure time of consumers (in contrast to active leisure time which includes activities such as participant sports). For several decades, the periodical industry has competed with alternative products such as the radio, television, home videos, home computers and the Internet for consumers' non-active leisure time. Rather than hindering the growth in the wholesale periodical distribution industry, the growth of these substitute products has generated increased consumer interest in new magazines like Stereo Review, TV Guide, Video Review, PC magazine and Internet Life which are focused on the interests and hobbies of consumers.

FINANCING ARRANGEMENTS

         The transactions with the Acquisition Parties initially are being financed by the issuance of Common Stock of the Company, valued at $1.50 per share (pre-reverse split), and by Senior and Subordinated Debentures. See "The Stock and Asset Exchanges" and Proposals One through Seven.

         The Debenture Agreement pursuant to which the Senior and Subordinated Debentures are being issued to the Acquisition Parties requires the Company to use its best efforts to refinance the Senior Debentures, which will aggregate $39,920,000. In connection with such refinancing, the Company has engaged BankBoston as financial advisor to the Company's Board of Directors. (See "The Stock and Asset Exchanges - `Opinion of the Financial Advisors to the Company's Board of

Directors'.") BankBoston has been requested to provide fee based services in connection with the development of a financing restructuring for the transactions and with the related placement of debt and/or equity securities. The Company has had discussions with several different entities interested in providing such financing, introduced to the Company by BankBoston. However, because of delays associated with holding the Annual Meeting and final consummation of the acquisitions, the Company has not received a financing commitment nor reached agreement with any of these entities regarding such financing, nor can there be any assurances that such financing will be secured.

         The Company also plans to restructure existing Company and Acquisition Parties bank and third party debt and to consolidate banking relationships. The Company further plans to expand bank lines of credit to support working capital and other requirements of the Combined Companies. The Company has had discussions with several different entities interested in providing such financing to the Combined Companies. At present, the Company has not entered into any new debt and/or equity placements through the BankBoston or through any other financial adviser in connection with the transactions, nor can there be any assurances that such financing will be secured.

FACILITIES

         At September 28, 1996, the Company owned or leased the following properties:

Company's Wholesale Facilities:

         -         34,000 sq. ft.  Waterbury, CT     Monthly Lease
         -         62,400 sq. ft.  Pittsburgh, PA    4 Year Lease
         -         20,000 sq. ft.  Wilmington, NC.   4 Year Lease

Company's Retail Facilities:

         The Company also maintained lease agreements with respect to approximately 7,500 sq. ft. for one bookstore and four Newsrack retail outlets in Connecticut.

Company's Corporate Facilities:

         The Company is provided approximately 272 square feet of space at 5131 Post Road, Dublin, Ohio, for its corporate offices, from Scherer Companies pursuant to a Management Agreement with Scherer Companies. Upon completion of the acquisition transactions, the Company intends to add 17,128 square feet of space previously leased by Scherer Companies. Such lease will be for a term of 9 years. Management believes that the leased facilities are and will be adequate for the Company's operations in the foreseeable future. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."

Facilities of the Combined Company:

         In addition to the Company's current properties and facilities, the Combined Company will hold additional facilities as described more particularly below.

Combined Company's Wholesale Facilities:

         Generally, such facilities are utilized as warehouse and distribution centers although certain of the facilities may also contain the respective company's executive or principal business offices. A number of these facilities, identified below with an asterisk, are leased from principals of the Acquisition Parties. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."

Scherer Affiliates Wholesale Facilities:

         -         65,000 sq. ft.  Columbus, OH*     3 Year Lease
         -         35,000 sq. ft.  Cincinnati, OH    Owned (Subject to Mortgage)
         -         17,000 sq. ft.  Petoskey, MI*     3 Year Lease
         -         17,000 sq. ft.  Mt. Pleasant, MI* 10 Year Lease

Stoll Wholesale Facilities:

         -         84,000 sq. ft.  Jackson, MI*      10 Year Lease
         -         45,000 sq. ft.  Jackson, MI*      5 Year Lease
         -         53,000 sq. ft.  Grand Rapids, MI* 5 Year Lease

Stoll Wholesale Facilities (continued):

         -         30,000 sq. ft.  Toledo, OH        Owned
         -         78,000 sq. ft.  Indianapolis, IN* 3 Year Lease
         -         20,000 sq. ft.  Galesburg, MI*    5 Year Lease

Michiana Wholesale Facilities:

         -         46,800 sq. ft.  Niles, MI*        3 Year Lease
         -         14,200 sq. ft.  Ft. Wayne, IN*    Being Purchased

Klein Wholesale Facilities:

         -         98,000 sq. ft.  Cleveland, OH*    Month-to-Month Lease
         -         38,000 sq. ft.  Akron, OH*        Month-to-Month Lease
         -         10,000 sq. ft.  Cleveland, OH*    3 Year Lease

Combined Company's Retail Facilities:

         The Combined Company also will maintain lease agreements with respect to an additional approximately 90,000 sq. ft., for an additional 26 retail outlets and bookstore locations. After the transaction it will add 13 leased retail locations from Stoll, 6 leased retail locations from Read-Mor (a company managed by Scherer Companies), 2 leased retail locations from MacGregor and 5 leased retail locations from Klein. Management does not consider any one of these properties to be materially important to the Company.

         Certain of the retail leases require landlord consent to assignment. Although consent to assignments have not been received from all landlords, failure to receive one or more assignments would not have a material adverse effect on the Company.

         In the opinion of management of the Company, all of the foregoing described properties which are owned by the Company or are to be acquired in the transactions and all of the contents of the owned and leased facilities are adequately covered by insurance.

         It is anticipated that as the operations of the Combined Company are consolidated over the next 12 months, the Combined Company will require less operational space to service and expand current market territories. Management expects to achieve significant cost savings by selling or subleasing certain of these facilities when consolidation plans are finalized and operations are merged. Pursuant to the Debenture Agreement, the Company has agreed that, until $12,000,000 of Senior Debentures owed to Stoll Shareholders and issued in the acquisition have been paid, it will not effect any consolidation(s) of operations if a review of the proposed consolidation(s) is requested by an appropriate member of the Executive Committee, unless the consolidation is approved by at least a majority of the Executive Committee consisting of Ronald
E. Scherer, Thaddeus S. Majerek,

Richard H. Stoll, Sr., Richard H. Stoll, Jr., and George R. Klein. See "The Stock and Asset Exchanges - `Debentures'" and "Senior and Subordinated Debentures -- Description of Securities."

ADDITIONAL INFORMATION REGARDING THE COMPANY

         LEGAL PROCEEDINGS

                  The Company and its subsidiaries are involved in a number of lawsuits which have arisen during the course of business. Except as described below, none of the lawsuits in which the Company or its subsidiaries are engaged involves a claim for damages against the Company in excess of 10% of the current assets of the Company. At September 28, 1996, the Company had provided accruals for what it believed to be adequate accrued loss contingencies for potential future settlement costs. The ratio of the claims to the current assets of the Company is less than 10% and, therefore, the Company believes that none of these actions, except to the extent disclosed hereinbelow, is likely to have a material adverse effect on the Company's financial position or results of operations. The Company's most significant lawsuit is described below:

                  - Taubman. The Company and its subsidiary, Team Logos Sportstuff, Inc. ("TLSI"), have been named as defendants, along with several unrelated parties, in a suit by Taubman entities in the United States District Court, Eastern District of Michigan, Southern Division. The suit claims damages for lost rent based upon an assertion that the Company and TLSI assumed certain retail leases associated with companies which were part of an asset purchase by the Company in July of 1992. On February 21, 1997, summary judgments were granted plaintiffs against the Company and TLSI in the amount of $1,999,830, and in the amount of $171,101.81. On March 24, 1997, the Company filed a notice of appeal and intends to vigorously pursue reversal at the appellate level. It is the Company's position that its appeal has substantial merit. The Company has also entered into settlement discussions with the plaintiffs which, if successful, would significantly minimize any potential adverse effect of the judgments on the Company's financial position. The ultimate outcome of the case is uncertain, and a provision has been made in the Company's September 28, 1996 financial statements for the expected cost of settlement.

                  - Other Litigation. With respect to directors and executive officers of the Company, to the knowledge of management, no director or executive officer of the Company is a party adverse to the Company or has a material interest adverse to the Company in any material pending legal proceeding.

         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

                  Price Range of Common Shares of the Company. The common shares of the Company were previously traded in a very limited local over-the-counter market. However, there is currently no established public trading market for this class of common equity, which is the only class of equity securities of the Company. During the fiscal year 1996 the Company had transactions at the following prices, all at values before the anticipated one for ten reverse split to be effective after the 1997 Annual Meeting of Shareholders. The 100,000 shares issued in connection with the Pittsburgh (Triangle) transaction in January of 1996 were valued at $.91 per share. All of the shares to be issued in connection with the acquisition of Michiana, Stoll, Scherer Affiliates and Klein were valued in the acquisition agreements at $1.50 per share. The shares to be issued to MDI, L. P. under terms of the Company's agreement were valued in the agreement at $1.00 per share through June 28, 1996 and were valued at $1.50 per share after June 28, 1996. The foregoing should not be taken as an indication of the value of the shares or the price at which the Company's shares may be purchased or sold at other times and for other purposes should a trading market develop or should a holder desire to sell shares through other means.

                  Shareholders. As of May 30, 1997, the Company had 2,886 shareholders of record.

                  Dividends. There were no dividends declared or paid by the Company during fiscal years 1996 or 1995. The Board of Directors of the Company does not anticipate declaring or paying a dividend in the foreseeable future, and it expects to use future available funds for the growth and development of the business.

         FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                  The Company's financial statements for the years ended September 28, 1996 and September 30, 1995, and for the six months ended March 28, 1997, and March 30, 1996, and the related management's discussion and analysis of financial condition and results of operations are included in this Proxy Statement under the heading "Additional Information About the Company."

                              SHAREHOLDER PROPOSALS

PROPOSAL ONE:              TO APPROVE THE STOCK TRANSFER AND EXCHANGE AGREEMENT
                           AMONG THE COMPANY, MICHIANA AND ALL OF ITS
                           SHAREHOLDERS AND THE TRANSFER BY THE MICHIANA
                           SHAREHOLDERS OF ALL OF THE STOCK OF MICHIANA TO THE
                           COMPANY IN EXCHANGE FOR SHARES OF COMMON STOCK OF THE
                           COMPANY AND SENIOR AND SUBORDINATED DEBENTURES ISSUED
                           BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF SUCH
                           STOCK TRANSFER AND EXCHANGE AGREEMENT.

GENERAL

         Effective July 30, 1996, the Company entered into a Stock Transfer and Exchange Agreement with Michiana and the Michiana shareholders (the "Michiana Exchange Agreement"), pursuant to which the Michiana Shareholders will contribute their shares of stock of Michiana to the Company in exchange for 5,355,811 shares (pre-reverse split) of Common Stock of the Company and for $3,500,000 of principal amount of 8% Senior Debentures due 2002 and for $2,334,256 principal amount of 10% Subordinated Debentures due 2004 of the Company (the "Michiana Transaction"). The Michiana Transaction has been closed into escrow pending a favorable vote of the shareholders of the Company.

         At the Annual Meeting, if shareholders who are entitled to vote more than a majority of the outstanding shares of Common Stock of the Company vote to approve the Michiana Exchange Agreement and also vote in favor of Proposals Two through Seven and Proposal Ten, escrow will terminate, and the Michiana Transaction will be finalized. Ronald E. Scherer, OPD and R. David Thomas, who together have the right to vote more than a majority of the outstanding shares of Common Stock of the Company, have each agreed to vote in favor of the Michiana Exchange Agreement and such proposals.

MICHIANA NEWS SERVICE, INC.

         BUSINESS

                  The following description of Michiana's business relates to its operations prior to July, 1996. In July of 1996, the Company began managing Michiana's business, including such areas as conducting joint marketing and distribution operations, terminating excess employees using Workers Adjustment and Retraining Notification Act ("WARN") notices on Company letterhead, joint decision making in operational and accounting areas, customer communication using UNIMAG letterhead and business cards as well as answering phones in the UNIMAG name, and future business planning in an integrated mode. The business of Michiana, under the Company's management, continues to operate similarly to the way it did prior to July, 1996; however, the Company has begun to implement strategies to reduce redundant overhead and facilities in coordination with its activities with the other Acquisition Parties.

                  The following are the significant steps taken to integrate the operations of Michiana to date. All steps to integrate the businesses of each of the Acquisition Parties are described under "Combination of Operations Prior to Annual Meeting." In November of 1996, Michiana transferred its warehouse and office functions to Jackson, Michigan. Additionally, Michiana reduced the scope of its Ft. Wayne operations by integrating its business and delivery routes with customers being serviced by the distribution facility located in Indianapolis, Indiana, being operated by Stoll. To date, the dollar amount expended to integrate the operations of Michiana has been immaterial. Since September 28, 1996, Michiana has eliminated approximately 45 full-time positions at an annual gross payroll savings, excluding payroll taxes and fringe benefits, of approximately $650,000. These and other related savings have resulted in a net reduction of operating expenses.

                  Michiana, incorporated in August, 1971, was headquartered in Niles, Michigan and was a regional wholesaler of periodicals, including magazines, books, sports collectibles and allied products. Michiana distributed over 3,000 periodicals to over 2,000 retail outlets in southwestern Michigan, Northern Indiana and Chicago, Illinois. The retail outlets included supermarkets, discount variety stores, convenience stores, drug stores and newsstands that offer mass market reading materials to consumers. The periodicals distributed by Michiana were similar to the periodicals distributed by the Company; however, Michiana did not distribute any newspapers. During the fiscal year ended June 30, 1996, Michiana generated total revenues of approximately $25,000,000. Of this amount, approximately $19,300,000, or 76% came from the sale of magazines, $4,800,000 or 19% came from the sale of books, and the balance came from the sale of sundry products. See "The Company and the Combined Company."

                  Michiana's supply and distribution system was similar to the supply and distribution system of the Company. See "The Company and the Combined Company - `Suppliers and Pricing and Distribution System'" for a more complete description of the supply and distribution system. Michiana's suppliers of product were the same as the Company's. The prices of the products were established by the publishers. Michiana then purchased most of the periodicals from national distributors at a discount from the suggested retail price and sold the products to retailers at a lesser discount. The national distributors generally arranged for shipments of periodicals to Michiana.

                  Michiana maintained a 46,800 square foot office, warehouse and distribution facility in Niles, Michigan, and a 14,200 square foot depot facility in Fort Wayne, Indiana. See "The Company and the Combined Company - `Facilities'." Michiana's Niles facility received periodicals in bulk form. The product was then sorted, stacked, bundled and packaged and then loaded into trucks and vans for delivery to retailers. Some of the product was trucked to Michiana's depot facility in Fort Wayne where it was bundled for appropriate delivery routes and loaded onto trucks and vans for delivery to retailers in the Fort Wayne area.

                  The periodicals were shipped from the Niles facility to the Fort Wayne depot by a semi-tractor truck leased from a small trucking company affiliated with Michiana, Toman Distribution Services, Inc. ("Toman"). Certain of the assets of Toman are being acquired by the Company as part of the acquisition of Michiana. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."

                  In a typical distribution arrangement, Michiana's service representatives would deliver the periodicals to the retailers and would go into the retail establishment, remove out of date periodicals and restock the shelves and bins with the new periodicals. In more remote rural areas, this arrangement was impractical and, rather than delivering the periodicals directly to retailers and actually restocking the retailers' shelves, Michiana arranged for direct shipment, through the mail or through other carriers, directly to the retailers who then stocked their own shelves. Michiana referred to this as its "reship" operations.

                  At September 28, 1996, Michiana employed approximately 175 people, including 85 full-time personnel. The part-time personnel included approximately 50 people engaged in in-store service and 35 part-time warehouse personnel. The full-time personnel included 15 managers and supervisors, 22 administrative persons, 6 marketing personnel, 14 drivers and 28 warehouse personnel. None of the employees were members of a union. In the opinion of management of Michiana, relations with employees have been satisfactory.

                  In connection with its marketing efforts, Michiana had 6 full-time sales personnel and 50 part-time in-store service ("ISS") personnel. Michiana faced competition from the same sources as the Company. See "The Company and the Combined Company - `Competition'." Competition came from other wholesalers, from alternative channels of distribution, and from substitute products. In general, Michiana had experienced more intense competition from other wholesalers than had, for example, OPD. In Michigan and Indiana it competed with Stoll, The Anderson Group, Northern and MacGregor; in Chicago it competed with Charles Levy Company. As a result of the Acquisitions, Stoll, Northern, and MacGregor all are part of the Combined Company and are working together in the distribution of periodicals.

                  The mailing address of Michiana's principal executive offices is 2232 South 11th Street, Niles, Michigan 49120, and its telephone number is (616) 684-3013.

         MARKET FOR COMMON EQUITY AND SHAREHOLDER MATTERS

                  Michiana's total authorized shares of capital stock consist of 1,000 shares of common stock, $100.00 par value (the "Michiana Stock"). All of the Michiana Stock is issued and outstanding and held of record by three trustees for the benefit of members of the Majerek family. No public market for the Michiana Stock exists, and transfers of the Michiana Stock are subject to significant restrictions by virtue of various stock restriction, stock redemption and pledge agreements among Michiana, the Michiana Shareholders and certain of Michiana's creditors, and pursuant to federal and state securities laws and regulations. The stock restriction and stock redemption agreements will be terminated at the time of the closing. There were no dividends declared or paid to any holder of the Michiana Stock in fiscal year 1995 or fiscal year 1996. There are restrictions in existing bank agreements that limit the ability of Michiana to pay dividends on its common equity.

         THE EXCHANGE TRANSACTION; CERTAIN PROVISIONS OF THE MICHIANA EXCHANGE AGREEMENT

                  The Michiana Exchange Agreement has been filed with the Securities and Exchange Commission as Exhibit 2B to a Form 8-KA filed September 30, 1996. Shareholders may inspect and copy the Michiana Exchange Agreement at the Commission's public reference facility at Room 1024, 450 Fifth Street, NW, Washington, DC 20549, and at the Commission's regional offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Michiana Exchange Agreement can be obtained by mail from the Commission's Public Reference Section at 450 Fifth Street, NW, Washington, DC 20549 at prescribed rates. Additionally, a copy of the Michiana Exchange Agreement can be obtained over the Internet from the website of the Securities and Exchange Commission at WWW.SEC.GOV.

                  In accordance with the terms and conditions set forth in the Michiana Exchange Agreement, when the Michiana Transaction is approved by the shareholders of the Company, the Michiana Shareholders will contribute all of their shares of stock of Michiana to the Company, and Michiana will thereby become a wholly-owned subsidiary of the Company.

                  In exchange for each share of Michiana Stock (a "Michiana Share") which is contributed to the Company, the Michiana Shareholders will receive, (a) shares of the Common Stock of the Company, and (b) Senior and Subordinated Debentures of the Company (the "Debentures"). The Debentures will be issued pursuant to the terms of the Debenture Agreement which will be entered into in connection with the acquisition transactions. An aggregate of $3,500,000 principal amount of the Debentures will be Senior Debentures, and the balance of the

         Debentures will be Subordinated Debentures. See "Senior and Subordinated Debentures" for a description of the terms of the Senior and Subordinated Debentures to be issued.

                  The number of shares of Common Stock of the Company and the principal amount of Senior and Subordinated Debentures to be received upon exchange of the Michiana Shares was based upon a total valuation of Michiana, determined as described below, with 57.93% of this value being exchanged for shares of Common Stock of the Company at an agreed upon price of $1.50 per share, and 42.07% of this value being exchanged for Senior and Subordinated Debentures. All of the Acquisition Parties originally agreed to take a minimum of 51% of the total consideration in the form of the Company's Common Stock and 49% as Debentures. The Michiana Shareholders agreed to take a percentage greater than 51% in exchange for the Company's assumption of certain liabilities not originally contemplated. At the time of the negotiations, the parties were in agreement that 60% was the most common percentage used by willing buyers and sellers in the industry. The parties also agreed that tangible net worth would be defined as total assets (excluding intangible assets), less total liabilities. The value of Michiana was determined by netting the sum of:

                  (a) An amount equal to 60% of the net annual wholesale sales of Michiana for the 12-month period ended December 31, 1995
         ("1995 Michiana Sales"); and

                  (b) The tangible net worth (as defined by agreement between the parties in consultation with their accountants) of Michiana as of June 30, 1996 (the "Michiana Tangible Net Worth").

                  At the time the Michiana Exchange Agreement was entered into, 60% of 1995 Michiana Sales was estimated to be $16,857,976, and Michiana Tangible Net Worth was estimated to be a deficit of $2,102,548, for a total estimated valuation of $14,755,398.

                  Pursuant to the Michiana Exchange Agreement, the Michiana Shareholders have prepared and delivered to the Company the balance sheet of Michiana as of June 30, 1996 (the "Michiana Closing Date Balance Sheet"), and the 1995 sales report of Michiana for the year ended December 31, 1995 ( the "1995 Michiana Sales Report"). The Michiana Closing Date Balance Sheet and the 1995 Michiana Sales Report have been (1) prepared from and in accordance with the books and records of Michiana; (2) except as otherwise provided in the Michiana Exchange Agreement, prepared in conformity with generally accepted accounting principles applied on a consistent basis (with certain exceptions primarily relating to the exclusion of intangible assets and the impact of changes in the Section 458 reserve on sales); and (3) as to the Michiana Closing Date Balance Sheet, fairly present in all material respects the financial condition of Michiana as of such date in accordance with such practices. The Michiana Shareholders were also required to deliver to the Company the workpapers used in connection with the preparation of the Closing Date Balance Sheet and the 1995 Sales Report.

                  As contemplated by the Michiana Exchange Agreement, in order to determine the actual Michiana Tangible Net Worth as of June 30, 1996, Arthur Andersen LLP has conducted an audit of the Michiana Closing Date Balance Sheet and has conducted a review of the 1995 Michiana Sales Report to confirm the accuracy of the recorded amount of 1995 Sales. The Michiana Exchange Agreement provides that, in determining the Michiana Tangible Net Worth, the calculation will exclude goodwill, customer lists, order and regulation records, noncompete agreements, consulting agreements, and other intangible assets.

                  Based upon the Michiana Closing Date Balance Sheet, which was prepared by Michiana's management and audited by Arthur Anderson LLP, the Michiana Tangible Net Worth was a deficit of $3,214,978, and, based upon the 1995 Michiana Sales Report, 60% of the 1995 Michiana Sales was $17,082,950, for a total valuation of $13,867,972. Based upon this valuation, the Michiana Shareholders will receive (a) an aggregate of 5,355,811 shares (pre-reverse split) of the Common Stock of the Company, (b) Senior Debentures in the aggregate principal amount of $3,500,000, and (c) Subordinated Debentures in the aggregate principal amount of $2,334,256. The Debenture table and the tables for share ownership have been calculated on a pro forma basis to reflect these amounts.

                  At the closing of the Michiana transaction ("Michiana Effective Time"), each Michiana Shareholder will surrender to the Company the Michiana share certificates evidencing all of the Michiana Shares then owned by such Michiana Shareholder. Upon surrender of the Michiana share certificates evidencing all of the Michiana Shares owned by each Michiana Shareholder, the Company will issue to each Michiana Shareholder that number of shares of Common Stock of the Company and the Senior and Subordinated Debentures which such Michiana Shareholder is entitled to receive following the exchange.

                  If, between the date of the execution of the Michiana Exchange Agreement and the Michiana Effective Time, the number of outstanding shares of the Common Stock of the Company has been reduced by virtue of a reverse stock split or other similar means, then the $1.50 price of a share of Common Stock of the Company for purposes of determining the ratio of exchange of Michiana Shares for shares of Common Stock of the Company shall be proportionately adjusted to reflect such reduction. In lieu of fractional shares resulting from the exchange, the Company will pay to each holder who would otherwise be entitled to receive fractional shares an amount equal to such fractional interest multiplied by $1.50, also adjusted to reflect any such reduction.

                  The Michiana Exchange Agreement contains various representations and warranties of one or both of the parties thereto as to, among other things, (a) its corporate organization, standing, power and authority to enter into the Michiana Exchange Agreement and consummate the transactions contemplated thereby; (b) its capitalization, security holders and subsidiaries; (c) ownership of shares; (d) the need for consents and approvals in order to enter into the Michiana Exchange Agreement and consummate the transactions contemplated thereby; (e) the accuracy of financial statements; (f) the absence of undisclosed liabilities and adverse and other changes; (g) the filing of all necessary returns and payment of taxes; (h) the compliance with law in connection with the operations of the parties' respective businesses; (i) insurance matters; (j) title to and condition of properties; (k) legal proceedings; (l) ERISA matters; (m) certain material contracts of Michiana and the absence of defaults thereunder; (n) the Michiana Exchange Agreement's non-contravention of any applicable laws, articles of incorporation, by-laws, material agreements, undertakings, indentures, orders, decrees, restrictions or legal obligations; (o) officers, employees and compensation; (p) books of account and records; (q) labor relations; (r) business matters; and
         (s) other matters specified in the Michiana Exchange Agreement.

                  The Michiana Exchange Agreement provides that Michiana and the Michiana Shareholders shall agree that, between the date of the Michiana Exchange Agreement and the Michiana Effective Time, (a) neither Michiana nor any Michiana Shareholder shall take or permit to be taken any action or do or permit to be done anything in the conduct of the business of Michiana, or otherwise, that would be contrary to or in breach of any of the terms or provisions of the Michiana Exchange Agreement or which would cause any of their representations and warranties contained in the Agreement to be or become untrue in any material respect; (b) Michiana shall conduct its business in the ordinary course consistent with past practices; and (c) Michiana and the Michiana Shareholders shall use all reasonable efforts to preserve the business organization intact, keep available to Michiana and the Company the present service of Michiana's employees, and preserve for Michiana and the Company the goodwill of Michiana's suppliers, customers, and others with whom business relationships exist.

                  The Michiana Exchange Agreement provides for indemnification by the selling or transferring shareholders for any losses, liabilities or damages incurred as a result of any material inaccuracy or breach of the representations, warranties, covenants or agreements made. The indemnification obligations of the transferring shareholders may be satisfied by returning to the Company Common Stock of the Company, to be valued at $1.50 per share for this purpose. The indemnification obligation of the transferring shareholders is limited. The maximum indemnification to be provided by the transferring shareholders is $1,400,000 (10% of the original estimated value of Michiana), and no single Michiana Shareholder will be liable for an amount in excess of the consideration received for his or her shares. However, the Company is not entitled to indemnity unless the aggregate of all damages exceeds $140,000, and then only to amounts in excess of $140,000, except that this amount is reduced to $25,000 for environmental matters.

                  Pursuant to the terms of the Michiana Exchange Agreement, Mike Gilbert, Michiana Vice-President, Dave Majerek, Michiana Vice-President and Thaddeus A. Majerek, Michiana President, will enter into employment agreements with Michiana or the Company for a term of three years from the Effective Time, subject to other customary terms and conditions. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'" and Proposal Eight - `Executive Compensation'.

         PURPOSES AND EFFECT OF THE EXCHANGE

                  The purposes and the effect of the exchange have been described in the summary of this proxy statement. See "Introduction and Summary - `The Stock and Asset Exchanges'."

         ACCOUNTING TREATMENT

                  The acquisition of Michiana was initiated in February, 1996. On March 1, 1996, the Company and Michiana entered into a Joint Operating Agreement in which the Company and Michiana agreed to conduct certain of their operations jointly. Effective July 30, 1996, Michiana executed the definitive agreement to contribute its shares to the Company in exchange for Common Stock of the Company and Debentures. The acquisition will be accounted for under the purchase method of accounting. For ease of accounting, the Company has elected to use July 28, 1996 as the effective date of the transaction. The Company will adjust purchase accounting for the impact of recognizing income before consideration is transferred. The Company has recognized the results of operations starting July 28, 1996.

         RIGHTS OF DISSENTING SHAREHOLDERS OF THE COMPANY

                  Shareholders of the Company who do not vote in favor of Proposal One, and who otherwise perfect their rights as dissenting shareholders, have certain rights as dissenting shareholders. See "The Stock and Asset Exchanges - `Dissenters' Rights'," and Exhibit C.

         INTERESTS OF CERTAIN PERSONS

                  There are a number of transactions and arrangements between the Company and the Michiana shareholders. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."

         EFFECTIVENESS

                  All documents necessary to consummate the Michiana Transaction have been deposited into escrow, with Baker & Hostetler LLP as the escrow agent. Termination of the escrow is conditioned upon approval of Proposals One through Seven and Proposal Ten by the affirmative vote of the holders of a majority or more of the outstanding shares of Common Stock of the Company. Ronald E. Scherer, OPD, and R. David Thomas, who together have the right to vote more than 50% of the outstanding shares of Common Stock of the Company, have agreed to vote in favor of the above proposals.

                  It has been the intention of both the Company and Michiana to treat the valuation of the exchange as having been effective since July 1, 1996. Accordingly, the Michiana Closing Balance Sheet is as of June 30, 1996, and the Debentures began to accrue interest from July 1, 1996. The exchange will legally become effective promptly following the vote of the shareholders of the Company approving the exchange, at which time escrow will be terminated, and all documents that have been deposited in escrow will be released and delivered to the appropriate parties. As stated above, the effective date for accounting was approximately July 28, 1996.

         VOTING

                  Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock of the Company is necessary for approval of the Michiana Exchange Agreement among the Company, Michiana and the Michiana Shareholders and for the contribution of all of the stock of Michiana to the Company. Abstentions and non-votes by brokers holding Common Stock in street name will have the same effect as shares of Common Stock cast against the proposal.

MICHIANA FINANCIAL INFORMATION

         Michiana is a C Corporation with a fiscal year end of June 30. The financial information for Michiana is provided below in this Proposal One and begins with "Management Discussion and Analysis." It includes a two year balance sheet, three year statements of operations and retained earnings and cash flows, and a management discussion and analysis of financial condition and results of operations. No interim financial information is required due to Michiana's June 30 fiscal year end. Shareholders should note that the report of the independent auditors issued in connection with the Michiana financial statement contains a going concern qualification.

         Set forth below is a Management's Discussion and Analysis of Financial Condition and Results of Operations for Michiana, along with a two year audited balance sheet and a two year audited and one year unaudited statement of operations and cash flows. Michiana accounts for approximately 10% of the Combined Company revenues.

MANAGEMENT DISCUSSION AND ANALYSIS

         RESULTS OF OPERATIONS OF MICHIANA FOR THE YEARS ENDED JUNE 30, 1996, 1995 AND 1994

                  For 1996 versus 1995, revenue decreased by $1,264,000, or 4.7%. The decline was attributable to the loss of revenue from chain customers such as WalMart, K-Mart, The Kroger Company and Meijer (The Kroger Company and Meijer business was lost to other members of the Combined Company) and due to increased discounting for retained customers. This was offset partially by the acquisition of approximately $2,000,000 of annual new business in the Lafayette, Indiana market place in March of 1996. For fiscal 1995 versus fiscal 1994, revenue increased by $1,491,000, or 5.9%, of which approximately $400,000 was due to the purchase of Mr. Paperback in October of 1993.

                  The gross profit margin remained relatively constant for 1995 and 1994, but declined by 1.2% in 1996 due to increased discounting; however, it is anticipated that Michiana will be subject to lower gross margins in future periods as a result of industry-wide competitive pressures.

                  The decline in revenue and the increased discounting in 1996 versus 1995 caused a decline in gross margin of $629,000, following a $387,000 increase in 1995 versus 1994.

                  Selling, general and administrative expenses decreased by $197,000, or 3.3% in 1996 versus 1995, and by $142,000, or 2.5% in 1995 versus 1994. As a percentage of revenue, the selling, general and administrative expenses were 22.4% in 1996, versus 22.1% in 1995 and 22.8% in 1994.

                  The Company has accrued approximately $1,000,000 for past due taxes and interest relating to an IRS review of tax issues relating to past Section 458 reserve deductions; however, that liability relates primarily to 1993 and prior.

         LIQUIDITY, CAPITAL RESOURCES, AND FACTORS AFFECTING FUTURE PERFORMANCE

                  Michiana's working capital deficit for the last two years is as follows:

                           1996     $(4,782,000)
                           1995     $(1,632,000)

                  During 1996, the Company reclassified approximately $2,938,000 of current related party advances and receivables to long-term receivables. The Company also paid $300,000 in cash for an acquisition.

                  The Combined Company is engaged in negotiations with financial institutions to refinance existing debt, including the Michiana term bank and third party debt and the tax accrual.

                  Michiana's plan for the balance of calendar 1996 and for 1997 is to consolidate operations with other facilities of the Combined Company to reduce selling, general and administrative expenses to offset the expected decline in gross margin. This should generate adequate cash flow to meet Michiana's working capital obligations.

         INFLATION

                  The impact of inflation on wholesale operations is difficult to measure. Michiana cannot easily pass on periodical costs to customers unless the publishers increase cover prices. Michiana and the Combined Company are engaged in activities to control operating costs. As a result, Michiana believes that the effect of inflation, if any, on the results of operations and financial conditions has been minor and is expected to remain so in the future.

         SEASONALITY

         The sale of magazines and books is subject to minimal seasonality.

                           MICHIANA NEWS SERVICE, INC.

                              FINANCIAL STATEMENTS

                          AS OF JUNE 30, 1996 AND 1995

                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Michiana News Service, Inc:

         We have audited the accompanying balance sheets of MICHIANA NEWS SERVICE, INC. (a Michigan corporation), as of June 30, 1996 and 1995, and the related statements of income, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Michiana News Service, Inc. as of June 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has negative net worth, is currently in default under certain of its debt agreements, has unpaid taxes due the Internal Revenue Service and has a net working capital deficiency. These matters raise substantial doubt about its ability to continue as a going concern. Management's discussion of these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                                     ARTHUR ANDERSEN LLP

Columbus, Ohio,
October 25, 1996

                           MICHIANA NEWS SERVICE, INC.

                                 Balance Sheets
                          As of June 30, 1996 and 1995

                                ASSETS                                      1996               1995
                                ------                                 --------------     ------------

CURRENT ASSETS:
   Cash                                                                $     28,567       $      1,571
   Accounts receivable, net of allowance for doubtful accounts
     of $25,000 in 1996 and 1995                                            732,278          1,133,411
   Inventories                                                            2,888,914          3,541,140
   Prepaids and other                                                        67,327             36,265
   Deferred tax asset                                                           -              237,247
   Current portion and demand notes receivable from related
     parties                                                              1,461,930            180,757
   Advances to and receivables from related parties                         759,078          5,257,213
                                                                       ------------       ------------
              Total current assets                                        5,938,094         10,387,604
                                                                       ------------       ------------

PROPERTY AND EQUIPMENT, at cost:
   Furniture and equipment                                                1,161,168          1,106,461
   Vehicles                                                                 557,043            737,369
   Leasehold improvements                                                   568,826            551,676
                                                                       ------------       ------------
                                                                          2,287,037          2,395,506
   Less- Accumulated depreciation and amortization                       (1,211,581)        (1,075,693)
                                                                       ------------       ------------
              Property and equipment, net                                 1,075,456          1,319,813
                                                                       ------------       ------------


OTHER ASSETS:
   Long-term notes receivable from related parties                        2,938,297                -
   Costs in excess of net assets acquired, less accumulated
     amortization of $217,297 in 1996 and $184,064 in 1995                1,141,332            786,306
   Order and Regulation Records, less accumulated amortization of
     $1,056,757 in 1996 and $923,450 in 1995
                                                                            196,601            329,908
   Non-competition agreements, less accumulated amortization of
     $1,873,625 in 1996 and $1,636,417 in 1995
                                                                            881,259          1,118,466
   Other                                                                    629,174            628,461
                                                                       ------------       ------------
              Total other assets                                          5,786,663          2,863,141
                                                                       ------------       ------------

              Total assets                                             $ 12,800,213       $ 14,570,558
                                                                       ============       ============


(Continued on next page)

                           MICHIANA NEWS SERVICE, INC.

                                 Balance Sheets
                          As of June 30, 1996 and 1995
                                   (continued)

                LIABILITIES AND STOCKHOLDERS' DEFICIT                        1996                1995
                -------------------------------------                   --------------      --------------


CURRENT LIABILITIES:
   Short-term borrowings:
     Bank                                                                 $    750,000       $    750,000
     Related parties                                                         1,215,125          1,294,309
   Current maturities of long-term debt obligations                          1,150,471            879,376
   Accounts payable                                                          5,624,184          6,910,470
   Accrued expenses                                                            697,573            433,653
   Reserve for gross profit on sales returns                                   722,294            838,966
   Deferred income taxes                                                           -              829,576
   Income taxes payable                                                        560,090             82,766
                                                                          ------------       ------------


              Total current liabilities                                     10,719,737         12,019,116
                                                                          ------------       ------------


LONG-TERM LIABILITIES:
   Long-term debt net of current maturities                                  2,814,046          3,217,093
   Other liabilities                                                               896             23,562
                                                                          ------------       ------------


              Total long-term liabilities                                    2,814,942          3,240,655
                                                                          ------------       ------------


              Total liabilities                                             13,534,679         15,259,771
                                                                          ------------       ------------


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
   Common stock, $100 par value; 1,000 shares authorized, issued and
     outstanding                                                               100,000            100,000
   Retained deficit                                                           (834,466)          (789,213)
                                                                          ------------       ------------


              Total stockholders' deficit                                     (734,466)          (689,213)
                                                                          ------------       ------------


              Total liabilities and stockholders' deficit                 $ 12,800,213       $ 14,570,558
                                                                          ============       ============


         The accompanying notes to financial statements are an integral part of these balance sheets.

                           MICHIANA NEWS SERVICE, INC.

                              Statements of Income
                For the Years Ended June 30, 1996, 1995 and 1994

                                                      1996              1995               1994
                                                 --------------    --------------    ----------------
                                                                                        (Unaudited)

Net sales                                         $ 25,624,750       $ 26,888,784       $ 25,397,691

Cost of goods sold                                  19,513,810         20,149,242         19,044,943
                                                  ------------       ------------       ------------


     Gross profit                                    6,110,940          6,739,542          6,352,748

Other operating income                                 313,144            281,888            253,153

Selling, general and administrative expenses        (5,736,270)        (5,933,043)        (5,790,552)
                                                  ------------       ------------       ------------


     Income from operations                            687,814          1,088,387            815,349

Interest income                                         93,468            232,291            190,388
Interest expense                                      (633,829)          (634,210)          (576,757)
Other expense, net                                     (24,784)           (42,358)           (10,862)
                                                  ------------       ------------       ------------


     Income before provision for taxes                 122,669            644,110            418,118

Provision for income taxes                            (107,802)          (313,793)          (226,522)
                                                  ------------       ------------       ------------


     Net income                                   $     14,867       $    330,317       $    191,596
                                                  ============       ============       ============


         The accompanying notes to financial statements are an integral part of these statements.

                           MICHIANA NEWS SERVICE, INC.

                       Statements of Stockholders' Deficit
                For the Years Ended June 30, 1996, 1995 and 1994

                                              Common Stock
                                      ---------------------------------
                                       Number of
                                         Shares           Stock        Retained
                                      Outstanding         Amount        Deficit              Total
                                      ------------    ----------------------------       -------------


Balance at June 30, 1993
   (unaudited)                             1,000         $100,000      $(1,311,126)      $(1,211,126)

   Net income (unaudited)                    -                -            191,596           191,596
                                         -------      ----------------------------       -----------


Balance at June 30, 1994                   1,000          100,000       (1,119,530)       (1,019,530)

   Net income                                -                -            330,317           330,317
                                         -------      ----------------------------       -----------


Balance at June 30, 1995                   1,000          100,000         (789,213)         (689,213)

   Net income                                -                -             14,867            14,867

   Forgiveness of related party
     note receivable                         -                -            (60,120)          (60,120)
                                         -------      ----------------------------       -----------


Balance at June 30, 1996                   1,000      $   100,000      $  (834,466)      $  (734,466)
                                         =======      ============================       ===========


         The accompanying notes to financial statements are an integral part of these statements.

                           MICHIANA NEWS SERVICE, INC.

                            Statements of Cash Flows
                For the Years Ended June 30, 1996, 1995 and 1994

                                                              1996              1995              1994
                                                          -----------       -----------       ------------
                                                                                              (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                             $    14,867       $   330,317       $   191,596
   Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization                            723,471           844,623           938,841
     Bad debt provision                                        19,183            59,735            45,000
     Deferred income taxes, net                              (592,329)          311,372           (29,027)
     Loss on sale of fixed assets                              35,134             1,693            30,150
   Changes in certain assets and liabilities, net of
     the effect of acquisitions:
     (Increase) decrease in certain assets:
       Accounts receivable                                    501,133          (148,559)         (273,614)
       Accounts receivable-related parties                    249,125          (748,567)         (538,714)
       Inventories                                            808,624          (497,246)          (31,542)
       Prepaid and other                                      (31,062)           11,174           (87,309)
     Increase (decrease) in certain liabilities:
       Accounts payable and other                          (1,308,952)          (41,072)          402,157
       Accrued expenses                                       263,920           119,644            38,614
       Reserve for gross profit on sales returns             (116,672)           85,663             3,303
       Income taxes payable                                   477,324          (277,615)          360,381
                                                          -----------       -----------       -----------
              Total adjustments                             1,028,899          (279,155)          858,240
                                                          -----------       -----------       -----------


              Net cash provided by operations               1,043,766            51,162         1,049,836
                                                          -----------       -----------       -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment                        (43,257)          (84,499)         (163,921)
   Proceeds from sale of equipment                             33,454            24,500            20,000
   Cash paid in the acquisition of Twin City News

                                                             (300,000)              -                 -
   Cash paid in the acquisition of Mr. Paperback
                                                                  -                 -             (50,000)
                                                          -----------       -----------       -----------

              Net cash used in investing activities

                                                             (309,803)          (59,999)         (193,921)


(Continued on next page)

                           MICHIANA NEWS SERVICE, INC.

                            Statements of Cash Flows
                For the Years Ended June 30, 1996, 1995 and 1994
                                   (continued)

                                                         1996             1995           1994
                                                     ------------      -----------   ------------
                                                                                     (Unaudited)

CASH FLOWS FROM FINANCING ACTIVITIES:

   Net additions on revolving loan                   $       -         $ 750,000     $       -
   Net payments on notes payable                        (657,204)       (683,192)       (839,597)
   Net (increase) decrease in advances to related
     parties                                             (49,763)        (57,687)        (16,545)
                                                       ---------       ---------       ---------


              Net cash provided by (used in)
                financing activities                    (706,967)          9,121        (856,142)
                                                       ---------       ---------       ---------


NET INCREASE (DECREASE) IN CASH                           26,996             284            (227)

CASH, beginning of year                                    1,571           1,287           1,514
                                                       ---------       ---------       ---------


CASH, end of year                                      $  28,567       $   1,571       $   1,287
                                                       =========       =========       =========


Supplemental Disclosure of Cash Flow Information

Cash Paid for Interest                                 $ 504,000       $ 572,000       $ 519,000

Cash Paid for Income Taxes                             $ 181,000       $  66,400       $  20,000


         The accompanying notes to financial statements are an integral part of these statements.

                           MICHIANA NEWS SERVICE, INC.

                          Notes to Financial Statements
                             June 30, 1996 and 1995

 (1)     BUSINESS
         --------

Michiana News Service, Inc. (Michiana or the Company) was incorporated in the State of Michigan on July 1, 1971, and was wholly-owned by Mr. Ted Majerek and family. Beginning in 1958, Michiana conducted business as Niles News Agency. Since that time Michiana purchased several adjacent news agencies and now operates as a wholesale distributor of magazines and books in southwestern Michigan and northern Indiana. Michiana operates out of Niles, Michigan and Ft. Wayne, Indiana distributing approximately 3,000 titles to approximately 2,000 retail outlets.

 (2)     GOING CONCERN MATTERS
         ---------------------

Certain recent developments have had an adverse impact on the Company. As of June 30, 1996, the Company has a working capital deficiency due primarily to an Internal Revenue Service assessment relating to settlements of prior year taxes and the timing of repayment of affiliated company accounts receivable. The Company also currently has negative net worth and is in default under certain of its debt agreements. In July, 1996, the Company entered into a definitive agreement to be acquired by United Magazine Company (UNIMAG) in exchange for UNIMAG stock and debentures. Effective the end of July 1996, UNIMAG assumed effective control of Michiana. UNIMAG made several acquisitions in July and August 1996 as part of an industry roll-up of magazine wholesale distributors, including Michiana. However, the actual closing of these transactions and the exchange of stock and debentures will not occur until after the annual shareholders meeting of UNIMAG, which is expected to take place near the end of March, 1997. UNIMAG also currently has a working capital deficiency. UNIMAG is in the process of pursuing several alternative forms of financing to meet working capital requirements, consolidate bank borrowings and obtain alternative financing for their acquisition transactions. However, such financing and refinancing is not expected to occur until sometime after the UNIMAG annual shareholders meeting. UNIMAG believes that it will ultimately be able to secure financing and refinancing necessary and to affect changes in the new consolidated group to provide necessary cash flow to meet obligations and carry out its business plan. However, there can be no assurance that this plan will succeed.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

 (3)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         (a)      Estimates
                  ---------

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

         (b)      Inventories
                  -----------

                  Inventories are valued at the lower of cost (first-in, first-out) or market.

         (c)      Property and Equipment
                  ----------------------

                  Property and equipment are stated at cost or fair value for assets acquired. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets as follows:

                                                             Years
                                                            --------

                      Furniture and equipment                5-10
                      Vehicles                                3-5

                  Leasehold improvements are being amortized on a straight-line basis over the estimated useful lives of the improvement.

                  The cost and accumulated depreciation and amortization
            applicable to assets retired are removed from the accounts and any resulting gain or loss on disposition is recognized in income. Betterments, renewals and extraordinary repairs that extend the life of the asset are capitalized; other maintenance and repair costs are expensed as incurred.

         (d)      Costs in Excess of Net Assets Acquired
                  --------------------------------------

                  The excess of the cost over fair value of the net assets or purchased businesses is recorded as goodwill and amortized on a straight-line basis over 40 years. In evaluating whether goodwill is recoverable, the Company estimates the sum of the expected future cash flows, undiscounted and without interest charges, derived from such goodwill over its remaining life. The Company believes that no such impairment existed at June 30, 1996.

         (e)      Non-competition Agreements
                  --------------------------

                  The Company capitalized costs associated with covenants not to compete agreements entered into with former owners of various wholesale distributors acquired by the Company. These costs are being amortized over the lives of the covenant agreements, (5 - 10 years) on a straight-line basis.

         (f)      Revenue Recognition
                  -------------------

                  Revenues and cost of sales from the sale of periodical inventories are recognized upon shipment to the customers. However, due to the significant volume of merchandise returns that are typical in the periodical industry, Michiana records a reserve for merchandise returned. This reserve is based on the gross profit margin on merchandise sold in the current period that is estimated to be returned by the customers in the subsequent period.

         (g)      Income Taxes
                  ------------

                  Michiana follows Statement of Financial Accounting Standards
         (SFAS) No. 109, "Accounting for Income Taxes." Accordingly, deferred taxes are recorded for transactions that are reported in different years for financial reporting versus tax purposes. Under this liability method, the amount of deferred taxes on the balance sheet is adjusted for changes in tax rates or other provisions of the income tax law.

         (h)      Concentration of Credit Risk
                  ----------------------------

                  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The majority of the Company's revenues are derived from chain and independent grocery stores through the southern Michigan and northern Indiana areas discussed in Note 1. The Company's sales to the related parties described in Note 4 represent approximately 20% of revenue for the years ended June 30, 1996, 1995 and 1994. No other one chain represents a significant portion of the Company's revenue.

(4)      NOTES RECEIVABLE AND ADVANCES TO AND RECEIVABLES FROM RELATED PARTIES
         ---------------------------------------------------------------------

The Company has demand notes from certain stockholders and stockholder family members. The notes are due on demand and accrue interest at rates ranging from 6% to 8%. At June 30, 1996 and 1995, the outstanding balances were $109,283 and $180,757 respectively.

In addition, the Company's majority stockholder is the controlling stockholder of another corporation, Hall of Cards & Books, Inc. (of Michigan) and certain majority stockholder family members are the stockholders in a corporation, Hall of Cards & Books, Inc. (of Indiana) (collectively HOCAB), whose primary business is the retail sales of magazines and books. Sales to HOCAB for the years ending June 30, 1996, 1995 and 1994 were approximately $4,500,000, $4,700,000 and
$4,300,000, respectively, at normal trade terms. The Company also received $84,000, $144,000 and $144,000 from HOCAB during these same periods for administrative, accounting and management services. Advances to and receivables from related parties is substantially comprised of the amounts due to the Company from HOCAB in 1995 and other shareholder related businesses in 1996.

In connection with the sale of Michiana to UNIMAG as discussed in Note 1, the Company entered into a note receivable with HOCAB in the amount of $3,589,389 of which $1,352,647 is due within one year. As a result of this transaction, the amount of the note receivable not due within fiscal year 1997 has been classified as long-term note receivable from related parties.

  (5)    DEBT OBLIGATIONS
         ----------------

The components of the Company's debt obligations at June 30, 1996 and 1995 are as follows:

Short Term Borrowings

The Company's short term debt as of June 30, 1996 and 1995 consisted of the following:

                                                                 1996               1995
                                                             -------------      -------------

            (a) Line of Credit with bank                       $  750,000         $  750,000
                                                               ----------         ----------
            (b) Related parties                                 1,005,605          1,107,876
            (c) Shareholders                                      209,520            186,433
                                                               ----------         ----------
            Short-term debt from related parties
               and shareholders                                 1,215,125          1,294,309
                                                               ----------         ----------

            Total short-term borrowings                        $1,965,125         $2,044,309
                                                               ==========         ==========


         (a) The Company has a revolving line of credit with a bank with interest payable monthly at the bank's prime rate plus 3/4% (9% at June 30, 1996). Borrowings under the line of credit are payable August 31, 1996 and are subject to the terms and conditions of a general loan agreement with the bank. The maturity date was subsequently extended to March 1, 1997. The line of credit is collateralized by inventories, fixtures and equipment, accounts receivable, assignment of life insurance and a personal guarantee of the Company's majority stockholder. The total amount available and outstanding on the line of credit at June 30, 1996 is $750,000.

         (b) The related party notes are with employees and shareholder family members. These notes accrue interest at a rate of 8% and are due on demand.

         (c) The shareholder notes bear interest at rates ranging from 8% to 10% and are due on demand.

Long term Debt Obligations

                                                                           1996                1995
                                                                       -------------       -------------


            (a)  Term Loans with financial institutions                 $   888,514          $1,043,223
            (b)  Seller Financing                                         3,076,003           3,053,246
                                                                       -------------       -------------
                                                                          3,964,517           4,096,469
            Less:  current portion                                       (1,150,471)           (879,376)
                                                                       -------------       -------------
            Long-term portion of debt obligations                        $2,814,046          $3,217,093
                                                                       =============       =============


         (a) The Company has various term loans with financial institutions. These loans accrue interest at rates ranging from 6.75% to 9.5%. Principal and interest payments are made on a monthly basis. These loans expire at various times during 1997 through January 2000.

             These loans are collateralized by substantially all of the assets of the Company. These debt obligations contain various financial covenants, among them being maintenance of minimum net worth and working capital. The Company was not in compliance with its debt covenants at June 30, 1996 triggering an event of default. Debt in default has been included in current portion of debt in the accompanying financial statements.

         (b) Seller financing represents the portion of the consideration associated with an acquisition that was funded by the seller. These obligations relate primarily to acquisitions made by the Company. These loans bear interest at rates ranging from 7% to 10%. Principal payments are made primarily on a monthly basis. These loans expire at various times during 1997 through August 2007.

             The Company has guaranteed the debt of one of its affiliated companies. The outstanding balance of this guaranteed debt was approximately $541,000 at June 30, 1996. The bank has agreed to terminate this guarantee upon the closing of the acquisition transactions described in Note 1 and the repayment by UNIMAG of certain outstanding Michiana debt totaling approximately $1.6 million. The $1.6 million of debt is personally guaranteed by the majority stockholder of Michiana.

                  Maturities debt obligations at June 30, 1996, are as follows:

                     Fiscal Year
                    ---------------

                         1997                    $1,150,471
                         1998                       469,599
                         1999                       330,208
                         2000                       405,905
                         2001                       296,576
                      Thereafter                  1,311,758
                                               -------------
                        Total                    $3,964,517
                                               =============


 (6)     OPERATING LEASES
         ----------------

The Company leases certain warehouse facilities from shareholders of the Company. The Company also leases a warehouse facility and certain vehicles from unrelated parties. The total expense related to the leases with related parties for the years ended June 30, 1996, 1995 and 1994 was approximately $260,000, $324,000 and $288,000, respectively. Lease expense with non-related parties for the year ended June 30, 1996 was approximately $53,000 and $0 for the years ended June 30, 1995 and 1994.

As of June 30, 1996, the future minimum annual rental commitments of lease agreements are as follows:

                     Fiscal Year
                    ---------------

                         1997                         $   247,000
                         1998                              47,000
                         1999                              45,000
                         2000                              41,000
                                                     =============
                        Total                         $   380,000
                                                     =============


 (7)     PROFIT SHARING PLAN
         -------------------

Michiana maintains a profit sharing plan, with a 401(k) option, covering substantially all employees. All Company contributions are discretionary as determined by the Board of Directors. Profit sharing plan expense was $3,039, $5,014 and $30,000 for the years ended June 30, 1996, 1995 and 1994.

 (8)     INCOME TAXES
         ------------

The provision for income taxes consists of the following:

                                    1996              1995               1994
   ---------------------------------------------------------------------------
                                                                   (Unaudited)

   CURRENT TAX EXPENSE:
      FEDERAL                   $688,102          $153,295           $116,118
      STATE                       37,586            58,271             41,700

   DEFERRED TAX EXPENSE:
      FEDERAL                  (617,886)           102,227             68,704

   TOTAL TAX PROVISION          $107,802          $313,793           $226,522

The following is a reconciliation of the provision for income taxes computed at the federal statutory rate (34%) to the reported provision:

                                                                1996              1995                1994
                                                             -----------       -----------       -------------
                                                                                                   (Unaudited)

          Computed tax at statutory rate                      $  39,289          $218,346            $142,160
          Nondeductible amortization of intangibles              32,702            48,962              52,504
          State taxes net of federal benefit                     24,807            38,459              27,522
          Other                                                  11,004             8,026               4,336
                                                             ----------        ----------         -----------
                                                               $107,802          $313,793            $226,522
                                                             ==========        ==========         ===========


At June 30, 1996, the Company had net deferred tax assets of $319,615 which have been fully reserved with a valuation allowance due to uncertainty of future realization. The net deferred tax liabilities at June 30, 1995 were $829,576. Deferred tax assets were $237,247 net of a valuation reserve of $319,615. The significant sources of temporary differences that give rise to deferred federal income taxes are magazine return reserves, bad debt reserves and amortization of intangibles. During the year ended June 30, 1996, the Company reached a settlement with the Internal Revenue Service relating to prior year taxes. The total amount of the assessments including interest was approximately $1.2 million. The assessment involves primarily a disallowance of the timing of the deductibility of the Company's magazine returns for income tax purposes.

 (9)     ACQUISITIONS
         ------------

Effective March 1, 1996, Michiana acquired certain assets and operations of Twin City News Agency, Inc., a wholesale distributor of books and periodicals located in Lafayette, Indiana, for $788,560. The purchase price consisted of $300,000 paid in cash at closing and issuance of notes payable for the remaining balance. The transaction was accounted for as a purchase and the assets acquired, including non-competition agreements, were recorded at their fair value at the date of the acquisition. The purchase price exceeded the fair value of the net assets acquired by $388,260, which was recorded as goodwill. The purchase of Twin City News Agency, Inc. was not significant for financial reporting purposes. The results of operations of Twin City News Agency, Inc. has been included in results of operations of Michiana beginning March 1, 1996.

(10)     SUBSEQUENT EVENT
         ----------------

In July 1996, the Company entered into a definitive agreement to be acquired by United Magazine Company in exchange for UNIMAG stock and debentures. UNIMAG assumed effective control of the Company at the end of July 1996. However, the actual closing of these transactions and the exchange of stock and debentures will not occur until after the annual shareholders meeting of United Magazine Company which is expected to take place near the end of March 1997.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE MICHIANA EXCHANGE AGREEMENT AMONG THE COMPANY, MICHIANA AND ALL OF ITS SHAREHOLDERS AND THE TRANSFER BY THE MICHIANA SHAREHOLDERS OF ALL OF THE STOCK OF MICHIANA TO THE COMPANY IN EXCHANGE FOR SHARES OF COMMON STOCK OF THE COMPANY AND SENIOR AND SUBORDINATED DEBENTURES ISSUED BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF SUCH MICHIANA EXCHANGE AGREEMENT.

PROPOSAL TWO:              TO APPROVE THE STOCK TRANSFER AND EXCHANGE AGREEMENT
                           AMONG THE COMPANY, STOLL AND ALL OF ITS SHAREHOLDERS
                           AND THE TRANSFER BY THE STOLL SHAREHOLDERS OF ALL OF
                           THE STOCK OF STOLL TO THE COMPANY IN EXCHANGE FOR
                           SHARES OF COMMON STOCK OF THE COMPANY AND SENIOR AND
                           SUBORDINATED DEBENTURES ISSUED BY THE COMPANY IN
                           ACCORDANCE WITH THE TERMS OF SUCH STOCK TRANSFER AND
                           EXCHANGE AGREEMENT.


GENERAL


         Effective July 31, 1996, the Company entered into a Stock Transfer and Exchange Agreement with the Stoll Shareholders (the "Stoll Exchange Agreement"). Under the terms of the Stoll Exchange Agreement, the Stoll Shareholders will contribute all of the outstanding shares of stock of Stoll to the Company in exchange for 19,584,662 shares (pre-reverse split) of Common Stock of the Company and for $16,800,000 principal amount of 8% Senior Debentures due 2002 and $9,105,267 principal amount of 10% Subordinated Debentures due 2004 of the Company (the "Stoll Transaction"). The exchange has been closed into escrow pending a favorable vote of the shareholders of the Company.

         At the Annual Meeting, if shareholders who are entitled to vote more than a majority of the outstanding shares of Common Stock of the Company vote to approve the Stoll Exchange Agreement and also vote in favor of Proposals One, Three through Seven, and Proposal Ten, escrow will terminate, and the Stock Transfer and Exchange will be finalized. Ronald E. Scherer, OPD and R. David Thomas, who together have the right to vote more than a majority of the outstanding shares of Common Stock of the Company, have each agreed to vote in favor of the Stoll Exchange Agreement and such proposals.


THE STOLL COMPANIES

         BUSINESS


                  The following description of Stoll's business relates to its operations prior to July, 1996. In July of 1996, the Company began managing Stoll's business, including such areas as conducting joint marketing and distribution operations, terminating excess employees using Workers Adjustment and Retraining Notification Act ("WARN") notices on Company letterhead, joint decision making in operational and accounting areas, customer communication using UNIMAG letterhead and business cards as well as answering phones in the UNIMAG name, and future business planning in an integrated mode. The business of Stoll, under the Company's management, continues to operate similarly to the way it did prior to July, 1996; however, the Company has begun to implement strategies to reduce redundant overhead and facilities in coordination with the other Acquisition Parties.

                  The following are the significant steps taken to integrate the operations of Stoll to date. All steps to integrate the businesses of each of the Acquisition Parties are described under "Combination of Operations Prior to Annual Meeting." In the first fiscal quarter of 1997, Stoll absorbed the warehouse and office functions of Michiana (Niles, Michigan), Northern (Petoskey, Michigan) and MacGregor (Mt. Pleasant, Michigan) into its Jackson warehouse and office facility. Stoll previously had converted its Toledo and Grand Rapids operations to depots. Stoll also incorporated some additional customer business from Michiana and the Scherer Affiliates in Indiana and Michigan and closed its Galesburg, Michigan location.

                  To date, the dollar amount expanded to integrate the operations of Michiana and the Scherer Affiliates into Stoll has been immaterial and has provided, on a consolidated basis, a net reduction in operating expenses.

                  Stoll, incorporated in September, 1938, was headquartered in Toledo, Ohio and was a regional wholesaler of periodicals, including magazines, books, sports collectibles and allied products. Stoll distributed over 3,000 periodicals to over 3,750 retail outlets in Michigan, Indiana and Ohio. The retail outlets included supermarkets, discount variety stores, convenience stores, drug stores, and newsstands that offer mass market reading materials to consumers. In addition, Stoll operated 13 retail bookstores, totaling approximately 58,000 square feet, through which it sold magazines, books, newspapers and related products. The products distributed by Stoll were similar to the products distributed by the Company, including magazines, books and sundries; Stoll did not distribute any newspapers. See "The Company and the Combined Company - `Products'."


                  During the fiscal year ended September 30, 1995, Stoll generated total revenues of approximately $83,620,000. Of this amount, approximately $65,000,000, or 78%, came from the sale of magazines; $9,000,000, or 11%, came from the sale of books; $9,000,000, or 11%, came from the sale of retail products; and the remaining $4,000,000 came from the sale of sundry products. Sales by Stoll wholesale of $4,000,000, or 5%, to Stoll retail were eliminated in the total revenue calculation.


                  Stoll operated four separate wholesale divisions under the names "Buckeye News", which was based in Toledo, Ohio, "Indiana Periodicals Distributor", which was based in Indianapolis, Indiana, "Southern Michigan News", which was based in Jackson, Michigan, and "Western Michigan News", which was based in Grand Rapids, Michigan. Each of those names and divisions roughly corresponded to different periodical wholesale distributors that Stoll had acquired over a number of years.

                  Stoll's wholesale supply and distribution system was similar to the supply and distribution system of the Company. See "The Company and the Combined Company - `Suppliers and Pricing', and `Distribution System'" for a more complete description of the supply and distribution system. Stoll's suppliers of product were the same as the Company's. The prices of the product were established by the publishers. Stoll then purchased a majority of the product from national distributors at a discount from the suggested retail price and then sold the product to retailers at a smaller discount. The national distributors also arranged for shipment of the product to Stoll.

                  Stoll maintained a 84,000 square foot office, warehouse and distribution facility in Jackson, Michigan and a 78,000 square foot office, warehouse and distribution facility in Indianapolis, Indiana. Stoll also maintained depots of 53,000 square feet in Grand Rapids, Michigan, 30,000 square feet in Toledo, Ohio, 20,000 square feet in Galesburg, Michigan, and a small combination depot/retail outlet in Ludington, Michigan. Stoll also maintained a 45,000 square foot facility in Jackson, Michigan for the distribution of books. See "The Company and the Combined Company - `Facilities'."

                  Stoll's two main facilities in Jackson, Michigan and in Indianapolis, Indiana received periodicals in bulk form. The product was then sorted, stacked, bundled and packaged for loading into trucks and vans for delivery to retailers. A portion of the periodicals were trucked from these main distribution facilities to Stoll's depot facilities, where they were combined with other periodicals for appropriate delivery routes and loaded onto trucks or vans for delivery to retailers in the surrounding areas.

                  At September 28, 1996, Stoll employed approximately 597 people, including 338 full-time personnel. The part-time personnel included approximately 156 people engaged in in-store-service and 98 part time retail personnel. The full-time personnel included 71 drivers, 91 warehouse personnel, 52 managers and supervisors, 36 administrative and office personnel, 56 marketing personnel, and 30 people in retail and other. A total of 21 drivers and 6 warehouse employees were members of two separate unions, each affiliated with the Teamsters. Both union contracts expire in 1997. In the opinion of Stoll management, relations with both union and non-union employees have been satisfactory.

                  In connection with its marketing efforts, Stoll had 25 full-time sales personnel, 31 full-time in store service personnel and 156 part-time in store service personnel. Stoll faced competition from the same sources as the Company. See "The Company and the Combined Company - `Competition'." Competition came from other wholesalers, alternative channels of distribution, and from substitute products. Stoll had experienced more intense competition from other wholesalers than had, for example, OPD. In Michigan, northwest Ohio, and Indiana, it competed with Michiana, OPD, Northern, MacGregor, The Andersen Group, and the Ludington group. As a result of the acquisitions, Michiana, OPD, Northern and MacGregor are all part of the Combined Company and are working together in the distribution of periodicals.

                  Stoll also operated 13 retail stores that sold magazines, books and sundry items under a separate Stoll corporate division known as "Community Newscenters". These stores are located in regional malls and strip shopping centers in Michigan, Indiana and Ohio. The stores are operated under various names such as Community Newscenter, Webster's Books, Andersen Newscenter, Readers World, Read-Mor Book Store, Jay's Community Newscenter and Morey's Newsstand. All of the stores are in leased space. The size of the stores ranges from 1,800 to 10,800 square feet in size. Total annual volume for these stores was approximately $9,000,000, and the majority of their purchases were made from Stoll wholesale divisions.

                  The mailing address of Stoll's principal executive offices is 2021 Adams Street, Toledo, Ohio 43624, and its telephone number is
         (419) 243-2161.

         MARKET FOR COMMON EQUITY AND SHAREHOLDER MATTERS

                  Stoll's total authorized shares of capital stock consist of 10,000 shares of Class A common stock, no par value, and 40,000 shares of Class B common stock, no par value (the "Stoll Stock"). All of the Stoll Stock is issued and outstanding and held of record by 12 persons. No public market for the Stoll Stock exists, and transfers of the Stoll Stock are subject to significant restrictions by virtue of various stock restriction agreements among Stoll and the Stoll Shareholders, which restrictions will be terminated upon completion of the Stoll Transaction, and by federal and state securities laws and regulations. There were dividends of $540,000 declared and paid to Stoll Shareholders in fiscal year 1995, and dividends of $200,000 declared and paid to Stoll Shareholders in fiscal year 1996. In addition, there were distributions of net non-operating assets of $3,343,305 from previously taxed but undistributed retained earnings made in 1996. There are no restrictions that limit the ability of Stoll to pay dividends on its common equity.

         THE EXCHANGE TRANSACTION; CERTAIN PROVISIONS OF THE STOLL EXCHANGE AGREEMENT


                  The Stoll Exchange Agreement has been filed with the Securities and Exchange Commission as Exhibit 2C to a Form 8-KA filed September 30, 1996. Shareholders may inspect and copy the Stoll Exchange Agreement at the Commission's public reference facility at Room 1024, 450 Fifth Street, NW, Washington, DC 20549, and at the Commission's regional offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Stoll Exchange Agreement can be obtained by mail from the Commission's Public Reference Section at 450 Fifth Street, NW, Washington, DC 20549 at prescribed rates. Additionally, a copy of the Stoll Exchange Agreement can be obtained over the Internet from the website of the Securities and Exchange Commission at WWW.SEC.GOV.


                  In accordance with the terms and conditions set forth in the Stoll Exchange Agreement, when the Stoll Transaction is approved by the shareholders of the Company, the Stoll Shareholders will contribute all of their shares of stock of Stoll to the Company, and Stoll will thereby become a wholly-owned subsidiary of the Company.


                  In exchange for each share of Stoll Stock (a "Stoll Share") which is contributed to the Company, the contributing shareholder will receive, (a) shares of the Common Stock of the Company, and (b) Senior and Subordinated Debentures of the Company. The Debentures will be issued pursuant to the terms of the Debenture Agreement, which will be entered into in connection with the Acquisition transactions. An aggregate of $16,800,000 principal amount of the Debentures will be Senior Debentures and the balance of the Debentures will be Subordinated Debentures. See "Senior and Subordinated Debentures -- `Description of Securities'" for a description of the terms of the Senior and Subordinated Debentures to be issued.

                  The number of shares of Common Stock of the Company and the principal amount of Senior and Subordinated Debentures to be received upon exchange of the Stoll Shares is based upon a total valuation of Stoll, determined as described below, with 53.14% of this value being exchanged for shares of Common Stock of the Company at an agreed upon price of $1.50 per share, and 46.86% of this value being exchanged for Debentures. All of the Acquisition Parties originally agreed to take a minimum of 51% of the total consideration in the form of the Company's Common Stock and 49% as Debentures. The Stoll Shareholders agreed to take a percentage greater than 51% in exchange for the Company's assumption of certain liabilities not originally contemplated. At the time of the negotiations, the parties were in agreement that 60% was the most common percentage used by willing buyers and sellers in the industry. The parties also agreed that tangible net worth would be defined as total assets (excluding intangible assets), less total liabilities. The value of Stoll was determined by adding the sum of:


                  (a) An amount, equal to 60% of the net annual wholesale and retail sales of Stoll for the 12-month period ended September 30, 1995 ("1995 Stoll Sales"); and

                  (b) The tangible net worth (as defined by agreement between the parties in consultation with their accountants) of Stoll as of June 30, 1996 (the "Stoll Tangible Net Worth").

                  At the time the Stoll Exchange Agreement was entered into, 60% of 1995 Stoll Sales was estimated to be $49,721,990, and Stoll Tangible Net Worth was estimated to be $13,260,702, for a total estimated valuation of $62,982,692.

                  Pursuant to the Stoll Exchange Agreement, the Stoll Shareholders have prepared and delivered to the Company the balance sheet of Stoll as of June 30, 1996 (the "Stoll Closing Date Balance Sheet"), and the 1995 sales report of Stoll for the 12 month period ended September 30, 1995 (the "1995 Stoll Sales Report"). The Stoll Closing Date Balance Sheet and the 1995 Stoll Sales Report have been
         (1) prepared from and in accordance with the books and records of Stoll; (2) except as otherwise provided in the Stoll Exchange Agreement, prepared in conformity with generally accepted accounting principles applied on a consistent basis (with certain exceptions primarily relating to the exclusion of intangible assets and the impact of changes in the Section 458 reserve on sales); and (3) as to the Stoll Closing Balance Sheet, fairly present in all material respects the financial condition of Stoll as of such date in accordance with such practices. The Stoll Shareholders were also required to deliver to the Company the workpapers used in connection with the preparation of the Stoll Closing Date Balance Sheet and the Stoll 1995 Sales Report.

                  As contemplated by the Stoll Exchange Agreement, in order to determine the actual Stoll Tangible Net Worth as of June 30, 1996, Arthur Andersen LLP has conducted an audit of the Stoll Closing Date Balance Sheet, and has conducted a review of the 1995 Stoll Sales Report to confirm the accuracy of the recorded amount of 1995 Stoll Sales. The Stoll Exchange Agreement provides that, in determining the Stoll Tangible Net Worth, the calculation will exclude goodwill, customer lists, order and regulation records, noncompete agreements, consulting agreements, and other intangible assets.

                  Based upon the Stoll Closing Date Balance Sheet, which was prepared by Stoll Management and audited by Arthur Andersen LLP, the Stoll Tangible Net Worth was $5,109,486. The reduction in Stoll's Tangible Net Worth is based, in part, upon certain distributions made to the Stoll shareholders, including cash dividends totaling $740,000 prior to June 30, 1996 and non-operating assets with a total book value of $3,343,305 made after June 30, 1996, but reflected in the June 30 valuation. Based upon the 1995 Stoll Sales Report, 60% of the 1995 Stoll Sales was $50,172,773. As a result, the total valuation is $55,282,259. Based upon this valuation, the Stoll Shareholders will receive (a) 19,584,662 shares (pre-reverse split) of the Common Stock of the Company, (b) Senior Debentures in the principal amount of $16,800,000 , and (c) Subordinated Debentures in the principal amount of $9,105,267. The Debenture table and the tables for share ownership have been calculated on a pro forma basis to reflect these amounts.

                  Additionally, under the Debenture Agreement, all of the Stoll Senior Debentures of $16,800,000, along with all accrued interest thereon, are to be paid before any other Senior Debentures are paid. After the Stoll Senior Debentures have been paid, then all other holders of Senior Debentures are to be paid in proportion to the principal amount of Senior Debentures held by them. None of the principal on the Subordinated Debentures is to be paid until all of the Senior Debentures have been paid in full. At July 1, 1997, two principal payments totaling $3,329,295, which are to be paid to Stoll, had been deferred.

                  At the closing of the Stoll Exchange Agreement ("Stoll Effective Time"), each Stoll Shareholder will surrender to the Company the Stoll share certificates evidencing all of the Stoll Shares then owned by such Stoll Shareholder. Upon surrender of the Stoll share certificates evidencing all of the Stoll Shares owned by each Stoll Shareholder, the Company will issue to each Stoll Shareholder that number of shares of Common Stock of the Company and the Senior and Subordinated Debentures which such Stoll Shareholder is entitled to receive following the exchange.

                  If, between the date of the execution of the Stoll Exchange Agreement and the Stoll Effective Time, the number of outstanding shares of the Common Stock of the Company has been reduced by virtue of a reverse stock split or other similar means, then the $1.50 price of a share of Common Stock of the Company for purposes of exchanging Stoll Shares into shares of Common Stock of the Company shall be proportionately adjusted to reflect such reduction. In lieu of fractional shares resulting from the exchange, the Company will pay to each holder who would otherwise be entitled to receive fractional shares an amount equal to such fractional interest multiplied by $1.50 also adjusted to reflect any such reduction.

                  The Stoll Exchange Agreement contains various representations and warranties of one or both of the parties thereto as to, among other things, (a) its corporate organization, standing, power and authority to enter into the Stoll Exchange Agreement to consummate the transactions contemplated thereby; (b) its capitalization, security holders and subsidiaries; (c) ownership of shares; (d) the need for consents and approvals in order to enter into the Stoll Exchange Agreement to consummate the transactions contemplated thereby; (e) the accuracy of financial statements; (f) the absence of undisclosed liabilities and adverse and other changes; (g) the filing of all necessary returns and payment of taxes; (h) the compliance with law in connection with the operations of the parties' respective businesses;
         (i) insurance matters; (j) title to and condition of properties; (k) legal proceedings; (l) ERISA matters; (m) certain material contracts of Stoll and the absence of defaults thereunder; (n) the Stoll Exchange Agreement's non-contravention of any applicable laws, articles of incorporation, by-laws, material agreements, undertakings, indentures, orders, decrees, restrictions or legal obligations; (o) officers, employees and compensation; (p) books of account and records; (q) labor relations; (r) business matters; and (s) other matters specified in the Stoll Exchange Agreement.

                  The Stoll Exchange Agreement provides that Stoll and the Stoll Shareholders shall agree that between the date of the Stoll Exchange Agreement and the Stoll Effective Time, (a) neither Stoll nor any Stoll Shareholder shall take or permit to be taken any action or do or permit to be done anything in the conduct of the business of Stoll, or otherwise, that would be contrary to or in breach of any of the terms or provisions of this Agreement or which would cause any of their representations and warranties contained in the Stoll Exchange Agreement to be or become untrue in any material respect; (b) Stoll shall conduct its business in the ordinary course consistent with past practices; and (c) Stoll and the Stoll Shareholders shall use all reasonable efforts to preserve the business organization intact, keep available to Stoll and the Company the present service of Stoll's employees, and preserve for Stoll and the Company the goodwill of Stoll's suppliers, customers, and others with whom business relationships exist.

                  The Stoll Exchange Agreement provides for indemnification by the selling or transferring shareholders for any losses, liabilities or damages incurred as a result of any material inaccuracy or breach of the representations, warranties, covenants or agreements made. The indemnification obligations of the transferring shareholders may be satisfied by returning to the Company Common Stock of the Company, to be valued at $1.50 per share for this purpose. The indemnification obligation of the transferring shareholders is $6,200,000 (10% of the original estimated value of Stoll), and no single Stoll Shareholder will be liable for an amount in excess of the consideration received for his or her shares. However, the Company is not entitled to indemnity unless the aggregate of all damages exceeds $620,000, and then only to amounts in excess of $620,000, except that this amount is reduced to $100,000 for environmental matters. Additionally, $400,000 of funds otherwise payable to Stoll from the expected sale of an airplane will be reserved to cover expenses incurred in the investigation and remediation of certain environmental contingencies identified to the Company by Stoll, with the balance, if any, being paid to Stoll.

                  Pursuant to the terms of the Stoll Exchange Agreement, Richard
         H. Stoll, Jr., Stoll President, John Heiniger, Stoll Treasurer, and Ron Lankerd, Stoll General Manager, will enter into employment agreements with the Company for a term of three years from the closing date and subject to other customary terms and conditions. Additionally, Stoll has entered into a twelve (12) year deferred compensation agreement with Richard H. Stoll, Sr. pursuant to which Richard H. Stoll Sr. will receive $250,000 per year for a period of five (5) years and $100,000 per year for seven (7) years. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'" and Proposal Eight - `Executive Compensation'.

         PURPOSES AND EFFECT OF THE EXCHANGE

                  The purposes and effect of the exchange have been described in the Introduction and Summary section of the Proxy Statement. See "Introduction and Summary" and "The Stock and Asset Exchanges."

         ACCOUNTING TREATMENT


                  The acquisition of Stoll was initiated in February of 1996. On July 3, 1996, the Company and Stoll entered into a Joint Operating Agreement in which the Company and Stoll agreed to conduct certain of their operations jointly. Effective July 31, 1996, Stoll executed the definitive agreement to contribute its shares to the Company in exchange for Common Stock of the Company and Debentures. The acquisition will be accounted for under the purchase method of accounting. For ease of accounting, the Company has elected to use July 28, 1996 as the effective date of the transaction. The Company will adjust purchase accounting for the impact of recognizing income before consideration is transferred. The Company has recognized the results of operations starting July 28, 1996.


         RIGHTS OF DISSENTING SHAREHOLDERS OF THE COMPANY

                  Shareholders of the Company who do not vote in favor of Proposal Two, and who otherwise perfect their rights as dissenting shareholders, have certain rights as dissenting shareholders. See "The Stock and Asset Exchanges - `Dissenters' Rights'" and Exhibit C.

         INTERESTS OF CERTAIN PERSONS

                  There are a number of transactions and arrangements between the Company and the Stoll Shareholders. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."

         EFFECTIVENESS


                  All documents necessary to consummate the Stoll Transaction have been deposited into escrow with Baker & Hostetler LLP as the escrow agent. Termination of the escrow is conditioned upon approval of Proposals One through Seven and Proposal Ten by the affirmative vote of holders of a majority or more of the outstanding shares of Common Stock of the Company. Ronald E. Scherer, OPD, and R. David Thomas, who together have the right to vote more than 50% of the outstanding shares of Common Stock of the Company, have agreed to vote in favor of the above proposals.


                  It has been the intention of both the Company and Stoll to treat the valuation of the exchange as having been effective since July 1, 1996. Accordingly, the Stoll Closing Balance Sheet is as of June 30, 1996, and the Debentures began to accrue interest from July 1, 1996. The exchange will legally become effective promptly following the vote of the shareholders of the Company approving the exchange, at which time escrow will be terminated and all documents that have been deposited in escrow will be released and delivered to the appropriate parties. As stated above, the Effective Date for Accounting was approximately July 28, 1996.

         VOTING


                  Assuming the presence of a quorum, the affirmative vote of the holders of a majority or more of the voting power of the outstanding shares of Common Stock of the Company is necessary for approval of the Stoll Exchange Agreement among the Company, Stoll and the Stoll Shareholders and consummation of the transactions contemplated thereby. Abstentions and non-votes by brokers holding Common Stock in street name will have the same effect as shares of Common Stock cast against the proposal. As stated above, the Effective Date for Accounting was approximately July 31, 1996.

STOLL FINANCIAL INFORMATION


         Stoll is an S Corporation with a fiscal year end of September 30. The financial information for Stoll is provided below in this Proposal Two beginning with "Management Discussion and Analysis" and includes a two year balance sheet, three year statements of operations and retained earnings and cash flows, and a management discussion and analysis. The interim financial statements for Stoll for the three and nine months ended June 28, 1996 are also included.


         Set forth below is a Management Discussion and Analysis of Financial Condition and Results of Operations for Stoll, along with a two year audited balance sheet and a one year audited and two year unaudited statement of operations. Stoll accounts for approximately 30% of the Combined Company revenues.

MANAGEMENT DISCUSSION AND ANALYSIS

     RESULTS OF OPERATIONS OF STOLL FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

                  For 1995 versus 1994, revenue increased by $1,483,000, or 1.8%, versus an increase of $3,961,000, or 5.1%, from 1994 versus 1993.

                  The gross profit margin reduced slightly to 26.2% in 1995 from 26.6% in 1994 and 26.6% in 1993. While the increases in cost of goods sold that occurred in 1996 from price competition for chain business did not have a major impact prior to fiscal 1996, it is anticipated that Stoll will be subject to lower gross margins in future periods.

                  The decline in gross margin percentage in 1995 versus 1994 on increased revenue caused a small increase in gross margin of $38,000, following a $1,079,000 increase in 1994 versus 1993.

                  Other operating income increased in 1995 versus 1994 primarily due to higher prices on scrap paper sales.

                  Selling, general and administrative expenses and other operating costs increased by $438,000, or 2.2%, in 1995 versus 1994, after an increase of $1,214,000, or 6.4%, in 1994 versus 1993. As a percentage of revenue, the selling, general and administrative expenses were 24.6% in 1995 versus 24.5% in 1994, and 24.2% in 1993.

                  Interest expense increased from $91,000 in 1994 to $974,000 in 1995 because Stoll decided to provide an accrual of $1,498,000 for federal, state and local income taxes and $841,000 for related interest for a tax settlement related to the 458 reserve attributable to years when Stoll was not an S Corporation.

                  The 1995 income before taxes of $1,379,000 was a $902,000 decrease from the 1994 income before taxes of $2,281,000, which, in turn, was slightly lower than the comparable 1993 income before taxes of $2,678,000. The 1995 decrease from 1994 was attributable primarily to the increased interest expense.

         LIQUIDITY, CAPITAL RESOURCES, AND FACTORS AFFECTING FUTURE PERFORMANCE

                  Stoll's working capital is as follows:

                           September 30, 1995        $6,778,000
                           September 30, 1994        $8,505,000

                  Working capital decreased by $1,727,000 in 1995, due, in part, to the distribution of dividends to shareholders based on the profitability of Stoll and to the accrual for the income taxes and accrued interest.

                  Cash flow from operations was relatively consistent and in excess of $3,000,000 for both fiscal years. Investing activities for purchases of property , plant and equipment also were relatively consistent and in excess of $880,000 during those two years. In 1994, Stoll used $1,472,513 for purchase of an airplane which was sold in 1996. Distributions to shareholders were $1,301,000 in 1995, and $1,324,000 in 1994. In 1994, Stoll borrowed $1,400,000. These activities caused cash to increase from $2,660,000 in the beginning of 1994, to $4,587,000 at the end of 1995.

                  The Combined Company is engaged in negotiations with financial institutions to refinance existing debt, including the Stoll debt.

                  Stoll's plan for the balance of 1996 and for 1997 is to consolidate operations with other facilities of the Combined Company to reduce selling, general and administrative expenses to offset the expected decline in gross margin. This should generate adequate cash flow to meet Stoll's working capital obligations.

INFLATION

         The impact of inflation on wholesale operations is difficult to measure. Stoll cannot easily pass on periodical costs to customers unless the publishers increase cover prices. Stoll and the Combined Company are engaged in activities to control operating costs. As a result, Stoll believes that the effect of inflation, if any, on the results of operations and financial conditions has been minor and is expected to remain so in the future.

SEASONALITY

         The sale of magazines and books is subject to minimal seasonality

                               THE STOLL COMPANIES


                              FINANCIAL STATEMENTS

                  YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

                       WITH REPORT OF INDEPENDENT AUDITORS

                               THE STOLL COMPANIES

                              Financial Statements
                  Years ended September 30, 1995, 1994 and 1993

Contents

Report of Independent Auditors ........................................100

Audited Financial Statements

Balance Sheets ........................................................101
Statements of Operations and Retained Earnings ........................103
Statements of Cash Flows...............................................104
Notes to Financial Statements .........................................105

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
The Stoll Companies:

         We have audited the accompanying balance sheet of The Stoll Companies as of September 30, 1995, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of The Stoll Companies at September 30, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

         The 1994 and 1993 financial statements were reviewed by us and our reports thereon, dated October 25, 1994 and October 22, 1993, respectively, stated we were not aware of any material modifications that should be made to those statements for them to be in conformity with generally accepted accounting principles. However, a review is substantially less in scope than an audit and does not provide a basis for the expression of an opinion on the financial statements taken as a whole.


                                                     ERNST & YOUNG LLP


Toledo, Ohio
September 23, 1996

                               THE STOLL COMPANIES

                                 Balance Sheets

                                                                                September 30
                                                                          1995                1994
                                                                  -----------------------------------------
                                                                                            (Unaudited)

Assets
Current assets:
   Cash and cash equivalents                                          $  4,586,593         $  3,748,376
   Trade accounts receivable, less allowance of $172,000
     ($175,000 in 1994)                                                  8,402,664            8,660,917
   Notes receivable from and advances to
     related parties                                                       102,018              483,862
   Inventories                                                          10,887,063           11,457,980
   Prepaid expenses and other                                               94,388               64,823
                                                                  -----------------------------------------
Total current assets                                                    24,072,726           24,415,958

Other assets:
   Notes receivable from officers                                          931,006              544,005
   Notes receivable from and advances to
     related parties                                                     2,407,949            1,095,000
   Cash value of life insurance                                            671,401              633,561
   Prepaid pension (Note 3)                                                371,546              207,716
   Goodwill, less amortization of $1,056,540 ($956,206 in
     1994)                                                                 812,726              913,060
   Agreements not to compete, less amortization of $432,087
     ($280,487 in 1994)                                                    305,913              457,513
   Customer lists, less amortization of $298,611 ($206,944 in
     1995)                                                                 251,389              343,056
   Deposits and investments                                                260,231              123,666
   Other assets - net                                                      964,511              928,846
                                                                  -----------------------------------------
                                                                         6,976,672            5,246,423
Property, plant and equipment:
   Land                                                                     97,662               97,662
   Buildings and building equipment                                        842,859              842,859
   Automotive equipment                                                  3,074,116            2,897,981
   Furniture and fixtures                                                4,921,555            4,736,170
   Leasehold improvements                                                  706,960              701,411
   Airplane                                                              1,155,684            1,155,684
                                                                  -----------------------------------------
                                                                        10,798,836           10,431,767
   Less allowances for depreciation and amortization                     6,677,430            6,004,977
                                                                  -----------------------------------------
                                                                         4,121,406            4,426,790
   Land and airplane (in 1994) not used in operations                      874,234            2,346,747
                                                                  -----------------------------------------
                                                                         4,995,640            6,773,537
                                                                  =========================================
                                                                       $36,045,038          $36,435,918
                                                                  =========================================

                                                                                September 30
                                                                          1995                1994
                                                                  -----------------------------------------
                                                                                           (Unaudited)

Liabilities and shareholders' equity
Current liabilities:
   Note payable (Note 2)                                              $  1,400,000         $  1,400,000
   Accounts payable                                                      9,119,944           10,446,675
   Income taxes payable (Note 6)                                         1,498,101                    -
   Accrued interest (Note 6)                                               841,211                    -
   Compensation and payroll taxes withheld                                 281,709              255,777
   Reserve for returns                                                   3,436,000            3,287,000
   Other accrued expenses                                                  528,168              339,626
   Liability under non-compete agreement                                   190,262              182,267
                                                                  -----------------------------------------
Total current liabilities                                               17,295,395           15,911,345

Liability under non-compete agreement due after
   one year                                                                      -              190,262

Redeemable Common Stock (Note 4):
   Class B Common Stock, nonvoting, without par value;
     $243 redemption value; 40,000 shares authorized,
     issued and outstanding                                              9,720,000            9,720,000

Shareholders' equity (Note 4):
   Class A Common Stock, voting, without par value;
     10,000 shares authorized, issued and outstanding                    1,000,000            1,000,000
   Retained earnings                                                     8,029,643            9,614,311
                                                                  -----------------------------------------
                                                                         9,029,643           10,614,311


                                                                  -----------------------------------------
                                                                       $36,045,038          $36,435,918
                                                                  =========================================


         See accompanying notes.

                               THE STOLL COMPANIES

                 Statements of Operations and Retained Earnings

                                                                Year Ended September 30
                                                     1995                1994                1993
                                              ------------------------------------------------------------
                                                                      (Unaudited)         (Unaudited)

Net sales                                          $83,621,289         $82,138,153         $78,177,417
Cost of sales                                       61,720,106          60,275,440          57,393,843
                                              ------------------------------------------------------------
Gross profit                                        21,901,183          21,862,713          20,783,574

Other operating income                                 613,927             394,816             350,554

Other operating costs, selling, general
  and administrative expenses:
     Payroll and related expenses                   12,102,187          11,939,228          11,267,792
     Selling, delivery and warehouse expenses        3,306,218           3,553,393           3,289,945
     General and administrative expenses             3,375,864           2,782,542           2,823,482
     Depreciation and amortization                   1,795,804           1,866,389           1,546,068
                                              ------------------------------------------------------------
                                                    20,580,073          20,141,552          18,927,287
                                              ------------------------------------------------------------
Operating income                                     1,935,037           2,115,977           2,206,841

Other income (expense):
   Gain (loss) on disposals of equipment              (161,079)            (92,122)             11,327
   Interest income                                     388,080             212,861             219,740
   Interest expense (Note 6)                          (973,815)            (90,523)             (1,000)
   Sundry                                              191,210             134,935             241,262
                                              ------------------------------------------------------------
                                                      (555,604)            165,151             471,329
                                              ------------------------------------------------------------
Income before income taxes                           1,379,433           2,281,128           2,678,170
Provision for income taxes (Note 6)                  1,663,101             215,000             150,000
                                              ------------------------------------------------------------
Net income (loss)                                     (283,668)          2,066,128           2,528,170

Retained earnings at beginning of year
   (Note 8)                                          9,614,311           8,872,183           7,156,513
Cash distributions ($26.02, $26.48 and
   $16.25 per share):
     Class A                                          (260,200)           (264,800)           (162,500)
     Class B                                        (1,040,800)         (1,059,200)           (650,000)
                                              ============================================================
                                                    (1,301,000)         (1,324,000)           (812,500)
                                              ============================================================
Retained earnings at end of year                  $  8,029,643        $  9,614,311        $  8,872,183
                                              ============================================================


         See accompanying notes.

                               THE STOLL COMPANIES

                            Statements of Cash Flows

                                                                   Year ended September 30
                                                         1995               1994               1993
                                                  ----------------------------------------------------------
                                                                        (Unaudited)         (Unaudited)

Operating activities
Net income (loss)                                     $   (283,668)        $2,066,128         $2,528,170
Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
     Provision for depreciation and amortization         1,429,680          1,526,623          1,252,558
     Loss (gain) on disposals of equipment                 161,079             92,122            (11,327)
     Changes in operating assets and liabilities:
         Accounts receivable                               258,253           (923,347)          (356,671)
         Inventories                                       570,917            656,955            104,968
         Notes receivable, prepaid expenses and
           other assets                                   (429,080)          (433,810)           163,330
         Accounts payable                               (1,326,731)           393,481           (410,224)
         Reserve for returns                               149,000             51,000             95,000
         Other accrued liabilities and expenses          2,553,783            227,701           (227,564)
                                                  ----------------------------------------------------------
Net cash provided by operating activities                3,083,233          3,656,853          3,138,240

Investing activities

Purchases of property, plant and equipment                (887,951)        (1,109,836)          (684,394)
Proceeds from sales of property and equipment              126,202            111,946             76,800
Purchase of airplane held for resale                             -         (1,472,513)                 -
Cost of business acquired (Note 1)                               -                  -           (500,000)
                                                  ----------------------------------------------------------
Net cash used in investing activities                     (761,749)        (2,470,403)        (1,107,594)

Financing activities

Cash distributions                                      (1,301,000)        (1,324,000)          (812,500)
Payments on non-compete agreement                         (182,267)          (174,271)           (99,600)
Proceeds from short-term note payable                            -          1,400,000                  -
                                                  ----------------------------------------------------------
Net cash used in financing activities                   (1,483,267)           (98,271)          (912,100)
                                                  ----------------------------------------------------------


Net increase in cash and cash equivalents                  838,217          1,088,179          1,118,546
Cash and cash equivalents at beginning of year           3,748,376          2,660,197          1,541,651
                                                  ----------------------------------------------------------
Cash and cash equivalents at end of year               $ 4,586,593        $ 3,748,376        $ 2,660,197
                                                  ==========================================================


Supplemental disclosure--cash paid for interest       $    132,604      $      90,523   $               -
                                                  ==========================================================


         See accompanying notes.

                               THE STOLL COMPANIES

                          Notes to Financial Statements
                               September 30, 1995

1.       ACCOUNTING POLICIES
         -------------------

Business

The Stoll Companies (the Company) operate in the wholesale periodical business in northwest Ohio, central Indiana and southern Michigan. On July 31, 1996, the Company and its shareholders entered into a Stock Transfer and Exchange Agreement with United Magazine Company (Unimag) to exchange the Company's Class A and B Common Stock for Unimag common stock and debentures (the merger agreement).

In July 1993, the Company acquired the business and certain assets of Cuson News Agency (Cuson) for $500,000 in cash. The acquisition was accounted for as a purchase. Assets recorded at their estimated fair values at the dates of acquisition are as follows:

Customer lists                                                         $150,000
Goodwill                                                                 75,000
Property, plant and equipment                                           275,000
                                                               =================
                                                                       $500,000
                                                               =================


Operations of Cuson have been included in the Company's statements of operations from the date of acquisition.

Cash Equivalents

The Company considers all short-term investments with a maturity of less than 90 days when purchased to be cash equivalents.

Inventories

Inventories are stated at cost, not in excess of market. Cost has been determined by the first-in, first-out (FIFO) method.

Goodwill

Goodwill represents the excess of the purchase price over the book value at the dates of acquisition of companies purchased. The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. Goodwill is being amortized over 10 to 20 years.

Agreements Not to Compete

The Company entered into non-compete agreements with former owners of acquired businesses. Intangible assets were recorded for the present value of these agreements and are amortized over the 5 year lives of the agreements not to compete.

Customer Lists

Customer lists are stated at cost and are amortized over their estimated useful life of six years.

Property, Plant and Equipment

Properties are recorded at cost. Depreciation is provided at rates which are sufficient to amortize the carrying amounts of assets over their estimated useful lives utilizing the straight-line method.

Reserve for Returns

Magazines and books delivered to customers and not sold are returned to the Company for full credit. The reserve for magazine and books returns represents the approximate gross margin on magazines and books delivered to customers and expected to be returned after the balance-sheet date.

Financial Instruments

The carrying value of financial instruments approximates fair values thereof.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.       NOTE PAYABLE
         ------------

The Company has an unsecured note payable with a bank under a $2,000,000 revolving credit agreement. Interest is payable monthly at the bank's prime rate (8.75% at September 30, 1995) with the principal due March 1996. Outstanding borrowings at September 30, 1995 and 1994 were $1,400,000.

3.       PENSION PLANS
         -------------

Employees of two divisions of the Company, included in a collective bargaining unit, are covered by a noncontributory multi-employer defined benefit pension plan. Expense for this plan for the years ended September 30, 1995, 1994 and 1993 was $104,635, $105,043 and $99,596, respectively.

Other eligible employees are covered by a noncontributory defined benefit pension plan (the plan). The benefits are based on years of service and the employee's compensation. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. The plan's funded status is determined annually as of July 1. In connection with the merger (see Note 1), the plan was terminated effective June 30, 1996. The following table sets forth the plan's funded status as of July 1, 1995 and 1994:

                                                                          1995                1994
                                                                  -----------------------------------------


Actuarial present value of benefit obligations:
   Accumulated benefit obligation, including vested benefits of
     $2,073,201 and $2,019,479, respectively                            $ 2,248,934          $ 2,185,453
                                                                  =========================================

   Projected benefit obligation for service rendered to date            $(2,915,715)         $(2,857,222)

Plan assets at fair value, including common stock and fixed
   income investments and common trust funds                              2,571,315            2,314,306
                                                                  -----------------------------------------
Projected benefit obligation in excess of plan assets                      (344,400)            (542,916)
Unrecognized net loss from past experience different from that
   assumed and effects of changes in assumptions                            435,747              443,086

Unrecognized prior service cost, including effects of change in
   maximum normal retirement benefit                                        257,117              281,073
Unrecognized net obligation at transition                                    23,082               26,473
                                                                  -----------------------------------------
Prepaid pension asset                                                  $    371,546          $   207,716
                                                                  =========================================


Net periodic pension cost for the plan includes the following components:

                                                                   Year ended September 30
                                                           1995              1994             1993
                                                     -----------------------------------------------------


Service cost--benefits earned during the period           $ 168,239         $ 159,372        $ 148,650
Interest cost on projected benefit obligation               207,136           197,343          178,716
(Gain) loss from return on plan assets                     (286,718)           26,623         (203,758)
Net amortization and deferral                                66,103          (231,223)          27,216
                                                     -----------------------------------------------------
Net periodic pension cost                                 $ 154,760         $ 152,115        $ 150,824
                                                     =====================================================


Actuarial assumptions for the plan are as follows:

                                                                           July 1,
                                                           1995              1994             1993
                                                     -----------------------------------------------------


Discount rate                                              7.5%              7.5%             8.0%
Rate of increase in future compensation                    4.5%              4.5%             6.0%
Long-term rate of return                                   8.0%              8.0%             8.0%

The Company has a 401(k) defined contribution plan for all eligible employees. Employees' contributions are made by salary reduction in increments of 1% of compensation, not to exceed an amount defined annually by the Internal Revenue Service. Employees may also make additional contributions on a voluntary basis. The Company makes profit sharing and matching contributions to the plan as determined annually by the Board of Directors. The Company's defined contribution plan expense for the year ended September 30, 1995, 1994 and 1993 under the 401(k) plan was $180,317, $170,167 and $147,330, respectively.

4.       SHAREHOLDER AGREEMENT AND DIVIDENDS
         -----------------------------------

The Company's Class A and B Common Stock are subject to a transfer restriction agreement dated May 5, 1991. Under the agreement, if a number of Class A shares constituting voting control are transferred to a third party, all Class B shares must be transferred as part of the same transaction at the same per share price paid for the Class A shares. Class B shares cannot be otherwise transferred, except to the Company, and the Company has the obligation to purchase the shares.

The agreement provides that the price at which Class B shares may be transferred to the Company is to be determined annually by the shareholders. The shareholders have determined the price to be $243 per share as of September 30, 1995. In connection with the merger (see Note 1), the shareholder agreement has been terminated.

On July 31, 1996 the Company declared a total dividend in the amount of $4,343,305 on its Class A and Class B shares, distributable in certain property of the Company effective August 31, 1996. Distributed in the dividend were the Company's life insurance policies with a cash value of $671,401 at September 30, 1995 ($709,252 at August 31, 1996), land not used in operations with a carrying value as of September 30, 1995 of $874,234 (agreed-upon fair value at August 31, 1996 of $1,200,000) and notes and advances from related parties with carrying values of $1,821,268 at September 30, 1995 ($2,434,053 at August 31, 1996).

5.       LEASES AND RELATED PARTY TRANSACTIONS
         -------------------------------------

The Company leases warehouses in Jackson, Galesburg, and Grand Rapids, Michigan and Indianapolis, Indiana, and retail book stores in Sturgis, Manistee, and Ludington, Michigan from shareholders of the Company and certain officers. The Company also leases retail book stores in Michigan, Indiana and Ohio from unrelated parties.

The total rent expense for the year ended September 30, 1995, 1994 and 1993 amounted to $1,588,935, $1,907,698 and $1,599,110 ($1,043,580, $926,480 and
$835,515 to related parties), respectively. Future minimum rental commitments are as follows:

            Fiscal Year                  Related
        Ending September 30              Parties             Other               Total
----------------------------------------------------------------------------------------------


              1996                         $347,000        $   604,000         $   951,000
              1997                          300,000            480,000             780,000
              1998                          150,000            475,000             625,000
              1999                                -            456,000             456,000
              2000                                -            413,000             413,000
              Thereafter                          -            413,000             413,000
                                    ----------------------------------------------------------
              Total                        $797,000         $2,841,000          $3,638,000
                                    ==========================================================


In 1995, the Company sold an airplane not used in operations for its approximate net book value of $1,290,000 in exchange for a note receivable from a related party.

Interest received from related parties totaled $119,385, $128,635 and $148,125 for the year ended September 30, 1995, 1994 and 1993, respectively. Consultant fees paid to a related party amounted to $54,000, $56,100 and $37,400 for the years ended September 30, 1995, 1994 and 1993, respectively.

6.       INCOME TAXES
         ------------

The Company elected to be treated as an S Corporation for income tax purposes effective April 1, 1991. As a result, the shareholders of the Company include the taxable income or loss of the Company in their respective personal income tax returns, and no provision for federal or state income taxes is recorded by the Company on S Corporation income.

Net deferred tax assets of approximately $389,000 ($40,000 liability at September 30, 1994) represent income taxes on temporary differences and have not been recorded in these financial statements because of the Company's S Corporation status. In connection with the merger (see Note 1), the Company's S Corporation status will be terminated, and such net deferred tax liabilities will be recorded by the Company on the effective date of the merger.

Historically, for tax return purposes, the Company has recorded a reserve for periodical returns based upon its selling price of periodicals in accordance with its interpretation of Internal Revenue Code (IRC) Section 458. The Internal Revenue Service (IRS) has assessed adjustments with respect to the Company's IRC
Section 458 reserve for periodical returns. During September and October 1995, the United States Tax Court rendered decisions favorable to the IRS's position regarding such reserves. While not conceding its IRC 458 issue with the IRS, at September 30, 1995 management of the Company decided to provide $1,498,101 for federal, state and local income taxes and $841,211 for related interest expense attributable to years when the Company was not an S Corporation.

In addition, Company shareholders will be personally liable for income taxes on adjustments to taxable income subsequent to adoption of S Corporation status with respect to the Company's IRC Section 458 reserve. Such estimated federal, state and local tax liabilities, including the interest thereon, amount to approximately $1,000,000.

The Company provided $165,000, $215,000 and $150,000 for local income taxes for the years ended September 30, 1995, 1994 and 1993, respectively.

7.       CONTINGENCY
         -----------

The Company has certain exposure with respect to the potential clean-up of alleged contaminated properties. The Company evaluated its potential exposure for the clean-up of these sites and accrued $400,000 in fiscal 1995 as its best estimate of current exposure based on costs that can be reasonably estimated.

MANAGEMENT DISCUSSION AND ANALYSIS

         RESULTS OF OPERATIONS OF STOLL FOR THE NINE MONTHS AND THREE MONTHS ENDED JUNE 30, 1996 AND 1995

         For the three months ended June 30, 1996, revenue declined $2,310,000 from the corresponding three month period ended June 30, 1995. For the nine months ended June 30, 1996, revenue declined $6,507,000 from the corresponding nine month period ended June 30, 1995. The decline of 10.6% for the comparable three month periods and 9.8% for the comparable nine month periods was attributable primarily to the loss of revenue from chain customers such as The Kroger Company, WalMart and K-Mart (The Kroger Company business was lost to other members of the Combined Company).

         Gross margins as a percentage of revenue were 21.3% in 1996 versus 25.5% in 1995 for the comparable three month periods, reflecting the industry-wide decline in gross margin. This decline in the third quarter of 1996 caused the nine month gross margin percentage to decline to 22.9% from 25.6% for 1996 versus 1995 and increased the decline in 1996 gross margin versus 1995.

         Despite the decline in comparative revenue, selling, general and administrative expenses increased by $5,536,000, or 108.8%, for the three months ended June 30, 1996 versus 1995, and by $6,057,000, or 39.4%, for the nine months ended June 30, 1996 versus 1995. As a percent of revenue, the selling, general and administrative expenses for the three month period were 54.3% in 1996 versus 23.2% in 1995 and for the nine month period were 36.0% in 1996 versus 23.2% in 1995. The primary increases in 1996 versus 1995 were in deferred compensation, severance costs and in costs to close facilities.

         The loss before taxes of $6,417,000 for the three months ended June 30, 1996 was a decline of $6,963,000 from the income of $546,000 for the corresponding three month period ended June 30, 1995. The decline was caused, in part, by the $1,411,000 reduction in comparable gross margin, which was caused by declining revenue and increasing cost of goods sold, by $1,373,000 in severance packages for Richard Stoll, Sr., by $410,000 in curtailment loss related to the termination of the Stoll Company pension plan, and by costs relating to closing facilities.

         The loss before taxes of $7,791,000 for the nine months ended June 30, 1996 was a decline of $9,471,000 from the income of $1,680,000 for the corresponding nine month period ended June 30, 1995. The decline was caused by the $3,246,000 reduction in comparable gross margin, which was caused by declining revenue and increasing cost of goods sold, by $1,373,000 in severance packages for Richard Stoll, Sr. and costs relating to closing facilities.

         LIQUIDITY, CAPITAL RESOURCES, AND FACTORS AFFECTING FUTURE PERFORMANCE

         Stoll's working capital for the periods listed is as follows:

                  June 30,1996              $  362,000
                  September 30, 1995        $6,778,000
                  September 30, 1994        $8,505,000

         Working capital decreased by $1,727,000 in 1995, due, in part, to the distribution of dividends to shareholders based on the profitability of Stoll. The decline of working capital from September 30, 1995 to June 30, 1996 was $6,416,000. Reasons for the decline include a nine month loss of $7,791,000 reduced by depreciation and amortization of $1,107,000. Stoll also distributed $740,000 in cash.

         During the nine months ended June 28, 1996 Stoll made purchases of property plant and equipment of $1,201,000 and made cash distributions of $740,000. These were offset, in part, by an increase in borrowings of $3,271,000 and a reduction in available cash of $4,458,000 for operating cash flow.

         The Combined Company is engaged in negotiations with financial institutions to refinance existing debt, including the Stoll debt.

         Stoll's plan for the balance of 1996 is to consolidate operations with other facilities of the Combined Company to reduce selling, general and administrative expenses to offset the expected decline in gross margin. This should generate adequate cash flow to meet Stoll's working capital obligations.

INFLATION
---------

         The impact of inflation on wholesale operations is difficult to measure. Stoll cannot easily pass on periodical costs to customers unless the publishers increase cover prices. Stoll and the Combined Company are engaged in activities to control operating costs. As a result, Stoll believes that the effect of inflation, if any, on the results of operations and financial conditions has been minor and is expected to remain so in the future.

SEASONALITY

         The sale of magazines and books is subject to minimal seasonality.

                               THE STOLL COMPANIES

                                 BALANCE SHEETS

                   As of June 28, 1996 and September 30, 1995

$(000) omitted

                                                                 June 28, 1996            Sept. 30, 1995
                           Assets                                 (Unaudited)                (Audited)
--------------------------------------------------------------------------------------------------------------
Current Assets                                                $                       $
--------------
Cash                                                                         1,537                      4,587
Accounts Receivable, Net                                                     9,663                      8,403
Inventories                                                                 12,511                     10,887
Advances to Affiliates                                                       2,505                        102
Prepaids and Other                                                             918                         94
                                                              ---------------------   ------------------------
          Total Current Assets                                              27,134                     24,073
                                                              ---------------------   ------------------------


Property and Equipment, at Cost
-------------------------------
Land                                                                           968                         98
Buildings and Leasehold Improvements                                         1,502                      1,550
Furniture and Equipment                                                      5,838                      6,077
Vehicles                                                                     4,504                      3,074
                                                              ---------------------   ------------------------
                                                                            12,812                     10,799
Less-Accumulated Depreciation
and Amortization                                                            (7,380)                    (6,678)
                                                              ---------------------   ------------------------
          Total Property and Equipment, Net                                  5,432                      4,121
                                                              ---------------------   ------------------------


Other Assets
------------
Costs in Excess of Net Assets Acquired, Net                                    917                      1,064
Advances to Affiliates, Non-Current                                              0                      3,339
Prepaid Contracts and Other                                                  3,809                      3,448
                                                              ---------------------   ------------------------
          Total Other Assets                                                 4,726                      7,851
                                                              ---------------------   ------------------------

          Total Assets                                               $                          $
                                                                            37,292                     36,045
                                                              =====================   ========================


            Liabilities and Shareholders' Equity
--------------------------------------------------------------

Current Liabilities                                           $                       $
-------------------
Short Term Debt                                                              4,671                      1,400
Accounts Payable                                                            13,934                      9,120
Accrued Expenses                                                             4,664                      3,339
Reserve for Gross Profit on Sales Returns                                    3,103                      3,436
Advances from Affiliates                                                       400                          0
                                                              ---------------------   ------------------------
          Total Current Liabilities                                         26,772                     17,295
                                                              ---------------------   ------------------------


Long-Term Debt Obligations
--------------------------
Other                                                                          301                          0
                                                              ---------------------   ------------------------
          Total Liabilities                                                 27,073                     17,295
                                                              ---------------------   ------------------------


Shareholders' Equity
--------------------
Common Stock, No Par Value                                                  10,720                     10,720
Retained Earnings (Deficit)                                                   (501)                     8,030
                                                              ---------------------   ------------------------
          Total Shareholders' Equity                                        10,219                     18,750
                                                              ---------------------   ------------------------
          Total Liabilities and Shareholders' Equity            $           37,292        $            36,045
                                                              =====================   ========================

                               THE STOLL COMPANIES


                            STATEMENTS OF OPERATIONS
    For the Three Months and Nine Months Ended June 28, 1996 and July 1, 1995

                                             Three Months   Three Months    Nine Months    Nine Months
                                              Ended 1996     Ended 1995     Ended 1996     Ended 1995
                                             (Unaudited)     (Unaudited)    (Unaudited)   (Unaudited)
-----------------------------------------------------------------------------------------------------
Net Sales                                      $ 19,575       $ 21,885       $ 59,565       $ 66,072
Cost of Goods Sold                               15,397         16,296         45,927         49,188
                                               -----------------------------------------------------
          Gross Profit                            4,178          5,589         13,638         16,884

Selling, General and Administrative             (10,623)        (5,087)       (21,417)       (15,360)
Expenses
                                               -----------------------------------------------------

Income (Loss) from Operations                    (6,445)           502         (7,779)         1,524
Interest Income (Expense), Net                       28             44             98            156
Other Income (Expense)                                0              0           (110)             0
                                               -----------------------------------------------------

Income (Loss) Before Provision for Income        (6,417)           546         (7,791)         1,680
Taxes
Provision for Income Taxes                            0              0              0              0
                                               -----------------------------------------------------
Net Income (Loss)                              $ (6,417)      $    546       $ (7,791)      $  1,680
                                               =====================================================

                               THE STOLL COMPANIES

                             STATEMENTS OF CASH FLOW
            For the Nine Months Ended June 28, 1996 and July 1, 1995

                                                       Nine Months Ended  Nine Months Ended
                                                         June 28, 1996     July 1, 1995
                                                          (Unaudited)       (Unaudited)
------------------------------------------------------------------------------------------
Net Cash (Used In) Operating Activities:                    $(4,458)          $(1,255)
                                                            -------           -------

Cash Flows from Investing Activities:
          Purchases of Property and Equipment                (1,201)             (521)
          Other                                                  78               575
                                                            -------           -------
          Net Cash Provided By (Used In) Investing
          Activities                                         (1,123)               54
                                                            -------           -------

Cash Flows From Financing Activities:
          Proceeds From Debt Issuance                         3,271                 0
          Dividends and Distributions                          (740)           (1,004)
                                                            -------           -------

          Net Cash Provided By (Used In) Financing
          Activities                                          2,531            (1,004)
                                                            -------           -------


Net Increase (Decrease) In Cash and Equivalents              (3,050)              305

Cash, Beginning of Period                                     4,587             3,746
                                                            -------           -------


Cash, End of Period                                           1,537             4,053
                                                            =======           =======


Supplemental Disclosure of Cash Flow Information:
          Cash Paid During the Period for Interest          $   207           $    92
                                                            =======           =======

                               THE STOLL COMPANIES
                 NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
    FOR THE THREE MONTHS AND NINE MONTHS ENDED JUNE 28, 1996 AND JULY 1, 1995
                                   (UNAUDITED)

1.       GENERAL
         -------

In the opinion of management, the accompanying unaudited condensed interim financial statements contain all adjustments necessary to present fairly the financial position of The Stoll Companies ("Stoll") as of June 28, 1996 and September 30, 1995, and the results of its operations and cash flows for the three months and nine months ended June 28, 1996 and July 1, 1995. All such adjustments were of a normal recurring nature. The results of operations in any interim period are not necessarily indicative of results for the full year.

2.       THE BUSINESS
         ------------

The Stoll Companies, an Ohio corporation, is an independent magazine, book, and newspaper ("periodical") distributor operating in northwest Ohio, central Indiana and southern Michigan.

3.       PENDING SHAREHOLDER ACTIONS
         ---------------------------

Effective August 23, 1996, United Magazine Company ("UNIMAG") entered into a Stock Transfer and Exchange Agreement with Stoll and the shareholders of Stoll (the "Stoll Shareholders"), pursuant to which the Stoll Shareholders agreed to contribute their shares of stock of Stoll to UNIMAG in exchange for Common Stock of UNIMAG and Senior and Subordinated Debentures of UNIMAG. The transaction will be closed into escrow pending a favorable vote of the shareholders of UNIMAG on the transaction. Upon the UNIMAG shareholders voting in favor of the acquisition at the Annual Meeting of Shareholders, then closing documents will be released from escrow and the transactions will be consummated. Ronald E. Scherer, chairman of UNIMAG, OPD, which is controlled by Ronald E. Scherer, and R. David Thomas, another significant shareholder of UNIMAG, have each agreed to vote their shares in favor of the transactions with Stoll. Together these shareholders are entitled to vote more than 50% of the stock of UNIMAG. Since approval of the transactions is assured and UNIMAG had effective control over the operations of the company, Stoll has been included in the consolidated financial statements of UNIMAG subsequent to mid-September of 1996.

4.       PROVISION FOR INCOME TAXES
         --------------------------

There is no provision made for income taxes for The Stoll Companies because the shareholders of those companies have elected to be taxed under provisions of the Internal Revenue Code related to S Corporations.

5.       PENSION PLAN TERMINATION
         ------------------------

In connection with the Stock Transfer and Exchange Agreement with UNIMAG, Stoll terminated its pension plan effective June 30, 1996 and recorded a curtailment loss of $410,000 during that period in connection with the termination.

6.       DEFERRED COMPENSATION PLAN
         --------------------------

During the quarter ended June 30, 1996, Stoll entered into a deferred compensation agreement for past services with Richard Stoll, Sr. Under the agreement, Stoll will pay Mr. Stoll, Sr. the sum of $250,000 per year for a period of five years and $100,000 per year for a period of seven years thereafter. The net present value of this agreement of $1,373,000 has been expensed during the quarter ended June 30, 1996.

7.       DIVIDENDS
         ---------

Between September 30, 1995 and June 30, 1996 Stoll distributed cash dividends of $740,000 to Stoll shareholders.

8.       NOTE PAYABLE
         ------------

Between September 30, 1995 and June 30, 1996 Stoll increased short term borrowings under a $5,000,000 revolving credit agreement by $3,271,000.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE STOCK TRANSFER AND EXCHANGE AGREEMENT AMONG THE COMPANY, STOLL, AND ALL OF ITS SHAREHOLDERS AND THE TRANSFER BY THE STOLL SHAREHOLDERS OF ALL OF THE STOCK OF STOLL TO THE COMPANY IN EXCHANGE FOR SHARES OF COMMON STOCK OF THE COMPANY AND SENIOR AND SUBORDINATED DEBENTURES ISSUED BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF SUCH STOLL STOCK TRANSFER AND EXCHANGE AGREEMENT.

PROPOSAL THREE:            TO CONSIDER AND ACT UPON A PROPOSAL TO APPROVE THE
                           STOCK TRANSFER AND EXCHANGE AGREEMENT AMONG THE
                           COMPANY, OHIO PERIODICAL DISTRIBUTORS, INC. ("OPD")
                           AND ALL OF ITS SHAREHOLDERS AND PURSUANT TO SUCH
                           AGREEMENT, TO ADOPT A MERGER AGREEMENT BETWEEN THE
                           COMPANY AND OPD PURSUANT TO WHICH OPD WILL BE MERGED
                           WITH AND INTO THE COMPANY, AND THE SHAREHOLDERS OF
                           OPD WILL RECEIVE SHARES OF COMMON STOCK OF THE
                           COMPANY AND SENIOR AND SUBORDINATED DEBENTURES ISSUED
                           BY THE COMPANY IN THE MERGER IN ACCORDANCE WITH THE
                           TERMS OF SUCH STOCK TRANSFER AND EXCHANGE AGREEMENT.

GENERAL

         The Company has entered into Asset Transfer and Exchange Agreements and Stock Transfer and Exchange Agreements with the Scherer Affiliates (except for MacGregor News Agency, Inc. which will be acquired in connection with the acquisition of the assets of Northern News Company, its parent). Even though each of the Scherer Affiliates is a separate corporate entity, they are all owned directly or indirectly by the Scherer family. Additionally, each acquisition is conditioned upon completion of the other Acquisitions related to all of the Scherer Affiliates.

         The Company entered into an Asset Transfer and Exchange Agreement with OPD, effective August 1, 1996, subsequently amended to a Stock Transfer and Exchange Agreement (the "OPD Exchange Agreement"). The OPD Exchange Agreement has been further amended to provide for consummation of the transaction in the form of a merger pursuant to a merger agreement (the "OPD Merger Agreement"). Pursuant to the Merger Agreement, OPD will merge with and into the Company with the Company being the surviving entity in the merger (the "Merger"). At the Effective Time of the Merger, the shares of stock of OPD will be converted into the right to receive 10,190,773 Shares (pre-reverse split) of Common Stock of the Company and $7,404,807 principal amount of 8% Senior Debentures due 2002 and $76,013 principal amount of 10% Subordinated Debentures due 2004 of the Company (the "OPD Transaction"). OPD operates two divisions: one distributes periodicals in the greater Columbus, Ohio area, and the other distributes periodicals in the greater Cincinnati, Ohio area. This transaction has been closed into escrow pending a favorable vote of the shareholders of the Company.

         At the Annual Meeting, if shareholders who are entitled to vote more than a majority of the outstanding shares of Common Stock of the Company vote in favor of the OPD Transaction and Proposals One, Two, Four through Seven and Proposal Ten, escrow will terminate, and the OPD Transaction will be finalized. Ronald E. Scherer, OPD and R. David Thomas, who together have the right to vote more than a majority of the outstanding shares of Common Stock of the Company, have each agreed to vote in favor of the OPD Transaction, and such proposals.

OPD

         BUSINESS

                  The following description of the business operations of OPD relates to its operations prior to July 1996. In July of 1996, the Company began managing the business of OPD related to the wholesale distribution of periodicals, including such areas as conducting joint marketing and distribution operations, terminating excess employees using Workers Adjustment and Retraining Notification Act ("WARN") notices on Company letterhead, joint decision making in operational and accounting areas, customer communication using UNIMAG letterhead and business cards as well as answering phones in the UNIMAG name, and future business planning in an integrated mode This business of OPD, under the Company's management, continues to operate similarly to the way it did prior to July, 1996; however, the Company has begun to implement strategies to reduce redundant overhead and facilities in coordination with the other Acquisition Parties. In March of 1997, the warehouse and office functions of OPD's Columbus operations were transferred to Cincinnati. To date, the dollar amount expended to integrate the operation of OPD has been insignificant. Since September 28, 1996, OPD has eliminated approximately 35 full-time positions at an annual gross payroll saving, excluding payroll taxes and fringe benefits, of approximately $583,000. These and other related savings have resulted in a net reduction of operating expenses. All steps to integrate the businesses of each of the Acquisition Parties are described under "Combination of Operations Prior to Annual Meeting."

                  OPD is located in the State of Ohio and is a regional wholesaler of periodicals. It distributed over 3,000 periodicals to over 2,300 retail locations in Ohio, Michigan, Indiana and Kentucky. The retail outlets included supermarkets, discount variety stores, convenience stores, drug stores, and newsstands that offer mass market reading materials to consumers.

                  OPD has certain transactions with other companies that are part of the Scherer Affiliates. Wholesalers, an equipment leasing company based in Dublin, Ohio, owns and operates a fleet of approximately 65 vehicles leased to OPD and the other Scherer Affiliates for use in the wholesale distribution of magazines and periodicals. These vehicles are being transferred to the Company as part of the acquisition of certain assets of Wholesalers. Scherer Companies provided general management services including management information, accounting, marketing, personnel, facility management, vehicle management and planning to all of the other Scherer Affiliates, including OPD, and to the Company.

                  Because both the Company and all of the Scherer Affiliates were under similar management of Scherer Companies, the wholesale supply and distribution system for OPD was the same as the system to be used by the Company. See "The Company and the Combined Company - `Suppliers and Pricing', and `Distribution System'" for a more complete description of the supply and distribution system. OPD's suppliers of product were the same as the Company's. The prices of the product were established by the publishers. OPD then purchased the periodicals from the national distributors at a discount from the suggested retail price and then sold them to retailers at a smaller discount off retail. The national distributors arranged for shipment of periodicals to OPD.

                  OPD maintained a 65,000 square foot office, warehouse and distribution facility in Columbus, Ohio, and owned a 35,000 square foot office, warehouse and distribution facility in Cincinnati, Ohio. See "The Company and the Combined Company - `Facilities'." The two main facilities of OPD were maintained in Columbus, Ohio and Cincinnati, Ohio, and received periodicals in bulk form. The product was then sorted, stacked, bundled and packaged and then loaded into trucks and vans for delivery to retailers.

                  During the fiscal year ended December 31, 1995, OPD generated total net sales of approximately $52,065,000. Of this amount, approximately $45,778,000, or 87.9% came from the sale of magazines, $5,457,000, or 10.5% came from the sale of books, and the balance came from the sale of sundry products.

                  At September 28, 1996, OPD employed approximately 303 people including 175 full-time personnel. The part-time personnel include approximately 123 people engaged in in-store service. The full-time personnel included 39 drivers, 65 warehouse personnel, 35 managers and supervisors, 11 marketing personnel, and 18 administrative and office personnel. None of the employees are members of a union. In the opinion of OPD management, relations with employees have been satisfactory.

                  Because the Company, OPD and the other Scherer Affiliates are under similar management, the marketing employed by OPD is the same as the marketing employed for the Company. See "The Company and the Combined Company - `Marketing and Sales'." OPD faced competition from the same sources as the Company. See "The Company and the Combined Company - `Competition'." Competition came from other wholesalers, from alternative channels of distribution, and from substitute products. OPD had experienced somewhat less intense competition from other wholesalers than had, for example, Michiana or Stoll. In Ohio, OPD competed with Michiana, Stoll, Klein, The Andersen Group, and the Ludington group. As a result of the acquisitions, Michiana, Stoll and Klein are all a part of the Combined Company and will be working together in the distribution of periodicals.

                  The mailing address of the principal executive offices of OPD is 5131 Post Road, Dublin Ohio 43017, and the telephone number is (614) 792-0777.

         MARKET FOR COMMON EQUITY AND SHAREHOLDER MATTERS

                  The total authorized shares of capital stock of OPD consists of 500 shares of common stock, no par value, all of which shares are issued and outstanding, and 99% of such shares are held of record primarily by trusts created for the benefit of Ronald E. Scherer and Linda Hayner Talbott, and members of their families (collectively, the Scherer Trusts). No public market for OPD Stock exists, and transfers of OPD Stock are subject to significant restrictions by virtue of various stock restriction, stock redemption and pledge agreements among OPD, the OPD Shareholders and certain of OPD's creditors, and pursuant to federal and state securities laws and regulations. There were no dividends declared or paid to any holder of OPD Stock in fiscal year 1995 or fiscal year 1996. There are no restrictions that limit the ability of OPD to pay dividends on its common equity.

         THE MERGER TRANSACTION; CERTAIN PROVISIONS OF THE OPD MERGER AGREEMENT

                  The OPD Asset Transfer and Exchange Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Form 8-KA, filed on September 30, 1996. The OPD Exchange Agreement is filed as Exhibit 2A to a Form 8-KA, filed on June 16, 1997 and the OPD Merger Agreement is filed as Exhibit 2(y) to a Form 8-KA filed on August 4, 1997. Shareholders may inspect and copy the OPD Asset Transfer and Exchange Agreement as well as the OPD Merger Agreement at the Commission's public reference facility at Room 1024, 450 Fifth Street,
         N. W., Washington, DC 20549, and at the Commission's regional offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the OPD Exchange Agreement and the OPD Merger Agreement can be obtained by mail from the Commission's Public Reference Section at 450 Fifth Street, N. W., Washington, DC 20549 at prescribed rates. Additionally, a copy of the OPD Merger Agreement can be obtained over the Internet from the website of the Securities and Exchange Commission at WWW.SEC.GOV.

                  In accordance with the terms and conditions set forth in the OPD Merger Agreement, at the time that the Merger is effective, the shares of OPD common stock will automatically be converted into the right to receive, (a) shares of the Common Stock of the Company, and (b) Senior and Subordinated Debentures of the Company. The Debentures will be issued pursuant to the terms of the Debenture Agreement which will be entered into in connection with the acquisition transactions. An aggregate of $7,404,807 principal amount of the Debentures will be Senior Debentures, and the balance of the Debentures will be Subordinated Debentures. See "Senior and Subordinated Debentures" for a description of the terms of the Senior and Subordinated Debentures to be issued.

                  The number of shares of Common Stock of the Company and the principal amount of Senior and Subordinated Debentures to be received in the Merger was based upon a total valuation of OPD, determined as described below, with 51.0% of this value, net of an adjustment for 5,000,000 (pre-split) shares of Common Stock of the Company owned by OPD, being exchanged for shares of Common Stock of the Company at an agreed upon price of $1.50 per share, and 49.0% of this value, net of an adjustment for 5,000,000 (pre-split) shares of Common Stock of the Company owned by OPD, being exchanged for Senior and Subordinated Debentures. All of the Acquisition Parties originally agreed to take a minimum of 51% of the total consideration in the form of the Company's Common Stock and 49% as Debentures. At the time of the negotiations, the parties were in agreement that 60% was the most common percentage used by willing buyers and sellers in the industry. The parties also agreed that tangible net worth would be defined as total assets (excluding intangible assets), less total liabilities. The value of OPD was determined by netting the sum of:

                  (a) An amount equal to 60% of the net annual wholesale sales of OPD for the 12-month period ended December 31, 1995 ("1995 OPD Sales"); and

                  (b) The tangible net worth (as defined by agreement between the parties in consultation with their accountants) of OPD as of June 30, 1996 (the "OPD Tangible Net Worth").

                  At the time the OPD Asset and Exchange Agreement was originally entered into, 60% of 1995 OPD Sales was estimated to be $30,723,244, and OPD's Tangible Net Worth was estimated to be a deficit of $3,436,528, for a total estimated valuation of $27,286,716.

                  Pursuant to the OPD Exchange Agreement, the OPD Shareholders have prepared and delivered to the Company the balance sheet of OPD as of June 30, 1996 (the "OPD Closing Date Balance Sheet"), and the 1995 sales report of OPD for the year ended December 31, 1995 (the "1995 OPD Sales Report"). The OPD Closing Date Balance Sheet and the 1995 OPD Sales Report have been (1) prepared from and in accordance with the books and records of OPD; (2) except as otherwise provided in the OPD Exchange Agreement, prepared in conformity with generally accepted accounting principles applied on a consistent basis (with certain exceptions primarily relating to the exclusion of intangible assets and the impact of changes in the Section 458 reserve on sales); and (3) as to the OPD Closing Date Balance Sheet, fairly present in all material respects the financial condition of OPD as of such date in accordance with such practices. The OPD Shareholders were also required to deliver to the Company the workpapers used in connection with the preparation of the Closing Date Balance Sheet and the 1995 Sales Report.

                 As contemplated by the OPD Exchange Agreement, in order to determine the actual OPD Tangible Net Worth as of June 30, 1996, Arthur Andersen LLP has conducted an audit of the OPD Closing Date Balance Sheet and has conducted a review of the 1995 OPD Sales Report to confirm the accuracy of the recorded amount of 1995 Sales. The OPD Exchange Agreement provides that, in determining the OPD Tangible Net Worth, the calculation will exclude goodwill, customer lists, order and regulation records, noncompete agreements, consulting agreements, and other intangible assets.

                  Based upon the OPD Closing Date Balance Sheet, which was prepared by management of OPD and audited by Arthur Andersen LLP, the OPD Tangible Net Worth was a deficit of $8,471,836, and, based upon the 1995 OPD Sales Report, 60% of the 1995 OPD Sales was $31,238,816, for a total valuation of $22,766,980. Based upon this estimated valuation, the OPD Shareholders will receive (a) an aggregate of 10,190,773 shares (pre-reverse split) of the Common Stock of the Company; (b) Senior Debentures in the aggregate principal amount of $7,480,807; and (c) Subordinated Debentures in the aggregate principal amount of $76,013. The Debenture table and the tables for share ownership have been calculated on a pro forma basis to reflect these amounts.

                  At the closing of the Merger with OPD, each OPD Shareholder will surrender to the Company the OPD share certificates evidencing all of the OPD Shares then owned by such OPD Shareholder. Immediately after the Effective Time, upon surrender of the OPD share certificates evidencing all of the OPD Shares owned by each OPD Shareholder, the Company will issue to each OPD Shareholder that number of shares of Common Stock of the Company and the Senior and Subordinated Debentures which such OPD Shareholder is entitled to receive as a result of the Merger.

                  If, between the date of the execution of the OPD Exchange Agreement and the Effective Time, the number of outstanding shares of the Common Stock of the Company has been reduced by virtue of a reverse stock split or other similar means, then the $1.50 price of a share of Common Stock of the Company, for purposes of exchanging OPD Shares into shares of Common Stock of the Company, shall be proportionately adjusted to reflect such reduction. In lieu of fractional shares resulting from the conversion of stock in the Merger, the Company will pay to each holder who would otherwise be entitled to receive fractional shares an amount equal to such fractional interest multiplied by $1.50.

                  As discussed, the Stock Exchange Agreement remains effective. The Merger Agreement is contained in a separate amendment providing only for the basic terms of the Merger itself. The OPD Exchange Agreement contains various representations and warranties of one or both of the parties thereto as to, among other things, (a) its corporate organization, standing, power and authority to enter into the OPD Exchange Agreement and consummate the transactions contemplated thereby; (b) its capitalization, security holders and subsidiaries; (c) ownership of shares; (d) the need for consents and approvals in order to enter into the OPD Exchange Agreement and consummate the transactions contemplated thereby; (e) the accuracy of financial statements; (f) the absence of undisclosed liabilities and adverse and other changes; (g) the filing of all necessary returns and payment of taxes; (h) the compliance with law in connection with the operations of the parties' respective businesses; (i) insurance matters; (j) title to and condition of properties; (k) legal proceedings; (l) ERISA matters;
         (m) certain material contracts of OPD and the absence of defaults thereunder; (n) the OPD Exchange Agreement's non-contravention of any applicable laws, articles of incorporation, by-laws, material agreements, undertakings, indentures, orders, decrees, restrictions or legal obligations; (o) officers, employees and compensation; (p) books of account and records; (q) labor relations; (r) business matters; and
         (s) other matters specified in the OPD Exchange Agreement.

                  The OPD Exchange Agreement provides that OPD will agree that between the date of the Agreement and the Effective Time, (a) neither OPD nor any OPD Shareholder shall take or permit to be taken any action or do or permit to be done anything in the conduct of the business of OPD, or otherwise, relating to the wholesale distribution of periodicals that would be contrary to or in breach of any of the terms or provisions of the Agreement or which would cause any of their representations and warranties contained in the Agreement to be or become untrue in any material respect; (b) OPD shall conduct its business in the ordinary course consistent with past practices; and
         (c) OPD and the OPD Shareholders shall use all reasonable efforts to preserve the business organization intact, keep available to OPD and the Company the present service of OPD's employees, and preserve for OPD and the Company the goodwill of OPD's suppliers, customers, and others with whom business relationships exist.

                  The OPD Exchange Agreement provides for indemnification by the selling or transferring shareholders for any losses, liabilities or damages incurred as a result of any material inaccuracy or breach of the representations, warranties, covenants or agreements made. The indemnification obligations of the transferring shareholders may be made by returning to the Company Common Stock of the Company, to be valued at $1.50 per share for this purpose. The indemnification obligation of the transferring shareholder is limited. The maximum indemnification to be provided by the shareholders of OPD is $2,700,000 (10% of the original estimated value of OPD), provided that no single shareholder will be liable for an amount in excess of the consideration received for his or her shares. However, the Company is not entitled to indemnity from OPD unless the aggregate of all damages exceeds $210,000, and then only to amounts in excess of $210,000, except that this amount is reduced to $45,000 for environmental matters. The indemnification obligations of the OPD Shareholders terminate two years after the date the OPD Transaction is closed into escrow.

         PURPOSES AND EFFECT OF THE MERGER

                  The purposes and effects of the OPD transaction have been described in the Introduction and Summary section of this Proxy Statement. See "Introduction and Summary" and "The Stock and Asset Exchanges."

         ACCOUNTING TREATMENT

                  OPD, Northern, Scherer Companies, and Wholesalers are being acquired from a common ownership group. This common ownership group is primarily (directly or through Trusts) Ronald E. Scherer and Linda Hayner Talbott. Ronald E. Scherer is the Chairman of Scherer Affiliate companies and also the principal shareholder and Chairman of the Company, and he has significant influence directly over policy making for both Scherer Affiliates and the Company. However, for purposes of determining the appropriate accounting treatment, Ronald E. Scherer is not considered to constitute a controlling shareholder group, and, therefore, the acquisition of Scherer Affiliates is being accounted for under the purchase accounting method. For ease of accounting, the Company has elected to use July 28, 1996 as the effective date of the transaction. The Company will adjust purchase accounting for the impact of recognizing income before consideration is transferred. The Company will recognize the results of operations starting July 28, 1996.


         RIGHTS OF DISSENTING SHAREHOLDERS OF THE COMPANY

                  Shareholders of the Company who do not vote in favor of Proposal Three, and who otherwise perfect their rights as dissenting shareholders, have certain rights as dissenting shareholders. See "The Stock and Asset Exchanges -- `Dissenter's Rights" and Exhibit C.

         INTERESTS OF CERTAIN PERSONS


                  There are a number of transactions and arrangements between the Company and the principals of OPD. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."

         EFFECTIVENESS

                  All documents necessary to consummate the OPD Merger have been deposited into escrow, with Baker & Hostetler LLP as the escrow agent. Termination of the escrow is conditioned upon approval of Proposals One through Seven and Proposal Ten by the affirmative vote of a majority or more of the outstanding shares of Common Stock of the Company. Ronald
         E. Scherer, OPD, and R. David Thomas, who together have the right to vote more than 50% of the outstanding shares of Common Stock of the Company, have agreed to vote in favor of the above proposals.

                  The OPD Closing Balance Sheet is as of June 30, 1996 and the Debentures began to accrue interest from July 1, 1996. The OPD Merger will legally become effective promptly following the vote of the shareholders of the Company approving the OPD Transaction, at which time escrow will be terminated and all documents that have been deposited in escrow will be released and delivered to the appropriate parties and a Certificate of Merger will be filed with the Ohio Secretary of State. As stated above, the Effective Date for Accounting was approximately July 28, 1996.

         VOTING

                  Assuming the presence of a quorum, the affirmative vote of the holders of a majority or more of the voting power of the outstanding shares of Common Stock is necessary for adoption of the OPD Merger Agreement and consummation of the Merger contemplated therein. Abstentions and non-votes by brokers holding Common Stock in street name will have the same effect as shares of Common Stock cast against the proposal.

SCHERER AFFILIATES FINANCIAL INFORMATION


                  The financial information for the Scherer Affiliates, which includes OPD, is provided below in this Proposal Three beginning with "Management Discussion and Analysis" and includes a combined two year statement of net assets to be acquired, three year combined results of operations and cash flows related to net assets to be acquired, and a management discussion and analysis. The interim financial statements for the Scherer Affiliates for the six months ended June 28, 1996 are also included. The Scherer Affiliates account for approximately 25% of the Combined Company's revenues.


MANAGEMENT DISCUSSION AND ANALYSIS

         RESULTS OF OPERATIONS OF THE SCHERER AFFILIATES FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                  The financial information for the Scherer Affiliates is on a "carved out" basis and relates only to combined statements of net assets to be acquired and combined results of operations and cash flows relating to net assets to be acquired.

                  For 1995 versus 1994, revenue increased by $1,842,000, or 3.1%, versus an increase of $1,146,000, or 2.0%, from 1994 versus 1993.

                  The gross profit margin increased to 29.5% in 1995 from 27.7% in 1994, and 27.7% in 1993. The increase was primarily due to an overall increase in mainline title sales which have a higher gross profit than checkout titles, and also to increases in sales of waste paper and to impact marketing income sharing. The increases in cost of goods sold that occurred in 1996 from price competition for chain business did not have a major impact prior to fiscal 1996; however, it is anticipated that the Scherer Affiliates will be subject to lower gross margins in future periods.

                  The increase in gross margin percentage in 1995 versus 1994 caused an increase in gross margin of $1,648,000, following a $297,000 increase in 1994 versus 1993.

                  Selling, general and administrative expenses increased by $1,026,000, or 7.3%, in 1995 versus 1994, after an increase of $933,000, or 7.1%, in 1994 versus 1993. As a percent of revenue, the selling, general and administrative expenses were 24.5% in 1995 versus 23.6% in 1994 and 22.4% in 1993. The primary increases in 1995 versus 1994 were in display fixture expense and in research and development in new distribution programming; the primary decreases in 1995 versus 1994 were in rent and in facility maintenance. The primary increases in 1994 versus 1993 were in service personnel costs and in marketing personnel costs; the primary decreases in 1994 versus 1993 were in travel expenses and insurance.

                  The 1995 income from operations of $3,081,000 was a $622,000 increase from the 1994 income from operations of $2,459,000, which, in turn, was lower than the comparable 1993 income from operations of $3,095,000. The 1995 increase over 1994 was attributable primarily to the increase in gross profit and the increase in other operating income, offset by higher selling, general and administrative expenses. The 1994 decrease from 1993 was attributable primarily to the increase in selling, general and administrative expenses.

         LIQUIDITY, CAPITAL RESOURCES AND FACTORS AFFECTING FUTURE PERFORMANCE

                  The Scherer Affiliates' operations relating to net assets being acquired have generated income from operations in excess of $2,400,000 in each of the three years ended December 31, 1995, 1994 and 1993. It is anticipated that the Scherer Affiliates' operations will continue to contribute net income and cash flow from operations as part of the Combined Company.

                  The Scherer Affiliates anticipate contributing total assets of approximately $29,822,000, and total liabilities of $37,855,000 to the Combined Company. Included in the liabilities is a $5,000,000 note payable to KDR which is expected to be converted to Subordinated Debentures issued by the Company

                  The Combined Company is engaged in negotiations with financial institutions to refinance existing debt, including the Scherer Affiliates' debt.

                  The Scherer Affiliates' plans for the balance of 1996 and for 1997 are to consolidate operations with other facilities of the Combined Company to reduce selling, general and administrative expenses to offset the expected decline in gross margin. This should generate adequate cash flow to meet the Scherer Affiliates' working capital obligations.

INFLATION

         The impact of inflation on wholesale operations is difficult to measure. OPD cannot easily pass on periodical costs to customers unless the publishers increase cover prices. OPD and the Combined Company are engaged in activities to control operating costs. As a result, OPD believes that the effect of inflation, if any, on the results of operations and financial conditions has been minor and is expected to remain so in the future.

SEASONALITY

         The sale of magazines and books is subject to minimal seasonality.

                              NORTHERN NEWS COMPANY
                       OHIO PERIODICAL DISTRIBUTORS, INC.
                             SCHERER COMPANIES, INC.
                            WHOLESALERS LEASING CORP.

                          COMBINED FINANCIAL STATEMENTS

                     AS OF DECEMBER 31, 1995, 1994, AND 1993

                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of:

         Northern News Company
         Ohio Periodical Distributors, Inc.
         Scherer Companies, Inc.
         Wholesalers Leasing Corp:

         We have audited the accompanying combined statement of net liabilities to be acquired of Northern News Company, Ohio Periodical Distributors, Inc., Scherer Companies, Inc., and Wholesalers Leasing Corp. (collectively the Companies) as of December 31, 1995 and 1994, and the related combined results of operations and cash flows relating to net assets to be acquired for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         The accompanying combined financial statements were prepared to present the net liabilities and the related results of operations and cash flows of the Companies, which were to be acquired by United Magazine Company as described in
Note 1. The accompanying combined financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the proxy of United Magazine Company and are not intended to be a complete presentation of the Companies.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the net liabilities to be acquired of the Companies as of December 31, 1995 and 1994, and the related results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                     ARTHUR ANDERSEN LLP

Columbus, Ohio,
October 23, 1996

                              NORTHERN NEWS COMPANY
                       OHIO PERIODICAL DISTRIBUTORS, INC.
                             SCHERER COMPANIES, INC.
                            WHOLESALERS LEASING CORP.

             Combined Statements of Net Liabilities to be Acquired
                        As of December 31, 1995 and 1994

                        ASSETS                                   1995                    1994
                        ------                         -----------------------------------------------


CURRENT ASSETS:
   Cash                                                             $    193,412         $    181,452
   Accounts receivable, net of allowance for doubtful
     accounts of $130,000 in 1995 and $103,000 in 1994                 5,132,147            5,883,533
   Accounts receivable, related parties                                1,376,031            2,149,453
   Inventories                                                         5,874,476            5,280,783
   Prepaids and other receivables                                         68,260              113,501
                                                       -----------------------------------------------

              Total current assets                                    12,644,326           13,608,722
                                                       -----------------------------------------------


PROPERTY AND EQUIPMENT, at cost:
   Land                                                                   44,000               44,000
   Buildings and lease improvements                                    1,245,942            1,245,942
   Furniture, equipment and vehicles                                   6,628,171            6,102,367
                                                       -----------------------------------------------
                                                                       7,918,113            7,392,309
   Less- Accumulated depreciation                                     (6,378,158)          (6,044,599)
                                                       -----------------------------------------------

              Property and equipment, net                              1,539,955            1,347,710
                                                       -----------------------------------------------


OTHER ASSETS:
   Prepaid rent                                                          508,980              624,410
   Investment in UNIMAG                                                3,771,162            3,757,684
   Other                                                                 985,723              754,098
                                                       -----------------------------------------------

              Total other assets                                       5,265,865            5,136,192
                                                       -----------------------------------------------

              Total assets                                           $19,450,146          $20,092,624
                                                       ===============================================


(Continued on next page)

                              NORTHERN NEWS COMPANY
                       OHIO PERIODICAL DISTRIBUTORS, INC.
                             SCHERER COMPANIES, INC.
                            WHOLESALERS LEASING CORP.

                Combined Statements of Net Assets to be Acquired
                        As of December 31, 1995 and 1994
                                   (continued)

                   LIABILITIES                                  1995                            1994
                   -----------                    -------------------------------------------------------

CURRENT LIABILITIES:
   Demand note                                                   $  5,000,000               $  5,000,000
   Current portion of long-term debt                                  280,000
   Accounts payable                                                20,306,921                 18,938,057
   Accrued expenses                                                 1,156,730                  1,180,116
   Gross profit reserve on sales returns                            2,274,385                  2,332,691
                                                  -------------------------------------------------------


              Total current liabilities                            29,018,036                 27,450,864

LONG-TERM DEBT                                                      1,320,000                  1,000,000
                                                  -------------------------------------------------------


              Total liabilities                                    30,338,036                 28,450,864

              Net assets (liabilities) to be                      (10,887,890)                (8,358,240)
                acquired
                                                  -------------------------------------------------------
              Total liabilities and net
                liabilities to be acquired                       $ 19,450,146                $20,092,624
                                                  =======================================================


         The accompanying notes to combined financial statements are an integral part of these combined statements.

                              NORTHERN NEWS COMPANY
                       OHIO PERIODICAL DISTRIBUTORS, INC.
                             SCHERER COMPANIES, INC.
                            WHOLESALERS LEASING CORP.

    Combined Results of Operations Related to Net Liabilities to be Acquired
              For the Years Ended December 31, 1995, 1994, and 1993

                                                   1995                 1994              1993
                                          -----------------------------------------------------------
                                                                                         (Unaudited)

Net sales                                           $ 61,413,481       $ 59,571,722     $ 58,425,533

Cost of goods sold                                   (43,271,495)       (43,077,940)     (42,228,937)
                                          -----------------------------------------------------------

     Gross profit                                     18,141,986         16,493,782       16,196,596

Selling, general and administrative
   expenses                                          (15,060,503)       (14,034,800)     (13,101,867)
                                          -----------------------------------------------------------

Income from operations                                 3,081,483          2,458,982        3,094,729
                                          -----------------------------------------------------------

Other income and (expenses):
   Income or (loss) from investment
     in UNIMAG                                            13,478            356,939       (1,355,043)

   Interest income                                         1,335             40,240           33,211
   Interest expense                                     (695,964)          (719,798)        (728,774)
   Other, net                                           (120,440)           649,566          (85,860)
                                          -----------------------------------------------------------

     Total other income (expense), net                  (801,591)           326,947       (2,136,466)
                                          -----------------------------------------------------------


Net income from net liabilities
   to be acquired                                  $   2,279,892      $   2,785,929   $      958,263
                                          ===========================================================


         The accompanying notes to combined financial statements are an integral part of these combined statements.

                              NORTHERN NEWS COMPANY
                       OHIO PERIODICAL DISTRIBUTORS, INC.
                       ----------------------------------
                             SCHERER COMPANIES, INC.
                             -----------------------
                            WHOLESALERS LEASING CORP.
                            -------------------------

                        COMBINED STATEMENTS OF CASH FLOWS
                        ---------------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
              ----------------------------------------------------

                           INCREASE (DECREASE) IN CASH
                           ---------------------------

                                                                        1995           1994                   1993
                                                             ---------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                  $2,279,892      $2,785,929             $958,263
   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities -
     Depreciation and amortization                                       321,539         371,674              352,387
   (Income) loss from investment in UNIMAG                               (13,478)       (356,939)           1,355,043
   Changes in certain assets and liabilities, net of the
     effect of acquisitions and investments-
     (Increase) decrease in certain assets:
       Accounts receivable                                               751,386        (186,773)             251,132
       Inventories                                                      (593,693)       (459,410)             189,649
       Prepaids and other current assets                                  45,241          29,788               30,747
       Other assets                                                     (231,625)       (126,037)            (157,313)
       Prepaid rent                                                      115,430        (504,657)                   -
     Increase (decrease) in certain liabilities:
       Accounts payable                                                1,368,864       2,650,716             (952,924)
       Accrued expenses                                                  (23,386)        245,837              144,332
       Reserve for gross profit on sales returns                         (58,306)        248,851              197,643
                                                             ---------------------------------------------------------
              Net cash provided by operating activities                3,961,864       4,698,979            2,368,959
                                                             ---------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment                                  (513,784)       (433,971)            (307,832)
   Increase (decrease) in notes receivable from related
     parties                                                             773,422        (697,429)             497,122
                                                             ---------------------------------------------------------
              Net cash provided by (used in) investing
                activities                                               259,638      (1,131,400)             189,290
                                                             ---------------------------------------------------------


(Continued on next page)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
              ----------------------------------------------------

                           INCREASE (DECREASE) IN CASH
                           ---------------------------

                                   (Continued)

                                                           1995              1994              1993
                                                           ----              ----              ----
CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings under debt obligations                     $   600,000     $         -         $    60,000
   Payments on debt obligations                                  -             (60,000)              -
   Distributions                                          (4,160,625)       (2,833,367)       (1,734,289)
   Cash used by operations not acquired                     (648,917)         (795,711)         (593,244)
                                                         -----------       -----------       -----------
              Net cash used in financing activities       (4,209,542)       (3,689,078)       (2,267,533)
                                                         -----------       -----------       -----------
NET INCREASE (DECREASE) IN CASH                               11,960          (121,499)          290,716

CASH, beginning of year                                      181,452           302,951            12,235
                                                         -----------       -----------       -----------

CASH, end of year                                        $   193,412       $   181,452       $   302,951
                                                         ===========       ===========       ===========


Supplemental Disclosure of Cash Flow Information
------------------------------------------------

   Cash paid during the year for interest                $   702,000       $   697,000       $   684,000


          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                              NORTHERN NEWS COMPANY
                       OHIO PERIODICAL DISTRIBUTORS, INC.
                             SCHERER COMPANIES, INC.
                            WHOLESALERS LEASING CORP.

                     Notes to Combined Financial Statements
                       Of Net Liabilities to be Acquired
                           December 31, 1995 and 1994

 (1)     BUSINESS
         --------

Description of Combined Entities

Effective July 31, 1996 United Magazine Company (UNIMAG) acquired certain assets and assumed certain liabilities of Northern News Company and Wholesalers Leasing Corp. Also on July 31, 1996 UNIMAG acquired the outstanding stock of Ohio Periodical Distributors, Inc. and Scherer Companies, Inc., (collectively the Companies). The combined financial statements have been presented as the Companies are all directly or indirectly commonly owned.

The financial statements of the acquired companies include only those assets, liabilities, revenues and expenses directly related to the magazine operations. In addition to excluding assets, liabilities, revenues and expenses unrelated to the magazine operations, certain assets and liabilities and revenues and expenses between related parties that are not being acquired have been excluded.

The operations excluded are totally unrelated to the magazine business being acquired and include the following:

--  Health and racquet club operations
--  Mini warehouse storage rental units operations
--  Non-related real estate operations (such as condominimums and related rental income)
--  Residential real estate development operations
--  Loans to the owner and related parties and related interest income

A description of each of the entities operations acquired is identified below.

Northern News Company

Northern News Company (Northern) operates book and magazine distribution facilities in northern Michigan.

Ohio Periodical Distributors, Inc.

Ohio Periodical Distributors, Inc. (OPD) operates book and magazine distribution facilities in Central and Southern Ohio.

Wholesalers Leasing Corp.

Wholesalers Leasing Corp. leases primarily vehicles and computer equipment to the above-mentioned companies as well as other entities.

Scherer Companies, Inc.

Scherer Companies, Inc. (Scherer) is a management company. It provides various levels of management services primarily for the affiliated companies mentioned above.

Change in Net Liabilities Acquired

         As discussed above, the financial statements include only those assets, liabilities, revenues and expenses directly related to the magazine operations. The components of the change in net liabilities acquired are as follows:


                                     1995             1994            1993
                                --------------   ---------------  --------------
Beginning Balance                $(8,358,240)     $(7,515,091)     $(6,145,821)

     Net income                    2,279,892        2,785,929          958,263
     Net Distributions            (4,160,625)      (2,833,367)      (1,734,289)
     Cash used to finance
       operations not acquired      (648,917)       (745,711)         (593,244)
                                ------------      -----------      -------------
                                $(10,887,890)     $(8,358,240)     $(7,515,091)
                                ============      ===========      ===========


 (2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       ------------------------------------------

         (a)      Method of Accounting
                  --------------------

                  All material balances and transactions among the combined entities have been eliminated.

         (b)      Estimates
                  ---------

                  The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions such as allowance for doubtful accounts and the reserve for gross profit on sales returns that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from their estimates.

         (c)      Inventories
                  -----------

                  Inventories are valued at the lower of cost (first-in, first-out) or market.

          (d)     Property and Equipment
                  ----------------------

                  Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets as follows:

                                                              Years
                                                              -----

                  Building                                     31.5
                  Furniture and equipment                      5-7
                  Vehicles                                     3-5
                  Leasehold improvements      Shorter of life of lease including
                                              renewals or life of asset

                  Leasehold improvements are being amortized on a straight-line basis over the life of the lease.

                  The cost and accumulated depreciation and amortization applicable to assets retired are removed from the accounts and any resulting gain or loss on disposition is recognized in income. Betterments, renewals and extraordinary repairs that extend the life of the asset are capitalized; other maintenance and repair costs are expensed as incurred.

         (e)      Investment in UNIMAG
                  --------------------

                  The Companies own 5,000,000 shares of common stock of United Magazine Company (UNIMAG). During 1993 and 1994, this represents an investment of approximately 25% of United Magazine Company and therefore is accounted for under the equity method of accounting. In April 1995 the Companies interest fell below 20% and is no longer on the equity method. The related impact on operations has been included in the caption "Income (loss) from investment in UNIMAG" in the accompanying statement of operations related to net liabilities to be acquired.

         (f)      Revenue Recognition
                  -------------------

                  Revenues and cost of sales from the sale of periodical inventories are recognized upon shipment to the customers. However, due to the significant volume of merchandise returns that are typical in the periodical industry, the Companies record a reserve for merchandise returned. This reserve is based on the gross profit margin on merchandise sold in the current period that is estimated to be returned by the customers in the subsequent period which the Company will receive full credit from the publisher.

          (g)     Concentration of Credit Risk
                  ----------------------------

                  Financial instruments that potentially subject the Companies to concentrations of credit risk consist principally of trade accounts receivable. The majority of the Company's revenues are derived from chain and independent grocery stores through the territories discussed in Note 1. No one chain represents a significant portion of the Company's revenue.

         (h)      Income Taxes
                  ------------

                  The shareholders of the Companies elected to be taxed under provisions of the INTERNAL REVENUE CODE related to S Corporations. The election was approved by the Internal Revenue Service. Under those provisions, the results of operations of the Companies are treated as taxable income or loss to the individual shareholders rather than the Companies. Therefore, no provision or liability for Federal and state income taxes has been included in the accompanying financial statements.

 (3)     SHORT-TERM BORROWINGS
         ---------------------

OPD has a $5,000,000 demand note that accrues interest at 11.75%. The note is collateralized by the 5 million shares of UNIMAG stock held by OPD (see Note 2.e.). This lender directly or indirectly holds 3,000,000 shares of UNIMAG stock.

 (4)     DEBT OBLIGATIONS
         ----------------

The debt obligations for the companies are as follows:

                                                1995                1994
                                            -------------       -------------


        a.   Acquisition note                 $1,000,000          $1,000,000
        b.   Note payable to vendor              600,000             -
                                            =============       =============
                                              $1,600,000          $1,000,000
                                            =============       =============


       a. As part of an acquisition made by OPD in 1989, part of the consideration was in the form of a note to seller. This note accrues interest at 11% and is due in annual payments of $100,000 commencing on May 31, 1996 with final payment of $600,000 due on May 31, 2000. The note is secured by certain real estate of OPD.

       b. In December 1995 OPD entered into an agreement with a major vendor. This note accrues interest at 10%. Principal and interest payments of $19,360 are due monthly commencing on January 15, 1996 through December 15, 1998. The note is collateralized by the accounts receivables of OPD and is personally guaranteed by the owner.

Maturities of debt obligations at December 31, 1995 are as follows:

                   Fiscal Years
                   ------------

                        1996                               $   280,000
                        1997                                   300,000
                        1998                                   320,000
                        1999                                   100,000
                        2000                                   600,000
                                                               -------

                       Total                                $1,600,000
                                                            ==========

 (5)     RELATED PARTY TRANSACTIONS
         --------------------------

The accounts receivable from related parties primarily is from a retail book store company. The Companies sell products and provides management and computer assistance to this company.

Scherer leases office space from a related party. Under the lease agreement, Scherer is obligated to pay the related party for the space used. During 1995 and 1994 Scherer paid the related party approximately $426,000 and $375,000 under this agreement. As of December 31, 1995 Scherer had prepaid rent of $500,000.

 (6)     SIGNIFICANT VENDORS
         -------------------

The Companies purchased approximately 73% and 64%, respectively, of their product from three vendors. As of December 31, 1995 and, 1994, the respective accounts payable from these vendors represented approximately 34% and 37% of the accounts payable, respectively.

(7)      RETIREMENT SAVINGS PLAN
         -----------------------

Effective April 1994, the Companies adopted a defined contribution retirement savings plan for substantially all non-bargaining employees. The provisions of the plan allow employees to contribute 15% of their salary with a maximum of $9,240 for pre-tax contributions. The plan provides for a matching contribution at the discretion of the Companies. Employees are fully vested in the Company's contributions after 3 years. The Companies has not made any significant contributions to the Plan.

 (8)     ACCOUNTING PRONOUNCEMENTS NOT YET EFFECTIVE
         -------------------------------------------

In March 1995 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121). Adoption of SFAS 121 is required for financial statements for fiscal years beginning after December 15, 1995, with earlier adoption permitted.

SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company does not expect that the adoption of SFAS 121 will have a material adverse impact on the Company's financial position and results of operation.

(9)      SUBSEQUENT EVENT
         ----------------

In January 1996 Northern News Company acquired the MacGregor News Company for approximately $2 million. MacGregor had annual sales of approximately $5,000,000 for the year ended December 31, 1995. The acquisition was accounted for as a purchase, effective January 1, 1996.

In July 1996 the Companies entered into a definitive agreement to be acquired by United Magazine Company in exchange for United Magazine Company common stock and debentures. The accompanying financial statements present the net assets and results of operations of the magazine operations of the Companies which will be acquired by United Magazine.

(10)  SUMMARIZED COMBINING FINANCIAL INFORMATION
      ------------------------------------------


                                              Northern
                                                 News            OPD          Scherer     Wholesalers  Eliminations       Total
                                             -----------    ------------    -----------   -----------  ------------   -------------

AS OF DECEMBER 31, 1995

CURRENT ASSETS                               $ 1,393,653     $11,206,599     $   44,074    $     -      $     -       $ 12,644,326

PROPERTY AND EQUIPMENT, NET                       90,665         488,174        706,909      254,207          -          1,539,955

OTHER ASSETS                                      68,006       4,689,359        508,500          -            -          5,265,865
                                             -----------     -----------     ----------    ---------    ---------     ------------
              Total assets                     1,552,324      16,384,132      1,259,483      254,207          -         19,450,146

CURRENT LIABILITIES                            3,045,468      24,849,121      1,123,447          -            -         29,018,036

LONG-TERM DEBT                                       -         1,320,000            -            -            -          1,320,000
                                             -----------     -----------     ----------    ---------    ---------     ------------
    Total liabilities                          3,045,468      26,169,121      1,123,447          -            -         30,338,036
                                             -----------     -----------     ----------    ---------    ---------     ------------

    Net assets (liabilities) to be acquired  $(1,493,144)    $(9,784,989)    $  136,036    $ 254,207    $     -       $(10,887,890)
                                             ===========     ===========     ==========    =========    =========     ============

NET SALES                                    $ 8,804,353     $52,609,128     $      -      $ 327,125    $(327,125)    $ 61,413,481
GROSS PROFIT                                   2,604,662      15,537,324            -        327,125     (327,125)      18,141,986

NET INCOME FROM NET ASSETS (LIABILITIES)
  TO BE ACQUIRED                             $   929,643     $   502,613     $  788,827    $  58,809    $     -       $  2,279,892
                                             ===========     ===========     ==========    =========    =========     ============

AS OF DECEMBER 31, 1994

CURRENT ASSETS                               $ 1,623,678     $11,865,188     $  119,856    $     -      $     -       $ 13,608,722

PROPERTY AND EQUIPMENT, NET                       49,293         532,751        544,513      221,153          -          1,347,710

OTHER ASSETS                                      64,091       4,449,925        622,176          -            -          5,136,192
                                             -----------     -----------     ----------    ---------    ---------     ------------
              Total assets                     1,737,062      16,847,864      1,286,545      221,153          -         20,092,624

CURRENT LIABILITIES                            3,149,673      23,142,819      1,158,372          -            -         27,450,864

LONG-TERM DEBT                                       -         1,000,000            -            -            -          1,000,000
                                             -----------     -----------     ----------    ---------    ---------     ------------
    Total liabilities                          3,149,673      24,142,819      1,158,372          -            -         28,450,864
                                             -----------     -----------     ----------    ---------    ---------     ------------

    Net assets (liabilities) to be acquired  $(1,412,611)    $(7,294,955)    $  128,173    $ 221,153    $     -       $ (8,358,240)
                                             ===========     ===========     ==========    =========    =========     ============

NET SALES                                    $ 8,317,862     $51,253,860     $      -      $ 638,729    $(638,729)    $ 59,571,722
GROSS PROFIT                                   2,267,414      14,226,368            -        638,729     (638,729)      16,493,782

NET INCOME FROM NET ASSETS (LIABILITIES)
  TO BE ACQUIRED                             $   604,318     $ 1,625,085     $  274,769    $ 281,757    $     -       $  2,785,929
                                             ===========     ===========     ==========    =========    =========     ============

AS OF DECEMBER 31, 1993

NET SALES                                    $ 8,198,067     $50,227,466     $      -      $ 722,893    $(722,893)    $ 58,425,533
GROSS PROFIT                                   2,401,053      13,795,543            -        722,893     (722,893)      16,196,596

NET INCOME FROM NET ASSETS (LIABILITIES)
  TO BE ACQUIRED                             $   931,109     $  (441,440)    $  207,696    $ 260,898    $     -       $    958,263
                                             ===========     ===========     ==========    =========    =========     ============

MANAGEMENT DISCUSSION AND ANALYSIS

         RESULTS OF OPERATIONS OF SCHERER AFFILIATES FOR THE SIX MONTHS AND
         ------------------------------------------------------------------
         THREE MONTHS ENDED JUNE 30, 1996 AND 1995
         -----------------------------------------

                  For the three months ended June 30, 1996, revenue declined $1,118,000 from the corresponding three month period ended June 30, 1995. For the six months ended June 30, 1996, revenue increased $1,035,000 from the corresponding six month period ended June 30, 1995. The decline of 7.3% for the comparable three month periods was attributable to the loss of revenue from chain customers such as WalMart. The 3.4% increase for the comparable six month periods included increased business from MacGregor.

                  Gross margins as a percentage of revenue were 23.0% in 1996 versus 29.5% in 1995 for the comparable three month period and 27.2% in 1996 versus 29.5% in 1995 for the comparable six month periods. The declines in margins are due to the industry-wide decline in gross margin.

                  Selling, general and administrative expenses decreased by $366,000, or 7.0%, for the three months ended June 30, 1996 versus 1995, and increased by $1,053,000 for the six months ended June 30, 1996 versus 1995. As a percentage of revenue, the selling, general and administrative expenses for the three month period were 24.8% in 1996 versus 24.7% in 1995 and for the six month period were 27.3% in 1996 versus 24.8% in 1995. The primary increases in 1996 versus 1995 were in legal and accounting charges; the primary decreases in 1996 versus 1995 were in administrative payments and in employee benefits.

                  The loss from operations of $260,000 for the three months ended June 30, 1996 was a decline of $996,000 from the income of $736,000 for the corresponding three month period ended June 30, 1995. The declines were caused by the decline in margins and increase in selling, general and administrative expenses.

                  The loss from operations of $52,000 for the six months ended June 30, 1996 was a decrease of $1,506,000 from the income of $1,454,000 for the corresponding six month period ended June 30, 1995. The decrease was caused by the decline in gross margin, and an increase in selling, general and administrative expenses.

         LIQUIDITY, CAPITAL RESOURCES, AND FACTORS AFFECTING FUTURE PERFORMANCE

                  Scherer Affiliates anticipates contributing total assets of approximately $29,822,000 and total liabilities of $37,855,000 to the Combined Company. Included in the liabilities is a $5,000,000 note payable to KDR which will be converted to Company Subordinated Debentures.

                  The Combined Company is engaged in negotiations with financial institutions to refinance existing debt, including the Scherer Affiliates debt.

                  Scherer Affiliate's plan for the balance of 1996 is to consolidate operations with other facilities of the Combined Company to reduce selling, general and administrative expenses to offset the expected decline in gross margin. This should generate adequate cash flow to meet Scherer Affiliate's working capital obligations.

INFLATION

         The impact of inflation on wholesale operations is difficult to measure. Scherer cannot easily pass on periodical costs to customers unless the publishers increase cover prices. Scherer and the Combined Company are engaged in activities to control operating costs. As a result, Scherer believes that the effect of inflation, if any, on the results of operations and financial conditions has been minor and is expected to remain so in the future.

SEASONALITY

         The sale of magazines and books is subject to minimal seasonality.

INTERIM FINANCIAL STATEMENTS

         See following pages.

                             THE SCHERER AFFILIATES

                                 Balance Sheets
                    As of June 28, 1996 and December 31, 1995

$(000) omitted

                                                              June 28, 1996                December 31, 1995
                         Assets                                (Unaudited)                     (Audited)
--------------------------------------------------------------------------------------------------------------------
Current Assets

Cash                                                                    $       0                           $   194
Accounts Receivable, Net                                                    5,930                             5,132
Inventories                                                                 7,568                             5,874
Advances to Affiliates                                                      1,448                             1,376
Prepaids and Other                                                            648                                68
                                                         -------------------------  --------------------------------
          Total Current Assets                                             15,594                            12,644
                                                         -------------------------  --------------------------------

Property and Equipment, at Cost
Land                                                                           44                                44
Buildings and Leasehold Improvements                                        1,236                             1,246
Furniture, Equipment and Vehicles                                           7,302                             6,628
                                                         -------------------------  --------------------------------
                                                                            8,582                             7,918
Less-Accumulated Depreciation

and Amortization                                                          (6,500)                           (6,378)
                                                         -------------------------  --------------------------------
          Total Property and Equipment, Net                                 2,082                             1,540
                                                         -------------------------  --------------------------------


Other Assets
Investments                                                                 7,507                             3,777
Costs in Excess of Net Assets Acquired, Net                                 2,439                               106
Prepaid Contracts and Other                                                 2,200                             1,389
                                                         -------------------------  --------------------------------
          Total Other Assets                                               12,146                             5,266
                                                         -------------------------  --------------------------------

          Total Assets                                                    $29,822                           $19,450
                                                         =========================  ================================


                      Liabilities
---------------------------------------------------------

Current Liabilities
Affiliate Debt                                                           $  5,000                          $  5,000
Other Debt                                                                  1,076                               280
Accounts Payable                                                           23,202                            20,307
Accrued Expenses                                                            2,370                             1,157
Reserve for Gross Profit on Sales Returns                                   2,409                             2,274

                                                         -------------------------  --------------------------------
          Total Current Liabilities                                        35,057                            29,018
                                                         -------------------------  --------------------------------

Long-Term Debt Obligations
Other                                                                       2,798                             1,320
                                                         -------------------------  --------------------------------
          Total Liabilities                                                37,855                            30,338
                                                         -------------------------  --------------------------------

          Net (Liabilities) to be Acquired                                $(8,033)                         $(10,888)
                                                         =========================  ================================

                             THE SCHERER AFFILIATES


                            Statements Of Operations
    For the Three Months and Six Months Ended June 28, 1996 and July 1, 1995

                                                   Three Months   Three Months    Six Months      Six Months
                                                    Ended 1996     Ended 1995     Ended 1996      Ended 1995
                                                   (Unaudited)    (Unaudited)     (Unaudited)    (Unaudited)
------------------------------------------------------------------------------------------------------------
Net Sales                                            $ 14,236       $ 15,354       $ 31,742       $ 30,707
Cost of Goods Sold                                     10,962         10,818         23,124         21,636
                                                     --------       --------       --------       --------
          Gross Profit                                  3,274          4,536          8,618          9,071

Income

Selling, General and Administrative Expenses           (3,534)        (3,800)        (8,670)        (7,617)
                                                     --------       --------       --------       --------

Income (Loss) from Operations                            (260)           736            (52)         1,454
Interest Income (Expense), Net                           (302)          (199)          (581)          (344)
Other Income (Expense)                                     92              0            183            (60)
                                                     --------       --------       --------       --------

Income (Loss) Before Provision for Income Taxes          (470)           537           (450)         1,050
Provision for Income Taxes                                  0              0              0              0
                                                     ========       ========       ========       ========
Net Income (Loss)                                    $   (470)      $    537       $   (450)      $  1,050
                                                     ========       ========       ========       ========

                              NORTHERN NEWS COMPANY
                              ---------------------
                       OHIO PERIODICAL DISTRIBUTORS, INC.
                       ----------------------------------
                             SCHERER COMPANIES, INC.
                             -----------------------
                            WHOLESALERS LEASING CORP.
                            -------------------------

                   CONDENSED COMBINED STATEMENTS OF CASH FLOW
                   ------------------------------------------
                            FOR THE SIX MONTHS ENDED
                            ------------------------
                         JUNE 28, 1996 AND JULY 1, 1995
                         ------------------------------
                                 (000's omitted)
                                 ---------------

                                                           6 Months     6 Months
                                                           Ended June   Ended July
                                                            28, 1996     1, 1995
                                                          ----------    ----------

NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES                                                $(1,803)      $    65

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                         (665)         (246)
                                                            -------       -------
              Net cash provided by (used in) investing
                activities                                     (665)         (246)
                                                            -------       -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment of debt obligations                                 (395)          -
   Borrowings under debt obligation                           2,669           -
                                                            -------       -------
              Net cash provided by (used in) financing
                activities                                    2,274           -
                                                            -------       -------

NET DECREASE IN CASH AND EQUIVALENTS                           (194)         (181)

CASH, beginning of period                                       194           181
                                                            -------       -------

CASH, end of period                                         $   -         $   -
                                                            =======       =======


Supplemental Disclosure of Cash Flow Information:

   Cash paid during the period for interest                 $   342       $   351

                             THE SCHERER AFFILIATES
            NOTES TO CONDENSED COMBINED INTERIM FINANCIAL STATEMENTS
                          OF NET ASSETS TO BE ACQUIRED
    FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 28, 1996 AND JULY 1, 1995
                                   (UNAUDITED)

1.       GENERAL
         -------

In the opinion of management, the accompanying unaudited condensed combined interim financial statements contain all adjustments necessary to present fairly the combined statement of net assets to be acquired of The Scherer Affiliates as of June 28, 1996 and December 31, 1995, and the results of its operations related to net assets to be acquired for the three months and six months ended June 28, 1996 and July 1, 1995. All such adjustments were of a normal recurring nature. The results of operations in any interim period are not necessarily indicative of results for the full year.

The financial statements of the companies include only those assets, liabilities, revenues and expenses that directly relate to periodical distribution operations. In addition to excluding assets, liabilities, revenues and expenses unrelated to the periodical distribution operations, certain assets and liabilities and revenues and expenses between related parties that are not being acquired have been excluded.

2.       THE BUSINESS
         ------------

The Scherer Affiliates (the "The Scherer Affiliates") consist of a number of companies engaged in wholesale periodical distribution in central and southern Ohio and northern Michigan and all affiliated with Ronald E. Scherer ("Ronald E. Scherer"): Ohio Periodical Distributors, Inc., an Ohio corporation ("OPD"), Northern News Company, a Michigan corporation ("Northern") which includes stock in MacGregor News Agency, Inc. ("MacGregor"), Wholesalers Leasing, Corp., a Delaware corporation ("Wholesalers"), Scherer Companies, a Delaware corporation ("Scherer Companies"). The combined financial statements have been presented as the companies are all directly or indirectly commonly owned.

3.       PENDING SHAREHOLDER ACTIONS
         ---------------------------

Effective July 29, 1996, United Magazine Company ("UNIMAG") entered into an Asset Transfer and Exchange Agreement with Northern, pursuant to which UNIMAG acquired such of the assets of that company as are related to the wholesale distribution of periodicals (and, pursuant to the agreement with Northern, to acquire all of the stock of MacGregor held by Northern) in exchange for Common Stock of the Company and Senior and Subordinated Debentures of UNIMAG. Effective August 1, 1996, UNIMAG entered into an Asset Transfer and Exchange Agreement with OPD, subsequently amended to a Stock Transfer and Exchange Agreement and further amended to provide for consummation of the transaction in the form of a merger, pursuant to which OPD will merge with and into UNIMAG with UNIMAG being the surviving entity in the merger, in exchange for Common Stock of UNIMAG and Senior and Subordinated Debentures of UNIMAG. Effective August 2, 1996, UNIMAG entered into an Asset Transfer and Exchange Agreement with Wholesalers, pursuant to which UNIMAG agreed to acquire substantially all of the assets and assume substantially all of the liabilities of that company as are related to the wholesale distribution of periodicals in exchange for Common Stock of UNIMAG and Senior and Subordinated Debentures of UNIMAG. Effective August 2, 1996, UNIMAG entered into a Stock Transfer and Exchange Agreement with Scherer Companies and the shareholders of Scherer Companies (the "Scherer Shareholders"), pursuant to which the Scherer Shareholders agreed to contribute their shares of stock of Scherer Companies to UNIMAG in exchange for Common Stock of UNIMAG and Senior and Subordinated Debentures of UNIMAG.

Each of these transactions has been or is expected to be closed into escrow pending a favorable vote of the shareholders of UNIMAG on each of these transactions. Upon the shareholders voting in favor of the acquisitions at the Annual Meeting of Shareholders, then closing documents will be released from escrow and the transactions will be consummated. Ronald E. Scherer, chairman of UNIMAG, OPD, which is controlled by Ronald E. Scherer, and
R. David Thomas, another significant shareholder of UNIMAG, have each agreed to vote their shares in favor of the transactions with The Scherer Affiliates. Together these shareholders are entitled to vote more than 50% of the stock of UNIMAG. Since approval of the transactions is assured and UNIMAG had effective control over the operations of the companies, The Scherer Affiliates have been included in the consolidated financial statements of UNIMAG subsequent to July of 1996.

4.       PROVISION FOR INCOME TAXES
         --------------------------

There is no provision made for income taxes because the shareholders of companies included in The Scherer Affiliates have elected to be taxed under provisions of the Internal Revenue Code related to S Corporations.

5.       ACQUISITION OF MACGREGOR
         ------------------------

In January 1996 Northern News Company acquired the MacGregor News Company for approximately $2 million. MacGregor had annual sales of approximately $5 million for the year ended December 31, 1995. The acquisition was accounted for as a purchase, effective January 1, 1996.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ADOPTION OF A MERGER AGREEMENT AMONG THE COMPANY, OHIO PERIODICAL DISTRIBUTORS, INC. ("OPD") AND ALL OF ITS SHAREHOLDERS OF OPD, AND TO APPROVE THE MERGER OF OPD INTO THE COMPANY IN ACCORDANCE WITH A MERGER AGREEMENT BETWEEN THE COMPANY AND OPD PURSUANT TO WHICH OPD WILL BE MERGED WITH AND INTO THE COMPANY, AND THE SHAREHOLDERS OF OPD WILL RECEIVE SHARES OF COMMON STOCK OF THE COMPANY AND SENIOR AND SUBORDINATED DEBENTURES ISSUED BY THE COMPANY IN THE MERGER IN ACCORDANCE WITH THE TERMS OF SUCH STOCK TRANSFER AND EXCHANGE AGREEMENT.

PROPOSAL FOUR:             TO CONSIDER AND ACT UPON A PROPOSAL TO APPROVE THE
                           ASSET TRANSFER AND EXCHANGE AGREEMENT BETWEEN THE
                           COMPANY AND NORTHERN NEWS COMPANY ("NORTHERN"), AND
                           THE ACQUISITION BY THE COMPANY OF SUCH OF THE ASSETS
                           AND THE ASSUMPTION OF SUCH OF THE LIABILITIES OF
                           NORTHERN AS THEY RELATE TO THE WHOLESALE DISTRIBUTION
                           OF MAGAZINES AND PERIODICALS INCLUDING THE CAPITAL
                           STOCK OF MACGREGOR NEWS AGENCY, INC. ("MACGREGOR")
                           OWNED BY NORTHERN IN EXCHANGE FOR SHARES OF COMMON
                           STOCK OF THE COMPANY AND SENIOR AND SUBORDINATED
                           DEBENTURES ISSUED BY THE COMPANY IN ACCORDANCE WITH
                           THE TERMS OF SUCH ASSET TRANSFER AND EXCHANGE
                           AGREEMENT.

GENERAL

         The Company has entered into Asset Transfer and Exchange Agreements and Stock Transfer and Exchange Agreements with the Scherer Affiliates (except for MacGregor News Agency, Inc. which will be acquired in connection with the acquisition of the assets of Northern, its parent). Even though each of the Scherer Affiliates is a separate corporate entity, they are all owned directly or indirectly by the Scherer family. Additionally, each acquisition is conditioned upon completion of the other acquisitions related to all of the Scherer Affiliates.

         The Company entered into an Asset Transfer and Exchange Agreement with Northern effective July 29, 1996 (the "Northern Exchange Agreement"), pursuant to which Northern will contribute all of its assets and liabilities related to the wholesale distribution of periodicals to the Company in exchange for 1,335,425 Shares (pre-reverse split) of Common Stock of the Company and for $1,423,384 principal amount of 8% Senior Debentures due 2002 and $501,199 principal amount of 10% Subordinated Debentures due 2004 of the Company (the "Northern Transaction"). Northern distributed periodicals in a geographic area that encompasses northern Michigan. One of the assets to be transferred to the Company by Northern is 79% of the outstanding common stock of MacGregor. MacGregor distributed periodicals in a geographic area that encompasses central and southern Michigan. The Company has also entered into an agreement with Arthur C. Foster Sr., the owner of the other 21% of the stock of MacGregor, pursuant to which Mr. Foster will sell the remaining 21% of the outstanding stock of MacGregor to the Company in exchange for the Company's assumption of all amounts remaining due to the former owners of MacGregor News Agency, Inc. from Mr. Foster, which amount is approximately $513,152. This transaction has been closed into escrow pending a favorable vote of the shareholders of the Company.

         At the Annual Meeting, if shareholders who are entitled to vote more than a majority of the outstanding shares of Common Stock of the Company vote in favor of the Northern Transaction and Proposals One, Two, Three, Five through Seven and Proposal Ten, escrow will terminate, and the Northern Transaction will be finalized. Ronald E. Scherer, OPD and R. David Thomas, who together have the right to vote more than a majority of the outstanding shares of Common Stock of the Company, have each agreed to vote in favor of the Northern Transaction and such proposals.

NORTHERN

         BUSINESS

                  The following description of the business operations of Northern relates to its operations prior to July 1996. In July of 1996, the Company began managing the business of Northern related to the wholesale distribution of periodicals, including such areas as conducting joint marketing and distribution operations, terminating excess employees using Workers Adjustment and Retraining Notification Act ("WARN") notices on Company letterhead, joint decision making in operational and accounting areas, customer communication using UNIMAG letterhead and business cards as well as answering phones in the UNIMAG name, and future business planning in an integrated mode. This business of Northern, under the Company's management, continues to operate similarly to the way it did prior to July, 1996; however, the Company has begun to implement strategies to reduce redundant overhead and facilities in coordination with the other Acquisition Parties. In November of 1996, Northern transferred its warehouse and office operations in Michigan to Stoll's warehouse facility in Jackson, Michigan. To date, the dollar amount expended to integrate the operation of Northern and MacGregor has been insignificant. Since September 28, 1994, Northern and MacGregor have eliminated approximately 32 full-time positions at an annual gross payroll savings, excluding payroll taxes and fringe benefits, of approximately $401,000. These, and other related savings, have resulted in a net reduction of operating expenses. All steps to integrate the businesses of each of the Acquisition Parties are described under "Combination of Operations Prior to Annual Meeting."

                  Northern and MacGregor are located in the State of Michigan and are regional wholesalers of periodicals. They distributed over 3,000 periodicals to over 950 retail locations in Michigan. The retail outlets included supermarkets, discount variety stores, convenience stores, drug stores, and newsstands that offer mass market reading materials to consumers. In addition, MacGregor also operates 2 retail bookstores, totaling approximately 7,300 square feet, through which it sells magazines, books, newspapers and related products.

                  Northern and MacGregor have certain transactions with other companies that are part of the Scherer Affiliates. Wholesalers, an equipment leasing company based in Dublin, Ohio, owns and operates a fleet of approximately 65 vehicles which it leases to Northern, MacGregor and other Scherer Affiliates for use in the wholesale distribution of magazines and periodicals by all of the Scherer Affiliates. These vehicles will be transferred to the Company as part of the acquisition of certain assets of Wholesalers. Scherer Companies provided general management services including management information, accounting, marketing, personnel, facility management, vehicle management and planning to all of the other Scherer Affiliates and to the Company.

                  Because both the Company and all of the Scherer Affiliates were under similar management of Scherer Companies, the wholesale supply and distribution system for Northern was the same as the system to be used by the Company. See "The Company and the Combined Company - `Suppliers and Pricing', and `Distribution System'" for a more complete description of the supply and distribution system. Northern's suppliers of product were the same as the Company's. The prices of the product were established by the publishers. Northern then purchased the periodicals from the national distributors at a discount from the suggested retail price and then sold them to retailers at a smaller discount off retail. The national distributors arranged for shipment of periodicals to Northern.

                  Northern maintains a 17,000 square foot facility in Petoskey, Michigan, at an annual rental of $51,000; the facility is owned by Northern which is owned by a Scherer family trust. MacGregor maintains a 17,000 square foot facility in Mt. Pleasant, Michigan. See "The Company and the Combined Company - `Facilities'." Previously Northern and MacGregor had separate office, warehouse and distribution facilities which have been converted to depots. As a result, periodicals are being shipped from the Jackson, Michigan facility to Northern and MacGregor for delivery to customers.

                  During the fiscal year ended December 31, 1995, Northern generated total net sales of approximately $8,713,000. Of this amount, approximately $7,708,000, or 88.5% came from the sale of magazines, $880,000, or 10.1% came from the sale of books, and the balance came from the sale of sundry products. During the fiscal year ended December 31, 1995, MacGregor generated total net sales of approximately $5,274,000.

                  At September 28, 1996, Northern and MacGregor employed approximately 160 people including 80 full-time personnel. The part-time personnel included approximately 65 people engaged in in-store service and 13 part-time retail personnel. The full-time personnel included 22 drivers, 30 warehouse personnel, 8 managers and supervisors, 4 marketing personnel, and 12 administrative and office personnel. None of the employees were members of a union. In the opinion of Northern management, relations with employees have been satisfactory.

                  Because the Company and Northern are under similar management, the marketing employed by the Company is the same as the marketing employed for Northern. See "The Company and the Combined Company - `Marketing and Sales'." Northern faced competition from the same sources as the Company. See "The Company and the Combined Company - `Competition'." Competition came from other wholesalers, from alternative channels of distribution, and from substitute products. In Michigan, Northern and MacGregor competed primarily with Michiana, Stoll, The Anderson Group, and the Ludington Group. As a result of the acquisitions, Michiana, Northern and Stoll will become a part of the Combined Company and are working together in the distribution of periodicals.

                  The mailing address of the principal executive offices of Northern is 5131 Post Road, Dublin Ohio 43017, and the telephone number is (614) 792-0777.

         MARKET FOR COMMON EQUITY AND SHAREHOLDER MATTERS

                  The total authorized shares of capital stock of Northern consists of 1,000 shares of common stock, no par value, of which 500 shares are issued and outstanding and held of record by a trust created for the benefit of Ronald E. Scherer and members of his family, which is one of the same trusts which own 49% of the stock of OPD. The Northern Transaction consists of a transfer of assets of Northern.

                  The total authorized shares of capital stock of MacGregor consist of 50,000 shares of common stock, 1.00 par value. 10,000 shares of the common stock of MacGregor are issued and outstanding. 79% of the outstanding shares of stock of MacGregor are owned by Northern and will be acquired by the Company as part of the assets of Northern. The other 21% of MacGregor's capital stock are owned by Arthur C. Foster, Sr., and the Company has entered into an agreement with Mr. Foster Sr. to acquire these shares in exchange for assumption by the Company of approximately $513,512 of debt owed by Mr. Foster, Sr. to the former owners of MacGregor News Agency, Inc.

         THE ASSET TRANSFER AND EXCHANGE TRANSACTIONS; CERTAIN PROVISIONS OF THE ASSET TRANSFER AND EXCHANGE AGREEMENT


                  The Northern Exchange Agreement is filed as Exhibit 2A to a Form 8-KA, filed on September 30, 1996. Shareholders may inspect and copy the Northern Exchange Agreement at the Commission's public reference facility at Room 1024, 450 Fifth Street, NW, Washington, DC 20549, and at the Commission's regional offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Northern Exchange Agreement can be obtained by mail from the Commission's Public Reference Section at 450 Fifth Street, NW, Washington, DC 20549 at prescribed rates. Additionally, a copy of the Northern Exchange Agreement can be obtained over the Internet from the website of the Securities and Exchange Commission at WWW.SEC.GOV.


                  In accordance with the terms and conditions set forth in the Northern Exchange Agreement, the Company will acquire such assets and assume such liabilities of Northern as are related to the wholesale distribution of magazines and periodicals, including, with respect to Northern, all of the stock of MacGregor held by Northern. Following the acquisition of the assets by the Company, Northern will remain in existence and will continue to conduct business operations, but will not engage in the business of the wholesale distribution of periodicals. Pursuant to non-competition covenants contained in the Northern Exchange Agreement, the aforementioned Northern has agreed not to compete with the Company in the wholesale distribution of periodicals for a period of five years. The Northern Exchange Agreement requires the selling company thereunder to cause appropriate filings to be made with the Ohio Secretary of State and any other jurisdiction in which Northern is qualified to do business in order to change its names, effective as of the Closing Dates as defined in the agreements, to names which do not include the words "news," "periodical" or "distributors."

                  Except as set forth in the Northern Exchange Agreement and in documents, instruments and agreements related thereto, and as otherwise described in this Proxy Statement, there are no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions which have occurred or been contemplated during the periods for which financial statements are presented between Northern or their affiliates and the Company.

                  On the Northern Closing Date, in consideration of the transfer and conveyance of the Northern Acquired Assets, as defined in the Northern Exchange Agreement, by Northern to the Company and in full payment therefor, the Company will assume the Northern Assumed Liabilities (as defined in the Northern Asset Exchange Agreement) which liabilities are all liabilities relating to the wholesale distribution of periodicals and the remaining unpaid purchase money obligation of Northern and Art Foster, Sr. with respect to their purchase of the MacGregor stock.

                  In exchange for Northern's net assets which are contributed to the Company pursuant to the Northern Exchange Agreement, Northern will receive, subject to certain provisions and adjustments as set forth in the Northern Exchange Agreement, and described in more detail below,
         (a) Common Stock of the Company, and (b) Senior and Subordinated Debentures of the Company. The Debentures will be issued pursuant to the terms of the Debenture Agreement which will be entered into in connection with the Acquisitions. An aggregate of $1,423,384 principal amount of the Debentures will be Senior Debentures, and the balance of the Debentures will be Subordinated Debentures. See "Senior and Subordinated Debentures" for a description of the terms of the Senior and Subordinated Debentures to be issued.

                  The number of shares of Common Stock of the Company and the principal amount of Senior and Subordinated Debentures to be issued to Northern is based upon a total valuation of the net assets and stock to be transferred by Northern or other shareholders determined as described in the following paragraphs, with 51.0% of the sum being exchanged for shares of Common Stock of the Company at an agreed upon price of $1.50 per share, and 49.0% of the sum being exchanged for Senior and Subordinated Debentures of the Company. All of the Acquisition Parties originally agreed to take a minimum of 51% of the total consideration in the form of the Company's Common Stock and 49% as Debentures. At the time of the negotiations, the parties were in agreement that 60% was the most common percentage used by willing buyers and sellers in the industry. The parties also agreed that tangible net worth would be defined as total assets (excluding intangible assets), less total liabilities. The value of Northern was determined by adding the sum of:

                  (a) An amount, equal to 60% of the net annual wholesale sales of Northern (including MacGregor) for the 12-month period ended December 31, 1995 ("1995 Northern Sales"); and

                  (b) The tangible net worth (as defined by agreement between the parties in consultation with their accountants), of Northern (including MacGregor) as of June 30, 1996 (the "Northern Tangible Net Worth").

                  At the time the Northern Exchange Agreement was entered into, 60% of 1995 Northern Sales was estimated to be $5,125,501, and Northern Tangible Net Worth was estimated to be $11,309, for a total estimated valuation of $5,136,810.


                  Pursuant to the Northern Exchange Agreement, Northern has prepared and delivered to the Company the balance sheet of Northern (relating only to the assets, liabilities and business operations being transferred) as of June 30, 1996 (the "Northern Closing Date Balance Sheets"), and the sales reports of Northern and MacGregor (relating only to the business operations being transferred) for the year ended December 31, 1995 (the "1995 Northern Sales Reports"). The Northern Closing Date Balance Sheets and the 1995 Northern Sales Reports shall:
         (1) be prepared from and in accordance with the books and records of Northern; (2) except as otherwise provided in the Northern Exchange Agreement, be prepared in conformity with generally accepted accounting principles applied on a consistent basis (with certain exceptions primarily relating to the exclusion of intangible assets and the impact of changes in the Section 458 reserve on sales); and (3) as to the Northern Closing Date Balance Sheets, fairly present in all material respects the financial condition of Northern as of such date in accordance with such practices. Northern was also required to deliver to the Company the workpapers used in connection with the preparation of the Northern Closing Date Balance Sheets and the 1995 Northern Sales Reports.


                  As contemplated by the Northern Exchange Agreement, in order to determine the actual Northern Tangible Net Worth as of June 30, 1996, Arthur Andersen LLP has conducted an audit of the Northern Closing Date Balance Sheet and has conducted a review of the 1995 Northern Sales Report to confirm the accuracy of the recorded amount of 1995 Northern Sales. The Northern Exchange Agreement provides that, in determining the Northern Tangible Net Worth, the calculation will exclude goodwill, customer lists, order and regulation records, noncompete agreements, consulting agreements, and other intangible assets.

                  Based upon the Northern Closing Date Balance Sheet which was prepared by management of Northern and audited by Arthur Andersen LLP, the Northern Tangible Net Worth was a deficit of $4,464,208, and, based upon the 1995 Northern Sales Report, 60% of 1995 Northern Sales was $8,391,928, for a total valuation of $3,927,720. Based upon this valuation, Northern will receive (a) an aggregate of 1,335,425 shares (pre-reverse split) of the Common Stock of the Company, (b) Senior Debentures in the aggregate principal amount of $1,423,384, and (c) Subordinated Debentures in the principal amount of $501,199. The Debenture table and the tables for share ownership have been calculated on a pro forma basis to reflect these amounts.

                  At the closing of the Northern Transaction, Northern will transfer all of its assets relating to the wholesale distribution of periodicals (including the stock of MacGregor), and the Company will assume all of the related liabilities of Northern. The Company will then issue to Northern that number of shares of Common Stock of the Company and the Senior and Subordinated Debentures which Northern is entitled to receive as described above.

                  If, between the date of the execution of the Northern Exchange Agreement and the Effective Time, the number of outstanding shares of the Common Stock of the Company has been reduced by virtue of a reverse stock split or other similar means, then the $1.50 price of a share of Common Stock of the Company, for purposes of exchanging Northern assets into shares of Common Stock of the Company, shall be proportionately adjusted to reflect such reduction. In lieu of fractional shares resulting from the exchange, the Company will pay to each holder who would otherwise be entitled to receive fractional shares an amount equal to such fractional interest multiplied by $1.50.

                  The Northern Exchange Agreement contains various representations and warranties of one or both of the parties thereto as to, among other things, (a) its corporate organization, standing, power and authority to enter into the Northern Exchange Agreement and consummate the transactions contemplated thereby; (b) its capitalization, security holders and subsidiaries; (c) ownership of shares; (d) the need for consents and approvals in order to enter into the Northern Exchange Agreement and consummate the transactions contemplated thereby; (e) the accuracy of financial statements; (f) the absence of undisclosed liabilities and adverse and other changes; (g) the filing of all necessary returns and payment of taxes; (h) the compliance with law in connection with the operations of the parties' respective businesses; (i) insurance matters; (j) title to and condition of properties; (k) legal proceedings; (l) ERISA matters; (m) certain material contracts of Northern and the absence of defaults thereunder; (n) the Northern Exchange Agreement's non-contravention of any applicable laws, articles of incorporation, by-laws, material agreements, undertakings, indentures, orders, decrees, restrictions or legal obligations; (o) officers, employees and compensation; (p) books of account and records; (q) labor relations; (r) business matters; and
         (s) other matters specified in the Agreement.

                  The Northern Exchange Agreement provides that Northern will agree that between the date of the Agreement and the Effective Time,
         (a) neither Northern nor the Northern Shareholders shall take or permit to be taken any action or do or permit to be done anything in the conduct of the business of Northern, or otherwise, relating to the wholesale distribution of periodicals that would be contrary to or in breach of any of the terms or provisions of the Agreement or which would cause any of their representations and warranties contained in the Agreement to be or become untrue in any material respect; (b) Northern shall conduct its business in the ordinary course consistent with past practices; and (c) Northern and the Northern Shareholders are required to use all reasonable efforts to preserve the business organization intact, keep available to Northern and the Company the present service of Northern's employees, and preserve for Northern and the Company the goodwill of Northern's suppliers, customers, and others with whom business relationships exist.

                  The Northern Exchange Agreement provides for indemnification by the selling company or transferring shareholders for any losses, liabilities or damages incurred as a result of any material inaccuracy or breach of the representations, warranties, covenants or agreements made. The indemnification obligations of the transferring entities or shareholders may be made by returning to the Company Common Stock of the Company, to be valued at $1.50 per share for this purpose. The indemnification obligation of each party is limited. The maximum indemnification to be provided by Northern is $510,000 (10% of the original estimated value of Northern). However, the Company is not entitled to indemnity unless the aggregate of all damages exceeds $51,000, and then only to amounts in excess of $51,000, except that this amount is reduced to $10,000 for environmental matters. The indemnification obligations of Northern and the Northern Shareholders terminates two years after the date the Northern Transaction is closed into escrow.

         PURPOSES AND EFFECT OF THE EXCHANGE TRANSACTION

                  The purposes and effects of the Northern Transaction have been described in the Introduction and Summary section of this Proxy Statement. See "Introduction and Summary" and "The Stock and Asset Exchanges."

         ACCOUNTING TREATMENT

                  OPD, Northern, Scherer Companies, and Wholesalers are being acquired from a common ownership group. This common ownership group is primarily (directly or through Trusts) Ronald E. Scherer and Linda Hayner Talbott. Ronald E. Scherer is the Chairman of these Scherer Affiliate companies and also the principal shareholder and Chairman of the Company, and he has significant influence directly over policy making for both Scherer Affiliates and the Company. However, for purposes of determining the appropriate accounting treatment, Ronald E. Scherer is not considered to constitute a controlling shareholder group, and, therefore, the acquisition of Scherer Affiliates is being accounted for under the purchase accounting method. For ease of accounting, the Company has elected to use July 28, 1996 as the effective date of the Northern Transaction. The Company will adjust purchase accounting for the impact of recognizing income before consideration is transferred. The Company will recognize the results of operations starting July 28, 1996.

         RIGHTS OF DISSENTING SHAREHOLDERS OF THE COMPANY

                  Shareholders of the Company who do not vote in favor of Proposal Four, and who otherwise perfect their rights as dissenting shareholders, have certain rights as dissenting shareholders. See "The Stock and Asset Exchanges - `Dissenters' Rights'" and Exhibit C.

         INTERESTS OF CERTAIN PERSONS

                  There are a number of transactions and arrangements between the Company and the principals of Northern. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."

         EFFECTIVENESS

                  All documents necessary to consummate the Northern Transaction have been deposited into escrow, with Baker & Hostetler LLP as the escrow agent. Termination of the escrow is conditioned upon approval of Proposals One through Seven and Proposal Ten by the affirmative vote of a majority or more of the outstanding shares of Common Stock of the Company. Ronald E. Scherer, OPD, and R. David Thomas, who together have the right to vote more than 50% of the outstanding shares of Common Stock of the Company, have agreed to vote in favor of the above proposals.

                  Accordingly, the Northern Closing Balance Sheet is as of June 30, 1996, and the Debentures began to accrue interest from July 1, 1996. The Northern Transaction will legally become effective promptly following the vote of the shareholders of the Company approving the Northern Transaction, at which time escrow will be terminated and all documents that have been deposited in escrow will be released and delivered to the appropriate parties. As stated above, the Effective Date for Accounting was approximately July 28, 1996.

         VOTING

                  Assuming the presence of a quorum, the affirmative vote of the holders of a majority or more of the voting power of the outstanding shares of Common Stock is necessary for approval of the Northern Exchange Agreement and the acquisition by the Company of such of the assets and liabilities of Northern as are related to the wholesale distribution of magazines and periodicals in accordance with the terms of the Northern Exchange Agreement. Abstentions and non-votes by brokers holding Common Stock in street name will have the same effect as shares of Common Stock cast against the proposal.


         FINANCIAL INFORMATION

                  The financial information for the Scherer Affiliates, which includes Northern, is provided under the heading Proposal Three and includes a combined two year statement of net assets to be acquired, three year combined results of operations and cash flows related to net assets to be acquired, and a management discussion and analysis. The interim financial statements for the Scherer Affiliates for the six months ended June 28, 1996, are also included under the heading Proposal Three.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ASSET TRANSFER AND EXCHANGE AGREEMENT BETWEEN THE COMPANY AND NORTHERN NEWS COMPANY ("NORTHERN"), AND THE ACQUISITION BY THE COMPANY OF SUCH OF THE ASSETS AND THE ASSUMPTION OF SUCH OF THE LIABILITIES OF NORTHERN AS THEY RELATE TO THE WHOLESALE DISTRIBUTION OF MAGAZINES AND PERIODICALS [INCLUDING THE CAPITAL STOCK OF MACGREGOR NEWS AGENCY, INC. ("MACGREGOR") OWNED BY NORTHERN] IN EXCHANGE FOR SHARES OF COMMON STOCK OF THE COMPANY AND SENIOR AND SUBORDINATED DEBENTURES ISSUED BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF SUCH ASSET TRANSFER AND EXCHANGE AGREEMENT.

PROPOSAL FIVE:             TO APPROVE THE STOCK TRANSFER AND EXCHANGE AGREEMENT
                           AMONG THE COMPANY, SCHERER COMPANIES AND ALL OF ITS
                           SHAREHOLDERS OF SCHERER COMPANIES AND THE TRANSFER BY
                           THE SCHERER COMPANIES SHAREHOLDERS OF ALL OF THE
                           STOCK OF SCHERER COMPANIES TO THE COMPANY IN EXCHANGE
                           FOR SHARES OF COMMON STOCK OF THE COMPANY AND SENIOR
                           AND SUBORDINATED DEBENTURES ISSUED BY THE COMPANY IN
                           ACCORDANCE WITH THE TERMS OF SUCH STOCK TRANSFER AND
                           EXCHANGE AGREEMENT.

GENERAL

         The Company has entered into Asset Transfer and Exchange Agreements and Stock Transfer and Exchange Agreements with the Scherer Affiliates (except for MacGregor News Agency, Inc. which will be acquired in connection with the acquisition of Northern News Company, its parent). Even though each of the Scherer Affiliates is a separate corporate entity, they are all owned directly or indirectly by the same family. Additionally, each acquisition is conditioned upon completion of the other acquisitions related to all of the Scherer Affiliates.

         Effective August 2, 1996, the Company entered into a Stock Transfer and Exchange Agreement (the "Scherer Companies Exchange Agreement") with Scherer Companies and its shareholders (the "Scherer Shareholders"). Under the terms of the Scherer Companies Exchange Agreement, Scherer Shareholders are to contribute all of the outstanding shares of stock of Scherer Companies to the Company in exchange for 432,980 shares of Common Stock (pre-reverse split) of the Company and for $62,614 principal amount of 8% Senior Debentures due 2002 and $561,386 principal amount of 10% Subordinated Debentures due 2004 of the Company (the "Scherer Companies Transaction"). This transaction has been closed into escrow prior to the Annual Meeting pending a favorable vote of the shareholders of the Company.

         At the Annual Meeting, if shareholders who are entitled to vote more than a majority of the outstanding shares of Common Stock of the Company vote in favor of the Scherer Companies Transaction and Proposals One through Four, Six and Seven and Proposal Ten, escrow will terminate, and the Scherer Companies transactions will be finalized. Ronald E. Scherer, OPD and R. David Thomas, who together have the right to vote more than a majority of the outstanding shares of Common Stock of the Company, have each agreed to vote in favor of the Scherer Companies Transaction and such proposals.

SCHERER COMPANIES

         BUSINESS

                  The following description of the business operations of Scherer Companies relates to its operations prior to July, 1996, including such areas as conducting joint marketing and distribution operations, terminating excess employees using Workers Adjustment and Retraining Notification Act ("WARN") notices on Company letterhead, joint decision making in operational and accounting areas, customer communication using UNIMAG letterhead and business cards as well as answering phones in the UNIMAG name, and future business planning in an integrated mode. In July of 1996, the Company began managing the business of Scherer Companies. Such management was pursuant to provisions in the Scherer Companies Exchange Agreement; no separate joint operating agreement was entered into with Scherer Companies. The business of Scherer Companies, under the Company's management, continues to operate similarly to the way it did prior to July, 1996; however, the Company has begun to implement strategies to reduce redundant overhead and facilities in coordination with the other Acquisition Parties. To date, the dollar amount expended by

         Scherer Companies to integrate the operations of the Combined Company has been insignificant. All steps to integrate the businesses of each of the Acquisition Parties are described under "Combination of Operations Prior to Annual Meeting."

                  Prior to July, 1996, Scherer Companies served as a management entity for the other Scherer Affiliates. It also provided general management services for the Company including management information, accounting, marketing, personnel, facility management, vehicle management and planning. Examples of some of these services include software development and maintenance, hardware purchasing, general ledger maintenance, invoice reporting, tax preparation, employee benefit plan development and fleet purchasing. Scherer Companies leased an IBM AS 400 and related computer hardware and software from Wholesalers; this computer hardware and software is being transferred to the Company by Wholesalers in connection with the Acquisitions. In return for its management services, Scherer Companies received management fees.

                  Because both the Company and all of the Scherer Affiliates were under similar management of Scherer Companies, the wholesale supply and distribution system for the Scherer Affiliates was the same as the system used by the Company. See "The Company and the Combined Company - `Suppliers and Pricing', and `Distribution System'" for a more complete description of the supply and distribution system. The Scherer Companies did not directly distribute periodicals, rather, it managed the Scherer Affiliates and the Company, including the management services described in the previous paragraph. The Scherer Affiliates and the Company conducted the actual distribution of periodicals. The Scherer Affiliates' suppliers of product were the same as the Company's. The prices of the product were established by the publishers. The Scherer Affiliates then purchased the periodicals from the national distributors at a discount from the suggested retail price and then sold them to retailers at a smaller discount off retail. The national distributors arranged for shipment of periodicals to OPD, Northern and MacGregor.

                  At September 28, 1996, Scherer Companies employed approximately 46 full-time personnel, including 16 managers and supervisors, 11 marketing personnel, and 19 administrative and office personnel. None of the employees were members of a union. In the opinion of Scherer Companies' management, relations with employees have been satisfactory.

                  Because it is only a management entity, the Scherer Companies did not conduct its own marketing to the public except in connection with the marketing employed on behalf of the Scherer Affiliates which conduct the direct distribution of periodicals. See "The Company and the Combined Company - `Marketing and Sales'."

                  In connection with its management activities, Scherer Companies also manages a chain of 6 retail locations, totaling approximately 12,000 square feet of leased space, owned by Read-Mor Bookstores, Inc. These retail locations were provided product by OPD out of both the Columbus and Cincinnati warehouses. These six retail locations, with total annual revenue of approximately $1.4 million and with 31 employees, are being acquired separately by the Company from a shareholder, Ted Rysz, who owns an insignificant number of shares of Common Stock of the Company for a total purchase price of approximately $687,358, which includes 233,702 shares (pre-reverse split) of Common Stock of the Company, and $242,211 principal amount of 8% Senior Debentures due 2002 and $94,594 principal amount of 10% Subordinated Debentures due 2004. These locations, when combined with the retail locations of Stoll, MacGregor and Klein, will give the Combined Company a midwest chain of 26 retail locations, all serviced by the Combined Company's wholesalers, with annual revenues of approximately $12 million.

                  The mailing address of the principal executive offices of Scherer Companies is 5131 Post Road, Dublin Ohio 43017, and the telephone number is (614) 792-0777

         MARKET FOR COMMON EQUITY AND SHAREHOLDER MATTERS

                     Scherer Companies' total authorized shares of capital stock consist of 1,000 shares of common stock, no par value (the "Scherer Companies Stock"), of which, 500 shares are issued and outstanding. Two hundred forty-seven and one-half (247.5) of the Scherer Companies authorized shares are held by Ronald E. Scherer, Two hundred forty-seven and one-half (247.5) shares are held by Linda Hayner Talbott, and five (5) shares are held by Ted Rysz. No public market for Scherer Companies Stock exists, and transfers of Scherer Companies Stock are subject to significant restrictions by virtue of various stock restriction, stock redemption and pledge agreements among Scherer Companies, the Scherer Shareholders and certain of Scherer Companies' creditors, and pursuant to federal and state securities laws and regulations. There were no dividends declared or paid to any holder of Scherer Company Stock in fiscal year 1995 or fiscal year 1996. There are no restrictions that limit the ability of Scherer Company to pay dividends on its common equity.

         THE STOCK TRANSFER AND EXCHANGE TRANSACTION; CERTAIN PROVISIONS OF THE STOCK TRANSFER AND EXCHANGE AGREEMENT

                  The Scherer Companies Exchange Agreement is filed as Exhibit 2F to a Form 8-KA, filed September 30, 1996. Shareholders may inspect and copy the Scherer Companies Exchange Agreement at the Commission's public reference facility at Room 1024, 450 Fifth Street, N. W., Washington, DC 20549 and at the Commission's regional offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Scherer Companies Exchange Agreement can be obtained by mail from the Commission's Public Reference Section at 450 Fifth Street, N. W., Washington, DC 20549 at prescribed rates. Additionally, a copy of the Scherer Companies Exchange Agreement can be obtained over the Internet from the website of the Securities and Exchange Commission at WWW.SEC.GOV.

                  In accordance with the terms and conditions set forth in the Scherer Companies Exchange Agreement, at the time that the exchange is consummated, each of the Scherer Shareholders will contribute and transfer all of the shares of stock of Scherer Companies to the Company. As a result, Scherer Companies will thereby become a wholly-owned subsidiary of the Company.

                  In exchange for stock of Scherer Companies, the contributing shareholders of Scherer Companies shall receive (a) Common Stock of the Company; and (b) Senior and Subordinated Debentures of the Company. The Debentures will be issued pursuant to the terms of the Debenture Agreement which will be entered into in connection with the proposed Acquisition. An aggregate of $62,614 principal amount of the Debentures will be Senior Debentures, and the balance of the Debentures will be Subordinated Debentures. See "The Stock and Asset Exchanges - `Debentures'" for a description of the terms of the Senior and Subordinated Debentures to be issued.

                  The number of shares of Common Stock of the Company and the principal amount of Senior and Subordinated Debentures to be issued to Scherer Shareholders is based upon a total valuation of Scherer Companies, determined as described below, with 51% of the sum being exchanged for shares of Common Stock of the Company at an agreed upon price of $1.50 per share, and 49% of the sum, being exchanged for Senior and Subordinated Debentures of the Company. All of the Acquisition Parties originally agreed to take a minimum of 51% of the total consideration in the form of the Company's Common Stock and 49% as Debentures. Because Scherer Companies is only a management entity, the valuation formulas used for Stoll, Michiana, Klein and other Scherer Affiliates, all of whom directly engage in periodical distribution, could not be applied. Instead, the value of Scherer Companies is based upon the tangible net worth (as defined by agreement between the parties in consultation with their accountants) of Scherer Companies as of June 30, 1996 (the "Scherer Companies Tangible Net Worth"). The parties agreed that tangible net worth would be defined as total assets (excluding intangible assets), less total liabilities.


                  At the time the Scherer Companies Exchange Agreement was entered into, Scherer Companies Tangible Net Worth was estimated to be $224,300.

                  Pursuant to the Scherer Companies Exchange Agreement, the Scherer Shareholders have prepared and delivered to the Company the balance sheet of Scherer Companies as of June 30, 1996 (the "Scherer Companies Closing Date Balance Sheet"). The Scherer Companies Closing Date Balance Sheet has been (1) prepared from and in accordance with the books and records of Scherer Companies; (2) except as otherwise provided in the Scherer Companies Exchange Agreement, prepared in conformity with generally accepted accounting principles applied on a consistent basis (with certain exceptions primarily relating to the exclusion of intangible assets); and (3) fairly presents in all material respects the financial condition of Scherer Companies as of such date in accordance with such practices. The Scherer Shareholders were also required to deliver to the Company the workpapers used in connection with the preparation of the Scherer Companies Closing Date Balance Sheet.

                  As contemplated by the Scherer Companies Exchange Agreement, in order to determine the actual Scherer Companies Tangible Net Worth as of June 30, 1996, Arthur Andersen LLP has conducted an audit of the Scherer Companies Closing Date Balance Sheet. The Scherer Companies Exchange Agreement provides that, in determining the Scherer Companies Tangible Net Worth, the calculation will exclude goodwill, customer lists, order and regulation records, noncompete agreements, consulting agreements, and other intangible assets.

                  Based upon the Scherer Companies Closing Date Balance Sheet, which was prepared by management of Scherer Companies and audited by Arthur Andersen LLP, the Scherer Companies Tangible Net Worth was $1,273,470. Based upon this valuation, the Scherer Shareholders will receive (a) an aggregate of 432,980 shares (pre-reverse split) of the Common Stock of the Company, (b) Senior Debentures in the aggregate principal amount of $62,614, and (c) Subordinated Debentures in the aggregate principal amount of $561,386. The Debenture table and the tables for share ownership have been calculated on a pro forma basis to reflect these amounts.

                  At the closing of the Scherer Companies Transaction, each Scherer Shareholder will surrender to the Company the Scherer Companies share certificates evidencing all of the Scherer Companies Shares then owned by such Scherer Shareholders. Upon surrender of the Scherer Companies share certificates evidencing all of the Scherer Companies Shares owned by each Scherer Companies Shareholder, the Company will issue to each Scherer Companies Shareholder that number of shares of Common Stock of the Company and the Senior and Subordinated Debentures which each such Scherer Companies Shareholder is entitled to receive following the exchange.

                  If, between the date of the execution of the Scherer Companies Exchange Agreements and the Effective Time, the number of outstanding shares of the Common Stock of the Company has been reduced by virtue of a reverse stock split or other similar means, then the $1.50 price of a share of Common Stock of the Company, for purposes of exchanging the Scherer Companies Shares into shares of Common Stock of the Company, shall be proportionately adjusted to reflect such reduction. In lieu of fractional shares resulting from the exchange, the Company will pay to each holder who would otherwise be entitled to receive fractional shares an amount equal to such fractional interest multiplied by $1.50.

                  The Scherer Companies Exchange Agreement contains various representations and warranties of one or both of the parties thereto as to, among other things, (a) its corporate organization, standing, power and authority to enter into the Scherer Companies Exchange Agreement and consummate the transactions contemplated thereby; (b) its capitalization, security holders and subsidiaries; (c) ownership of shares; (d) the need for consents and approvals in order to enter into the Agreements and consummate the transactions contemplated thereby;
         (e) the accuracy of financial statements; (f) the absence of undisclosed liabilities and adverse and other changes; (g) the filing of all necessary returns and payment of taxes; (h) the compliance with law in connection with the operations of the parties' respective businesses; (i) insurance matters; (j) title to and condition of properties; (k) legal proceedings; (l) ERISA matters; (m) certain material contracts of the Scherer Companies and the absence of defaults thereunder; (n) the Scherer Companies Exchange Agreements' non-contravention of any applicable laws, articles of incorporation, by-laws, material agreements, undertakings, indentures, orders, decrees, restrictions or legal obligations; (o) officers, employees and compensation; (p) books of account and records; (q) labor relations;
         (r) business matters; and (s) other matters specified in the Agreements.

                  The Scherer Companies Exchange Agreement provides that the Scherer Companies will agree that between the date of the Agreement and the Effective Time, (a) neither Scherer Companies nor any Scherer Companies Shareholders shall take or permit to be taken any action or do or permit to be done anything in the conduct of the business of the Scherer Companies, or otherwise, relating to the wholesale distribution of periodicals that would be contrary to or in breach of any of the terms or provisions of the Agreements or which would cause any of their representations and warranties contained in the Agreements to be or become untrue in any material respect; (b) Scherer Companies will conduct their businesses in the ordinary course consistent with past practices; and (c) Scherer Companies and the Scherer Companies Shareholders are required to use all reasonable efforts to preserve the business organization intact, keep available to Scherer Companies and the Company the present service of Scherer Companies' employees, and preserve for Scherer Companies and the Company the goodwill of Scherer Companies' suppliers, customers, and others with whom business relationships exist.

                  The Scherer Companies Exchange Agreement provides for indemnification by the selling company or transferring shareholders for any losses, liabilities or damages incurred as a result of any material inaccuracy or breach of the representations, warranties, covenants or agreements made. The indemnification obligations of the transferring entities or shareholders may be made by returning to the Company Common Stock of the Company, to be valued at $1.50 per share for this purpose. The indemnification obligation of each party is limited. The maximum indemnification to be provided by the shareholders of Scherer Companies is $127,347 (10% of the original estimated value of Scherer

         Companies), provided that no single shareholder will be liable for an amount in excess of the consideration received for his or her shares. However, the Company is not entitled to indemnity from any of the shareholders of Scherer Companies unless the aggregate of all damages exceeds $4,945, and then only to amounts in excess of $4,945, except that this amount is reduced to $1,000 with respect to environmental claims. The indemnification obligations of Scherer Companies Shareholders terminate two years after the date of the Scherer Companies Transaction is closed into escrow.

                  Pursuant to the terms of the Scherer Companies Exchange Agreement, as a condition to closing, either the Company or Scherer Companies is required to enter into employment agreements with Terry A. Massaro, Marketing Director, Kenneth R. Bentley, M.I.S. Director, Ronald E. Scherer, Jr., SMARTS Director, and Arthur C. Foster, Jr., Vice President Corporate Operations, for a term of three years from the closing date and subject to other customary terms and conditions. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."

         PURPOSES AND EFFECT OF THE EXCHANGE

                  The purposes and effects of the exchange transactions have been described in the Introduction and Summary section of this Proxy Statement. See "Introduction and Summary" and "The Stock and Asset Exchanges."

         ACCOUNTING TREATMENT

                  OPD, Northern, Scherer Companies, and Wholesalers are being acquired from a common ownership group. This common ownership group is primarily (directly or through Trusts) Ronald E. Scherer and Linda Hayner Talbott. Ronald E. Scherer is the Chairman of these Scherer Affiliate companies and also the principal shareholder and Chairman of the Company, and he has significant influence directly over policy making for both Scherer Affiliates and the Company. However, for purposes of determining the appropriate accounting treatment, Ronald E. Scherer is not considered to constitute a controlling shareholder group, and, therefore, the acquisition of Scherer Affiliates is being accounted for under the purchase accounting method. For ease of accounting, the Company has elected to use July 28, 1996 as the effective date of the transaction. The Company will adjust purchase accounting for the impact of recognizing income before consideration is transferred. The effective date for inclusion in the consolidated financial statements of the Company was July 28.


         RIGHTS OF DISSENTING SHAREHOLDERS OF THE COMPANY

                  Shareholders of the Company who do not vote in favor of Proposal Five, and who otherwise perfect their rights as dissenting shareholders, have certain rights as dissenting shareholders. See "The Stock and Asset Exchanges - `Dissenters' Rights'" and Exhibit C.

         INTERESTS OF CERTAIN PERSONS

                  There are a number of transactions and arrangements between the Company and the principals of Scherer Companies. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."

         EFFECTIVENESS

                  All documents necessary to consummate the Scherer Companies Transaction have been deposited into escrow, with Baker & Hostetler LLP as the escrow agent. Termination of the escrow is conditioned upon approval of Proposals One through Seven and Proposal Ten by the affirmative vote of a majority or more of the outstanding shares of Common Stock of the Company. Ronald E. Scherer, OPD, and R. David Thomas, who together have the right to vote more than 50% of the outstanding shares of Common Stock of the Company, have agreed to vote in favor of the above proposals.


                  Accordingly, the Scherer Companies Closing Balance Sheet of Scherer Companies is as of June 30, 1996 and the Debentures to be issued to the Shareholders of Scherer Companies began to accrue interest from July 1, 1996. The exchanges will legally become effective promptly following the vote of the shareholders of the Company approving Scherer Companies Transaction, at which time escrow will be terminated and all documents that have been deposited in escrow will be released and delivered to the appropriate parties. As stated above, the Effective Date for Accounting purposes was approximately July 28, 1996.

         VOTING

                  Assuming the presence of a quorum, the affirmative vote of the holders of a majority or more of the voting power of the outstanding shares of Common Stock is necessary for approval of the Scherer Exchange Agreement with Scherer Companies and the Scherer Shareholders and consummation of the exchange contemplated therein. Abstentions and non-votes by brokers holding Common Stock in street name will have the same effect as shares of Common Stock cast against the proposal.


         FINANCIAL INFORMATION

                  The financial information for the Scherer Affiliates, which includes Scherer Companies, is provided under the heading Proposal Three and includes a combined two year statement of net assets to be acquired, three year combined results of operations and cash flows related to net assets to be acquired, and a management discussion and analysis. The interim financial statements for the Scherer Affiliates for the six months ending June 28, 1996, are also included in Proposal Three.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE STOCK TRANSFER AND EXCHANGE AGREEMENT AMONG THE COMPANY, SCHERER COMPANIES AND ALL OF ITS SHAREHOLDERS AND THE TRANSFER BY THE SCHERER COMPANIES SHAREHOLDERS OF ALL OF THE STOCK OF SCHERER COMPANIES TO THE COMPANY IN EXCHANGE FOR SHARES OF COMMON STOCK OF THE COMPANY AND SENIOR AND SUBORDINATED DEBENTURES ISSUED BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF SUCH SCHERER COMPANIES STOCK TRANSFER AND EXCHANGE AGREEMENT.

PROPOSAL SIX:              TO CONSIDER AND ACT UPON A PROPOSAL TO APPROVE THE
                           ASSET TRANSFER AND EXCHANGE AGREEMENT AND RELATED
                           DOCUMENTS BETWEEN THE COMPANY AND WHOLESALERS LEASING
                           CORP. ("WHOLESALERS"), AND THE ACQUISITION BY THE
                           COMPANY OF SUCH OF THE ASSETS AND THE ASSUMPTION OF
                           SUCH OF THE LIABILITIES OF WHOLESALERS AS RELATE TO
                           THE WHOLESALE DISTRIBUTION OF MAGAZINES AND
                           PERIODICALS IN EXCHANGE FOR SHARES OF COMMON STOCK OF
                           THE COMPANY AND SENIOR AND SUBORDINATED DEBENTURES
                           ISSUED BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF
                           SUCH ASSET TRANSFER AND EXCHANGE AGREEMENT.

GENERAL

         The Company has entered into Asset Transfer and Exchange Agreements and Stock Transfer and Exchange Agreements with the Scherer Affiliates (except for MacGregor News Agency, Inc. which will be acquired in connection with the acquisition of Northern News Company, its parent). Even though each of the Scherer Affiliates is a separate corporate entity, they are all owned directly or indirectly by the same family. Additionally, each acquisition is conditioned upon completion of the other acquisitions related to all of the Scherer Affiliates.

         Effective August 2, 1996, the Company entered into an Asset Transfer and Exchange Agreement with Wholesalers (the "Wholesalers Exchange Agreement") pursuant to which Wholesalers will contribute certain of its assets and liabilities related to the wholesale distribution of periodicals to the Company in exchange for 482,599 shares (pre-reverse split) of Common Stock of the Company and for $306,799 principal amount of 8% Senior Debentures due 2002 and $388,711 principal amount of 10% Subordinated Debentures due 2004 of the Company (the "Wholesalers Transaction"). Wholesalers owns and operates the fleet of trucks which is used in the wholesale distribution of magazines and periodicals by all of the Scherer Affiliates. Since this fleet of trucks is already provided to the Scherer Affiliates under lease arrangements, no significant actions to integrate the operations of Wholesalers with the Company and the other Acquisition Parties were necessary. This transaction will be closed into escrow prior to the Annual Meeting pending a favorable vote of the shareholders of the Company.

         At the Annual Meeting, if shareholders who are entitled to vote more than a majority of the outstanding shares of Common Stock of the Company vote in favor of the Wholesaler Transaction and Proposals One through Five, Seven and Proposal Ten, escrow will terminate, and the Wholesalers transaction will be finalized. Ronald E. Scherer, OPD and R. David Thomas, who together have the right to vote more than a majority of the outstanding shares of Common Stock of the Company, have each agreed to vote in favor of the Wholesaler Transaction and such proposals.

WHOLESALERS

         BUSINESS

                  The following description of the business operations of Wholesalers relates to its operations prior to July, 1996. In July of 1996, the Company began managing the business of Wholesalers related to the wholesale distribution of periodicals. Such management was pursuant to provisions in the Wholesalers Exchange Agreement; no separate joint operating agreement was entered into with Scherer Companies. This business of Wholesalers, under the Company's management, continues to operate similarly to the way it did prior to July, 1996; however, the Company has begun to implement strategies to reduce redundant overhead and facilities in coordination with the other Affiliated Parties. To date, the dollar amount expended by Wholesalers to integrate the operations of Wholesalers into the Combined Company has been insignificant.

                  Wholesalers is an equipment leasing company based in Dublin, Ohio. It owns and leases to other Scherer Affiliates a fleet of approximately 65 vehicles which are used in the wholesale distribution of magazines and periodicals by all of the Scherer Affiliates; these vehicles are transferred to the Company as part of the Wholesalers Transaction. In addition, Wholesalers also owns an IBM AS 400 and related computer hardware and software which it leases to the Scherer Companies and which is used by the Scherer Companies in connection with the management services it provides to the Scherer Affiliates and the Company. This computer hardware and software will be transferred to the Company in connection with the Wholesalers Transaction. Wholesalers has no employees. Any required management service, which is minimal, is provided by Scherer Companies.

                  The mailing address of the principal executive offices of Wholesalers is 5131 Post Road, Dublin Ohio 43017, and the telephone number is (614) 792-0777.

         MARKET FOR COMMON EQUITY AND SHAREHOLDER MATTERS

                  The total authorized shares of capital stock of Wholesalers consists of 1,000 shares of common stock, no par value, of which 500 shares are outstanding and held of record by the Scherer Trusts.


         THE ASSET TRANSFER AND EXCHANGE TRANSACTION; CERTAIN PROVISIONS OF THE ASSET TRANSFER AND EXCHANGE AGREEMENT

                  The Wholesalers Exchange Agreement has been filed with the Securities and Exchange Commission as Exhibit 2E to a Form 8-KA filed September 30, 1996. Shareholders may inspect and copy the Wholesalers Exchange Agreement at the Commission's public reference facility at Room 1024, 450 Fifth Street, N. W., Washington, DC 20549 and at the Commission's regional offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Wholesalers Exchange Agreement can be obtained by mail from the Commission's Public Reference Section at 450 Fifth Street, N. W., Washington, DC 20549 at prescribed rates. Additionally, a copy of the Wholesalers Exchange Agreement can be obtained over the Internet from the website of the Securities and Exchange Commission at WWW.SEC.GOV.


                  In accordance with the terms and conditions set forth in the Wholesalers Exchange Agreement, the Company will acquire such assets and assume such liabilities of the aforementioned Wholesalers as are related to the wholesale distribution of magazines and periodicals. As discussed earlier, this includes the fleet of trucks used by the Scherer Affiliates in the distribution of periodicals, subject to any outstanding debt thereon, and the computer systems used for the management information systems by the Scherer Affiliates. Following the acquisition of the assets by the Company, Wholesalers will remain in existence separate from the Company.

                  Except as set forth in the Wholesalers Exchange Agreement and in documents, instruments and agreements related thereto, and as otherwise described in this Proxy Statement, there are no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions which have occurred or been contemplated during the periods for which financial statements are presented or incorporated by reference between Wholesalers or their affiliates and the Company.

                  In exchange for Wholesalers' net assets which are contributed to the Company pursuant to the Wholesalers Exchange Agreement, Wholesalers will receive (a) Common Stock of the Company; and (b) Senior and Subordinated Debentures of the Company. The Debentures will be issued pursuant to the terms of the Debenture Agreement which will be entered into in connection with the Acquisition transactions. An aggregate of $306,799 principal amount of the Debentures will be Senior Debentures, and the balance of the Debentures will be Subordinated Debentures. See "The Stock and Asset Exchanges - `Debentures'" for a description of the terms of the Senior and Subordinated Debentures to be issued.

                  The number of shares of Common Stock of the Company and the principal amount of Senior and Subordinated Debentures to be issued to Wholesalers is based upon a total valuation of the net assets to be transferred by Wholesalers, determined as described in the following paragraphs, with 51% of the sum being exchanged for shares of Common Stock of the Company at an agreed upon price of $1.50 per share, and 49% of the sum being exchanged for Senior and Subordinated Debentures of the Company. All of the Acquisition Parties originally agreed to take a minimum of 51% of the total consideration in the form of the Company's Common Stock and 49% as Debentures. Wholesalers was valued at an amount equal to the fair market value of its net assets. Because Wholesalers does not directly engage in the distribution of periodicals, the valuation formula used for Stoll, Michiana and other Scherer Affiliates could not be directly applied. Since tangible assets are being acquired by Wholesalers, the parties agreed to value those assets through an independent fair market appraisal.


                  At the time the Wholesalers Exchange Agreement was entered into, the estimated value of the assets to be contributed to the Company was $1,100,000. The Wholesaler's Exchange Agreement contemplates that an appraisal will be performed to determine the fair value of the assets of Wholesalers to be contributed to the Company. In connection therewith, the Company obtained valuations on the vehicles owned by Wholesalers from two independent truck dealers, Beannie's Auto and Truck Sales and Nelson Auto Group. With respect to the computer system owned by Wholesalers, the Company obtained quotes from IBM for the cost of a new system and for the cost of upgrading Wholesalers' current system, and valued the computer system at the cost of a new system less the cost of the upgrade. These valuations resulted in a value for the assets of Wholesalers of $1,419,408.

                  Based upon this valuation, Wholesalers will receive (a) an aggregate of 482,599 shares of the Common Stock of the Company, (b) Senior Debentures in the aggregate principal amount of $306,799, and
         (c) Subordinated Debentures in the aggregate principal amount of $388,711. The Debenture table and the tables for share ownership have been calculated on a pro forma basis to reflect these amounts.


                  At the closing of the Wholesalers Transaction, Wholesalers will transfer vehicles and computer hardware and software to the Company, and the Company will assume related liabilities. The Company will then issue to Wholesalers that number of shares of Common Stock of the Company and the Senior and Subordinated Debentures which Wholesalers is entitled to receive as described above.

                  If, between the date of the execution of Wholesalers Exchange Agreement and the Effective Time, the number of outstanding shares of the Common Stock of the Company has been reduced by virtue of a reverse stock split or other similar means, then the $1.50 price of a share of Common Stock of the Company, for purposes of exchanging Wholesalers assets into shares of Common Stock of the Company, shall be proportionately adjusted to reflect such reduction. In lieu of fractional shares resulting from the exchange, the Company will pay to each holder who would otherwise be entitled to receive fractional shares an amount equal to such fractional interest multiplied by $1.50.

                  Wholesalers Exchange Agreement contains various representations and warranties of one or both of the parties thereto as to, among other things, (a) its corporate organization, standing, power and authority to enter into Wholesalers Exchange Agreement and consummate the transactions contemplated thereby; (b) its capitalization, security holders and subsidiaries; (c) ownership of shares; (d) the need for consents and approvals in order to enter into the Wholesalers Exchange Agreement and consummate the transactions contemplated thereby; (e) the accuracy of financial statements; (f) the absence of undisclosed liabilities and adverse and other changes; (g) the filing of all necessary returns and payment of taxes; (h) the compliance with law in connection with the operations of the parties' respective businesses; (i) insurance matters; (j) title to and condition of properties; (k) legal proceedings; (l) ERISA matters; (m) certain material contracts of Wholesalers and the absence of defaults thereunder; (n) Wholesalers Exchange Agreement's non-contravention of any applicable laws, articles of incorporation, by-laws, material agreements, undertakings, indentures, orders, decrees, restrictions or legal obligations; (o) officers, employees and compensation; (p) books of account and records; (q) labor relations; (r) business matters; and
         (s) other matters specified in the Agreements.

                  The Wholesalers Exchange Agreement provides that Wholesalers will agree that between the date of the Agreement and the Effective Time, (a) neither Wholesalers nor Wholesalers Shareholders shall take or permit to be taken any action or do or permit to be done anything in the conduct of the business of Wholesalers, or otherwise, relating to the wholesale distribution of periodicals that would be contrary to or in breach of any of the terms or provisions of the Agreement or which would cause any of their representations and warranties contained in the Agreement to be or become untrue in any material respect; (b) Wholesalers is required to conduct its business in the ordinary course consistent with past practices; and (c) Wholesalers and Wholesalers Shareholders are required to use all reasonable efforts to preserve the business organization intact, keep available to Wholesalers and the Company the present service of Wholesalers' employees, and preserve for Wholesalers and the Company the goodwill of Wholesalers' suppliers, customers, and others with whom business relationships exist.

                  The Wholesalers Exchange Agreement provides for indemnification by Wholesalers for any losses, liabilities or damages incurred as a result of any material inaccuracy or breach of the representations, warranties, covenants or agreements made. The indemnification obligations of Wholesalers may be made by returning to the Company Common Stock of the Company, to be valued at $1.50 per share for this purpose. The indemnification obligation of each party is limited. The maximum indemnification to be provided by Wholesalers is $110,000 (10% of the original estimated value of Wholesalers). However, the Company is not entitled to indemnity from Wholesalers unless the aggregate of all damages exceeds $11,000, and then only to amounts in excess of $11,000, except that this amount is reduced to $2,000 for environmental matters. The indemnification obligations of Wholesalers terminates two years after the date the Wholesalers Transaction is closed into escrow.


         PURPOSES AND EFFECT OF THE EXCHANGE TRANSACTIONS

                  The purposes and effects of the exchange transactions have been described in the Introduction and Summary section of this Proxy Statement. See "Introduction and Summary" and "The Stock and Asset Exchanges."

         ACCOUNTING TREATMENT

                  OPD, Northern, Scherer Companies, and Wholesalers are being acquired from a common ownership group. This common ownership group is primarily (directly or through Trusts) Ronald E. Scherer and Linda Hayner Talbott. Ronald E. Scherer is the Chairman of these Scherer Affiliate companies and also the principal shareholder and Chairman of the Company, and he has significant influence directly over policy making for both Scherer Affiliates and the Company. However, for purposes of determining the appropriate accounting treatment, Ronald E. Scherer is not considered to constitute a controlling shareholder group, and, therefore, the acquisition of Scherer Affiliates is being accounted for under the purchase accounting method. For ease of accounting, the Company has elected to use July 28, 1996 as the effective date of the transaction. The Company will adjust purchase accounting for the impact of recognizing income before consideration is transferred. The effective date for inclusion in the consolidated financial statements of the Company was July 28, 1996.


         RIGHTS OF DISSENTING SHAREHOLDERS OF THE COMPANY

                  Shareholders of the Company who do not vote in favor of Proposal Six, and who otherwise perfect their rights as dissenting shareholders, have certain rights as dissenting shareholders. See "The Stock and Asset Exchanges - `Dissenters' Rights'" and Exhibit C.

         INTERESTS OF CERTAIN PERSONS

                  There are a number of transactions and arrangements between the Company and the principals of Wholesalers. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."

         EFFECTIVENESS

                  All documents necessary to consummate the Wholesalers Transaction have been deposited into escrow with Baker & Hostetler LLP as the escrow agent. Termination of the escrow is conditioned upon approval of Proposals One through Seven and Proposal Ten by the affirmative vote of a majority or more of the outstanding shares of Common Stock of the Company. Ronald E. Scherer, OPD, and R. David Thomas, who together have the right to vote more than 50% of the outstanding shares of Common Stock of the Company, have agreed to vote in favor of the above proposals.

                  Accordingly, Wholesalers Closing Balance Sheet is as of June 30, 1996 and the Debentures to be issued to Wholesalers began to accrue interest from July 1, 1996. The exchanges will legally become effective promptly following the vote of the shareholders of the Company approving the Wholesalers Transaction, at which time escrow will be terminated and all documents that have been deposited in escrow will be released and delivered to the appropriate parties. As stated above, the Effective Date for Accounting purposes was approximately July 28, 1996.

         VOTING

                  Assuming the presence of a quorum, the affirmative vote of the holders of a majority or more of the voting power of the outstanding shares of Common Stock is necessary for approval of the Asset Exchange Agreement between the Company and Wholesalers and the acquisition by the Company of such of the assets and liabilities of Wholesalers as are related to the wholesale distribution of magazines and periodicals in accordance with the terms of such Asset Transfer and Exchange Agreement. Abstentions and non-votes by brokers holding Common Stock in street name will have the same effect as shares of Common Stock cast against the proposal.

         FINANCIAL INFORMATION

                  Wholesalers is part of a business combination of two asset purchases (Northern and Wholesalers) and two stock purchases (OPD and Scherer Companies), with each entity having a fiscal year end of December 31. The financial information for the Scherer Affiliates, which includes Wholesalers, is provided in Proposal Three and includes a combined two year statement of net assets to be acquired, three year combined results of operations and cash flows related to net assets to be acquired, and a management discussion and analysis. The interim financial statement for the Scherer Affiliates for the six months ended June 28, 1996 are also included in Proposal Three.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ASSET TRANSFER AND EXCHANGE AGREEMENT BETWEEN THE COMPANY, AND WHOLESALERS LEASING CORP. ("WHOLESALERS") AND THE ACQUISITION BY THE COMPANY OF SUCH OF THE ASSETS AND THE ASSUMPTION OF SUCH OF THE LIABILITIES OF WHOLESALERS AS RELATES TO THE WHOLESALE DISTRIBUTION OF MAGAZINES AND PERIODICALS IN EXCHANGE FOR SHARES OF COMMON STOCK OF THE COMPANY AND SENIOR AND SUBORDINATED DEBENTURES ISSUED BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF WHOLESALERS ASSET EXCHANGE AND TRANSFER AGREEMENT.

PROPOSAL SEVEN:            TO APPROVE THE STOCK TRANSFER AND EXCHANGE AGREEMENT
                           AMONG THE COMPANY, KLEIN AND THEIR SHAREHOLDER AND
                           THE TRANSFER BY THE KLEIN SHAREHOLDER OF ALL OF THE
                           STOCK OF KLEIN TO THE COMPANY IN EXCHANGE FOR SHARES
                           OF COMMON STOCK OF THE COMPANY AND SENIOR AND
                           SUBORDINATED DEBENTURES ISSUED BY THE COMPANY IN
                           ACCORDANCE WITH THE TERMS OF SUCH STOCK TRANSFER AND
                           EXCHANGE AGREEMENT.


GENERAL


         Effective September 14, 1996, the Company entered into a Stock Transfer and Exchange Agreement with Klein and the Klein Shareholder (the "Klein Exchange Agreement"). Under the terms of the Klein Exchange Agreement, the Klein Shareholder will contribute his shares of stock of Klein in exchange for 10,878,807 shares (pre-reverse split) of Common Stock of the Company and for $10,180,000 principal amount of 8% Senior Debentures due 2002 and $5,498,281 principal amount of 10% Subordinated Debentures due 2004 of the Company (the "Klein Transaction"). This exchange will be closed into escrow pending a favorable vote of the shareholders of the Company.

         At the Annual Meeting, if shareholders who are entitled to vote more than a majority of the outstanding shares of Common Stock of the Company vote to approve the Klein Transaction and in favor of Proposals One through Seven and Proposal Ten, then the escrow will terminate and the stock exchange and transfer will be finalized. Ronald E. Scherer, OPD and R. David Thomas, who together have the right to vote more than a majority of the outstanding shares of Common Stock of the Company, have each agreed to vote in favor of the Klein Transaction and such proposals.


KLEIN

         BUSINESS


                  The following description of Klein's business relates to its operations prior to August, 1996. In August of 1996, the Company began managing Klein's business. Such management was pursuant to provisions in the Klein Exchange Agreement; no separate joint operating agreement was entered into with Klein. The management included such areas as conducting joint marketing and distribution operations, terminating excess employees using Workers Adjustment and Retraining Notification Act ("WARN") notices on Company letterhead, joint decision making in operational and accounting areas, customer communication using UNIMAG letterhead and business cards as well as answering phones in the UNIMAG name, and future business planning in an integrated mode. The business of Klein, under the Company's management, continues to operate similar to the way it did prior to August, 1996; however, the Company has begun to implement strategies to reduce redundant overhead and facilities in coordination with the other Affiliated Parties. In February of 1997, Klein transferred its Akron warehouse and office operations to Cleveland. In addition, Klein has serviced some customers from Pittsburgh. All steps to integrate the businesses of each of the Acquisition Parties are described under "Combination of Operations Prior to Annual Meeting."


                  Klein includes three companies. George R. Klein News Co., incorporated in 1958, was headquartered in Cleveland, Ohio. Central News Co., incorporated in 1959, was headquartered in Akron, Ohio. Newspaper Sales, Inc., incorporated in 1981, was headquartered in Cleveland, Ohio. Klein was a regional wholesaler of periodicals, including magazines, books, newspapers, sports collectibles and allied products. Klein distributed over 3,000 periodicals to over 3,000 retail outlets in northern and northeastern Ohio. The retail outlets included supermarkets, discount variety stores, convenience stores, drug stores, and newsstands that offered mass market reading materials to consumers. The products distributed by Klein were similar to products distributed by the Company, including magazines, books, newspapers and sundries. See "The Company and the Combined Company - `Products'."

                  During the fiscal year ended December 31, 1995, Klein generated total net sales of approximately $46,000,000. Of this amount, approximately $38,000,000, or 83%, came from the sale of magazines, $4,000,000, or 8.5%, came from the sale of books, and $4,000,000, or 8.5% came from the sale of newspapers.

                  Klein's wholesale supply and distribution system was similar to the supply and distribution system of the Company. See "The Company and the Combined Company - `Suppliers and Pricing', and `Distribution System'" for a more complete description of the supply and distribution system. Klein's suppliers of product were the same as the Company's. The prices of the product were established by the publishers. Klein then purchased a majority of the product from national distributors at a discount from the suggested retail price and then sold the product to retailers at a smaller discount. The national distributors also arranged for shipment of the product to Klein.

                  Klein maintained a 98,000 square foot office, warehouse and distribution facility in Cleveland, Ohio, a 38,000 square foot office, warehouse and distribution facility in Akron, Ohio and a 10,000 square foot newspaper distribution facility in Cleveland, Ohio. See "The Company and the Combined Company - `Facilities."

                  Klein's three facilities received periodicals, including newspapers, in bulk form. The product was then sorted, stacked, bundled and packaged for loading into trucks and vans for delivery to retailers.

                  At September 28, 1996, Klein employed approximately 314 people, including 163 full-time personnel. The part-time personnel included approximately 134 people engaged in in-store service and 11 part-time retail personnel. The full-time personnel included 45 drivers, 53 warehouse personnel, 18 managers and supervisors, 9 marketing personnel and 26 administrative and office personnel. There were 37 drivers and 50 warehouse personnel who were members of three unions. In the opinion of management of Klein, relations with both union and non-union employees had been satisfactory.

                  In connection with its marketing efforts, Klein had 6 full-time sales personnel, 3 full-time in store service personnel and 134 part-time in store service personnel. Klein faced competition from the same sources as the Company. See "The Company and the Combined Company - `Competition'." Competition came from other wholesalers, from alternative channels of distribution, and from substitute products. In Ohio, it competed primarily with Stoll, OPD, and Triangle. As a result of the acquisitions, Stoll, OPD and Triangle are all a part of the Combined Company and are working together in the distribution of periodicals.

                  The wholesale periodical distribution business of Klein was comparable to those of the other members of the Combined Company. See "The Company and the Combined Company."

                  Klein also operated five (5) retail bookstores, totaling approximately 12,000 square feet, through which it sold magazines, books, newspapers and related products. One of these stores was located in a regional shopping mall in Cleveland, and the other four stores were located in strip shopping centers in the Cleveland and Akron areas. These stores were operated under the following various names:
         Booklein, Rosie's and Chagrin Falls News & Gifts. All of these stores are in leased space. The sizes of the stores ranges from 1,000 to 5,600 square feet. Total annual volume for these stores is approximately $1,218,000, and the majority of their purchases are made from Klein wholesale divisions.

                  The mailing address of Klein's principal executive offices is 1771 East 30th Street, Cleveland, Ohio 44114, and its telephone number is (216) 623-0370.


         MARKET FOR COMMON EQUITY AND SHAREHOLDER MATTERS

                  The George R. Klein News Company's total authorized shares of capital stock consist of two hundred fifty (250) shares of common stock, without par value, of which five (5) shares are issued and outstanding, and five thousand (5,000) shares of preferred stock, par value $200, none of which are issued and outstanding. Central News Co.'s total authorized shares of capital stock consist of two hundred fifty (250) shares of common stock, without par value, eighty (80) of which are issued and outstanding. Newspaper Sales, Inc.'s total authorized shares of capital stock consist of seven hundred fifty (750) shares of common stock, without par value, five hundred (500) of which are issued and outstanding. All of these issued and outstanding shares are, collectively, the "Klein Stock". All of the Klein Stock is held of record by one person, George R. Klein. No public market for the Klein Stock exists, and transfers of the Klein Stock are not subject to significant restrictions except pursuant to federal and state securities laws and regulations. There were $5,000 of dividends and $190,000 of Sub S distributions declared and paid to the Klein Shareholder in fiscal year 1995, and no dividends and $250,000 of Sub S distributions declared and paid to the Klein Shareholder in fiscal year 1996. There are no restrictions that limit the ability of Klein to pay dividends on its common equity.


         THE EXCHANGE AGREEMENT

                  The Klein Exchange Agreement has been filed with the Securities and Exchange Commission as Exhibit 2 to a Form 8-K filed September 27, 1996. Shareholders may inspect and copy the Klein Exchange Agreement at the Commission's public reference facility at Room 1024, 450 Fifth Street, NW, Washington, DC 20549, and at the Commission's regional offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Klein Exchange Agreement can be obtained by mail from the Commission's Public Reference Section at 450 Fifth Street, NW, Washington, DC 20549 at prescribed rates. Additionally, a copy of the Klein Exchange Agreement can be obtained over the Internet from the website of the Securities and Exchange Commission at WWW.SEC.GOV.


                  In accordance with the terms and conditions set forth in the Klein Exchange Agreement, when the transaction is approved by the shareholders of the Company, the Klein Shareholder will contribute all of his Klein Stock to the Company, and Klein will thereby become a wholly-owned subsidiary of the Company.


                  In exchange for each share of Klein Stock (a "Klein Share") which is contributed to the Company, the Klein Shareholder shall receive as described in more detail in the following paragraphs, (a) Common Stock of the Company, and (b) Senior and Subordinated Debentures of the Company. The Debentures will be issued pursuant to the terms of the Debenture Agreement which will be entered into in connection with the acquisition transactions. An aggregate of $10,180,000 principal amount of the Debentures will be Senior Debentures, and the balance of the Debentures will be Subordinated Debentures. See "Senior and Subordinated Debentures" for a description of the terms of the Senior and Subordinated Debentures to be issued.


                  The number of shares of Common Stock of the Company and the principal amount of Senior and Subordinated Debentures to be received upon exchange of the Klein Stock is based upon a total valuation of Klein, determined as described below, with 51% of this value being exchanged for shares of Common Stock of the Company at an agreed upon price of

         $1.50 per share, and 49% of this value being exchanged for Debentures of the Company. All of the Acquisition Parties originally agreed to take a minimum of 51% of the total consideration in the form of the Company's common stock and 49% as debentures. Klein was valued in a manner similar to the other Acquisition Parties (except that the sales component was based on annualizing average weekly sales during March of 1996 to provide a more accurate representation of the value of Klein). During the first quarter of 1996, Klein increased its 1995 annual business base of $46,247,000 by approximately $9,000,000 through two acquisitions. Since the use of the 12-month revenue results from 1995, which do not reflect the two 1996 acquisitions, would have underestimated the value of the business acquired by the Company, the Company and Klein mutually agreed that an annualization based on the 5 week period of March, 1996 would provide a more accurate valuation of the then current annual wholesale and retail sales of Klein. At the time of the negotiations, the parties were in agreement that 60% was the most common percentage used by willing buyers and sellers in the industry. The parties also agreed that tangible net worth would be defined as total assets (excluding intangible assets), less total liabilities. The value of Klein was determined by adding the sum of:

                  (a) An amount equal to 60% of the net annual wholesale and retail sales of Klein based on the average weekly sales during the five weeks of March 1996 multiplied by 52 weeks ("1996 Klein Annualized Sales"); and

                  (b) The tangible net worth (as defined by agreement between the parties in consultation with their accountants) of Klein as of August 30, 1996 (the "Klein Tangible Net Worth").

                  At the time the Klein Exchange Agreement was entered into, 60% of 1996 Klein Sales was estimated to be $33,261,103, and Klein Tangible Net Worth was estimated to be $3,238,897, for a total estimated valuation of $36,500,000.

                  Pursuant to the Klein Exchange Agreement, the Klein Shareholder prepared and delivered to the Company the balance sheet of Klein as of August 30, 1996 (the "Klein Closing Date Balance Sheet") and the 1996 sales report of Klein for the five weeks of March, 1996 ( the "1996 Klein Sales Report"). The Klein Closing Date Balance Sheet and the 1996 Klein Sales Report have been (1) prepared from and in accordance with the books and records of Klein; (2) except as otherwise provided in the Klein Exchange Agreement, prepared in conformity with generally accepted accounting principles applied on a consistent basis (with certain exceptions primarily relating to the exclusion of intangible assets and the impact of changes in the Section 458 reserve on sales); and (3) as to the Klein Closing Date Balance Sheet, fairly present in all material respects the financial condition of Klein as of such date in accordance with such practices. The Klein Shareholder was also required to deliver to the Company the workpapers used in connection with the preparation of the Klein Closing Date Balance Sheet and the 1996 Klein Sales Report.

                  In order to determine the actual Klein Tangible Net Worth as of August 30, 1996, the Company has caused Arthur Andersen LLP to conduct an audit of the Klein Closing Date Balance Sheet and to conduct a review of the 1996 Klein Sales Report to confirm the accuracy of the recorded amount of 1996 Klein Annualized Sales. The Klein Exchange Agreement provides that in determining the Klein Tangible Net Worth, the calculation will exclude goodwill, customer lists, order and regulation records, noncompete agreements, consulting agreements, and other intangible assets.

                  Based upon the Klein Closing Date Balance Sheet, which was prepared by management of Klein and audited by Arthur Andersen LLP, the Klein Tangible Net Worth was a deficit of $1,293,907, and, based upon the 1996 Klein Sales Report, 60% of the 1996 Klein Annualized Sales was $33,290,398, for a total valuation of $31,996,491. Based upon this valuation, the Klein Shareholder will receive (a) an aggregate of 10,878,807 shares of the Common Stock of the Company, (b) Senior Debentures in the aggregate principal amount of $10,180,000, and (c) Subordinated Debentures in the aggregate principal amount of $5,498,281. The Debenture table and the tables for share ownership have been calculated on a pro forma basis to reflect these amounts.

                  At the closing of the Klein Transaction ("Klein Effective Time"), the Klein Shareholder will surrender to the Company the Klein share certificates evidencing all of the Klein Shares then owned by the Klein Shareholder. Upon surrender of the Klein share certificates evidencing all of the Klein Shares owned by the Klein Shareholder, the Company will issue to the Klein Shareholder that number of shares of Common Stock and the Debentures which the Klein Shareholder is entitled to receive in the exchange.


                  If, between the date of the execution of the Klein Exchange Agreement and the Klein Effective Time, the number of outstanding shares of the Common Stock of the Company has been reduced by virtue of a reverse stock split or other similar means, then the $1.50 price of a share of Common Stock of the Company for purposes of determining the ratio of exchange of Klein Shares for shares of Common Stock of the Company shall be proportionately adjusted to reflect such reduction. In lieu of fractional shares resulting from the exchange, the Company will pay to each holder who would otherwise be entitled to receive a fractional share an amount equal to such fractional interest multiplied by $1.50, also adjusted to reflect any such reduction.

                  The Klein Exchange Agreement contains various representations and warranties of one or both of the parties thereto as to, among other things, (a) its corporate organization, standing, power and authority to enter into the Klein Exchange Agreement and consummate the transactions contemplated thereby; (b) its capitalization, security holders and subsidiaries; (c) ownership of shares; (d) the need for consents and approvals in order to enter into the Klein Exchange Agreement and consummate the transactions contemplated thereby; (e) the accuracy of financial statements; (f) the absence of undisclosed liabilities and adverse and other changes; (g) the filing of all necessary returns and payment of taxes; (h) the compliance with law in connection with the operations of the parties' respective businesses;
         (i) insurance matters; (j) title to and condition of properties; (k) legal proceedings; (l) ERISA matters; (m) certain material contracts of Klein and the absence of defaults thereunder; (n) the Klein Exchange Agreement's non-contravention of any applicable laws, articles of incorporation, by-laws, material agreements, undertakings, indentures, orders, decrees, restrictions or legal obligations; (o) officers, employees and compensation; (p) books of account and records; (q) labor relations; (r) business matters; and (s) other matters specified in the Klein Exchange Agreement.

                  The Klein Exchange Agreement provides that Klein and the Klein Shareholder shall agree that, between the date of the Klein Exchange Agreement and the Klein Effective Time, (a) neither Klein nor the Klein Shareholder shall take or permit to be taken any action or do or permit to be done anything in the conduct of the business of Klein, or otherwise, that would be contrary to or in breach of any of the terms or provisions of the Agreement or which would cause any of their representations and warranties contained in the Agreement to be or become untrue in any material respect; (b) Klein will conduct its business in the ordinary course consistent with past practices; and (c) Klein and the Klein Shareholder will use all reasonable efforts to preserve the business organization intact, keep available to Klein and the Company the present service of Klein's employees, and preserve for Klein and the Company the goodwill of Klein's suppliers, customers, and others with whom business relationships exist.

                  The Klein Exchange Agreement provides for indemnification by the selling or transferring shareholder for any losses, liabilities or damages incurred as a result of any material inaccuracy or breach of the representations, warranties, covenants or agreements made. The indemnification obligations of the transferring shareholder may be satisfied by returning to the Company Common Stock of the Company, to be valued at $1.50 per share for this purpose. The indemnification obligation of the transferring shareholder is limited. The maximum indemnification to be provided by the transferring shareholder is $3,500,000 (10% of the original estimated value of Klein). However, the Company is not entitled to indemnity unless the aggregate of all damages exceeds $350,000, and then only to amounts in excess of $350,000, except that this amount is reduced to $35,000 for environmental matters.

                  Pursuant to the terms of the Klein Exchange Agreement, Ron Clark, President of The George R. Klein News Co., and Fred Havlice, President of Central News Co., will enter into employment agreements with the Company for a term of three years from the closing date, subject to other customary terms and conditions. In addition, the Company will enter into a separate management agreement with Klein Management Company for the services of George R. Klein. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'" and Proposal Eight - `Executive Compensation'.

         PURPOSES AND EFFECT OF THE EXCHANGE

                  The purposes and effect of the exchange have been described in the summary of this proxy statement. See "Introduction and Summary - `The Exchanges and Acquisitions'."

         ACCOUNTING TREATMENT


                  The acquisition of Klein was initiated in August, 1996. Effective September 14, 1996, Klein executed the definitive agreement to contribute its shares to the Company in exchange for Common Stock of the Company and Debentures. The acquisition will be accounted for under the purchase method of accounting. For ease of accounting, the Company has elected to use September 14, 1996 as the effective date of the transaction. The Company will adjust purchase accounting for the impact of recognizing income before consideration is transferred. The effective date for inclusion in consolidated financial statements of the Company was September 14, 1996.


         RIGHTS OF DISSENTING SHAREHOLDERS OF THE COMPANY


                  Shareholders of the Company who do not vote in favor of Proposal Seven, and who otherwise perfect their rights as dissenting shareholders, have certain rights as dissenting shareholders. See "The Stock and Asset Exchanges - `Dissenters' Rights'" and Exhibit C.

         INTERESTS OF CERTAIN PERSONS

                  There are a number of transactions and arrangements between the Company and the Klein Shareholder. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."

         EFFECTIVENESS


                  All documents necessary to consummate the Exchange have been deposited into escrow with Baker & Hostetler LLP as the escrow agent. Termination of the escrow is conditioned upon approval of Proposals One through Seven and Proposal Ten by the affirmative vote of holders of a majority or more of the outstanding shares of Common Stock of the Company. Ronald E. Scherer, OPD, and R. David Thomas, who together have the right to vote more than 50% of the outstanding shares of Common Stock of the Company, have agreed to vote in favor of the above proposals.


                  Accordingly, the Closing Balance Sheet of Klein is as of August 23, 1996, and the Debentures began to accrue interest from August 23, 1996. The exchange will legally become effective promptly following the vote of the shareholders of the Company approving the Exchange, at which time escrow will be terminated and all documents that have been deposited in escrow will be released and delivered to the appropriate parties. As stated above, the Effective Date for Accounting was approximately September 14, 1996.

         VOTING

                  Assuming the presence of a quorum, the affirmative vote of the holders of a majority or more of the voting power of the outstanding shares of Common Stock is necessary for approval of the Klein Exchange Agreement among the Company, Klein and the Klein Shareholder and the contribution of all of the stock of Klein to the Company. Abstentions and non-votes by brokers holding Common Stock in street name will have the same effect as shares of Common Stock cast against the proposal.


         KLEIN FINANCIAL INFORMATION


                  Klein is a business combination consisting of the purchase of the stock of three corporate entities with each entity having a fiscal year end of December 31. The financial information for Klein is provided below in this Proposal Seven beginning with "Management Discussion and Analysis" and it includes a two year combined balance sheet, three year combined statements of operations and retained earnings and cash flows, and a management discussion and analysis. The interim financial statements of Klein for the six months ended June 28, 1996 are also included in this Proposal Seven.


                  Klein has not been audited in the past. The financial information below includes a two year audited balance sheet and a two year audited and one year unaudited statement of operations. Klein accounts for approximately 17% of the Combined Company revenues.


MANAGEMENT DISCUSSION AND ANALYSIS


         RESULTS OF OPERATIONS OF KLEIN FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                  For 1995 versus 1994, net sales increased by $1,470,000, or 3.3%, versus an increase of $1,279,000, or 2.9%, from 1994 versus 1993. The increases reflect the relative stability of the Klein market during that period.

                  The gross profit margin of 25.6% in 1995 was comparable to the 26.1% in 1993. The decline to 24.2% in 1994 was due to adjustments to inventory valuations. The increases in cost of goods sold that occurred in 1996 from price competition for chain business did not have a major impact prior to fiscal 1996; however, it is anticipated that Klein will be subject to lower gross margins in future periods.

                  The increase in gross margin percent in 1995 versus 1994 caused an increase in gross margin of $1,026,000, following a $554,000 decrease in 1994 versus 1993.

                  Selling, general and administrative expenses decreased by $283,000, or 2.5%, in 1995 versus 1994 after a decrease of $265,000, or
         2.3%, in 1994 versus 1993. As a percent of revenue, the selling, general and administrative expenses were 23.7% in 1995 versus 25.1% in 1994 and 26.4% n 1993. The primary increase in 1995 versus 1994 was in advertising which was more than offset by decreases in labor and rack placement. The primary increases in 1994 versus 1993 were in jobber commissions and professional fees which were more than offset by decreases in bad debts, advertising and general insurance.

                  The 1995 income before taxes of $1,659,000 was a $1,974,000 increase from the 1994 loss before taxes of $315,000, which, in turn, was slightly lower than the comparable 1993 loss before taxes of $405,000. The 1995 increase over 1994 was attributable primarily to the $1,026,000 increase in gross margin and the $283,000 reduction in selling, general and administrative expenses.

         LIQUIDITY, CAPITAL RESOURCES AND FACTORS AFFECTING FUTURE PERFORMANCE

                  Klein's working capital is as follows:

                           December 31, 1995      $951,000
                           December 31, 1994      $(608,000)

                  Working capital increased from December 31, 1994 to December 31, 1995 by $1,559,000. Reasons for the increase include net income of $1,292,000, plus depreciation and amortization of $704,000 less dividends of $195,000. Klein also increased gross fixed assets by $596,000.

                  Cash flow from operations fluctuated from $(492,000) in 1993 to $1,811,000 in 1994 to $355,000 in 1995 with fluctuations in accounts payable trade and in net income after tax being the largest sources of the changes. Investing activities for purchases of property, plant and equipment were relatively consistent and in the range of $596,000 to $787,000 during those three years. Klein decreased notes and accounts receivable from affiliated parties by $884,000 in 1995, $196,000 in 1994 and $424,000 in 1993. Distributions to shareholders and reductions of notes payable to shareholders were $195,000 in 1995, $205,000 in 1994 and $476,000 in 1993.

                  The Combined Company is engaged in negotiations with financial institutions to refinance existing debt, including the Klein debt.

                  Klein's plan for the balance of 1996 and for 1997 is to consolidate operations with other facilities of the Combined Company to reduce selling, general and administrative expenses to offset the expected decline in gross margin. This should generate adequate cash flow to meet Klein's liability obligations.

INFLATION

         The impact of inflation on wholesale operations is difficult to measure. Klein cannot easily pass on periodical costs to customers unless the publishers increase cover prices. Klein and the Combined Company are engaged in activities to control operating costs. As a result, Klein believes that the effect of inflation, if any, on the results of operations and financial conditions has been minor and is expected to remain so in the future.

SEASONALITY

         The sale of magazines and books is subject to minimal seasonality.

                            GEO. R. KLEIN NEWS GROUP

                REPORT ON AUDITS OF COMBINED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors
Geo. R. Klein News Group:

         We have audited the accompanying combined balance sheets of the Geo. R. Klein News Group as of December 31, 1995 and 1994 and the related combined statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the management of Geo. R. Klein News Group. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Geo. R. Klein News Group as of December 31, 1995 and 1994, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

         We have reviewed the combined statements of operations and retained earnings and cash flows of the Geo. R. Klein News Group for the year ended December 31, 1993, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of management of the Geo. R. Klein News Group. Based on our review, we are not aware of any material modifications that should be made to the 1993 combined statements of operations and retained earnings and cash flows referred to above in order for them to be in conformity with generally accepted accounting principles.

                                                     COOPERS & LYBRAND L.L.P.

Cleveland, Ohio
September 18, 1996

                            GEO. R. KLEIN NEWS GROUP

                             Combined Balance Sheets
                           December 31, 1995 and 1994

----------------------------------------------------------------------------- ---------------------- -----------------------
                                   ASSETS                                             1995                    1994
                                   ------                                             ----                    ----
----------------------------------------------------------------------------- ---------------------- -----------------------
CURRENT ASSETS:
----------------------------------------------------------------------------- ---------------------- -----------------------
     Cash and Cash Equivalents                                                  $         2,016,317     $         1,566,940
----------------------------------------------------------------------------- ---------------------- -----------------------
     Accounts Receivable, Trade, Less Allowance for

----------------------------------------------------------------------------- ---------------------- -----------------------
          Doubtful Accounts of $177,673 in 1995 and $302,622 in 1994                      4,999,099               4,926,645
----------------------------------------------------------------------------- ---------------------- -----------------------
     Notes and Accounts Receivable, Affiliated Entities                                     431,618               1,116,846
----------------------------------------------------------------------------- ---------------------- -----------------------
     Merchandise Inventories                                                              3,836,649               3,761,655
----------------------------------------------------------------------------- ---------------------- -----------------------
     Refundable Federal Income Tax                                                           83,357                 366,303
----------------------------------------------------------------------------- ---------------------- -----------------------
     Prepaid Expenses                                                                        80,653                  81,934
                                                                                             ------                  ------
----------------------------------------------------------------------------- ---------------------- -----------------------
                            Total Current Assets                                         11,447,693              11,820,323
----------------------------------------------------------------------------- ---------------------- -----------------------

----------------------------------------------------------------------------- ---------------------- -----------------------
INVESTMENTS:
----------------------------------------------------------------------------- ---------------------- -----------------------
     Investments Accounted for on Equity Basis                                                    0                 211,247
----------------------------------------------------------------------------- ---------------------- -----------------------
     Others, at Cost                                                                        373,084                 373,084
                                                                                            -------                 -------
----------------------------------------------------------------------------- ---------------------- -----------------------
                                                                                            373,084                 584,331
                                                                                            -------                 -------
----------------------------------------------------------------------------- ---------------------- -----------------------

----------------------------------------------------------------------------- ---------------------- -----------------------
OTHER ASSETS:
----------------------------------------------------------------------------- ---------------------- -----------------------
     Notes Receivable, Affiliated Entities                                                  397,779                 596,774
----------------------------------------------------------------------------- ---------------------- -----------------------
     Deposits                                                                                29,911                  12,676
----------------------------------------------------------------------------- ---------------------- -----------------------
     Deferred Federal Income Taxes                                                                0                  11,255
----------------------------------------------------------------------------- ---------------------- -----------------------
     Racks                                                                                  631,184                 615,917
----------------------------------------------------------------------------- ---------------------- -----------------------
     Other                                                                                   83,116                   6,361
                                                                                             ------                   -----
----------------------------------------------------------------------------- ---------------------- -----------------------
                                                                                          1,141,990               1,242,983
                                                                                          ---------               ---------
----------------------------------------------------------------------------- ---------------------- -----------------------

----------------------------------------------------------------------------- ---------------------- -----------------------
PROPERTY, PLANT AND EQUIPMENT:
----------------------------------------------------------------------------- ---------------------- -----------------------
     Buildings                                                                               72,429                  72,429
----------------------------------------------------------------------------- ---------------------- -----------------------
     Machinery, Equipment and Delivery Vehicles                                           4,354,236               4,252,828
----------------------------------------------------------------------------- ---------------------- -----------------------
     Office Furniture and Equipment                                                         599,578                 574,988
----------------------------------------------------------------------------- ---------------------- -----------------------
     Leasehold Improvements                                                                 887,048                 853,715
                                                                                            -------                 -------
----------------------------------------------------------------------------- ---------------------- -----------------------
                                                                                          5,913,291               5,753,960
----------------------------------------------------------------------------- ---------------------- -----------------------

----------------------------------------------------------------------------- ---------------------- -----------------------
     Less Accumulated Depreciation and Amortization                                       4,665,965               4,356,092
                                                                                          ---------               ---------
----------------------------------------------------------------------------- ---------------------- -----------------------
                                                                                          1,247,326               1,397,868
                                                                                          ---------
----------------------------------------------------------------------------- ---------------------- -----------------------

----------------------------------------------------------------------------- ---------------------- -----------------------
                                Total Assets                                     $       14,210,093      $       15,045,505
                                                                                 ==================      ==================
----------------------------------------------------------------------------- ---------------------- -----------------------


         The accompanying notes are an integral part of these combined financial statements.

                            GEO. R. KLEIN NEWS GROUP

                             Combined Balance Sheets
                           December 31, 1995 and 1994
                                   (continued)

----------------------------------------------------------------------------- ------------------------ ---------------------
                                LIABILITIES                                            1995                    1994
                                -----------                                            ----                    ----
----------------------------------------------------------------------------- ------------------------ ---------------------
CURRENT LIABILITIES:
----------------------------------------------------------------------------- ------------------------ ---------------------
      Accounts Payable, Trade                                                     $         7,842,695   $         9,650,530
----------------------------------------------------------------------------- ------------------------ ---------------------
     Notes Payable, Shareholder                                                               130,960               130,960
----------------------------------------------------------------------------- ------------------------ ---------------------
     Accrued Wages and Other Expenses                                                         715,651               567,753
----------------------------------------------------------------------------- ------------------------ ---------------------
     Accrued Other Taxes                                                                      105,378                91,911
----------------------------------------------------------------------------- ------------------------ ---------------------
     Accrued Product Returns                                                                1,627,317             1,987,464
----------------------------------------------------------------------------- ------------------------ ---------------------
     Deferred Federal Income Taxes                                                             75,030                     0
                                                                                               ------                     -
----------------------------------------------------------------------------- ------------------------ ---------------------
                         Total Current Liabilities                                         10,497,031            12,428,618
                                                                                           ----------            ----------
----------------------------------------------------------------------------- ------------------------ ---------------------

----------------------------------------------------------------------------- ------------------------ ---------------------
                            SHAREHOLDERS' EQUITY
----------------------------------------------------------------------------- ------------------------ ---------------------
CAPITAL STOCK:
----------------------------------------------------------------------------- ------------------------ ---------------------
     Preferred Stock:
----------------------------------------------------------------------------- ------------------------ ---------------------
          Authorized 5,000 Shares; $200 Par Value Per Share; 6%
----------------------------------------------------------------------------- ------------------------ ---------------------
          Cumulative Non-Participating; 2,500 Shares Issued, of which
----------------------------------------------------------------------------- ------------------------ ---------------------
          All are Being Held in Treasury in 1995 and 1994                                     500,000               500,000
----------------------------------------------------------------------------- ------------------------ ---------------------
     Common Stock:
----------------------------------------------------------------------------- ------------------------ ---------------------
          Authorized 250 Shares; No Par Value; 5 Shares Issued
----------------------------------------------------------------------------- ------------------------ ---------------------
          and Outstanding                                                                      14,000                14,000
----------------------------------------------------------------------------- ------------------------ ---------------------

----------------------------------------------------------------------------- ------------------------ ---------------------
     Retained Earnings                                                                      3,699,062             2,602,887
                                                                                            ---------             ---------
----------------------------------------------------------------------------- ------------------------ ---------------------

----------------------------------------------------------------------------- ------------------------ ---------------------
                         Total Shareholders' Equity                                         4,213,062             3,116,887
----------------------------------------------------------------------------- ------------------------ ---------------------

----------------------------------------------------------------------------- ------------------------ ---------------------
     Less: Treasury Stock, at Cost                                                            500,000               500,000
                                                                                              -------               -------
----------------------------------------------------------------------------- ------------------------ ---------------------

----------------------------------------------------------------------------- ------------------------ ---------------------
                                                                                            3,713,062             2,616,887
                                                                                            ---------             ---------
----------------------------------------------------------------------------- ------------------------ ---------------------

----------------------------------------------------------------------------- ------------------------ ---------------------
                 Total Liabilities and Shareholders' Equity                        $       14,210,093    $       15,045,505
                                                                                   ==================    ==================
----------------------------------------------------------------------------- ------------------------ ---------------------


         The accompanying notes are an integral part of these combined financial statements.

                            GEO. R. KLEIN NEWS GROUP

             Combined Statements of Operations and Retained Earnings
              For the Years Ended December 31, 1995, 1994 and 1993

------------------------------------------------------- ---------------------- ---------------------- ---------------------
                                                                                                              1993
                                                                1995                   1994               (unaudited)
                                                                ----                   ----               -----------
------------------------------------------------------- ---------------------- ---------------------- ---------------------

------------------------------------------------------- ---------------------- ---------------------- ---------------------
Gross Sales                                                 $     115,413,095      $     109,023,077     $     102,136,815
------------------------------------------------------- ---------------------- ---------------------- ---------------------
     Less Returns and Allowances                                   69,170,793             64,251,220            58,643,529
                                                                   ----------             ----------            ----------
------------------------------------------------------- ---------------------- ---------------------- ---------------------

------------------------------------------------------- ---------------------- ---------------------- ---------------------
                      Net Sales                                    46,242,302             44,771,857            43,493,286
------------------------------------------------------- ---------------------- ---------------------- ---------------------

------------------------------------------------------- ---------------------- ---------------------- ---------------------
Cost of Goods Sold                                                 34,395,081             33,950,303            32,127,756
                                                                   ----------             ----------            ----------
------------------------------------------------------- ---------------------- ---------------------- ---------------------

------------------------------------------------------- ---------------------- ---------------------- ---------------------
                     Gross Profit                                  11,847,221             10,821,554            11,365,530
------------------------------------------------------- ---------------------- ---------------------- ---------------------

------------------------------------------------------- ---------------------- ---------------------- ---------------------
Operating Expenses                                                 10,938,457             11,221,461            11,486,144
                                                                   ----------             ----------            ----------
------------------------------------------------------- ---------------------- ---------------------- ---------------------

------------------------------------------------------- ---------------------- ---------------------- ---------------------
               Operating Income (Loss)                                908,764              (399,907)             (120,614)
------------------------------------------------------- ---------------------- ---------------------- ---------------------

------------------------------------------------------- ---------------------- ---------------------- ---------------------
Other Income (Expense), Net                                           961,044                422,755             (199,446)
------------------------------------------------------- ---------------------- ---------------------- ---------------------
Net Loss of Equity Investees                                        (211,247)              (337,810)              (84,458)
                                                                    ---------              ---------              --------
------------------------------------------------------- ---------------------- ---------------------- ---------------------

------------------------------------------------------- ---------------------- ---------------------- ---------------------
Net Income (Loss) Before Income Taxes                               1,658,561              (314,962)             (404,518)
------------------------------------------------------- ---------------------- ---------------------- ---------------------

------------------------------------------------------- ---------------------- ---------------------- ---------------------
Income Taxes:
------------------------------------------------------- ---------------------- ---------------------- ---------------------
     Federal Currently Payable (Benefit)                              197,101                 61,230             (222,851)
------------------------------------------------------- ---------------------- ---------------------- ---------------------
     Federal Deferred (Benefit)                                        86,285                 46,647              (34,571)
------------------------------------------------------- ---------------------- ---------------------- ---------------------
     State and Local                                                   84,000                 14,208                16,224
                                                                       ------                 ------                ------
------------------------------------------------------- ---------------------- ---------------------- ---------------------

------------------------------------------------------- ---------------------- ---------------------- ---------------------
                                                                      367,386                122,085             (241,198)
                                                                      -------                -------             ---------
------------------------------------------------------- ---------------------- ---------------------- ---------------------

------------------------------------------------------- ---------------------- ---------------------- ---------------------
                  Net Income (Loss)                                 1,291,175              (437,047)             (163,320)
------------------------------------------------------- ---------------------- ---------------------- ---------------------

------------------------------------------------------- ---------------------- ---------------------- ---------------------
Retained Earnings, Beginning of Year                                2,602,887              3,194,934             3,408,254
------------------------------------------------------- ---------------------- ---------------------- ---------------------

------------------------------------------------------- ---------------------- ---------------------- ---------------------
Less Dividends Paid on Common Stock                                   195,000                155,000                50,000
                                                                      -------                -------                ------
------------------------------------------------------- ---------------------- ---------------------- ---------------------

------------------------------------------------------- ---------------------- ---------------------- ---------------------
Retained Earnings, End of Year                            $         3,699,062    $         2,602,887   $         3,194,934
                                                          ===================    ===================   ===================
------------------------------------------------------- ---------------------- ---------------------- ---------------------


         The accompanying notes are an integral part of these combined financial statements.

                            GEO. R. KLEIN NEWS GROUP

                        Combined Statements of Cash Flows
              For the Years Ended December 31, 1995, 1994 and 1993

--------------------------------------------------------------------------- ----------------- ----------------- -----------------
                                                                                                                      1993
                                                                                  1995              1994          (unaudited)
                                                                                  ----              ----          -----------
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
Cash Flows From Operating Activities:
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
     Net Income (Loss)                                                        $    1,291,175   $     (437,047)   $     (163,320)
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
     Adjustments to Reconcile Net Income (Loss) to Cash Provi-
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
     ded by Operating Activities:
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
          Depreciation and Amortization                                              704,309           735,933           617,530
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
          Loss on Sale of Property, Plant and Equipment                               25,778            32,783             2,445
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
          Deferred Federal Income Taxes                                               86,285            46,647          (34,571)
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
          Net Loss of Equity Investees                                               211,247           337,810            84,458
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
          (Increase) Decrease in Accounts Receivable, Trade                         (72,454)           189,922           205,630
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
          (Increase) Decrease in Merchandise Inventories                            (74,994)            86,836         (138,062)
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
          Decrease (Increase) in Refundable Federal Income Taxes                     282,946         (172,857)         (167,457)
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
          Decrease (Increase) in Prepaid Expenses                                      1,281           (1,182)            23,388
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
          (Increase) Decrease in Deposits                                           (17,235)            20,897           (1,850)
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
          (Increase) Decrease in Other Assets                                       (76,755)             7,822            46,146
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
          (Decrease) Increase in Accounts Payable, Trade                         (1,807,835)           612,003       (1,033,499)
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
          Increase (Decrease) in Accrued Wages and Other Expenses                    147,898            43,913          (16,567)
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
          (Increase) Decrease in Accrued Other Taxes                                  13,467          (15,533)          (35,583)
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
          (Decrease) Increase in Accrued Product Returns                           (360,147)           322,742           119,460
                                                                                   ---------           -------           -------
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
                            Total Adjustments                                      (936,209)         2,247,736         (328,532)
                                                                                   ---------         ---------         ---------
--------------------------------------------------------------------------- ----------------- ----------------- -----------------

--------------------------------------------------------------------------- ----------------- ----------------- -----------------
           Net Cash Provided by (Used in) Operating Activities                       354,966         1,810,689         (491,852)
                                                                                     -------         ---------         ---------
--------------------------------------------------------------------------- ----------------- ----------------- -----------------

--------------------------------------------------------------------------- ----------------- ----------------- -----------------
Cash Flows From Investing Activities:
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
     Decrease in Notes and Accounts Receivable, Affiliated Entities                  884,223           196,071           424,490
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
     Purchase of Property, Plant and Equipment                                     (595,612)         (786,636)         (733,314)
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
     Proceeds from Sale of Property, Plant and Equipment                                 800            18,000                 0
                                                                                         ---            ------                 -
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
           Net Cash Provided by (Used in) Investing Activities                       289,411         (572,565)         (308,824)
                                                                                     -------         ---------         ---------
--------------------------------------------------------------------------- ----------------- ----------------- -----------------

--------------------------------------------------------------------------- ----------------- ----------------- -----------------
Cash Flows From Financing Activities:
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
     Cash Dividends                                                                (195,000)         (155,000)          (50,000)
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
     Decrease in Notes Payable, Shareholder                                                0          (50,000)         (426,092)
                                                                                           -          --------         ---------
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
                  Net Cash Used in Financing Activities                            (195,000)         (205,000)         (476,092)
                                                                                   ---------         ---------         ---------
--------------------------------------------------------------------------- ----------------- ----------------- -----------------

--------------------------------------------------------------------------- ----------------- ----------------- -----------------
Net Increase (Decrease) in Cash and Cash Equivalents                                 449,377         1,033,124       (1,276,768)
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
Cash and Cash Equivalents at Beginning of Year                                     1,566,940           533,816         1,810,584
                                                                                   ---------           -------         ---------
--------------------------------------------------------------------------- ----------------- ----------------- -----------------

--------------------------------------------------------------------------- ----------------- ----------------- -----------------
Cash and Cash Equivalents at End of Year                                      $    2,016,317    $    1,566,940   $       533,816
                                                                              ==============    ==============   ===============
--------------------------------------------------------------------------- ----------------- ----------------- -----------------

--------------------------------------------------------------------------- ----------------- ----------------- -----------------
Supplemental Disclosure of Cash Flow Information:
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
     Income Taxes Paid                                                       $       175,000   $       193,651  $         24,607
                                                                             ===============   ===============  ================
--------------------------------------------------------------------------- ----------------- ----------------- -----------------

--------------------------------------------------------------------------- ----------------- ----------------- -----------------
Supplemental Disclosure of Non-Cash Information:
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
     On February 23, 1995, the Company sold its investment in
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
          Picture Me Books.  This Transaction Resulted in a Note
--------------------------------------------------------------------------- ----------------- ----------------- -----------------
          Receivable of $90,000, With a Related Gain of $756.
--------------------------------------------------------------------------- ----------------- ----------------- -----------------


         The accompanying notes are an integral part of these combined financial statements.

NOTES TO COMBINED FINANCIAL STATEMENTS

1.       SIGNIFICANT ACCOUNTING POLICIES:

The following is a summary of significant accounting policies followed in the preparation of these financial statements. The policies conform to generally accepted accounting principles.

PRINCIPLES OF COMBINATION AND OPERATIONS: These combined financial statements of the Geo. R. Klein News Group include the financial statements of Geo. R. Klein News Company and its Booklein division, Central News Company and Newspapers Sales, Inc. (collectively referred to as the "Klein Group"). These entities have been combined as they are under common control. Image Path, Inc., a subsidiary of Geo. R. Klein News Company, has been excluded from the combination herein as it will not be purchased by Unimag (see Note 9). All significant intercompany balances and transactions have been eliminated in combination.

Geo. R. Klein News Company is engaged in the business of wholesale distribution of magazines, paperback books and other printed material. Booklein operates four retail stores which sell greeting cards, paperback books and other specialty items. The operations of both of these entities are contained within the State of Ohio.

Central News company is an S Corporation. The Company is engaged in the business of the wholesale distribution of magazines, paperback books and other printed materials. Operations are contained within the State of Ohio.

Newspaper Sales, Inc. is also an S corporation. The Company is in the business of sales and delivery of out-of-town newspapers, news magazines, greeting cards, and other printed material. In 1994, business associated with distribution of the "Tradin' Times" was transferred to the Company from a related party. These operations are conducted primarily in the state of Ohio.

CASH AND CASH EQUIVALENTS: For purposes of the Combined Statements of Cash Flows, the Klein Group treats all cash, money market deposits and certificates of deposit with an initial maturity of 90 days or less as cash and cash equivalents. Cash and cash equivalents are stated at cost which approximates fair market value.

INVENTORY VALUATION: Merchandise inventories are valued at the lower of cost or market. The cost of books and magazines of Geo. R. Klein News Company is determined by use of the last-in, first-out (LIFO) method. The cost of all other inventories is determined by use of the first-in, first-out (FIFO) method.

INVESTMENTS: The Klein Group accounts for certain investments using the equity method, including Family Movie Centers (FMC), a fifty percent owned partnership, primarily engaged in renting and selling video tapes; and Picture Me Books, a thirty-four percent owned subsidiary, a publisher of children's books. All other investments are carried at their original cost.

The market and demand for video cassette tapes distributed through grocery and convenience stores has declined significantly in recent years. Operations of FMC in both 1995 and 1994 were adversely impacted by the loss of key customers as a result of changing market conditions.

Subsequent to December 31, 1995, FMC discontinued its operations. The closure of FMC will not materially impact the results of operations or adversely affect the financial position of the Klein Group.

The ownership interest in Picture Me Books was sold on February 23, 1995 to its original owner. This transaction resulted in a note receivable for $90,000, and a gain of approximately $760. Geo.

R. Klein News Company entered into a Consulting Agreement with Picture Me Books. Under the terms of the agreement, $150,000 will be received over the four year period of the agreement.

FIXED ASSETS: The Klein Group capitalizes expenditures for property and equipment and leasehold improvements. The Klein Group currently leases certain building facilities. Adjustments of the assets and the related accumulated depreciation accounts are made for property retirements and disposals with the resulting gain or loss included in income.

Maintenance and repairs are charged to income as incurred. Renewals and replacements of a routine nature are charged to income, while those which improve or extend the lives of existing properties are capitalized.

DEPRECIATION: The Klein Group provides for depreciation on fixed assets using the straight-line method and the double declining balance method over the estimated useful lives of the assets. Amortization of leasehold improvements is computed using the straight-line and certain accelerated methods over the terms of the leases.

ACCRUED PRODUCT RETURNS: The Klein Group estimates the reserve for the gross profit affect for potential returns to be received in the future based on actual returns extrapolated out to established periods.

OTHER INCOME, NET: The components of other income, net as presented on the combined statements of operations and retained earnings includes certain income and expense items not directly related to the operations of the entities. These income and expense items include, but not are limited to, interest income, waste disposal income, finance charges and free publication services.

INCOME TAXES: Effective January 1, 1993, Geo. R. Klein News Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS 109 utilizes the liability method and deferred taxes are determined based on the estimated future tax effects of differences between the financial and tax bases of assets and liabilities given the provisions of enacted tax laws. Prior to the implementation of SFAS 109, the Company accounted for income taxes using Accounting Principles Board (APB) Opinion 11. Because Central News Company and Newspaper Sales, Inc. are S Corporation's, items of income and loss are passed through to the shareholder and no federal or state income taxes are computed for those companies.

USE OF SIGNIFICANT ACCOUNTING ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2.       MERCHANDISE INVENTORY:

At December 31, inventories are as follows:

                                                      1995                     1994
                                                      ----                     ----
Books and Magazines                    $         3,477,098          $     3,454,104
Other                                              359,551                  307,551
                                                   -------                  -------
                                       $         3,836,649          $     3,761,655
                                       ===================          ===============

If the first-in, first-out (FIFO) method of inventory accounting had been used by the Klein Group for all inventories, the reported inventories would have been $278,409 and $238,157 higher than reported at December 31, 1995 and 1994, respectively.

Effective January 1, 1994, Geo. R. Klein News Company changed its basis of valuing its kids stickers, trading cards and other miscellaneous merchandise inventories from the last-in, first-out (LIFO) method to the first-in, first-out
(FIFO) method. The Company believes that the FIFO cost method of inventory valuation provides a more meaningful presentation of the financial position of the Company as it relates to these inventories since it reflects more recent costs in the balance sheet. The remaining merchandise inventory, which is comprised primarily of books and magazines, continue to be valued on the LIFO method.

This change has been applied to prior years by retroactively restating the financial statements as required by generally accepted accounting principles. The effect of this restatement was to increase retained earnings as of January 1, 1994 by $65,956. The effect of this change was not significant to the results of operations for the year ended December 31, 1994.

In addition to the above mentioned change, Geo. R. Klein News Company changed its method of estimating inflation for LIFO inventories. Prior to January 1, 1994, the Company used the double-extension method to calculate its yearly index. Effective January 1, 1994, the Company has utilized the Inventory Price Index ("IPI"). The IPI method is based on indexes published by the Bureau of Labor Statistics. The effect of this change was not significant to the results of operations for the year ended December 31, 1994.

3.       PENSION AND PROFIT SHARING PLANS:

The Klein Group makes contributions to a union-sponsored pension plans covering most hourly employees. The payments to this plan are based on actual weeks worked by union employees. Pension expense in 1995, 1994 and 1993 was $245,564, $264,303 and $265,767, respectively.

The Klein Group also makes contributions to a discretionary profit-sharing plan covering all salaried and some hourly employees. Contributions to the plan are determined by the Board of Directors. Company contributions charged to operations were $159,992 in 1995, $146,782 in 1994 and $124,108 in 1993.

4.       POSTRETIREMENT BENEFIT PLANS:

During 1995, the Geo. R. Klein News Company established a supplemental heath care plan for certain retirees. The total estimated benefit cost at the inception of the plan was $194,574, of which $97,287 was deposited into a wasting trust in 1995 and the remainder to be deposited in 1996. These funds will be expended by the trust to cover any health care costs not covered by Medicare or other forms of insurance for its participants. These benefits will be provided until all assets of the trust have been expended. The Company has no future obligation to provide any additional funding and any excess funding will revert to charity.

On April 1, 1995, the Geo. R. Klein News Company established a retiree medical and life insurance plan for certain management employees not covered by the above mentioned trust. Under the terms of the plan, the Company will provide medical benefits to its retired associates and their dependents. Substantially all of the Company's employees become eligible for these benefits if they retire at age 55 or older with more than 10 years of service. The plan requires certain minimum contributions from retired associates and is of limited duration. The Company funds its portion of the retiree medical benefits as claims are incurred. The funded status of the postretirement benefit plan at December 31, 1995 is as follows:

Accumulated Postretirement Benefit Obligation (APBO):
     Actives Not Yet Eligible to Receive Benefits              $         149,008
     Actives Eligible to Receive Benefits                                 59,367
                                                                          ------
     Total APBO                                                          208,375
     Plan Assets as of December 31, 1995                                       0
                                                                               -
     APBO in Excess of Plan Assets                                       208,375
     Unrecognized Prior Service Cost                                     150,995
     Unrecognized Net Loss                                                29,963
                                                                          ------

     Accrued Benefit Cost as of December 31, 1995               $         27,417
                                                                ================

The components of the net postretirement benefits expense for the year ended December 31, 1995, is as follows:

Health care costs were assumed to increase during 1995 by 11%. The ultimate trend rate is assumed to be 5.5% and is expected to be achieved in 10 years. The APBO is based on a discount rate of 8.25% as of April 1, 1995 and 7.00% as of December 31, 1995. If the assumed health care cost trend rate increases by 1%, the increases in the APBO as of December 31, 1995, and the aggregate of the service and interest cost components of the net periodic postretirement cost for the year then ended would be immaterial.

5.       LEASES:

The Klein Group leases its buildings at various locations from a company which is owned by shareholders. The Company paid net rents on these facilities of $265,733 in 1995, $264,298 in 1994 and $285,000 in 1993. The Geo. R. Klein News
Company lease expires on December 31, 1996 and is anticipated on being renewed at fair market rates at that time. The Central News Company and Newspaper Sales, Inc. leases are on a month-to-month basis.

Geo. R. Klein News Company also leases other equipment and facilities from outside parties under renewable and nonrenewable agreements expiring at various dates. Rent expense on these properties amounted to $161,226 in 1995, $178,950 in 1994 and $211,636 in 1993.

Newspaper Sales, Inc. leases its delivery trucks from an affiliated company controlled by the sole shareholder under cancelable leasing arrangements. Rental expense under these leases amounted to $76,650 in 1995, $65,719 in 1994 and $58,456 in 1993.

Total rental payments due under all current noncancelable leases for the four years ended December 31, 1996 through 1999 will be approximately $309,977, $84,330, $30,301, and $19,980, respectively.

6.       OTHER RELATED PARTY TRANSACTIONS:

Net notes and other accounts receivable due from affiliated companies amounted to $829,397 in 1995 and $1,713,620 in 1994. The note payable, shareholder of $130,960 at December 31, 1995 is non-interest bearing and payable on demand.

Geo. R. Klein Company paid management fees of $445,000 in 1995 and 1994 and $385,000 in 1993 to an affiliated company controlled by a shareholder for general management, tax and legal services.

Central News Company paid management fees of $475,000 for the years ended December 31, 1995, 1994 and 1993, respectively, to an affiliated company controlled by the shareholder for general management, tax and legal services.

Newspaper Sales, Inc. paid management fees of $70,000 in 1995 and 1994 and $67,314 in 1993 to an affiliated company controlled by the sole shareholder, for general management, tax and legal services.

7.       INCOME TAXES:

Deferred income taxes reflect the impact for financial statement reporting purposes of temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities. At December 31, 1995 and 1994, the components of this net deferred tax liability and asset, respectively, were as follows:

                                                               1996               1995
                                                               ----               ----
Deferred Tax Assets:
     Accrued Vacation                                     $         44,172   $         44,360
     Basis Difference in Fixed Assets                              153,678            161,095
     Inventory Basis Difference                                     16,296             54,351
     Reserve for Bad Debts                                          24,820             16,660
     Other                                                               0              9,840
Deferred Tax Liabilities:
     Basis Difference in Fixed Assets                             (36,748)           (20,520)
     Basis Difference in Racks                                    (96,052)           (66,668)
     Reserve for Returns                                         (181,196)          (181,196)
     Other                                                               0            (6,667)
                                                                         -            -------

Net Deferred Tax (Liability) Asset                      $         (75,030)   $         11,255
                                                        ==================   ================

The differences between income taxes at the statutory federal rate of 34% and those reported in the combined statements of operations and retained earnings are as follows:

--------------------------------- ------------------------- ---------------------------- ----------------------------
                                            1995                      1994                      1993
                                            ----                      ----                      ----
--------------------------------- ------------------------- ---------------------------- ----------------------------
  Tax at Statutory Rate of 34%     $ 563,911        34.0%       $(107,087)       (34.0)%     $(137,536)       (34.0)%
--------------------------------- ------------------------- ---------------------------- ----------------------------
  Pass Through of S
      Corporation Income to the
      Shareholder                   (128,143)       (7.7)         (65,584)       (20.8)        (54,301)       (13.4)
--------------------------------- ------------------------- ---------------------------- ----------------------------
  State and Local Taxes               84,000         5.1           14,208          4.5          16,224          4.0
--------------------------------- ------------------------- ---------------------------- ----------------------------
  Income From Equity
      Investments                     95,879         5.8           56,405         17.9          11,486          2.8
--------------------------------- ------------------------- ---------------------------- ----------------------------
  Non-Deductible Expense, Net       (154,709)       (9.3)         221,873         70.4         (65,585)       (16.2)
--------------------------------- ------------------------- ---------------------------- ----------------------------
  Other, Net                         (93,552)       (5.5)           2,270          0.8         (11,486)        (2.8)
                                   ---------        ----        ---------         ----       ---------         ----
--------------------------------- ------------------------- ---------------------------- ----------------------------

--------------------------------- ------------------------- ---------------------------- ----------------------------
                                   $ 367,386        22.2%       $ 122,085         38.8%      $(241,198)       (59.6)%
                                   =========        ====        =========         ====       =========        ====
--------------------------------- ------------------------- ---------------------------- ----------------------------

8.       PLEDGED ASSETS:

Central News Company has pledged its fixed assets as collateral for a $500,000 line of credit with National City Bank of Akron. There were no borrowings outstanding under this line of credit at December 31, 1995 and 1994.

9.       SUBSEQUENT EVENTS:

On January 1, 1996, the Geo. R. Klein Company entered into an agreement to purchase the assets of Welsh News for an aggregate purchase price of approximately $1,900,000, subject to agreed upon purchase price adjustments. Welsh News is engaged in the business of the wholesale distribution of magazines, newspapers and paperback books in Mansfield, Ohio. It is anticipated that this acquisition of Welsh News will increase the net sales of Geo. R. Klein News Company and Subsidiaries by approximately $3 million on an annual basis.

On February 2, 1996, Central News Company entered into an agreement to purchase the assets of City News Agency, Inc. ("City") for an aggregate purchase price of $2,200,000, subject to agreed upon purchase price adjustments. City News is engaged in the business of the wholesale distribution of magazines and paperback books in Canton, Ohio. It is anticipated that the acquisition of City News will increase the net sales of Central News Company by approximately $6 million on an annual basis.

On September 14, 1996, the Klein Group entered into an agreement to sell substantially all business assets and transfer substantially all liabilities to the United Magazine Company ("Unimag"). The estimated purchase price for the Klein Group is $36.5 million and will be satisfied through the issuance of Unimag common stock and senior and junior debentures. The final purchase price will be calculated as 60% of annualized March 1996 net sales plus adjusted net worth on the date of closing.

MANAGEMENT DISCUSSION AND ANALYSIS

         RESULTS OF OPERATIONS OF KLEIN FOR THE SIX MONTHS AND THREE MONTHS ENDED JUNE 30,1996 AND 1995


                  For the three months ended June 30, 1996, revenue increased by $1,042,000, or 7.1%, from the corresponding three month period ended June 30, 1995. For the six months ended June 30, 1996, revenue increased $1,288,000, or 5.6%, from the corresponding six month period ended June 30, 1995. The increases were caused by the acquisition of approximately $6,100,000 in annual revenue in Akron from the purchase of assets from City News Agency on February 6, 1996 and the acquisition of approximately $3,000,000 in annual revenue in Mansfield from Welsh News Agency on January 1, 1996. These additions offset the loss of business resulting from the loss of revenue from chain customers such as WalMart, K-Mart, Borders, B. Dalton and The Kroger Company (The Kroger Company business was lost to other members of the Combined Company).

                  Gross margins as a per cent of revenue were 21.1% in 1996 versus 26.8% in 1995 for the comparable three month periods, reflecting the industry-wide decline in gross margin. This decline in the second calendar quarter of 1996 caused the six month gross margin per cent to decline to 21.4% from 26.1% for 1996 versus 1995.

                  The acquisition of the increased revenue from the two agencies resulted in an increase in selling, general and administrative expenses of $1,650,000, or 66.8%, for the three months ended June 30, 1996 versus 1995, and by $1,871,000, or 37.4%, for the six months ended June 30, 1996 versus 1995. As a percent of revenue, the selling, general and administrative expenses for the three month period were 32.1% in 1996 versus 20.9% in 1995 and for the six month period were 28.2% in 1996 versus 21.6% in 1995.

                  The loss before taxes of $1,355,000 for the three months ended June 30, 1996 was a decline of $2,188,000 from the income of $833,000 for the corresponding three month period ended June 30, 1995. The decline was caused, in part, by the $464,000 reduction in comparable gross margin. The increase in selling, general and administrative expenses of $1,650,000 was the other large component of the change.

                  The loss before taxes of $1,163,000 for the six months ended June 30, 1996 was a decline of $2,477,000 from the income of $1,314,000 for the corresponding six month period ended June 30, 1995. The decline was caused, in part, by the $821,000 reduction in comparable gross margin. The increase in selling, general and administrative expenses of $1,871,000 were the other large components of the change.

         LIQUIDITY, CAPITAL RESOURCES, AND FACTORS AFFECTING FUTURE PERFORMANCE

                  Klein's working capital for the periods listed is as follows:

                  June 30,1996              $(3,124,000)
                  December 31, 1995         $   951,000

                  The decline in working capital from December 31, 1995 to June 30, 1996 was $4,075,000. Reasons for the decline include the purchase of the assets of two agencies for $3,415,000, financed by seller debt of $2,260,000, the purchase of fixed assets, and advance payments to customers under long-term contracts.

                  The Combined Company is engaged in negotiations with financial institutions to refinance existing debt, including the Klein debt.

                  Klein's plan for the balance of 1996 is to consolidate operations with other facilities of the Combined Company to reduce selling, general and administrative expenses to offset the expected decline in gross margin. This should generate adequate cash flow to meet Klein's liability obligations.

INFLATION

         The impact of inflation on wholesale operations is difficult to measure. Klein cannot easily pass on periodical costs to customers unless the publishers increase cover prices. Klein and the Combined Company are engaged in activities to control operating costs. As a result, Klein believes that the effect of inflation, if any, on the results of operations and financial conditions has been minor and is expected to remain so in the future.

SEASONALITY

         The sale of magazines and books is subject to minimal seasonality.

                               THE KLEIN COMPANIES

                                 Balance Sheets
                    As of June 28, 1996 and December 31, 1995

$(000) omitted

                                                       June 28, 1996   December 31, 1995
                        Assets                          (Unaudited)        (Audited)

Current Assets
Cash                                                        $  2,365         $  2,016
Accounts Receivable, Net                                       4,864            4,999
Inventories                                                    5,735            3,837
Advances to Affiliates                                             0              432
Prepaids and Other                                               371              164
                                                            --------         --------
          Total Current Assets                                13,335           11,448
                                                            --------         --------


Property and Equipment, at Cost

Buildings and Leasehold Improvements                             959              959
Furniture, Equipment and Vehicles                              5,490            4,954
                                                            --------         --------
                                                               6,449            5,913
Less-Accumulated Depreciation
and Amortization                                              (4,841)          (4,666)
                                                            --------         --------
          Total Property and Equipment, Net                    1,608            1,247
                                                            --------         --------


Other Assets

Costs in Excess of Net Assets Acquired, Net                    2,242                0
Prepaid Contracts and Other                                    2,806            1,515
                                                            --------         --------
          Total Other Assets                                   5,048            1,515
                                                            --------         --------

          Total Assets                                      $ 19,991         $ 14,210
                                                            ========         ========

         Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Debt Obligations-Shareholders

                                                            $    481         $    131
Notes Payable Other                                            1,452                0
Accounts Payable                                              10,836            7,843
Accrued Expenses                                               1,037              896
Reserve for Gross Profit on Sales Returns                      2,015            1,627
Distributions Payable                                            638                0
                                                            --------         --------
          Total Current Liabilities                           16,459           10,497
                                                            --------         --------

Long Term Debt Obligations

Other                                                          1,555                0
                                                            --------         --------
          Total Liabilities                                   18,014           10,497
                                                            --------         --------


Shareholders' Equity

Common Stock, No Par Value                                        14               14
Preferred Stock                                                  500              500
Treasury Stock, At Cost                                         (500)            (500)
Retained Earnings                                              1,963            3,699
                                                            --------         --------
          Total Shareholders' Equity                           1,977            3,713
                                                            --------         --------

          Total Liabilities and Shareholders' Equity        $ 19,991         $ 14,210
                                                            ========         ========

                               THE KLEIN COMPANIES


                            Statements Of Operations
    For the Three Months and Six Months Ended June 28, 1996 and July 1, 1995

                                                   Three Months Ended  Three Months Ended  Six Months Ended  Six Months Ended
                                                          1996                1995               1996             1995
                                                       (Unaudited)        (Unaudited)        (Unaudited)      (Unaudited)
-------------------------------------------------------------------------------------------------------------------------------
Net Sales                                                $ 12,840           $ 11,798           $ 24,428         $ 23,140
Cost of Goods Sold                                         10,137              8,631             19,198           17,089
                                                         ----------------------------------------------------------------
          Gross Profit                                      2,703              3,167              5,230            6,051

Selling, General and Administrative Expenses               (4,120)            (2,470)            (6,878)          (5,007)
                                                         ----------------------------------------------------------------

Income (Loss) from Operations                              (1,417)               697             (1,648)           1,044
Interest Income (Expense), Net                                 25                 35                 (9)              73
Other Income (Expense)                                         37                101                494              197
                                                         ----------------------------------------------------------------

Income (Loss) Before Provision for Income Taxes            (1,355)               833             (1,163)           1,314
Provision for Income Taxes                                    228                  0                228                0
                                                         ----------------------------------------------------------------
Net Income (Loss)                                        $ (1,127)          $    833           $   (935)        $  1,314
                                                         ================================================================

                               THE KLEIN COMPANIES

                             Statements Of Cash Flow
    For the Three Months and Six Months Ended June 28, 1996 and July 1, 1995

                                                        Six Months Ended   Six Months Ended
                                                          June 28, 1996      July 1, 1995
                                                           (Unaudited)       (Unaudited)
---------------------------------------------------------------------------------------------

Net Cash (Used In) Operating Activities:                    $     67           $ (1,116)
                                                            --------           --------


Cash Flows from Investing Activities:
          Purchases of Property and Equipment                   (536)              (245)
          Other                                                 (432)                 0
                                                            --------           --------
          Net Cash Provided By (Used In) Investing
          Activities                                            (968)              (245)
                                                            --------           --------


Cash Flows From Financing Activities:
          Proceeds From Debt or Stock Issuance                 1,250                  0
          Dividends and Distributions                              0               (195)
                                                            --------           --------
          Net Cash Provided By (Used In) Financing
          Activities                                           1,250               (195)
                                                            --------           --------


Net Increase (Decrease) In Cash and Equivalents                  349             (1,556)

Cash, Beginning of Period                                      2,016              1,556
                                                            --------           --------

Cash, End of Period                                            2,365                  0
                                                            ========           ========

Supplemental Disclosure of Cash Flow Information:
          Cash Paid During the Period for Interest          $ 48,597           $      0
                                                            ========           ========

                               THE KLEIN COMPANIES
                 NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
    FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 28, 1996 AND JULY 1, 1995
                                   (UNAUDITED)

1.       GENERAL
         -------

In the opinion of management, the accompanying unaudited condensed interim financial statements contain all adjustments necessary to present fairly the financial position of The Klein Companies ("Klein") as of June 28, 1996 and December 31, 1995, and the results of its operations and cash flows for the three months and six months ended June 28, 1996 and July 1, 1995. All such adjustments were of a normal recurring nature. The results of operations in any interim period are not necessarily indicative of results for the full year.

2.       THE BUSINESS
         ------------

The Klein Companies consists collectively of The George R. Klein News Co., Central News Co., and Newspaper Sales, Inc., all Ohio corporations and all independent magazine, book, and newspaper ("periodical") distributors.

3.       PENDING SHAREHOLDER ACTIONS
         ---------------------------

Effective September 14, 1996, the Company entered into a Stock Transfer and Exchange Agreement with Klein and the sole shareholder of Klein (the "Klein Shareholder"), pursuant to which the Klein Shareholder agreed to contribute his shares of stock of Klein to the Company in exchange for Common Stock of the Company and Senior and Subordinated Debentures of the Company.

The transaction has been closed into escrow pending a favorable vote of the shareholders of UNIMAG on the transaction. Upon the UNIMAG shareholders voting in favor of the acquisition at the Annual Meeting of Shareholders, then closing documents will be released from escrow and the transactions will be consummated. Ronald E. Scherer, chairman of UNIMAG, OPD, which is controlled by Ronald E. Scherer, and R. David Thomas, another significant shareholder of UNIMAG, have each agreed to vote their shares in favor of the transactions with Klein. Together these shareholders are entitled to vote more than 50% of the stock of UNIMAG. Since approval of the transactions is assured and UNIMAG had effective control over the operations of the companies, Klein has been included in the consolidated financial statements of UNIMAG subsequent to mid-September of 1996.

4.       PROVISION FOR INCOME TAXES
         --------------------------

There is no provision made for income taxes for Central News Company and Newspaper Sales, Inc. because the shareholder of those companies included in The Klein Companies has elected to be taxed under provisions of the Internal Revenue Code related to S Corporations. Taxes for the interim periods relate to the operations of Geo. R. Klein News Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE KLEIN EXCHANGE AGREEMENT AMONG THE COMPANY, KLEIN AND THE KLEIN SHAREHOLDER AND THE TRANSFER BY THE KLEIN SHAREHOLDERS OF ALL OF THE STOCK OF KLEIN TO THE COMPANY IN EXCHANGE FOR SHARES OF COMMON STOCK OF THE COMPANY AND SENIOR AND SUBORDINATED DEBENTURES ISSUED BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF SUCH KLEIN EXCHANGE AGREEMENT.

PROPOSAL EIGHT:            ELECTION OF DIRECTORS IF ALL OF THE ACQUISITIONS SET
                           FORTH IN PROPOSALS ONE THROUGH SEVEN ARE APPROVED BY
                           THE SHAREHOLDERS.


NUMBER AND ELECTION OF DIRECTORS


         The Code of Regulations of the Company provides for a Board of Directors of not less than three nor more than 25, with each director to serve for a one-year term or until his or her successor is duly elected and qualified. All of the terms of the current members of the Board of Directors expire at the conclusion of the Annual Meeting (assuming successors are duly elected and qualified). In the event that the exchanges and acquisitions set forth in Proposals One, Two, Three, Four, Five, Six, Seven and Ten are approved by the shareholders at the Annual Meeting and not otherwise abandoned, then, at the Annual Meeting, shares represented by proxies, unless otherwise specified, will be voted to fix the number of directors at thirteen and to elect the following ten persons to the Board of Directors, each to serve until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified: Ronald E. Scherer, Eugene J. Alfonsi, Thaddeus A. Majerek, David B. Thompson, R.L. Richards, Richard H. Stoll, Sr., Nancy Stoll Lyman, William D. Parker, Robert H. Monnaville and George R. Klein. No decision has been made to fill the remaining three vacancies, nor has any candidate been considered and approved by the Board of Directors; however, pursuant to the terms of the Klein Exchange Agreement, George R. Klein will have the right to designate a board member for one of the three vacant spots and such designated member would be appointed by the Board to fill one of the three vacancies.


         Each of the nominees named below has consented to stand for election and serve as a director. In the event any person nominated fails to stand for election, the proxies shall be voted for the election of such person or persons as shall be designated by the persons named in the proxy. Other vacancies on the Board of Directors may be filled by the directors. The reason that the Company proposes to create these other vacancies on the Board is to enable the Board of Directors to appoint additional directors who bring special expertise and experience to the Company between meetings of the shareholders. Additionally, the Company anticipates that any person or entity that provides a significant debt or equity financing to the Company will likely request one or more seats on the Board. Except for the right of George R. Klein to designate a director to fill one of the three vacancies, no decision has been made to fill the vacancies, nor has any candidate been considered and approved by the Board of Directors. To date, George R. Klein has not nominated or designated any person to fill a vacancy.

         Proxies cannot be voted for a greater number of persons than the actual number of nominees described above.


         Pursuant to the terms of the Exchange Agreements described in Proposals One through Seven, the Stoll Shareholders, the Michiana Shareholders, the Klein Shareholder, and certain Scherer Affiliates and family members have entered into a Shareholder Voting Agreement pursuant to which they have agreed to vote their shares for election to the Board of two representatives of the Scherer Affiliates, two Stoll representatives, one Michiana representative and two Klein representatives. The two Scherer Affiliate designees are Ronald E. Scherer and Eugene J. Alfonsi, the two Stoll representative designees are Richard H. Stoll, Sr. and Nancy Stoll Lyman, the Michiana representative designee is Thaddeus A. Majerek, and the two Klein representatives are George R. Klein and a director to be decided by George R. Klein after the Annual Meeting.


         Ohio law and the Code of Regulations of the Company provide that, if notice in writing is given to the President, a Vice President or the Secretary of the Company by any shareholder not less than 48 hours before the time fixed for the holding of the Annual Meeting, that such shareholder desires that voting for the election of directors be cumulative, and if announcement of the giving of such notice is made upon the convening of the Annual Meeting by the Chairman or Secretary by or on behalf of the shareholder giving such notice, each shareholder will have the right to cumulate his votes equal to the number of shares he owns multiplied by the number of directors to be elected. All of such votes may be cast for a single nominee or may be distributed among any two or more nominees as such shareholder may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be divided evenly among the candidates nominated by the Board of Directors, except that if such distribution of votes should for any reason not be effective to elect all of the Board's nominees, then such votes will be cast so as to maximize the number of the Board's nominees elected to the Board.

         Nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will not be counted in determining the votes cast in the election of directors, and will not have a positive or negative effect on the election.

NOMINEES FOR ELECTION

         The following information is set forth with respect to each person nominated for election as a director and with respect to the executive officers of the Company:

         Director Nominees


Name                             Age      Positions Held with the Company
----                             ---      -------------------------------
Ronald E. Scherer                47       Chairman of the Board of
                                          Directors; President and Chief
                                          Executive Officer

Eugene J. Alfonsi                59       President and Chief Operating
                                          Officer of Scherer Companies

Thaddeus A. Majerek              46       Director

David B. Thompson                57       Director; Treasurer

Robert H. Monnaville             52       Director and President of Service
                                          News Company

Richard Stoll, Sr.               64       None

Nancy Stoll Lyman                36       None

George R. Klein                  55       None

R.L. Richards                    48       None

William D. Parker                60       None


Executive Officer Not Named Above

Thomas L. Gerlacher              54    Chief Financial Officer


         RONALD E. SCHERER, age 47, has been a member of the Board of Directors since 1989. Mr. Scherer was appointed President and Chief Executive Officer of the Company in August 1989, became Chairman of the Board of Directors in February 1992, and has acted in those capacities since his respective appointments. Mr. Scherer has also served as Chairman of the Board of Directors of Scherer Companies since 1982 and was appointed Senior Chairman of such Board of Directors in 1993. Other companies under Mr. Scherer's ownership, control or management have engaged in such businesses as real estate, manufacturing, pharmaceutical distribution, and data processing. Mr. Scherer is an executive officer and shareholder of the National Wholesale Drug Co. which filed a voluntary petition under Chapter 11 in the United States Bankruptcy Court for the Eastern District of Michigan in February 1993.


         EUGENE J. ALFONSI, age 59, has been a member of the Board of Directors since 1992. Mr. Alfonsi was the President of the Periodical Division of Scherer Companies from 1986 to September 1993. In September 1993, Mr. Alfonsi was appointed as the President and Chief Operating Officer of Scherer Companies, which positions he still holds today. Prior to joining Scherer Companies in 1986, he owned and managed several wholesale periodical distribution companies, a business in which he has been employed for most of his life. Mr. Alfonsi graduated in 1963 with a B. A. degree in Economics and Finance from Milliken University in Illinois.

         THADDEUS A. MAJEREK, age 46, has been a member of the Board of Directors since 1992. Since 1988, Mr. Majerek has served as the President and Chief Executive Officer of Michiana News Service, Inc. in Niles, Michigan. Mr. Majerek graduated in 1974 with a BS degree in Business and Physical Education from Eastern Michigan University, and in 1989 with an MBA degree from the University of Notre Dame. Mr. Majerek has been active in the magazine distribution business since 1971. He has managed magazine distribution companies in Utah, Indiana, and Michigan.


         DAVID B. THOMPSON, age 57, has been a member of the Board of Directors since 1988. He also was appointed Treasurer and Chief Financial Officer of the Company in August 1989, but ceased serving as Chief Financial Officer in December 1993. Additionally, Mr. Thompson, a Certified Public Accountant, has been affiliated with Scherer Companies since 1973 when he was elected as a Director and appointed Treasurer and Chief Financial Officer. In 1993, Mr. Thompson became Chairman of the Board of Directors and Chief Executive Officer of Scherer Companies. Currently, Mr. Thompson is an officer and/or a director of a number of companies owned, controlled or managed by Mr. Scherer, including OPD, Wholesalers, Northern and MacGregor. Mr. Thompson graduated in 1963 with a BS degree in Accounting from the University of Detroit. Mr. Thompson is an executive officer of the National Wholesale Drug Co. which filed a voluntary petition under Chapter 11 in the United States Bankruptcy Court for the Eastern District of Michigan in February 1993.


         ROBERT H. MONNAVILLE, JR., age 52, has been a member of the Board of Directors of the Company and President of Service News Company, d/b/a Yankee News Company, one of the Company's subsidiaries, since March of 1995. From May, 1993 to March, 1995, Mr. Monnaville served as the General Manager of Yankee News Company. From September, 1992 to May, 1993, Mr. Monnaville served as the General Manager of National Wholesale Drug Co., a wholesale pharmaceutical distributor, and, again, from 1990 to July, 1992, Mr. Monnaville served as General Manager of Yankee News Company. Altogether, Mr. Monnaville has served in several executive capacities with the Company since 1982. Mr. Monnaville is a graduate of John Carroll University and has a law degree from Cleveland State University. Prior to joining Yankee News Company, Mr. Monnaville engaged in the practice of law as a labor attorney for United Technologies in Connecticut. Additionally, Mr. Monnaville serves on the Board of Directors of Blue Cross/Blue Shield of Connecticut.


         RICHARD H. STOLL, SR., age 64, has been nominated for election to the Board of Directors. Mr. Stoll Sr. is the Chairman of the Board of Directors and Chief Executive Officer of The Stoll Companies and has been employed by The Stoll Companies since July 1954. Mr. Stoll Sr. is a graduate of Colgate University in 1954 with a degree in history. Mr. Stoll is the father of Nancy Stoll Lyman.

         NANCY STOLL LYMAN, age 36, has been nominated for election to the Board of Directors. Ms. Lyman is a Director of The Stoll Companies. Ms. Lyman is the Founder and Managing Consultant for the Executive Development Group, a management and consulting firm formed in 1991. Previously Ms. Lyman was the Manager of Management Training and Development at Merrill Lynch and an Associate with Morgan Stanley in the Fixed Income Division. Ms. Lyman is a Certified Public Accountant and graduated from Saint Mary's College of Notre Dame, Indiana, with a Bachelor of Business Administration and from Boston College with an MBA. Mrs. Lyman is the daughter of Richard H. Stoll, Sr.


         GEORGE R. KLEIN, age 55, has been nominated for election to the Board of Directors. Mr. Klein is Vice Chairman of The George R. Klein News Co., Central News Co. and Newspaper Sales, Inc. In addition, Mr. Klein is President and Chairman of the Executive Committees for East Texas Distributing Co., a magazine wholesaler located in Houston, Texas. Mr. Klein also has ownership interests in other magazine wholesale companies and in other companies including companies that provide real estate and management services to Klein. Mr. Klein is a graduate of Colorado College in 1964 with a Bachelor of Science degree and has an MBA from the University of Denver in 1965.


         R.L. RICHARDS, age 48, has been nominated for election to the Board of Directors. Mr. Richards currently is managing director of RDT Limited, a private investment company owned by R. David Thomas, a principal shareholder of the Company. Mr. Richards is also a member of KDR

Limited. Mr. Richards has been employed by affiliates of Mr. Thomas since 1978. Mr. Richards is a graduate of Wittenberg University with a degree in economics and political science, and has a law degree from The Ohio State University. Mr. Richards serves as a director of Acceptance Insurance Companies (NYSE), and of several non-public companies including Fifth Third Bank of Columbus, Inc. and Stanley Steemer International, Inc. Previously, Mr. Richards served as a director for Clinton Gas Systems, Inc. (OTC) and Orange Co. (NYSE).


         WILLIAM D. PARKER, age 60, has been nominated for election to the Board of Directors. Mr. Parker is retired from The Kroger Company. From September of 1993 through January of 1997, Mr. Parker served as President of the Kroger Columbus Marketing Area. Prior to being named President of the Columbus Area, Mr. Parker served five years as President of the Kroger Dallas and Memphis Marketing Areas. Mr. Parker served in numerous other merchandising and general operations positions during his 40 year tenure with Kroger, beginning in 1956. Mr. Parker has also served on over 30 public and private boards during his years as president of the Columbus and Dallas areas, with a strong emphasis on community service. Additionally, Mr. Parker has served as chairman for several charitable events in recent years.


OTHER EXECUTIVE OFFICER

         THOMAS L. GERLACHER, age 54, has served as Chief Financial Officer of the Company since December 1993. Since July 1992, Mr. Gerlacher has also served in other financial executive capacities in the Company's wholly-owned subsidiaries. From December 1991 to July 1992, Mr. Gerlacher was employed as Chief Financial Officer of Team Logos Corporation. From 1987 through 1992, Mr. Gerlacher, who is a Certified Public Accountant, was President of CFO Resource Network Company. From 1976 through 1987, Mr. Gerlacher was employed as Vice President of Budgeting and Planning of Chemlawn, Inc. Mr. Gerlacher graduated in 1964 with a BS degree in Accounting from the University of Notre Dame and in 1967 with an MBA degree from The Ohio State University.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "34 Act"), requires officers, directors, and beneficial owners of more than 10% of the Company's Common Stock to file periodic reports on Forms 3, 4 and 5 of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of copies of Forms 3 and 4 and amendments thereto received by the Company during its most recent fiscal year and copies of Form 5 and amendments thereto received by the Company with respect to its most recent fiscal year, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners of more than 10% of the Company's Common Stock were satisfied.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors held five meetings in fiscal year 1995. Each current member of the Board of Directors attended or participated by telephone in all of the meetings of the Board of Directors. The Board of Directors also took actions by written consent in lieu of a meeting, in accordance with Ohio law, on five occasions in fiscal year 1995. The Board of Directors held four meetings and took actions by written consent on five occasions in fiscal year 1996.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation of the Company's Chief Executive Officer and the only other executive officer whose total compensation in fiscal 1996 exceeded $100,000 for the fiscal years ended September 30, 1996, 1995 and 1994. No other executive officer of the Company or any of its subsidiaries received salary and bonus compensation in the most recent completed fiscal year which exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                                                                  Long Term Compensation
                                                                     ----------------------------- ------------
                                      Annual Compensation                       Awards               Payouts
                            ------------- ----------- -------------- -------------- -------------- ------------
     (a)           (b)          (c)          (d)           (e)            (f)            (g)           (h)          (i)
                                                          Other                      Securities
                                                         Annual       Restricted       Under-                    All Other
                                                         Compen-         Stock          lying         LTIP        Compen-
   Name and       Fiscal       Salary       Bonus        sation        Award(s)       Options/       Payouts       sation
  Positions        Year         ($)          ($)           ($)            ($)         SAR's(#)         ($)          ($)
--------------- ----------- ------------- ----------- -------------- -------------- -------------- ------------ -------------
Ronald E.          1996       $50,000        None        $40,000         None           None          None          None
Scherer,           1995         None         None         None           None           None          None          None
Chairman of        1994         None         None         None           None           None          None          None
the Board of
Directors,
President and
Chief
Executive
Officer(1)

Robert H.          1996       $130,000       None         None           None           None          None          None
Monnaville,        1995       $52,000        None         None           None           None          None        $58,800
President,         1994         None         None         None           None           None          None        $84,650
Service News
Company(2)

         (1) Mr. Scherer, although president and chief executive officer of the Company, was not an employee of the Company prior to July of 1996, and the salary reflected in the table is from July, 1996 through September 28, 1996, the end of the Company's fiscal year. Mr. Scherer was employed by Scherer Companies, and his services were provided to the Company pursuant to a management agreement between Scherer Companies and the Company. The Company has allocated $40,000 of the total management fee of $270,000 paid by the Company to Scherer Companies in fiscal year 1996 as other compensation of Mr. Scherer. Prior to September 30, 1995, the Company did not owe or was not required to pay any amount of a management fee to Scherer Companies because the management agreement requires profits from operations before any management fees are earned. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."


         (2) During 1994 and part of 1995, Mr. Monnaville provided services to the Company as an independent contractor, for which he received consulting fees of $58,800 in 1995 and $84,650 in 1994 as noted under the "All Other Compensation" column. He became an employee of Service News Company in April of 1995.


         EMPLOYMENT AGREEMENTS

                  The Stock Exchange Agreement with Stoll requires, as a condition to closing, that the Company enter into employment agreements with three individuals, one of whom is Richard Stoll, Jr., who will be a significant shareholder of the Company and who is the son of Richard Stoll, Sr. and the brother of Nancy Stoll Lyman, both of whom have been nominated to the board of directors. Mr. Stoll's employment agreement is for a term of three years and provides for an annual salary of $160,000, along with potential bonuses upon the achievement of certain objectives. In accordance with the terms of the Michiana Exchange Agreement, the Company agreed that, following the acquisition of Michiana, it would enter, or cause Michiana to enter, into employment agreements with certain employees of Michiana, one of whom is Thaddeus
         A. Majerek, a director of the Company. The employment agreement is to be for a three year term and Mr. Majerek is to receive an annual salary of $160,000. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'." In addition, the Company is in the process of finalizing three year employment agreements with Ronald E. Scherer, David B. Thompson, and Eugene J.

         Alfonsi. Such agreements are to be for three year terms and, based upon information provided by the Hay Group, a national employment consulting firm, the recommendation of the Board compensation committee is that the agreements provide for an annual salary for Mr. Scherer of $491,000, for Mr. Thompson of $224,000 and for Mr. Alfonsi of $195,000. The employment agreements also include a provision for a discretionary bonus, however, there is no set bonus or incentive compensation under the agreements.

         DEFERRED COMPENSATION AGREEMENT

                  Stoll has entered into a deferred compensation agreement with Richard Stoll, Sr., who has been nominated to the Company's board of directors. Under the agreement, Stoll will pay Mr. Stoll the sum of $250,000 per year for a period of five years and $100,000 per year for a period of seven years thereafter. See "The Stock and Asset Exchanges
         - `Conflicts of Interest and Related Party Transactions'."

         MANAGEMENT AGREEMENT


                  In accordance with the terms of the Klein Exchange Agreement, the Company agreed that, following the acquisition of Klein, it would enter into employment agreements with certain employees of Klein. In addition, George R. Klein, nominee for director of the Company, is president of Klein Management Company. The Company will enter into a management agreement for a three year term, pursuant to which Mr. Klein and Klein Management Company will provide services to the Company. Klein Management Company is to receive an annual fee of $159,000. See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."


COMPENSATION OF DIRECTORS

         The Company has a policy which provides that each director who lives in Columbus, Ohio, will receive the sum of $50.00 for each meeting of the Board of Directors attended by such director. A director who lives outside of Columbus, Ohio, will receive the sum of $100.00 per meeting attended. Notwithstanding the foregoing policy, the Company has not paid any such director's fees; however, the Company does pay reasonable out-of-pocket expenses incurred in the attendance of meetings of the Board of Directors.

PROPOSAL NINE:             ELECTION OF DIRECTORS IN THE EVENT THAT THE EXCHANGES
                           AND ACQUISITIONS SET FORTH IN PROPOSALS ONE, TWO,
                           THREE, FOUR, FIVE, SIX AND SEVEN ARE NOT APPROVED.


NUMBER AND ELECTION OF DIRECTORS


         The Code of Regulations of the Company provides for a Board of Directors of not less than three nor more than 25, with each director to serve for a one-year term or until his or her successor is duly elected and qualified. All of the terms of the current members of the Board of Directors expire at the conclusion of the Annual Meeting (assuming successors are duly elected and qualified).

         In the event that the exchanges and acquisitions set forth in Proposals One, Two, Three, Four, Five, Six, Seven and Ten are not approved by the shareholders at the Annual Meeting or are otherwise abandoned, then, at the Annual Meeting, shares represented by proxies, unless otherwise specified, will be voted to fix the number of directors at seven and to elect the following five persons to the Board of Directors, each to serve until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified: Ronald E. Scherer, Eugene J. Alfonsi, Thaddeus A. Majerek, David B. Thompson, and Robert
H. Monnaville. No decision has been made to fill the vacancies, nor has any candidate been considered approved by the Board of Directors.


         Each of the nominees named below has consented to stand for election and serve as a director. In the event any person nominated fails to stand for election, the proxies shall be voted for the election of such person or persons as shall be designated by the persons named in the proxy. Other vacancies on the Board of Directors may be filled by the directors. The reason that the Company proposes to create these other vacancies on the Board is to enable the Board of Directors to appoint additional directors who bring special expertise and experience to the Company between meetings of the shareholders. Additionally, the Company anticipates that any person or entity that provides a significant debt or equity financing to the Company will likely request one or more seats on the Board.

         In either event, proxies cannot be voted for a greater number of persons than the actual number of nominees described above.

         Ohio law and the Code of Regulations of the Company provide that, if notice in writing is given to the President, a Vice President or the Secretary of the Company by any shareholder not less than 48 hours before the time fixed for the holding of the Annual Meeting, that such shareholder desires that voting for the election of directors be cumulative, and if announcement of the giving of such notice is made upon the convening of the Annual Meeting by the Chairman or Secretary by or on behalf of the shareholder giving such notice, each shareholder will have the right to cumulate his votes equal to the number of shares he owns multiplied by the number of directors to be elected. All of such votes may be cast for a single nominee or may be distributed among any two or more nominees as such shareholder may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be divided evenly among the candidates nominated by the Board of Directors, except that if such distribution of votes should for any reason not be effective to elect all of the Board's nominees, then such votes will be cast so as to maximize the number of the Board's nominees elected to the Board.

         Nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will not be counted in determining the votes cast in the election of directors, and will not have a positive or negative effect on the election.

NOMINEES FOR ELECTION

         The following information is set forth with respect to each person nominated for election as a director and with respect to the executive officers of the Company:

         Director Nominees

Name                            Age      Positions Held with the Company
----                            ---      -------------------------------

Ronald E. Scherer               47       Chairman of the Board of Directors;
                                         President and Chief Executive Officer
Eugene J. Alfonsi               59       President and Chief Operating Officer
                                         of Scherer Companies
Thaddeus A. Majerek             46       Director
David B. Thompson               57       Director; Treasurer
Robert H. Monnaville            52       Director and President of Service News
                                         Company

         Executive Officer Not Named Above

              Thomas L. Gerlacher       54           Chief Financial Officer

         Business histories for the above named individuals have been included under Proposal Eight. Additionally, information about executive compensation has been included under Proposal Eight.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  See "The Stock and Asset Exchanges - `Conflicts of Interest and Related Party Transactions'."

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "34 Act"), requires officers, directors, and beneficial owners of more than 10% of the Company's Common Stock to file periodic reports on Forms 3, 4 and 5 of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of copies of Forms 3 and 4 and amendments thereto received by the Company during its most recent fiscal year and copies of Form 5 and amendments thereto received by the Company with respect to its most recent fiscal year, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners of more than 10% of the Company's Common Stock were satisfied.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors held five meetings in fiscal year 1995. Each current member of the Board of Directors attended or participated by telephone in all of the meetings of the Board of Directors. The Board of Directors also took actions by written consent in lieu of a meeting, in accordance with Ohio law, on five occasions in fiscal year 1995. The Board of Directors held four meetings and took actions by written consent on five occasions in fiscal year 1996.

EXECUTIVE COMPENSATION

         See Shareholder Proposals - Proposal Eight - `Executive Compensation'.

COMPENSATION OF DIRECTORS

         The Company has a policy which provides that each director who lives in Columbus, Ohio, will receive the sum of $50.00 for each meeting of the Board of Directors attended by such director. A director who lives outside of Columbus, Ohio, will receive the sum of $100.00 per meeting attended. Notwithstanding the foregoing policy, the Company has not paid any such directors' fees; however, the Company does pay reasonable out-of-pocket expenses incurred in the attendance of meetings of the Board of Directors.

PROPOSAL TEN:              TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION, AS
                           AMENDED, TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT
                           OF THE COMPANY'S COMMON STOCK, WITHOUT PAR VALUE.


GENERAL

         The Board of Directors of the Company has approved an amendment to the Company's Articles of Incorporation, as amended (the "Articles of Incorporation") to effect a one-for-ten reverse split of the Company's issued and outstanding shares of Common Stock (the "Reverse Stock Split"). In connection with the proposed amendment, the Company intends to restate its Articles of Incorporation and a copy of the proposed amended and restated Articles of Incorporation effecting the Reverse Stock Split, in substantially the form in which it is proposed to be filed with the Ohio Secretary of State, is attached as Exhibit D. If the Reverse Stock Split is approved by shareholders, the Board of Directors will determine the date on which the Reverse Stock Split will become effective. Each share of Common Stock issued and outstanding immediately prior to that effective date will be reclassified as and changed into one-tenth of one share of Common Stock.

         PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT


                  As described in Proposals One through Seven, above, the Board of Directors is proposing that the Company acquire all of the issued and outstanding common stock of Michiana, Stoll, OPD, Scherer Companies, MacGregor and Klein, and such of the net assets of Northern and Wholesalers as relate to the wholesale distribution of periodicals. The purchase prices for the various acquisitions are to be paid in a combination of Common Stock of the Company and Senior and Subordinated Debentures. As of July 25, 1997, the number of unissued and unreserved shares of Common Stock of the Company available for issuance totaled 26,188,705 shares. In the event that the Company enters into all of the acquisition transactions, the number of shares of Common Stock of the Company which it would be required to issue is approximately 43,494,760, which currently exceeds the number of authorized shares available for issuance. Upon completion of the Reverse Stock Split, the Company would have a sufficient number of shares of Common Stock of the Company available for issuance in connection with the acquisitions and approximately 46,161,061 shares available for future issuance for capital raising activities of the Company, compensation and benefit plan arrangements or other corporate purposes.

                  The principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares of Common Stock of the Company from 26,760,334 (as of September 28, 1996) to approximately 2,676,034 shares (assuming that no additional shares have been issued subsequent to September 28, 1996). The Common Stock of the Company issued pursuant to the Reverse Stock Split will be fully paid and nonassessable. The respective voting rights and other rights that accompany the Common Stock of the Company will not be altered by the Reverse Stock Split (other than as a result of payment of cash in lieu of fractional shares, as discussed below), and the Common Stock of the Company will continue to be without par value. Consummation of the Reverse Stock Split will not alter the number of authorized shares of the Common Stock of the Company, which will remain at 53,250,000, of which approximately 50,573,966 shares of Common Stock of the Company would constitute authorized but unissued and unreserved shares.


                  Additionally, the Board of Directors believes that a high number of shares of Common Stock of the Company outstanding and a related low per-share market price may impair the development of a trading market for the Common Stock of the Company and its acceptability to certain institutional investors and other members of the investing public. While the number of shares outstanding should not, by itself, affect the marketability of a stock, the type of investor who acquires such stock, or the Company's reputation in the financial community, the Company believes that, in practice, this is not necessarily the case, as certain investors view low-priced, infrequently traded stock as unattractive or, as a matter of policy, are precluded from purchasing low-priced shares. In addition, certain brokerage houses, as a matter of policy, will not extend margin credit on stocks trading at low prices. On the other hand, certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities.

                  There can be no assurance that the Reverse Stock Split will not adversely affect the market price of, or the development of a trading market for, the Common Stock of the Company, that the marketability of the Common Stock of the Company will improve as a result of approval of the Reverse Stock Split or that the approval of the Reverse Stock Split will otherwise have any of the effects described herein.

                  As of July 25, 1997, the Company was not in arrears with respect to the payment of any dividends to the holders of any of its outstanding securities.

         CERTIFICATES AND FRACTIONAL SHARES

                  The certificates presently representing shares of Common Stock of the Company will be deemed, at the effective time of the reverse stock split, to represent one-tenth the number of shares of Common Stock of the Company after the effective date of the Reverse Stock Split. As soon as is practicable following the effective date of the Amended and Restated Articles of Incorporation effecting the Reverse Stock Split, shareholders will be notified and requested to surrender their current certificates to a designated stock transfer agent in exchange for the issuance of new certificates reflecting the Reverse Stock Split. No fractional shares of Common Stock of the Company will be issued and, in lieu thereof, shareholders holding a number of shares of Common Stock of the Company not evenly divisible by ten, and shareholders holding less than ten shares of Common Stock of the Company, upon surrender of their old certificates, will receive cash in lieu of fractional shares of Common Stock of the Company. The price payable by the Company for the fractional shares of Common Stock of the Company will be $1.50 per share of pre-reverse split Common Stock of the Company, which is the post-acquisition but pre-reverse split price per share of Common Stock of the Company used by the Company in connection with the acquisitions.

                  The reverse stock split could result in shareholders of the Company owning stock in blocks of less than 100 shares. Typically, stock is traded in large denominations, with blocks of 100 shares being the smallest denomination traded. Trades of stock in blocks of less than 100 shares are called "odd-lot" trading. Because of the unusual nature of odd-lot trading, brokers typically charge higher commissions and brokerage fees in connection with odd lot trades. Shareholders of the Company who end up with odd-lot holdings following the reverse stock split could be subjected to these higher commissions and fees for trades made by them. Currently there is no active trading market in the Company's stock and there can be no assurance that an active trading market will develop. The Company does not have an odd-lot redemption program nor does it anticipate having such a program in the future

         SOURCE OF FUNDS; NUMBER OF HOLDERS

                  The funds required to purchase the fractional shares are available and will be paid from the current cash reserves of the Company. The Company's shareholder list indicates that a portion of the outstanding Common Stock of the Company is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to predict with certainty the number of fractional shares and the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material.

                  As of July 25, 1997, approximately 2,881 persons were holders of record of Common Stock of the Company. The Company does not anticipate that the Reverse Stock Split and the payment of cash in lieu of fractional shares will result in a significant reduction in the number of holders of record of Common Stock of the Company. The Company does not presently intend to seek, either before or after the Reverse Stock Split, any change in the Company's status as a reporting company for federal securities law purposes.

         FEDERAL INCOME TAX CONSEQUENCES

                  Except as described below with respect to cash received in lieu of fractional share interests, the receipt of Common Stock of the Company in the Reverse Stock Split should not result in any taxable gain or loss to shareholders for federal income tax purposes. If the Reverse Stock Split is approved, the tax basis of Common Stock of the Company received as a result of the Reverse Stock Split (including any fractional share interests to which a shareholder is entitled) will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock of the Company. For tax purposes, the holding period of the shares immediately prior to the effective date of the Reverse Stock Split will be included in the holding period of the Common Stock of the Company received as a result of the Reverse Stock Split, including any fractional share interests to which a shareholder is entitled. A shareholder who receives cash in lieu of fractional shares of Common Stock of the Company will be treated as first receiving such fractional shares and then receiving cash as payment in exchange for such fractional shares of Common Stock of the Company, and will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares treated as surrendered for cash. See "The Stock and Asset Exchanges - `Federal Income Tax Consequences of the Acquisitions'."


         EFFECTIVENESS

                  In accordance with Ohio law and notwithstanding approval of the amendment by shareholders, at any time prior to the filing of the Certificate of Amended and Restated Articles of Incorporation to effect the Reverse Stock Split, the Board of Directors may, in its sole discretion, abandon the proposed amendment without any further action by shareholders. Unless the amendment is abandoned, the Reverse Stock Split shall be effective upon the filing of the Certificate.

         VOTING

                  Assuming the presence of a quorum, the affirmative vote of the holders of a majority or more of the voting power of the outstanding shares of Common Stock is necessary for approval of the Amended and Restated Articles of Incorporation to effect the Reverse Stock Split. Abstentions and non-votes by brokers holding shares of Common Stock of the Company in street name will have the same effect as shares of Common Stock of the Company cast against the proposed Amended and Restated Articles of Incorporation. Ronald E. Scherer, OPD and R. David Thomas, who together have the right to vote more than 50% of the outstanding shares of Common Stock of the Company, have agreed to vote in favor of the proposed Amended and Restated Articles of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL ELEVEN:           TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION, AS
                           AMENDED, TO CHANGE ITS PRINCIPAL PLACE OF BUSINESS
                           REFERENCED IN THE ARTICLES TO DUBLIN, OHIO.

GENERAL

         The Board of Directors of the Company has approved an amendment to the Company's Articles of Incorporation, as amended (the "Articles of
Incorporation"), to change the Company's principal place of business to Dublin, Ohio. This change is a technical correction, since the Company's principal offices have been located in Dublin, Ohio for a number of years.

         In connection with the proposed amendment and the proposed amendment to effectuate a reverse stock split contained in Proposal Ten, the Company intends to restate its Articles of Incorporation and a copy of the proposed amended and restated Articles of Incorporation in substantially the form in which it is proposed to be filed with the Ohio Secretary of State is attached as Exhibit D.

         The Company views this proposed amendment to the Articles of Incorporation to change its principal place of business as a simple technical correction. Under Ohio law, a corporation's articles of incorporation are required to state its principal place of business. The Articles of Incorporation of the Company currently state that its principal place of business is Columbus, Ohio. However, for a number of years, the Company's principal offices have been located in Dublin, Ohio, a suburb of Columbus. The proposed amendment, if adopted, will change the Articles of Incorporation to reflect this.

         EFFECTIVENESS

         In accordance with Ohio law, and notwithstanding approval of the amendment by shareholders, at any time prior to the filing of a certificate of amendment to effect the amendment, the Board of Directors may, in its sole discretion, abandon the proposed amendment without any further action by shareholders. Unless the amendment is abandoned, the amendment shall be effective upon the filing of the certificate.

         VOTING

         Assuming the presence of a quorum, the affirmative vote of the holders of a majority or more of the voting power of the outstanding shares of Common Stock of the Company is necessary for approval of the amendment. Abstentions and non-votes by brokers holding shares of Common Stock of the Company in street name will have the same effect as shares of Common Stock of the company cast against the proposed amendment. Ronald E. Scherer, OPD and R. David Thomas, who together have the right to vote more than 50% of the outstanding shares of Common Stock of the Company, have agreed to vote in favor of the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S PRINCIPAL PLACE OF BUSINESS TO DUBLIN, OHIO.

PROPOSAL TWELVE:  TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year. Arthur Andersen LLP has served as the Company's independent public accountants for each of the last six years. It is expected that a representative of Arthur Andersen LLP will be present during the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

SENIOR AND SUBORDINATED DEBENTURES

         The following is a more complete description of the Senior and Subordinated Debentures of the Company to be issued in connection with the Acquisitions.

         DESCRIPTION OF SECURITIES
         -------------------------

         SENIOR DEBENTURES

                  The Senior Debentures are designated as "8% Senior Debentures Due 2002", mature on January 1, 2002, and bear interest at the rate of 8% per annum from July 1, 1996, provided, however, that Senior Debentures issued pursuant to the Klein Exchange Agreement began to accrue interest from August 24, 1996. In accordance with the terms of the Debenture Agreement, up to $41,000,000 of Senior Debentures may be issued in connection with the Exchange Transactions. The principal amount of the Senior Debentures issued to the Stoll Shareholders shall hereinafter be referred to as the "Stoll Senior Debt", the principal amount of the Senior Debentures issued to the Scherer Companies or their shareholders shall hereinafter be referred to as the "Scherer Senior Debt", the principal amount of the Senior Debentures issued to the Michiana Shareholders shall hereinafter be referred to as the "Michiana Senior Debt" and the principal amount of any Senior Debentures issued to Klein or its shareholders shall hereinafter be referred to as the "Klein Senior Debt".

                  Interest on the Senior Debentures is payable quarterly on January 1, April 1, July 1 and October 1 of each year during the period in which any sums under the Senior Debentures remain outstanding, commencing, with respect to the Senior Debentures issued in connection with each particular acquisition, on the interest payment date immediately following the final closing of such acquisition. Interest on the Senior Debentures is being accrued through the date of the Annual Meeting. Interest accrued through June 30, 1997 is approximately $2,913,000. Interest on the Senior Debentures is computed on the basis of a 360-day year consisting of 12 30-day months. The person in whose name any Senior Debenture is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest and principal payable with respect to such debenture on such interest payment date. The term "record date" with respect to any interest payment date shall mean the December 15, March 15, June 15 or September 15 preceding such January 1, April 1, July 1 or October 1 interest payment date. Principal on the Senior Debentures is payable quarterly on each interest payment date commencing on April 1, 1997, provided, however, that no payment of principal shall be made with respect to Senior Debentures issued in connection with a particular Exchange Transaction until the final closing of such transaction. At July 1, 1997, two principal payments totaling $3,329,295 had been deferred. As a result, no principal or interest payments have been made on the Senior Debentures to date.

                  Notwithstanding the foregoing, quarterly payments of principal and interest under the Senior Debentures will be paid to the holders of the Senior Debentures in the following order: first, all sums for the payment of principal and interest under the Senior Debentures shall be paid to the Stoll Shareholders until the Stoll Senior Debt has been paid in full, and thereafter, all sums for the payment of principal and interest under the Senior Debentures remaining outstanding shall be paid to the holders of such Senior Debentures, pro rata, in proportion to the principal amount of Senior Debentures held by such persons.

                  Notwithstanding the payment schedule described above, the Company has agreed with the proposed holders of the Senior Debentures that the Company shall use reasonable efforts to retire the Senior Debentures as soon as practical either through the acquisition of additional equity funds or through additional financing. At such time as the Company obtains such equity funds or new financing which is not allocated for working capital or other purposes, the first $16,800,000 of such funds shall be paid first to those persons holding the Stoll Senior Debt, and no other holders of Senior Debentures shall be entitled to any payment of principal from such funds until the Stoll Senior Debt has been paid in full. Thereafter, the balance of such equity funding or new financing shall be paid to the holders of the Senior Debentures remaining outstanding, pro rata, in proportion to the principal amount of Senior Debentures held by such persons.

                  The Senior Debentures are secured by liens granted by the Company and its subsidiaries in all of their respective assets (collectively, the "Senior Debenture Security

         Interests") which Senior Debenture Security Interests are evidenced by certain mortgages, security agreements and financing statements executed by the Company and their subsidiaries, as appropriate, in favor of the trustee (described under the subheading "Appointment of Trustee" described later in this section) acting for the benefit and on behalf of the holders of the Senior Debentures, and filed in the appropriate jurisdictions. Notwithstanding the foregoing, in the event the Company or one of its subsidiaries is unable to grant a mortgage or security interest in any asset because it would cause a default with respect thereto, the Company has agreed that no future mortgage or security interest in such asset shall be granted to any other party.

                  The Senior Debenture Security Interests are subordinate to (a) all existing mortgages, security interests, liens, encumbrances, easements, restrictions, encroachments and other claims (collectively, "Encumbrances") set forth on Schedule 1 to the Debenture Agreement and Encumbrances in connection with any refinancing, deferrals, renewals, extensions and refunding of and any amendments, modifications or supplements thereof; (b) any Encumbrances granted in conjunction with indebtedness incurred to prepay or refinance all or any part of the Senior Debentures; (c) any Encumbrances granted in conjunction with indebtedness incurred for working capital purposes in an amount, including the indebtedness covered under (a) above, not to exceed at any one time eight percent (8%) of the Company's consolidated net sales; and (d) purchase money Encumbrances granted to secure indebtedness incurred in connection with the purchase of any asset or equipment for use in the Company's business. In general, payments with respect to the Senior Debentures are subordinate and subject to the prior payment of all principal and interest due and owing on the indebtedness secured by the Encumbrances (collectively, "Senior Indebtedness") which are due and payable under the terms of the Senior Indebtedness or whether such payments are due as a result of (a) the maturity of the Senior Indebtedness, (b) a dissolution, winding-up, liquidation, or certain reorganizations of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, or other proceedings, with respect to which there will occur a distribution of cash, property or securities, (c) an event of default under the Senior Debentures, regardless of whether the Senior Debentures matured pursuant to their terms. The Debenture Agreement provides that, upon the occurrence of an event described under (a), (b) or (c) above, all outstanding Senior Indebtedness together with unpaid interest thereon must be paid in full prior to the payment of any sums under the Senior Debentures.

                  The holders of the Senior Debentures are entitled to an equal and proportionate benefit to the Senior Debenture Security Interests, without preference, priority or distinction of any Senior Debenture holder over any other Senior Debenture holder, except that the holders of the Stoll Senior Debt shall be entitled to be preferred as to payment from any realization upon any of the collateral for the Senior Debentures.

         SUBORDINATED DEBENTURES

                  The Subordinated Debentures are designated as "10% Subordinated Debentures Due 2004," mature on January 1, 2004, and bear interest at the rate of 10% per annum, from July 1, 1996, provided, however, that Subordinated Debentures issued pursuant to the Klein Exchange Agreement will begin to accrue interest from August 24, 1996. In accordance with the terms of the Debenture Agreement, up to $33,000,000 of Subordinated Debentures may be issued in connection with the Exchange Transactions. Any increase in the purchase price to be paid in connection with an Exchange Transaction will likely require the issuance of additional Subordinated Debentures in excess of the aggregate number of Subordinated Debentures required by the Debenture Agreement in which event the total amount of Subordinated Debentures to be issued under the Debenture Agreement may be increased.

                  Interest is payable quarterly on January 1, April 1, July 1 and October 1 of each year during the period in which any sums under the Subordinated Debentures remain outstanding, commencing, with respect to the Subordinated Debentures issued in connection with each particular acquisition, on the interest payment date immediately following the final closing of such acquisition. Interest on the Subordinated Debentures is being accrued through the date of the Annual Meeting. Interest accrued through June 30, 1997 is approximately $2,103,000. No interest payments have been made on the Subordinated Debentures to date. Interest on the Subordinated Debentures is computed on the basis of a

         360-day year consisting of 12 30-day months. The person in whose name any Subordinated Debenture is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest and principal payable on such interest payment date. The term "record date" with respect to any interest payment date shall mean the December 15, March 15, June 15 or September 15 preceding such January 1, April 1, July 1 or October 1 interest payment date. Principal on the Subordinated Debentures is payable quarterly on each interest payment date commencing April 1, 1999. The quarterly payments of interest and principal under the Subordinated Debentures will be paid to the holders of the Subordinated Debentures pro rata in proportion to the principal amount of Subordinated Debentures held by such parties; provided, however, that no principal shall be paid on the Subordinated Debentures until the Senior Debentures have been paid in full. In the event that a scheduled payment of principal on the Subordinated Debentures cannot be made because the Senior Debentures have not been paid in full, then the amount otherwise payable as principal on the Subordinated Debentures shall be applied to the payment of the Senior Debentures, to the extent of the outstanding principal and interest thereon.

                  The Subordinated Debentures are secured by separate liens granted by the Company and its subsidiaries in all of their respective assets (collectively, the "Subordinated Debenture Security Interests") which Subordinated Debenture Security Interests are evidenced by certain mortgages, security agreements and financing statements executed by the Company and their subsidiaries, as appropriate, in favor of the trustee (described under the subheading "Appointment of Trustee" described later in this section) acting for the benefit and on behalf of the holders of the Subordinate Debentures, and filed in the appropriate jurisdictions. Notwithstanding the foregoing, in the event the Company or one of its subsidiaries is unable to grant a mortgage or security interest in any asset because it would cause a default with respect thereto, the Company has agreed that no future mortgage or security interest in such asset shall be granted to any other party.

                  The Subordinated Debenture Security Interests are subordinated
         (a) to all Encumbrances securing Senior Indebtedness, (b) to the Senior Debenture Security Interests, and (c) to Encumbrances granted to secure the principal of and premium, if any, and interest on all indebtedness subject to a security interest or mortgage of the Company and any subsidiary in which the Company holds at least 51% of the voting stock ("Controlled Subsidiary"), whether presently existing or hereafter incurred, including without limitation, (i) for money borrowed by the Company or any Controlled Subsidiary (including lease financing indebtedness), (ii) for money borrowed by others (including lease financing indebtedness) and guaranteed, directly or indirectly, by the Company or any Controlled Subsidiary, or (iii) for purchase money indebtedness, or indebtedness secured by property at the time of the acquisition of such property by the Company or any Controlled Subsidiary, for the payment of which the Company or any Controlled Subsidiary is directly or contingently liable; and to all deferrals, renewals, extensions and refundings of, and amendments, modifications, and supplements to, any such indebtedness, provided that by the terms of the instrument creating or evidencing any such indebtedness referred to above, it is expressly provided that such indebtedness is superior in right of payment to the Subordinated Debentures. Payments with respect to the Subordinated Debentures shall be subordinate and subject to the prior payment of all payments of principal and interest under the Senior Indebtedness and the Senior Debentures and, in general, to of all other debts senior to the Subordinated Debentures which are due and payable under the terms of the Senior Indebtedness, the Senior Debentures or other senior debt or whether such payments are due as a result of (a) the maturity of the Senior Indebtedness, Senior Debentures or other senior debt, (b) a dissolution, winding-up, liquidation, or certain reorganizations of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, or other proceedings, with respect to which there will occur a distribution of cash, property or securities, or (c) an event of default under the Subordinated Debentures, regardless of whether the Subordinated Debentures matured pursuant to their terms. The Debenture Agreement provides that, upon the occurrence of an event described under (a), (b) or (c) above, all outstanding Senior Indebtedness, including the Senior Debentures and other senior debt, together with unpaid interest thereon must be paid in full prior to the payment of any sums under the Subordinated Debentures.

                  The holders of the Subordinated Debentures shall be entitled to an equal and proportionate benefit to the Subordinate Debenture Security Interests, without preference or priority or distinction of any Subordinated Debenture holder over any other Subordinated Debenture holder.

         REDEMPTION AND PREPAYMENT OF DEBENTURES

                  The Senior Debentures and the Subordinated Debentures (collectively, the "Debentures") may be redeemed and prepaid at the discretion of the Company, in whole or from time to time in part, without premium or penalty, at a redemption price equal to the principal amount thereof together with accrued interest to the date of redemption. None of the Subordinated Debentures may be redeemed or prepaid so long as any amount of principal or interest is outstanding on the Senior Debentures, unless such amounts are to be paid in full at the time of the redemption of all or a portion of the Subordinated Debentures.

                  Until such time as the principal and interest on the Stoll Senior Debt has been paid in full, all prepayments and redemptions of principal on the Senior Debentures shall be paid to those persons holding the Stoll Senior Debt, in proportion to the principal amount of Senior Debentures held by them, and no other holders of Senior Debentures shall be entitled to redemption and prepayment of principal on the Senior Debentures held by them. After the principal and interest on the Stoll Senior Debt has been paid in full, then all prepayments and redemptions of principal on the Senior Debentures shall be paid pro rata to the holders of the Scherer Senior Debt, the Michiana Senior Debt and the Klein Senior Debt in proportion to the principal amount of Senior Debentures held by them.

         EVENTS OF DEFAULT UNDER SENIOR DEBENTURES AND SUBORDINATE DEBENTURES

                  In accordance with the terms of the Debenture Agreement, the occurrence of any of the shall be deemed Events of Default by the Company with respect to the Debentures and a breach of the Debenture
         Agreement:

                  (a) Failure to pay any installment of interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such failure for a period of 30 days after written notice of such failure from the Trustee; or

                  (b) Failure to pay the principal of any of the Debentures as and when the same shall become due and payable, by declaration or otherwise, and the continuance of such failure for a period of 30 days after written notice of such failure from the Trustee; or

                  (c) Failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Agreement with respect to the Debentures which has continued for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee; or

                  (d) Failure on the part of the Company or any subsidiary to perform, observe or satisfy any obligation or agreement under any security agreement or mortgage in favor of the Trustee which has continued for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee; or

                  (e) Commencement by the Company of a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar laws now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or consent by the Company to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making of a general assignment for the benefit of creditors, or a failure generally to pay its debts as they become due; or

                  (f) An involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar laws now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days.

                  Upon the occurrence of any Event of Default set forth at subsections (e) or (f), all of the principal and accrued interest then outstanding on all of the Debentures shall automatically without any action by the Trustee, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable in full. Upon the occurrence of any Event of Default set forth at subsections (a), (b), (c) or (d), or at any time thereafter, unless the principal of all of the Debentures shall have already become due and payable, the Trustee, by one or more notices in writing to the Company, may declare the principal of all the Senior Debentures, or the principal of all the Senior and Subordinated Debentures, and the interest accrued thereon to be due and payable immediately, and upon any such declaration, the same shall become and shall be immediately due and payable. Notwithstanding the foregoing, if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures and the principal of any and all Debentures which shall have become due otherwise than by acceleration [with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Debentures, to the date of such payment or deposit] and the expenses of such Trustee, if any, and all defaults under this Agreement, other than the nonpayment of principal of and accrued interest on Debentures which shall have become due by acceleration, shall have been remedied, then and in every such case, the Trustee, by one or more written notices to the Company, shall waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. Upon the occurrence and continuance of an Event of Default, the Trustee may pursue any other remedy available to enforce payment of any payments due under the Debentures.

         RESTRICTIONS ON INDEBTEDNESS

                  The Debenture Agreement does not contain any restrictions on the incurrence by the Company of additional indebtedness. However, because the Debentures are to be secured by mortgages and security interests in all the assets of the Company and the Acquisition Parties, as a practical matter, the Debenture Agreement restricts the incurrence of secured debt not specifically given priority status under the agreement.

         RESTRICTIONS ON TRANSFER

                  The transfer of the Debentures is restricted and shall not be effected without the Company's consent except to a purchaser's spouse, parents, grandparents, children, grandchildren, or siblings, or to the trustee of a trust for the principal benefit of one or more such persons. In addition, no transfer may be effected unless the Debentures have been duly registered under all applicable federal and state securities laws pursuant to then-effective registrations which contemplate the proposed transfer or unless the proposed transfer is exempt from any such registration. All restrictions on transfer shall apply to a transferee.

         APPOINTMENT OF TRUSTEE

                  Pursuant to the Debenture Agreement, a trustee shall be appointed to represent the interests and take all actions on behalf of the holders of the Debentures (the "Trustee"), including, but not limited to, all actions with respect to the collection of sums due under the

         Debentures and enforcement of any rights of the holders of the Debentures in the Senior Debenture Security Interests and Subordinated Debenture Security Interests securing such Debentures. John J. Heiniger has been appointed as the Trustee. Mr. Heiniger is currently the Chief Financial Officer of Stoll, and is expected to enter into an employment agreement with the Company following the Exchange Transactions. It is anticipated that the holders of the Debentures will select a new trustee who will not be an employee of the Company. However, such new trustee must be selected unanimously by a committee consisting of Ronald E. Scherer, Richard H. Stoll, Sr., Richard H. Stoll, Jr., Thaddeus S. Majerek and George R. Klein, Jr.

                    ADDITIONAL INFORMATION ABOUT THE COMPANY

FINANCIAL INFORMATION


         Set forth in this Section is additional information about the Company, including Selected Financial Data, financial statements for the year ended September 28, 1996, and for the six months ended March 28, 1997, and its Management's Discussion and Analysis of Financial Condition and Results of Operations.


SELECTED FINANCIAL DATA

         The following selected historical financial data of the Company should be read in conjunction with the Company's consolidated financial statements and notes thereto. All per share data reflects the anticipated one for ten reverse split effective at the Annual Meeting of Shareholders

                                        UNIMAG Fiscal Year Ended
                                        ----------------------------------------------------------------------
(in 000's except gain (loss) per
share)                                  1996 (1)     1995 (2)        1994 (3)        1993 (4)       1992 (5)
--------------------------------------------------------------------------------------------------------------
Consolidated income
Statement data:
  Net sales                          $  80,232      $  24,562     $  24,687      $  10,857      $   2,315
  Income(loss)from
    Continuing operations
    Before taxes and extra-
    Ordinary items                   $  (6,388)     $   1,864     $    (892)     $  (6,511)     $  (3,678)
  Weighted average
    Shares outstanding                   3,226          2,390         2,151          2,064          1,738
  Net income (loss) per
    Share from continuing
    Operations before extra-
    Ordinary items                   $   (1.98)     $     .78     $    (.41)     $   (3.15)     $   (2.12)
Consolidated balance sheet data:
  Total assets                       $ 251,371      $  12,334     $   8,502      $   9,753      $  10,436
  Long-term debt obligations         $  64,401      $     138     $     688      $     400      $   1,211
Stockholder's Equity per share
including putable shares             $    9.33      $    2.25     $     .02      $     .19      $    3.17


1. Includes Yankee for a full year, Readers Choice from September 29, 1995 through June 30, 1996, UNIMAG's investment in Wilmington from September 29, 1995 through December 30, 1995, Wilmington's operations from December 31, 1995 through September 28, 1996, Pittsburgh's operations from December 31, 1995 through September 28, 1996, the operations of Michiana, Stoll, Read-Mor and Scherer Affiliates from July 28, 1996 through September 28, 1996 and Klein operations from September 14, 1996 through September 28, 1996.

2. Includes Reader's Choice, Inc. from April 11, 1995 through September 30, 1995, UNIMAG's investment in Wilmington from April 5, 1995 through September 30, 1995, and other subsidiaries for a full year.

3. Includes all then-existing subsidiaries for a full year.

4. Includes Team Logos Sportstuff, Inc. for a full year; Service News Company doing business as Yankee News Company from May 24, 1993 to October 2, 1993; Sportstuff Marketing, Inc. from March, 1993 to October 2, 1993; Citizens Rental, Inc. through March 12, 1993; and Service News Company's investment in MDI L.P. through May 24, 1993.
                                      223

5. Includes a full-year of Citizens Rental, Inc. and Service News Company's Investment in MDI L.P. and two months of Team Logos Sportstuff, Inc..

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         RESULTS OF OPERATIONS OF UNIMAG FOR THE YEARS ENDED SEPTEMBER 28, 1996 AND SEPTEMBER 30, 1995

REVIEW OF OPERATIONS

         The following table provides financial information for the year ended September 28, 1996 and describes the operating results of the Company for the UNIMAG entities prior to the acquisitions, for the Acquisition Parties combined, and the related cost of goodwill amortization and debenture interest.

---------------------------------------------------------------------------------------------------
                                                                  Amortization of
                                                               Acquisition Goodwill
                                    Prior         Acquisition     and Debenture
                                    Unimag          Parties         Interest        Combined Total
---------------------------------------------------------------------------------------------------
YEAR ENDED SEPTEMBER 28,
1996:
---------------------------------------------------------------------------------------------------
Results of operations $(000):
---------------------------------------------------------------------------------------------------
  Revenue                           $ 50,384        $ 29,848        $   --           $ 80,232
---------------------------------------------------------------------------------------------------
  Gross margin                        12,496           7,459            --             19,955
---------------------------------------------------------------------------------------------------
  Selling, general and               (13,721)         (8,482)           --            (22,203)
    administrative
---------------------------------------------------------------------------------------------------
Net loss                              (3,686)         (1,572)         (1,130)          (6,388)
---------------------------------------------------------------------------------------------------
As a percent of revenue:
---------------------------------------------------------------------------------------------------
  Gross margin                         24.80%          24.99%           --              24.87%
---------------------------------------------------------------------------------------------------
  Selling, general and                (27.23%)        (28.42%)          --             (27.67%)
    administrative
---------------------------------------------------------------------------------------------------
Net loss                               (7.32%)         (5.27%)          --              (7.96%)
---------------------------------------------------------------------------------------------------


         The results of operations for 1996 are not indicative of results from prior years, nor are the results for 1996 indicative of the future. 1996 was a unique transition year which featured industry wide consolidations, declines in gross margin as a percent of revenue, and increases in payroll costs related to increased levels of service. In addition, UNIMAG had only one operating entity, Yankee, reporting for the entire 12 months of fiscal 1996. In addition, UNIMAG reported operations for nine months for Wilmington, Pittsburgh and Readers Choice, two months for Michiana, Stoll, Read-Mor and Scherer Affiliates, and two weeks for Klein.

         The revenue for the Combined Company for the various periods of operations reported for each of the entities in 1996 was $80,232,472 (with approximately $50,384,000, or 63% derived from prior UNIMAG operations), an increase of 227% over 1995 revenue. Substantially all of the growth was attributable to the acquisitions during 1996 for the periods included in the preceeding paragraph.

         In markets serviced by the Combined Company, the business of certain large retail chains such as WalMart and K Mart was lost early in calendar 1996. However, the Company obtained increases in new business from chains previously serviced by other wholesalers not part of the Combined Company. Other increases in new business came from the increased use of high impact marketing programs in large retail customer locations. On a pro-forma basis the revenues of UNIMAG increased by 1.4% from 1995 to 1996.

         The most significant development during 1996 was the reduction in revenue from existing chain customers of both UNIMAG and the Acquisition Parties where new discounts, rebates and amortization of signing bonuses caused an approximate 5% reduction in revenue without a corresponding reduction in the related cost of the products for equivalent numbers of magazines sold. As a result the Company realized less revenue per comparable magazine sold in 1996 versus 1995.

         As a result of these reductions in revenue, the gross margin, as a percentage of revenue, declined from 27.0 % in 1995 to approximately 24.9% in 1996. This trend was not unique to UNIMAG or to the Acquisition Parties, as it was representative of changes throughout the entire industry in 1996. The 2.1% decline in gross margin was attributable almost totally to the discounting and rebating changes during 1996. The cost of product to UNIMAG and the Acquisition Parties, as a percentage of the retail price to the customer, remained relatively constant, however due to volume of business the Acquisition Parties cost of production was slightly less than the prior UNIMAG.

         Selling, general and administrative expenses, as a percent of revenue, increased by 1.5% to 27.7% in 1996 versus 26.2% in 1995 with prior UNIMAG at 27.2% and Acquisition Parties at 28.4%. Included in this increase was administrative cost increases in 1996 over 1995 of $1,049,000 for legal and accounting expenses. Payroll expenses for UNIMAG and the Acquisition Parties, the largest operating expense component, increased in 1996 over 1995 as a result of increased in-store service for the large retail customers. This increase in in-store service cost, created by commitments under contract by the Company to increase the levels of service to the retailers and to assume certain product management functions previously performed by the retailer, also was representative of changes occurring in the industry. The reduction in revenue from discounts, rebates and amortization during 1996 reduced the comparative revenue base. Without this reduction in revenue, the selling, general and administrative percent would have been approximately 1% less.

         Depreciation and amortization expense increased due to the depreciation of fixed assets acquired and to the amortization of goodwill relating to the several business combinations in 1996. Depreciation and amortization as a percentage of sales before purchase accounting was consistent between periods. The acquisition of Michiana, Stoll, Klein, Read-Mor and Scherer Affiliates was accounted for using purchase price accounting. Accordingly, goodwill was created in the amount of $17,083,000 for Michiana, $50,173,000 for Stoll, $33,290,000
for Klein, $789,000 for Read-Mor and $39,631,000 for Scherer Affiliates. This goodwill is being amortized over 40 years with 1996 amortization of two months for Michiana, Stoll, Read-Mor and Scherer Affiliates and two weeks for Klein.

         All of these changes resulted in an increase in the net loss from operations to $4,922,784 (6.1% of revenue) in 1996 compared to $830,582 (3.4% of revenue) in 1995. The 1996 net loss after taxes of $6,387,795 included $1,781,161 of interest expense while the 1995 net income of $1,864,100 include interest expense of $347,809 and a settlement gain of $2,352,170. The 1996 net loss included approximately $3,686,000 from prior UNIMAG, $1,572,000 from Acquisition Parties and $1,130,000 of acquisition amortization of goodwill and interest.

         The acquisition of Michiana, Stoll, Klein, Read-Mor and Scherer Affiliates is being financed by the issuance of Common Stock of the Company, 8% Senior Debentures in the aggregate amount of $39,920,000 and 10% Subordinated Debentures in the aggregate amount of $18,560,000. These debentures accrue interest from July 1, 1996 for Michiana, Stoll, Read-Mor and Scherer Affiliates and from August 24, 1996 for Klein. These debentures increased interest expense for 1996 by approximately $664,000. In addition, Prior UNIMAG incurred a noncash interest charge of $525,000 for the accretion of shares subject to put agreements.

         Because of the loss for the year and because of loss carryforwards, UNIMAG had no federal income tax expense for 1996. The Company has a net operating loss (NOL) of approximately $47,000,000 at September 28, 1996; however, the Company has not recognized any benefits from that NOL through 1996.

         As a result of the application of the Section 382 limitation, a significant amount of pre-change net operating losses of the Combined Company should expire unutilized. UNIMAG estimates that over $20 million of such net operating losses should expire unutilized as a result of such limitation (assuming that the limitation is not increased in respect of any built-in gains).

         The operating results of Prior UNIMAG are more favorable currently since the synergy plans had not been fully implemented by September 28, 1996.

         In addition, the net loss of the Acquisition Parties was more favorable due to these entities being less leveraged than Prior UNIMAG along with the additional amortization relating to the Wilmington and Pittsburgh acquisitions.

         The calculation of earnings per common share and weighted average number of shares outstanding includes the shares to be issued for Michiana, Stoll, Klein, Read-Mor and Scherer

Affiliates for the periods determined under the respective agreements. In addition, the calculation of earnings per share reflects the one for ten reverse split to be submitted to the Shareholders for approval at the 1997 Annual Meeting of Shareholders. The effects of the one for ten reverse stock split have been included as two shareholders holding more than 50% of the shares of Common Stock of the Company have agreed to vote in favor of the split.

LIQUIDITY

         The Company measures its liquidity primarily in Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). However, EBITDA should not be considered as an alternative to net income or as an indicator of cash flows generated by operating, investing or financing activities.

         EBITDA for 1996 was $(2,277,000) versus $2,741,000 for 1995. The 1996
EBITDA was impacted negatively by the gross margin and payroll pressures during the period of ownership, and the Company delayed the implementation of expected consolidation synergies with the acquisition companies during the initial periods of ownership until final consolidation plans could be made.

         The 1995 EBITDA was increased by $3,017,000 for non recurring favorable lawsuit settlements and for other favorable debt settlements related to a now inactive subsidiary. On January 26, 1995 UNIMAG reached final settlement of the lawsuit against Prudential Insurance Company of America and two of its affiliates. As part of the settlement UNIMAG received $3,000,000, less related professional fees of $648,000. The $2,352,000 net settlement was included in the "other income" and increased the Company's liquidity by a corresponding amount. UNIMAG then used part of the settlement proceeds to negotiate payments to vendors of Team Logos Sportstuff, Inc., an inactive, wholly-owned subsidiary, in final settlement of liabilities to those vendors. These settlements of vendor accounts payable resulted in $665,000 of other income during 1995.

         At September 28, 1996 the Company had current liabilities of $116,474,000 (which includes $4,370,000 of the current portion of Senior Debentures and accrued debenture interest) and current assets of $71,291,000 for a working capital deficit of $45,183,000. Included in the $45,183,000 is $6,207,000 of related party debt, and it is anticipated that $4,500,000 of that will be converted to long-term debt. The Company also has $4,470,000 in current debt and accrued interest related to debentures issued to the Acquisition Parties. The Company is reviewing refinancing alternatives for this debt. The Company also plans further reductions in current liabilities by refinancing of current debt and an infusion of additional working capital using longer term debt or new equity.

         The Company anticipates improvements in EBITDA in fiscal 1997 versus 1996 due to reductions in selling, general and administrative expenses through consolidation synergies. It is anticipated that the margin reductions in selling, general and administrative expenses will come primarily from the Acquisition Parties. The Combined Company does not anticipate any further declines in gross margins and has identified some opportunities for recovery of some of the lost margin in the latter part of fiscal 1997.

         The acquisition transactions of the Company since June 30, 1996 have added $141 million of goodwill to the Company's assets and $58.5 million of Senior and Subordinated Debentures to the Company's liabilities. On an annual basis the Company anticipates future amortization of approximately $3,524,000 for this goodwill and initial annual interest of approximately $5,050,000 related to these transactions.

         Certain recent developments have had an adverse effect on the Company's short-term liquidity. At September 28, 1996 the Company has current liabilities in excess of current assets of approximately $45 million. Through its acquisitions, the Company has banking relationships with several banks; however, the Company is seeking to consolidate its borrowing and increase its borrowing capacity with one or more large financial institutions following the Annual Meeting of Shareholders. Because of the delays in the final closing of the acquisition transactions, certain of the acquisition companies are in default with their loans, and one of the acquisition companies has an outstanding obligation to the Internal Revenue Service of approximately $1.2 million. It is anticipated that the bank defaults will not be cured until after the expected refinancing following the Annual Meeting of Shareholders. Obligations in default have been classified as current liabilities in the accompanying financial statements.

         The Company is pursuing several alternative forms of additional financing. This additional financing includes approximately $40 million to refinance the Senior Debentures and an approximate $25 million line of credit to consolidate present bank borrowings and to provide additional working capital. This financing alternative cannot be finalized until after the Company's Annual Meeting of Shareholders and there is no assurance that the Company will be able to secure this financing.

         The Company has a history of operating losses; however, the losses in 1992 through 1994 were from operations unrelated to the periodical wholesale distribution industry. The Company's Connecticut wholesale operations have operated profitably since 1993. The prior annual financial statements of Michiana, Stoll, Scherer Affiliates and Klein (the fourth quarter acquisitions) indicates profitable operations as family businesses through 1995. During 1996 with the increased levels of competition the entire industry experienced reductions in profitability due to margin reduction and increased costs of providing higher levels of customer service.

         The Company plans to return to historical industry profit levels by the end of 1998. Through the consolidation of the geographically contiguous acquisitions, management expects the combined company to achieve considerable cost savings and operating efficiencies through the elimination of redundant overhead and the consolidation of overlapping markets and facilities. Duplicate administrative and distribution functions are being eliminated, and the costs and benefits of technology are being spread over a larger customer base. Additionally, management expects that the consolidation of the businesses of the Company and the Acquisition Parties should increase purchasing power and the ability to negotiate favorable quantity discounts with publishers and national brokers. UNIMAG's pro forma annual sales for 1996 are $281 million which management believes makes UNIMAG the fifth largest periodical wholesaler in the country based on published sales volumes.

         During the latter part of 1996 the Company began to consolidate its distribution operations with a corresponding reduction in general and administrative expenses. The Company will continue these consolidation efforts in 1997 with further expense reductions from operating synergies. During 1997 the Company plans to increase revenue per customer by the implementation of proven high impact marketing in all newly acquired locations and by utilization of the Company's proprietary SMARTS system for more efficient and targeted distribution of product. The Company also is engaged in negotiations with the publisher for better pricing.

         During 1997 the Company anticipates improved cash flow. In 1996, signing bonuses were paid to certain customers to secure multi-year contracts. In many cases, these contracts covered a period of three years. Hence, cash outflows will be substantially less in 1997. In addition, the Company expects that its requirements for capital expenditures will not be significant. Through route consolidations and greater use of in-store service personnel, the Company anticipates minimal increases in its delivery fleet. The Company does anticipate additional capital expenditures for store fixtures; however, these increases in fixtures have historically generated enough additional revenue and gross margin to pay for the fixtures cost within one year.

         The Company also is engaged in an effort to reduce the average days outstanding of current accounts receivable and has negotiated with suppliers for more favorable payment terms on vendor payables.

         In summary, the Company believes that its current strategic plan will produce a new financial partner and positive cash flow. There can be no assurance that this plan will succeed. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

CASH FLOWS - OPERATING ACTIVITIES

         During 1996 the Company experienced a decline in net cash provided from operations of $(3,402,000) from $2,084,000 in 1995 to a deficit of $(1,318,000)
in 1996. The 1996 deficit is due primarily to the net loss of $6,388,000 for 1996; however, the Company also paid $2,002,000 to retailers in net long term prepaid signing bonuses still to be amortized over the lives of the contracts. Both accounts receivable and accounts payable increased by approximately $2,000,000. Other significant increases in cash flow from operations included depreciation and amortization of $2,513,000 and an increase in accrued liabilities, primarily related to legal and accounting expenses, of $3,034,000. During 1995 the cash provided from operations was attributable primarily to the Prudential settlement. As discussed above, the Company is seeking financing to address its working capital deficiencies.

CASH FLOWS - INVESTING ACTIVITIES

         The Company spent $1,066,000 in 1996 for capital expenditures, primarily for vehicles and retail display fixtures. The acquisition transactions did not require the spending of any significant amounts for additional capital expenditures since the acquired companies had adequate investments in capital assets. During 1995 the Company spent $153,000 for capital expenditures, purchased Readers Choice, Inc. for $495,000 and loaned Wilmington $500,000 in connection with a purchase option.

CASH FLOWS - FINANCING ACTIVITIES

         During 1996 the Company borrowed $4,352,000 under debt obligations. The Company made payments of $1,724,000 under debt obligations for a net cash provided of $2,628,000. During 1995 the Company issued common stock subject to put agreements for $482,000, borrowed $125,000 and repaid $1,393,000 of debt obligations.

CAPITAL RESOURCES

         Through its acquisitions the Company has banking relationships with several banks; however, the Company is seeking to consolidate its borrowing and increase its borrowing capacity with one or more large financial institutions following the Annual Meeting of Shareholders. See the discussions of "Financing Arrangements" and "Liquidity" above.

CAPITAL REQUIREMENTS

         During 1997, the Company expects that its requirements for capital expenditures will not be significant. Through route consolidations and greater use of in-store service personnel, the Company anticipates minimal increases in its delivery fleet. The Company does anticipate additional capital expenditures for store fixtures; however, these fixture increases have historically generated enough additional revenue and gross margin to pay for the fixture costs with one year.

OPERATIONAL MEASURES

         The receivables of the Company and its Acquisition Parties increased during 1996 due to an increase in payment time periods by certain large retailers. This increase in receivables caused a corresponding increase in trade payables. The Company is engaged in collection efforts to reduce the number of days outstanding of receivables. In addition, through the Company's SMARTS system and related inventory management and purchasing consolidation efforts, the Company anticipates reducing the amount of inventory and the related vendor payables for a given level of revenue.

OPERATING SYNERGIES

         The acquisition transactions will enable the Combined Company to successfully leverage its investment in its sophisticated and proprietary SMARTS System (which stands for Sales Magazine Analysis React Transmit System), acquired from the Scherer Affiliates, for more efficient product allocation and higher per store revenue. The SMARTS System develops a Distribution Rate Base ("DRB") which is used by publishers to reach targeted customer growth. Distribution Rate Base is a number similar to that of the advertising rate base for an advertiser. It is predicated on the consumer pull potential of a magazine as analyzed by the SMARTS system for Lifestyle Cluster Groups and then consolidated into Social Rankings for anticipated impressions per thousands by retailer. The Company charges for the use of the DRB information, and this offsets the cost of higher levels of service and the use of improved technology. Management believes that, as the Combined Company continues to expand, the SMARTS System, which provides a unique competitive advantage, will improve same store revenue as it is introduced to new retail locations and will provide a critical competitive advantage over other regional wholesalers in obtaining important new accounts.

         In addition to the proprietary SMARTS System, the Combined Company's current and future high impact marketing programs provide an important competitive advantage by customizing magazine displays to utilize otherwise wasted space in retail stores. The implementation of these programs has historically enabled the Company to improve sales levels by as much as 20-25% when the programs are introduced into a given retail location. The Company expects that the introduction of the high impact marketing program to Acquisition Parties not currently using it will improve sales levels of the Combined Company.

         The consolidation of the contiguous Acquisition Parties enables the Company to achieve considerable cost savings and operating efficiencies through the elimination of redundant overhead and the consolidation of overlapping facilities. Subsequent to September 28, 1996 the Company converted nine warehouse locations in the states of Michigan, Ohio and Indiana to delivery depots by consolidating the majority of office and warehouse functions in three locations. The cost to eliminate this redundant overhead and to consolidate was insignificant and was reflected in the periods in which the changes were made. Savings occurred from the elimination of duplicate administrative and distribution functions, and additional savings result from spreading the costs of technology over a larger customer base. Additionally, the consolidation of the businesses of the Company and the Acquisition Parties will increase purchasing power and the ability to negotiate future favorable quantity discounts with publishers and national brokers.

         The Company anticipates that the gross margin pressure which occurred in the latter half of 1996, will continue into 1997. The Company, and the entire industry, has begun the process of margin recovery which includes new negotiations with suppliers regarding pricing and discounts, changing the mix of higher margin magazines versus lower margin magazines, and consolidating book purchases for volume discounts. The Company anticipates a significant recovery over time; however, the amount and timing are not quantifiable at this point in time.

         The decline in the gross margin percent will be offset by reductions in selling, general and administrative expenses to below 20% after the consolidations are complete. The higher percentage of selling, general and administrative in 1996 reflects the impact of absorbing most of the added payroll related costs for increase in service-related product management functions. The future reduction of this percentage will be supported by opportunities to increase the revenue base without a corresponding increase in the related fixed and semi-variable expenses.

         Although a definitive plan had not been adopted prior to September 28, 1996, subsequent to September 28, 1996 the Company anticipates being able through facility consolidations to terminate approximately 15% of the total full-time work force that was in place at September 28, 1996. During fiscal 1997 a plan was defined and has started to be implemented. The additional cost of these terminations have not been significant and were reflected in the period when the termination took place. The annual savings is estimated at approximately $2.7 million, once the plan is fully implemented.

FINANCING ARRANGEMENTS

         Each of the Exchange Agreements contemplates that stock or assets of the various Acquisition Parties will be contributed to the Company in exchange for Common Stock of the Company, valued at $1.50 per share (pre-split), and for Senior and Subordinated Debentures. The Company has entered into a Debenture Agreement (the "Debenture Agreement") with the Stoll Shareholders, the Michiana Shareholders, the Klein Shareholder, the OPD Shareholders, the Scherer Shareholders and the Scherer Affiliates pursuant to which the Debentures are being issued. In addition, the Company will issue a $4,500,000 Subordinated Debenture and a cash payment of $500,000 in exchange for a $5,000,000 note owned by OPD to KDR Limited, an Ohio limited liability company whose owners include R. David Thomas, a principal shareholder of the Company, and R. L. Richards, a director nominee. In connection with this transaction R. David Thomas will purchase an additional $500,000 of common stock. The Company also intends to issue $242,211 of Senior Debentures and $94,594 of Subordinated Debentures in connection with the acquisition of Read-Mor.

         The Senior Debentures are designated as "8% Senior Debentures Due 2002", mature on January 1, 2002, and bear interest at the rate of 8% per annum from July 1, 1996, provided, however, that Senior Debentures issued pursuant to the Klein Exchange Agreement will begin to accrue interest from August 24, 1996. Interest is payable quarterly on January 1, April 1, July 1 and October 1, commencing on the date of final closing of a particular acquisition. Principal on the Senior Debentures will be paid quarterly on each interest payment date in accordance with the schedule and priority set forth in the Debenture Agreement, commencing on April 1, 1997.

             The Subordinated Debentures are designated as "10% Subordinated Debentures Due 2004", mature on January 1, 2004 and bear interest at the rate of 10% per annum from July 1, 1996, provided, however, that Subordinated Debentures issued pursuant to the Klein Exchange Agreement will begin to accrue interest from August 24, 1996. Interest is payable quarterly on January 1, April 1, July 1 and October 1, commencing on the date of final closing of a particular acquisition. Principal on the Subordinated Debentures is to be paid quarterly on each interest payment date in accordance with the schedule and priority set forth in the Debenture Agreement, commencing on April 1, 1999.

         The Debenture Agreement pursuant to which the Senior and Subordinated Debentures are being issued to the Acquisition Parties requires the Company to use its best efforts to refinance the Senior Debentures, which are expected to aggregate approximately $39,920,000. In connection with such refinancing, the Company has engaged Bank of Boston as financial advisor to the Company's Board of Directors. Bank of Boston has been requested to provide fee based services in connection with the development of a financing restructuring for the transactions and with the related placement of debt and/or equity securities. The Company has had discussions with several different entities, introduced to the Company by Bank of Boston, interested in providing such financing. The Company has received a signed letter of intent from Bain Capital, Inc. to provide such financing, subject to certain terms and conditions and subject to due diligence; however, the Company has not received a final financing commitment nor reached a final agreement regarding such financing.

         The Company also plans to restructure existing Company and Acquisition Parties bank and third party debt and to consolidate banking relationships. The Company further plans to expand bank lines of credit to support working capital and other requirements of the Combined Companies. The Company has had discussions with several different entities interested in providing such financing to the Combined Companies. At present, the Company has not entered into any new debt and/or equity placements through the Bank of Boston or through any other financial adviser in connection with the transactions.

COMMITMENTS AND CONTINGENCIES

         The Company has entered into long-term contracts (generally three years) with its most important customers. These contracts resulted in the gross margin reductions of 1996.

         The Company has been named as a defendant in various litigation matters. Management intends to vigorously defend these outstanding claims. The Company believes it has an adequate accrual for these claims and that any current pending or threatened litigation matters will not have a material adverse impact on the Company's results of operations or financial conditions. (See Note 13 to the Consolidated Financial Statements.)

INFLATION

         The impact of inflation on wholesale and retail operations is difficult to measure. The Company cannot easily pass magazine costs on to customers unless the publisher increases the cover price of the periodical, so it must control inflation at the point of purchase. The Company is engaged in activities to control these costs. As a result, the Company believes that the effect of inflation, if any, on the results of operations and financial condition has been minor and is expected to remain so in the future.

SEASONALITY

         The sale of magazines, books, and newspapers is subject to minimal seasonality.

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 - SAFE HARBOR CAUTIONARY STATEMENT

         This Management's Discussion and Analysis of Financial Condition and Results of Operation contains forward looking statements as defined by the Private Securities Litigation Reform Act of 1995 (the Reform Act). These forward-looking statements express the beliefs and expectations of management regarding UNIMAG's future results and performance and include, without limitation, the following: statements concerning the Company's outlook for 1997 and 1998; the Company's plans for the acquisition transactions to be voted on at the next Annual Meeting of Shareholders; the Company's plans for revenue growth and operational cost reductions; the Company's plans for future acquisitions (as discussed in "Background" above); the Company's plans for future consolidations and changes in properties (as discussed in "Operating Synergies" above); the Company's plans for future financing and refinancing (as discussed in "Financing Arrangements" above); the Company's future operational strategies to improve operating cash flow; and other similar expressions concerning matters that are not historical facts.

         Such statements are based on current expectations and involve a number of known and unknown uncertainties that could cause the actual results, performances, and/or achievements of the Company to differ materially from any future results, performances, or achievements, expressed or implied by the forward-looking statements, and any such statement is qualified by reference to the following cautionary statements. In connection with the safe harbor provisions of the Reform Act, the Company's management is hereby identifying important factors that could cause actual results to differ materially from management's expectations including, without limitation, the following: delays in the date of the Annual Meeting of Shareholders; the ability to obtain required levels of product for all geographic markets; the acquisition or disposition of additional entities; the ability of the Company to obtain financing and refinancing; the timing of the implementation of operating synergies; further changes in the industry; the factors discussed in paragraph four of the Opinion in the Report of Independent Public Accountants and the related Note 2 to the financial statements; and other risks described from time to time in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to publicly release any revisions to these forward looking statements for events occurring after the date hereof or reflect any other unanticipated events.

                             UNITED MAGAZINE COMPANY

                        CONSOLIDATED FINANCIAL STATEMENTS

                 AS OF SEPTEMBER 28, 1996 AND SEPTEMBER 30, 1995

                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
United Magazine Company:

         We have audited the accompanying consolidated balance sheets of United Magazine Company (an Ohio corporation) and Subsidiaries as of September 28, 1996 and September 30, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Magazine Company and Subsidiaries as of September 28, 1996 and September 30, 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring operating losses, is currently in default under certain of its acquired debt agreements, acquired certain unpaid taxes due the Internal Revenue Service and has current liabilities in excess of current assets of approximately $45 million. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                                     ARTHUR ANDERSEN LLP

Columbus, Ohio,
January 13, 1997



                             UNITED MAGAZINE COMPANY

                           Consolidated Balance Sheets
                 As of September 28, 1996 and September 30, 1995

                              ASSETS                                     1996               1995
                                                                     -------------     -------------

CURRENT ASSETS:
   Cash                                                              $   2,546,785     $     755,338
   Accounts receivable, net of allowance for doubtful accounts of
     $2,985,000 in 1996 and $63,000 in 1995                             29,835,357         2,869,762
   Inventories                                                          35,746,922         3,096,982
   Marketable securities                                                   473,556              --
   Notes receivable from related parties                                 1,352,646              --
   Prepaids and other                                                    1,335,458            58,007
                                                                     -------------     -------------
              Total current assets                                      71,290,724         6,780,089
                                                                     -------------     -------------

PROPERTY AND EQUIPMENT, at cost:
   Land                                                                    290,706              --
   Building and improvements                                             2,260,740              --
   Furniture and equipment                                               6,174,452           590,068
   Vehicles                                                              4,789,336           479,628
   Leasehold improvements                                                  522,336           101,616
                                                                     -------------     -------------
                                                                        14,037,570         1,171,312
   Less - accumulated depreciation and amortization                     (1,585,503          (475,501
                                                                     -------------     -------------

              Total property and equipment, net                         12,452,067           695,811
                                                                     -------------     -------------

ASSETS HELD FOR SALE                                                     1,239,605              --
                                                                     -------------     -------------

INVESTMENT IN WILMINGTON:
   Business option                                                            --           3,202,672
   Note and interest receivable from Wilmington                               --             524,375
                                                                     -------------     -------------
              Total investment in Wilmington                                  --           3,727,047
                                                                     -------------     -------------

OTHER ASSETS:
   Sales orders and regulation records, net of accumulated
     amortization of $847,475 in 1996 and $593,236 in 1995                 423,720           677,959
   Costs in excess of net assets acquired, net of accumulated
     amortization of $911,143 in 1996 and $153,965 in 1995             154,518,179           452,616
   Covenants not to compete, net of amortization of
     $105,362 in 1996                                                      538,777              --
   Notes receivable from related parties                                 1,788,645              --
   Prepaids                                                              5,501,703              --
   Other assets, net                                                     3,617,107              --
                                                                     -------------     -------------
              Total other assets                                       166,388,131         1,130,575
                                                                     -------------     -------------

              Total assets                                           $ 251,370,527     $  12,333,522
                                                                     =============     =============


(Continued on next page)
                                      234



                             UNITED MAGAZINE COMPANY

                           Consolidated Balance Sheets
                 As of September 28, 1996 and September 30, 1995

         LIABILITIES AND SHAREHOLDERS' EQUITY                     1996            1995
         ------------------------------------             ---------------------------------

CURRENT LIABILITIES:
   Current portion of debt obligations                     $  10,822,386     $     113,076
   Current portion of Senior debentures                        3,329,295              --
   Short-term borrowings * related parties                     6,206,853              --
   Accounts payable                                           70,302,971         4,763,693
   Accrued expenses                                           12,762,143           801,291
   Accrued interest on debentures                              1,041,006              --
   Income taxes payable                                        1,534,602              --
   Reserve for gross profit on sales returns                  10,474,409           541,499
                                                          ---------------------------------
              Total current liabilities                      116,473,665         6,219,559

LONG-TERM DEBT OBLIGATIONS                                     9,247,711           137,500

DEBENTURES:

   - Senior                                                   36,590,520              --
   - Subordinated                                             18,559,707              --

DEFERRED COMPENSATION PLAN                                     1,231,041              --

ACCRUED PENSION OBLIGATION                                     2,115,478              --

POST-RETIREMENT OBLIGATION                                     1,450,015              --

DEALER ADVANCE PAYMENTS AND OTHER                                146,938            38,750
                                                          ---------------------------------
              Total liabilities                              185,815,074         6,395,809
                                                          ---------------------------------
COMMITMENTS AND CONTINGENCIES

COMMON STOCK SUBJECT TO PUT AGREEMENTS, 482,140 shares         4,329,287         3,804,185
                                                          ---------------------------------
SHAREHOLDERS' EQUITY:
   Common stock, no par value, 53,250,000 shares
     authorized, 4,283,506 and 4,250,056 issued,
     and 2,676,034 and 2,642,585 outstanding (including
     shares subject to Put Agreements), in 1996 and
     1995, respectively                                              250               250
   Paid-in capital                                            43,079,563        42,701,846
   Obligation to issue shares (4,349,476)                     65,242,138              --
   Treasury stock, at cost                                       (16,998)          (16,998)
   Unrealized loss                                               (31,219)             --
   Minimum pension liability adjustment                         (108,204)             --
   Retained deficit                                          (46,939,365)      (40,551,570)
                                                          ---------------------------------
              Total shareholders' equity                      61,226,165         2,133,528
                                                          ---------------------------------
              Total liabilities and shareholders'
                equity                                     $ 251,370,527     $  12,333,522
                                                          =================================

         The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.


                             UNITED MAGAZINE COMPANY

                      Consolidated Statements of Operations
          For the Years Ended September 28, 1996 and September 30, 1995

                                                         1996             1995
                                                    -------------    -------------
NET SALES                                           $ 80,232,472     $ 24,561,801

COST OF SALES                                        (60,277,303)     (17,918,114)
                                                    ------------     ------------

              Gross profit                            19,955,169        6,643,687

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         (22,203,107)      (6,426,601)

DEPRECIATION AND AMORTIZATION                         (2,511,654)        (553,971)

INCOME (LOSS) FROM INVESTMENT IN WILMINGTON             (163,192)          32,405

WRITE-OFF OF ASSETS                                         --           (534,102)
                                                    ------------     ------------
LOSS FROM OPERATIONS                                  (4,922,784)        (838,582)
                                                    ------------     ------------
+OTHER INCOME (EXPENSES), net:
   Interest expense                                   (1,781,141)        (347,809)
   Interest income                                       182,123           25,103
   Prudential settlement, net (Note 13.a.)                  --          2,352,170
   Accounts payable settlement gain                         --            665,135
   Other, net                                            134,007            8,163
                                                    ------------     ------------
              Total other income (expenses), net      (1,465,011)       2,702,762
                                                    ------------     ------------

INCOME (LOSS) BEFORE TAXES                            (6,387,795)       1,864,180

INCOME TAXES                                                --               --
                                                    ------------     ------------
NET INCOME (LOSS)                                   $ (6,387,795)    $  1,864,180
                                                    ============     ============

WEIGHTED AVERAGE SHARES OUTSTANDING                    3,225,729        2,390,318
                                                    ============     ============

EARNINGS (LOSS) PER SHARE                           $      (1.98)    $        .78
                                                    ============     ============

         The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                             UNITED MAGAZINE COMPANY


                 Consolidated Statements of Shareholders' Equity
          For the Years Ended September 28, 1996 and September 30, 1995

                                    Number of Shares
                                       Outstanding       Treasury                                       Obligation
                                      (post-split)        Shares         Common         Paid-in          to Issue        Treasury
                                                       (post-split)      Stock          Capital        Common Stock        Stock
BALANCE, October 1, 1994                2,139,199        1,606,413    $      25       $ 42,467,355     $       --      $       --
   Issuance of common stock                22,305             --              --           223,046             --              --
   Purchase of shares previously           (1,059)           1,059            --              --               --           (16,998)
     issued
   Shares earned under consulting
     agreement:
     22,315 shares earned in
       1994 issued in 1995                   --               --              --          (223,046)            --              --
     23,449 shares earned but
       not issued in 1995                    --               --              --           234,491             --              --
   Net income                                --               --              --                --             --              --
                                        ---------        ---------    ------------    ------------     ------------    ------------
                                                                                      ------------     ------------    ------------
BALANCE, September 30, 1995             2,160,445        1,607,472             250      42,701,846             --           (16,998)
   Issuance of common stock                33,449             --              --           325,491             --              --
   Obligation to issue 4,349,476
     shares of common stock                  --               --              --              --         65,242,138            --
   Shares earned under consulting
     agreement:
     23,449 shares earned in
       1995 issued in 1996                   --               --              --          (234,491)            --              --
     25,096 shares earned but
       not issued in 1995                    --               --              --           286,717             --              --
   Unrealized loss on investments
     held for sale                           --               --              --              --               --              --
   Minimum pension liability                 --               --              --              --               --              --
     adjustment
   Net loss                                  --               --              --              --               --              --
                                     ------------     ------------    ------------    ------------     ------------    ------------
BALANCE, September 28, 1996             2,193,894        1,607,472    $        250    $ 43,079,563     $ 65,242,138    $    (16,998)
                                     ============     ============    ============    ============     ============    ============



                                                         Minimum
                                                         Pension
                                         Unrealized      Liability        Retained
                                            Loss        Adjustment         Deficit             Total

BALANCE, October 1, 1994               $       --       $       --       $(42,415,750)    $     51,855
   Issuance of common stock                    --               --               --            223,046
   Purchase of shares previously               --               --               --            (16,998)
     issued
   Shares earned under consulting
     agreement:
     22,315 shares earned in
       1994 issued in 1995                     --               --               --           (223,046)
     23,449 shares earned but
       not issued in 1995                      --               --               --            234,491
   Net income                                  --                          1,864,180         1,864,180
                                       ------------     ------------     ------------     ------------
                                       ------------     ------------     ------------     ------------
BALANCE, September 30, 1995                    --               --        (40,551,570)       2,133,528
   Issuance of common stock                    --               --               --            325,491
   Obligation to issue 4,349,476
     shares of common stock                    --               --               --         65,242,138
   Shares earned under consulting
     agreement:
     23,449 shares earned in
       1995 issued in 1996                     --               --               --           (234,491
     25,096 shares earned but
       not issued in 1995                      --               --               --            286,717
   Unrealized loss on investments
     held for sale                          (31,219)            --               --            (31,219
   Minimum pension liability                   --           (108,204)            --           (108,204
     adjustment
   Net loss                                    --               --         (6,387,795)      (6,387,795)
                                       ------------     ------------     ------------     ------------
BALANCE, September 28, 1996            $    (31,219)    $   (108,204)    $(46,939,365)    $ 61,226,165
                                       ============     ============     ============     ============


The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.


                             UNITED MAGAZINE COMPANY
                             -----------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------

          FOR THE YEARS ENDED SEPTEMBER 28, 1996 AND SEPTEMBER 30, 1995
          -------------------------------------------------------------

                           INCREASE (DECREASE) IN CASH
                           ---------------------------

                                                                         1996           1995
                                                                    -------------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                 $(6,387,795)    $ 1,864,180
   Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities -
     (Income) loss on investment in Wilmington                           163,192         (32,405)
     Consulting fee paid with common stock                               286,717         234,491
     Gain from settlement of accounts payable                               --          (665,134)
     Accretion of interest on common stock subject to put
       agreements                                                        525,102         238,161
     Depreciation and amortization                                     2,512,574         553,971
     Loss due to write-off of certain assets                                --           534,102
   Changes in certain assets and liabilities, net of the effect of acquisitions and investments-
     (Increase) decrease in certain assets:
       Accounts receivable                                            (2,017,379)       (394,760)
       Inventories                                                      (464,131)         (7,146)
       Prepaids and other current assets                                 496,841        (242,557)
       Other assets                                                     (191,532)           --
       Long-term prepaids                                             (2,002,379)           --
     Increase (decrease) in certain liabilities:
       Accounts payable                                                2,053,805           6,912
       Accrued expenses                                                2,924,386        (135,536)
       Reserve for gross profit on sales returns                         892,598         123,728
       Dealer advance payments                                           108,188           5,525
       Other liabilities                                                 (73,289)           --
       Deferred compensation                                            (109,181)           --
       Accrued pension obligation                                        (95,526)           --
       Post-retirement obligation                                         59,611            --
                                                                     -----------     -----------
              Net cash (used in) provided by operating activities     (1,318,198)      2,083,532
                                                                     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment                                (1,066,245)       (153,480)
   Cash (used) for acquisitions, net of cash acquired                  1,200,069        (495,167)
   Receipt of payment (issuance of) on notes receivable from
     related parties                                                     347,941        (500,000)
                                                                     -----------     -----------
              Net cash provided by (used in) investing activities        481,765      (1,148,647)
                                                                     -----------     -----------


(Continued on next page)


                      CONSOLIDATED STATEMENTS OF CASH FLOWS

          FOR THE YEARS ENDED SEPTEMBER 28, 1996 AND SEPTEMBER 30, 1995

                           INCREASE (DECREASE) IN CASH

                                   (Continued)

                                                                         1996           1995
--------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings under debt obligations                                 $ 4,352,266     $   125,000
   Payments on debt obligations                                       (1,724,386)     (1,392,753)
   Proceeds from issuance of common stock
      subject to put agreements                                             --           482,140
   Buy-back of common stock                                              (16,998)
                                                                     -----------     -----------

              Net cash provided by (used in) financing activities     2,627,880        (802,611)

NET INCREASE IN CASH                                                   1,791,447         132,274

CASH, beginning of year                                                  755,338         623,064
                                                                     -----------     -----------

CASH, end of year                                                    $ 2,546,785     $   755,338
                                                                     ===========     ===========


Supplemental Disclosure of Cash Flow Information
------------------------------------------------

   Cash paid during the year for interest                            $   532,000     $   133,000
   Cash paid during the year for taxes                               $    49,000     $    20,000


Supplemental Schedule of Noncash Investing and Financing Activities
-------------------------------------------------------------------

1996
----

The company made six significant acquisitions in 1996. In addition, they disposed of an insignificant subsidiary. See Note 4 for additional discussion.

1995
----

See Note 12 for discussion on common shares issued for the investment in Wilmington.

The Company acquired approximately $545,500 of assets and assumed $45,500 of liabilities through the acquisition of Reader's Choice, Inc.

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                             UNITED MAGAZINE COMPANY
                             -----------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                 AS OF SEPTEMBER 28, 1996 AND SEPTEMBER 30, 1995
                 -----------------------------------------------

 (1)   ORGANIZATION
       ------------

       United Magazine Company (UNIMAG or the Company) is an Ohio corporation which was incorporated on April 8, 1964. UNIMAG (the Parent) is a holding company. All operations for the year were conducted through its wholly-owned subsidiaries. UNIMAG also has three inactive subsidiaries.

       Business of UNIMAG
       ------------------

       UNIMAG operates wholesale operations primarily in the northern midwest (Ohio, Michigan, Northern Indiana and Western Pennsylvania), Connecticut and North Carolina. From various distribution facilities UNIMAG distributes approximately 3,500 different titles of magazines to its customers on a weekly basis. UNIMAG also distributes books and various other sundry items. In addition to the wholesaling business, UNIMAG has 31 retail bookstores. These retail operations generated approximately $3 million in revenue during fiscal 1996.

       UNIMAG grew significantly during 1996 by the acquisition of six wholesalers (two in the second quarter and four in the fourth quarter). Consideration for these acquisitions was in the form of cash, notes payable, debentures and common stock of the Company. Due to the significant amount of shares to be issued, for the fourth quarter acquisitions, UNIMAG is required to obtain shareholder approval. The Company is currently preparing the Proxy Statement for the shareholder vote at the Annual Meeting of Shareholders. Upon approval the exchanges will occur and legal titles will pass. However, the Company has already received the necessary approvals from two significant shareholders who have agreed to vote their shares, which represent a majority of the outstanding shares, in favor of the acquisitions discussed above as well as a 1 for 10 reverse stock split. Since the approval is assured, the Company has reflected the reverse stock split for all periods presented and the effect of the acquisitions.

 (2)   MANAGEMENT PLAN
       ---------------

       Certain recent developments have had an adverse effect on the Company's short-term liquidity. At September 28, 1996 the Company has current liabilities in excess of current assets of approximately $45 million. Through its acquisitions, the Company has banking relationships with several banks; however, the Company is seeking to consolidate its borrowing and increase its borrowing capacity with one or more large financial institutions following the Annual Meeting of Shareholders. Because of the delays in the final closing of the acquisition transactions, certain of the acquisition companies are in default with their loans, and one of the acquisition companies has an outstanding obligation to the Internal Revenue Service of approximately $1.2 million. It is anticipated that the bank defaults will not be cured until after the expected refinancing following the Annual Meeting of Shareholders. Obligations in default have been classified as current liabilities in the accompanying financial statements.

       The Company is pursuing several alternative forms of additional financing. This additional financing includes approximately $40 million to refinance the Senior Debentures and an approximate $25 million line of credit to consolidate present bank borrowings and to provide additional working capital. This financing alternative cannot be finalized until after the Company's Annual Meeting of Shareholders scheduled for late March, 1997 and there is no assurance that the Company will be able to secure this financing.

       The Company has a history of operating losses; however, the losses in 1992 through 1994 were from operations unrelated to the periodical wholesale distribution industry. The Company's Connecticut wholesale operations have operated profitably since 1993. The prior annual financial statements of Michiana, Stoll, Scherer Affiliates and Klein (the fourth quarter acquisitions) indicates profitable operations as family businesses through 1995. During 1996 with the increased levels of competition the entire industry experienced reductions in profitability due to margin reduction and increased costs of providing higher levels of customer service.

       The Company plans to return to historical industry profit levels by the end of 1998. Through the consolidation of the geographically contiguous acquisitions, management expects the combined company to achieve considerable cost savings and operating efficiencies through the elimination of redundant overhead and the consolidation of overlapping markets and facilities. Duplicate administrative and distribution functions are being eliminated, and the costs and benefits of technology are being spread over a larger customer base. Additionally, management expects that the consolidation of the businesses of the Company and the acquisition parties should increase purchasing power and the ability to negotiate favorable quantity discounts with publishers and national brokers. UNIMAG's pro forma annual sales for 1996 are $281 million which management believes makes UNIMAG the fifth largest periodical wholesaler in the country based on published sales volumes.

       During the latter part of 1996 the Company began to consolidate its distribution operations with a corresponding reduction in general and administrative expenses. The Company will continue these consolidation efforts in 1997 with further expense reductions from operating synergies. During 1997 the Company plans to increase revenue per customer by the implementation of proven high impact marketing in all newly acquired locations and by utilization of the Company's proprietary SMARTS system for more efficient and targeted distribution of product. The Company also is engaged in negotiations with the publisher for better pricing.

       During 1997 the Company anticipates improved cash flow. In 1996, signing bonuses were paid to certain customers to secure multi-year contracts. In many cases, these contracts covered a period of three years. Hence, cash outflows will be substantially less in 1997. In addition, the Company expects that its requirements for capital expenditures will not be significant. Through route consolidations and greater use of in-store service personnel, the Company anticipates minimal increases in its delivery fleet. The Company does anticipate additional capital expenditures for store fixtures; however, these increases in fixtures have historically generated enough additional revenue and gross margin to pay for the fixtures cost within one year.

       The Company also is engaged in an effort to reduce the average days outstanding of current accounts receivable and has negotiated with suppliers for more favorable payment terms on vendor payables.

       In summary, the Company believes that its current strategic plan will produce a new financial partner and positive cash flow. There can be no assurance that this plan will succeed. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

 (3)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       ------------------------------------------

       (a) FISCAL YEAR - UNIMAG follows the practice of a 52/53 week fiscal year which ends on the Saturday nearest to September 30.

       (b) PRINCIPLES OF CONSOLIDATION - All intercompany balances and transactions have been eliminated in the consolidated financial statements.

       (c) ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, such as allowance for doubtful accounts and the reserve for gross profit on sales returns, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from their estimates.

       (d) INVENTORIES - Inventories are valued at the lower of cost or market as determined by the first-in, first-out (FIFO) cost method.

       (e) MARKETABLE SECURITIES - The Company accounts for its marketable securities in accordance with Statement of Financial Accounting Standards No. 115. The Company's investment in marketable securities represent securities that are "available for sale". The securities have been recorded at fair market value as of September 28, 1996 with an unrealized loss of $31,219 reported as a separate component of shareholders' equity.

        (f) PROPERTY AND EQUIPMENT - Property and equipment are stated at cost or acquired cost (fair value) after acquisition. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets as follows:

                                                          Years
                                                         --------

                    Building                               31
                    Building improvements                  10
                    Furniture and equipment                5-7
                    Vehicles                               3-5

            Leasehold improvements are being amortized on a straight-line basis over the life of the lease.

            The cost and accumulated depreciation and amortization applicable to assets retired are removed from the accounts and any resulting gain or loss on disposition is recognized in income. Betterments, renewals and extraordinary repairs that extend the life of the asset are capitalized; other maintenance and repair costs are expensed as incurred.

       (g) ASSET HELD FOR SALE - The Company has an airplane that was part of the fourth quarter acquisition. The value assigned represents its estimated fair value.

       (h) PREPAID SIGNING BONUSES - The Company has entered into supplier contracts with many of their large chain customers. As part of the contract UNIMAG paid the customer an up-front payment (signing bonus) for obtaining a multi-year contract. These payments are being amortized straight-line against revenue over the life of the contract.

       (i) EXCESS OF COST OVER NET ASSETS ACQUIRED - Excess of cost over net assets acquired (goodwill) consists of the excess of the cost to acquire an entity over the estimated fair market value of the net assets acquired. Goodwill is amortized on a straight-line basis over 40 years. The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. In evaluating whether goodwill is recoverable, the Company estimates the sum of the expected future cash flows, undiscounted and without interest charges, derived from such goodwill over its remaining life. The Company believes that no such impairment existed at September 28, 1996.

       (j) REVENUE RECOGNITION - Revenues and cost of sales from the sale of periodical inventories are recognized upon shipment to the customers. However, due to the significant volume of merchandise returns that are typical in the periodical industry, the Company records a reserve for merchandise returned. This reserve is based on the gross profit margin on merchandise sold in the current period that is estimated to be returned by the customers in the subsequent period. The Company receives credit for the cost of such returns from the publisher.

        (k) DISCOUNTS AND REBATES - The Company records all discounts and rebates given to the customer on the accrual basis of accounting as a reduction in net sales.

       (l) INCOME TAXES - The Company follows SFAS No. 109 "Accounting for Income Taxes" (SFAS 109). (See Note 8).

       (m) FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of current assets and liabilities approximate their fair market value because of the short-term maturity of these financial instruments. The fair market value of long-term debt is discussed further in Note 5.

       (n) WEIGHTED AVERAGE SHARES OUTSTANDING - The weighted average number of shares outstanding for earnings per share purposes is calculated using common shares issued, shares earned but not issued under a consulting agreement, shares obligated to be issued as well as common shares subject to put agreements. All years presented have been restated to reflect the 1 for 10 reverse split. The shares to be issued upon shareholders approval at the Annual Shareholders Meeting have been included in the weighted average shares outstanding from the respective acquisition dates as discussed in Note 4.c.

      (o) CONCENTRATION OF CREDIT RISK - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The majority of the Company's revenues are derived from chain and independent grocery stores through the territories discussed in Note 1. No one chain represents a significant portion of the Company's revenue.

      (p) RECLASSIFICATIONS - Certain reclassifications have been made to the consolidated financial statements for 1995 to conform with the 1996 presentation.

 (4)   ACQUISITIONS AND DISPOSITIONS
       -----------------------------

       The Company has made significant acquisitions through three different transactions as described below.

       a. In January 1996, the Company exercised its option for a nominal amount to acquire the outstanding stock of Service News Company of Wilmington, North Carolina. See Note 12 for additional discussion and the purchase of the business option in 1995. The following summarizes the allocation of fair values of the various assets and liabilities acquired:

            Cash                                                $     67,856
            Accounts receivable, net                                 663,726
            Inventories                                              842,292
            Property and equipment                                   337,654
            Note receivable - prior owners                            47,456
            Other assets                                               2,950
            Sales O&R records                                         76,950
            Covenants not to compete                                 425,000
            Goodwill                                               5,206,159
            Accounts payable and accrued expenses                (3,161,768)
            Advanced from UNIMAG                                 (3,403,542)
            Intercompany payable                                   (289,242)
            Reserve for gross profit on sales returns              (357,000)
            Debt obligations                                       (458,490)
                                                                -----------
            Option exercise price                               $         1
                                                                ===========

       b. Also in January 1996, the Company acquired the operations of Triangle News Company (Triangle) in Pittsburgh Pennsylvania. UNIMAG acquired Triangle for approximately $2.7 million in a transaction accounted for as a purchase. The consideration given was in the form of cash, seller financing and 10,000 shares of UNIMAG stock (estimated fair value of $9.10 per share). The amount of goodwill recorded from this transaction was approximately $6.9 million. The results of operations for Triangle were included in the consolidated statement of operations from January 1996 forward. Triangle generated revenue of $18 million during the nine month period ended September 28, 1996. The following summarizes the allocation of purchase price based on the fair values of the various assets and liabilities acquired:

                Cash                                             $       39,768
                Accounts receivable, net                              3,223,097
                Inventories                                           1,951,043
                Property and equipment                                  627,623
                Receivables from related parties                        244,356
                Other assets                                             12,509
                Sales O&R records                                       162,215
                Goodwill                                              6,857,280
                Accounts payable and accrued expenses               (6,626,452)
                Advanced from related parties                         (126,739)
                Reserve for gross profit on sales returns             (712,800)
                Deferred benefit obligations                        (2,985,084)
                                                                    -----------
                Total purchase price                               $  2,666,816
                                                                   ============

       c. As part of a regional rollup, at the end of July 1996 the Company acquired the periodical and management operations of Northern News Company, Ohio Periodical Distributors, Inc., MacGregor News Agency, Inc., Wholesalers Leasing Corp. and Scherer Companies (collectively referred to as the Scherer Affiliates), Michiana News Services, Inc. (Michiana) and The Stoll Company. In the middle of September the rollup was completed by the addition of Klein News Company and affiliates. UNIMAG also acquired a small retail bookstore chain (Read-Mor Books, Inc.). This bookstore chain acquisition was not considered significant for financial reporting purposes.

            UNIMAG acquired the various companies with UNIMAG common stock of $65.2 million (estimated fair value of $15 per share) and subordinated debentures of $58.5 million in a transaction accounted for as a purchase. In the Company's preliminary allocation of the purchase price to the fair value of net assets acquired, goodwill of approximately $143 million was recorded. The results of operations for these entities were included in the consolidated results of UNIMAG from their respective acquisition dates forward (July 31, 1996 and September 14, 1996), and represented approximately $30 million of the consolidated revenues for the year ended September 28, 1996. The following summarizes the allocation of purchase price based on the fair values of the various assets and liabilities acquired:


            Cash                                                  $    3,462,905
            Accounts receivable, net                                  21,362,374
            Inventories                                               29,905,639
            Property and equipment                                    11,132,211
            Receivable from related parties                            3,012,859
            Other assets                                               5,023,552
            Deposits and prepaid signing bonuses                       3,350,692
            Note receivable - related party                            3,756,686
            Investments                                                7,500,000
            Covenants not to compete                                     219,139
            Goodwill                                                 140,834,624
            Accounts payable and accrued expenses                   (63,553,227)
            Advanced from related parties                              (400,000)
            Reserve for gross profit on sales returns                (8,248,918)
            Income taxes payable                                       (978,243)
            Accrued pension and post retirement obligations          (1,848,342)
            Other liabilities                                          (913,799)
            Debt obligations                                        (23,083,850)
                                                                    ------------
            Total purchase price                                    $130,534,302
                                                                    ============


       d. In July 1996, UNIMAG sold the operations of Readers Choice for approximately $500,000 which approximated book value. This disposition was not considered significant for financial reporting purposes.

       The following unaudited pro forma summary presents the revenues, net income and earnings per share from the combination of operations of the Company and the significant acquisitions. The pro forma information is provided as if each acquisition had occurred at the beginning of fiscal 1995. The pro forma information is provided for information purposes only. It is based on historical information and does not purport to reflect the results that would have occurred had the acquisition occurred on October 1, 1994.

-------------------------------------------------------------------------------
                 in 000's, except EPS                  1996          1995
-------------------------------------------------------------------------------
                Net Revenue                           $280,751     $276,756
-------------------------------------------------------------------------------
                Net Income (Loss)                      (21,523)        (877)
-------------------------------------------------------------------------------
                EPS                                   $  (3.09)    $   (.13)
-------------------------------------------------------------------------------

(5)      DEBT OBLIGATIONS
         ----------------

       The components of the Company's debt obligations at September 28, 1996 and September 30, 1995 are as follows:

           Short Term Borrowings
           ---------------------

           The Company has short term demand notes as of September 28, 1996 as follows:

                                                                 1996

            (a)  Note from shareholder                        $5,000,000
            (b)  Other related parties                         1,206,853
                                                              ----------
                                                              $6,206,853
                                                              ==========


             (a) The Company has a $5 million note from a company affiliated with a shareholder. This loan was assumed as part of the acquisitions made during the fourth quarter. The note accrues interest at

                 11.75% and is collateralized by 5 million shares of UNIMAG stock.This note is anticipated to be converted to a subordinated debenture in 1997.

             (b) The other related party loans are primarily with employees of
                 Michiana. These notes are unsecured and accrue interest at a rate of 8%.

           Long term Debt Obligations
           ---------------------------
                                                                      1996                 1995
                                                              ------------------------------------------

            (a)  Lines of Credit                                     $  7,778,192          $     63,076
            (b)  Term Loans with financial institutions                 1,973,453                  -
            (c)  Seller Financing                                       8,998,622                  -
            (d)  Loans from Related Parties                               320,132               187,500
            (e)  Notes with Publishers                                    999,698                  -
                                                              ------------------------------------------
            Total                                                      20,070,097               250,576
            Less:  current portion                                    (10,822,386)             (113,076)
                                                              ------------------------------------------
            Long-term portion of debt obligations                    $  9,247,711          $    137,500
                                                              ==========================================

             (a) At September 28, 1996, the Company has five lines of credit with banks. The lines of credit bear interest at rates ranging from prime (8.25% at September 28, 1996) to 9.25%. The balance outstanding at September 28, 1996 and September 30, 1995 was $7,778,192 and $63,076, respectively. Maturities of the lines vary from February 1997 through December 31, 1998. The weighted average interest rates on the outstanding borrowings under the lines of credit as of September 28, 1996 and September 30, 1995 were approximately 8.3% and 9.75%, respectively.

             (b) The Company has various term loans with financial institutions.
                 These loans accrue interest at rates ranging from 6.75% to 9.5%. Principal payments are made on a monthly basis. These loans expire at various times during 1997 through April 1999.

             (c) Seller financing represents the portion of the consideration associated with an acquisition that was funded by the seller. These obligations relate primarily to prior acquisitions made by the companies that were acquired by UNIMAG during the fourth quarter of 1996. These loans bear interest at rates ranging from 5.8% to 11.0%. Principal payments are made primarily on a monthly basis. These loans expire at various times during 1999 through August 2007.

             (d) The loans from related parties are from the former shareholders of Michiana. These notes were assumed as part of the acquisition. These notes accrue interest at rates ranging from 8% to 10% and principal and interest payments are made monthly. The notes expire at various times during April 1997 through April 1998.

             (e) The Company has entered into agreements with two significant vendors which converted certain publisher payables balances into secured term loans. These loans accrue interest at 10%. Principal and interest payments are made monthly with the loans expiring at various times during 1997 through 1999.

            The above loans are collateralized by substantially all of the assets of the Company. These debt obligations contain various financial covenants, among them being maintenance of minimum net worth and working capital. The Company was in compliance with its debt covenants prior to the fourth quarter acquisitions. However, certain of the debt acquired contain financial covenants that were violated as a result of the acquisitions, operating losses and pre-acquisition dividends. Debt in default of approximately $6.3 million has been included in current portion of debt in the accompanying financial statements. The Company anticipates curing the defaults in 1997.

            Michiana, acquired by the Company in the fourth quarter of 1996, has guaranteed debt of one of its affiliated companies. The outstanding balance of this guaranteed debt was approximately $882,000 at September 28, 1996. The bank has agreed to terminate this guarantee upon the closing of the acquisition transactions and the repayment by UNIMAG of outstanding Michiana debt totaling approximately $1.6 million. The $1.6 million of debt is guaranteed by two former shareowners of Michiana.

           The George R. Klein News Company, acquired by the Company in the fourth quarter of 1996, has guaranteed approximately $320,000 of debt of another company that is 50% owned by George R. Klein.

           Shareholder Debentures
           -----------------------

            As part of the acquisitions described in Note 4, the Company issued Senior and Subordinated debentures. The components of these debentures are as follows:

Shareholder Group                                 Senior             Subordinated
----------------------------                    ------------        ------------
Stoll Company                                   $ 16,800,000        $  9,105,267
Michiana                                           3,500,000           2,334,256
Scherer Affiliates                                 9,197,604           1,527,309
Klein                                             10,180,000           5,498,281
Read-Mor                                             242,211              94,594
                                                ------------        ------------
Total                                             39,919,815          18,559,707

Less:  current portion                            (3,329,295                --
                                                ------------        ------------
Long-term portion of debentures                 $ 36,590,520        $ 18,559,707
                                                ============        ============

             The senior debentures began to accrue interest on July 1, 1996 (August 24, 1996 for Klein) at 8% payable quarterly commencing on the closing date of the acquisitions (Annual Shareholders Meeting). Quarterly principal payments are scheduled from April 1, 1997 through January 1, 2002 in accordance with the schedule and priority set forth in the Debenture Agreement. The senior debentures are secured by all of the assets of the Company, however, these debentures are subordinated to substantially all of the long-term debt obligations discussed above. The entire $16,800,000 of Stoll Senior debentures must be paid before any other debentures may be paid.

             The subordinated debentures began to accrue interest on July 1, 1996 (August 24, 1996 for Klein) at 10% payable quarterly commencing on the closing date of the acquisitions (Annual Shareholders Meeting). Quarterly principal payments are scheduled from April 1, 1999 through January 1, 2004. However, no payments on subordinated debentures are allowed until all senior debentures have been paid. The subordinated debentures are secured by all the assets of the Company, however, these subordinated debentures are subordinated to the senior debentures.

Maturities of all debt obligations at September 28, 1996, are as follows:

                    Long-Term Debt
 Fiscal Year          Obligations               Debentures         Total
-----------------------------------------------------------------------------
     1997           $10,822,386              $  3,329,295       $14,151,681
     1998             2,408,000                 7,489,000         9,897,000
     1999             2,271,000                10,171,000        12,442,000
     2000             1,193,000                12,027,000        13,220,000
     2001               485,000                12,027,000        12,512,000
  Thereafter          2,890,711                13,436,227        16,326,938
               -------------------------------------------------------------
    Total           $20,070,097               $58,479,522       $78,549,619
               =============================================================

         The carrying value of the long-term debt obligations described above approximates its fair value because of the significant portion that is either short-term or has been recently priced or is variable rate based that is repriced frequently.

 (6)   LEASE COMMITMENTS

           UNIMAG or its subsidiaries have entered into operating lease agreements for facilities and certain vehicles and equipment. Expenses related to these leases were as follows:

                    1996                              $1,344,000
                    1995                              $  384,000

         As of September 28, 1996, the future minimum annual rental commitments of lease agreements are as follows:

                                      Related
           Fiscal Year                 Party               Other               Total
        -------------------         -------------       -------------       -------------
               1997                  $   871,000          $1,458,000         $ 2,329,000
               1998                      604,000           1,077,000           1,681,000
               1999                      434,000             628,000           1,062,000
               2000                      112,000             535,000             647,000
               2001                        7,000             404,000             411,000
            Thereafter                   -                   201,000             201,000
                                      ----------          ----------         -----------
              Total                   $2,028,000          $4,303,000         $ 6,331,000
                                      ==========          ==========         ===========

 (7)   COMMON STOCK
       ------------

       As discussed in Note 1, the shareholders will vote on a proposal at the annual shareholders meeting for a 1 for 10 reverse split. Since a favorable outcome of the proxy vote is assured, all share information has been reported post split.

       The Company is obligated to issue 4,349,476 shares valued at $15 per share pursuant to the acquisition agreements entered into during the fourth quarter of 1996. These shares will be issued after the annual shareholders meeting scheduled for March, 1997.

       The Company also issued 10,000 shares valued at $9.10 per share as part of the Triangle News Company acquisition discussed in Note 4.

       The Company issued 23,449 shares under a consulting agreement, see Note 11.a.

 (8)   INCOME TAXES
       ------------

       The provision (benefit) for income taxes for the years ended September 28, 1996 and September 30, 1995 is as follows:

                                                        1996           1995
                                                    ---------------------------

Current tax expense:
   Federal                                          $      --       $     6,000
   State                                                   --
Deferred tax expense (benefit):
   (Increase) decrease In deferred tax assets        (2,555,000)        497,000
   Increase (decrease) in valuation allowance         2,555,000        (503,000)
                                                    ----------------------------
              Income tax provision                  $      --       $      --
                                                    ============================

     The Company has provided deferred income taxes at a 40% tax rate which represents a blended statutory federal and state income tax rate. The types of differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to significant portions of deferred income tax assets and liabilities are: reserve for gross profit on sales returns, property and equipment asset valuation, deferred compensation, amortization life of intangibles and certain taxes.

          The Company's net deferred tax assets have been fully reserved due to the uncertainty of future realization.

          The difference between the statutory tax rate and the effective rate of zero is due primarily to the benefit of the net operating losses generated that may not be realized in the future.

          As of September 28, 1996, UNIMAG has approximately $47 million of Federal net operating loss (NOL) carryforwards for tax purposes. The amount that UNIMAG can utilize each year is restricted due to multiple changes in ownership. The NOL carryforwards will expire in the years 2003 through 2011.

          As a result of the application of the Section 382 limitation, a significant amount of pre-change net operating losses of the UNIMAG Group should expire unutilized. The Company estimates that over $20 million of such net operating losses should expire unutilized as a result of such limitation (assuming that the limitation is not increased in respect of any built-in gains).

          At September 28, 1996, UNIMAG had income taxes payable of $1,534,602. This relates primarily to Michiana's tax assessment and interest due to the Internal Revenue Service as a result of unfavorable tax settlements relating to years 1994 and prior that was assumed by UNIMAG. See Note 2 for discussion of payment strategy.

 (9)     BENEFIT PLANS
         -------------

          The Company's Connecticut subsidiary participates in a union sponsored, collectively bargained, multi-employer pension and welfare plan. Contributions are determined in accordance with the provisions of negotiated labor contracts and generally are based on the number of labor-hours worked. The Company made contributions of approximately $30,000 in fiscal year 1996 and $28,000 in fiscal year 1995.

     Under the provisions of the Multi-Employer Pension Plan Amendments Act of 1980 covering such pension plans, certain events, such as withdrawal or plan termination, may cause the Company to be obligated to fund its share of any unfunded vested benefits in this plan. Data concerning the funded status or this multi-employer plan is not available.

     Union Pension Plan
     ------------------

     As a result of the acquisition of Triangle and Klein, the Company has defined benefit pension plans covering various employees whose retirement benefits are subject to collective bargaining. The benefits are based on years of service multiplied by the yearly amount of basic retirement income. The Company's funding policy for the plan is to make the minimum annual contribution required by applicable regulations.

     The following table sets forth the plan's funding status and amounts recognized in the Company's financial statements at September 28, 1996:



Actuarial present value of benefit obligations:
   Vested benefit obligations                                       $ 3,429,833
   Non-vested benefit obligations                                       177,718
                                                                    -----------
Accumulated benefit obligation (ABO)                                $ 3,607,551
                                                                    ===========

Projected benefit obligation (PBO)                                  $ 3,607,551
Plan assets at fair value                                            (1,793,548
                                                                    -----------
Projected benefit obligation in excess of plan assets                 1,814,003
Unrecognized net loss                                                  (108,204
                                                                    -----------
Accrued pension cost                                                  1,705,799
Additional minimum pension liability                                    108,204
                                                                    -----------
Accrued pension and minimum liability                               $ 1,814,003
                                                                    ===========

       The key assumption used in determining the projected benefit obligation in 1996 were as follows:

          Discount rate                                           7%
          Expected long-term rate of return on
           assets                                                 8%

       Net pension cost for 1996 included the following components:


Asset loss                                                            $ (89,027)
Service cost                                                             56,961
Interest cost on projected benefit obligation                           179,674
Actual return on plan assets                                             (9,125)
                                                                      ---------
              Net pension cost                                        $ 138,483
                                                                      =========

       Funding of the plan was approximately $200,000 in 1996.

       Other Pension Plan

       The former Stoll Company has certain non-collective bargaining employees who are covered by a noncontributory defined benefit pension plan. The benefits are based on years of service and the employee's compensation. The Company's policy is to make the minimum annual contribution required by applicable regulations. In connection with the acquisition of The Stoll Company by UNIMAG, The Stoll Company elected to terminate the plan. The Stoll Company recorded a curtailment loss of approximately $410,000 prior to the acquisition by UNIMAG, representing the expected loss to be recognized upon termination of the plan.

       The following table sets forth the plan's funding status at September 28, 1996.

              -------------------------------------------------------------------------------
              Actuarial present value of benefit obligations:
              -------------------------------------------------------------------------------
                 Vested benefit obligations                                 $ 2,747,977
                 Non-vested benefit obligations                                 240,453

              Accumulated benefit obligation (ABO)                          $ 2,988,430

              Projected benefit obligation (PBO)                            $ 2,988,430
              Plan assets at fair value                                      (2,686,955)
              Accrued pension liability                                     $   301,475


              -------------------------------------------------------------------------------

       The key assumptions used in determining the projected benefit obligation at September 28, 1996 were as follows:

                          Discount rate                               8%
                          Expected long-term rate of return on
                             assets                                   8%

       Other Postretirement Benefit Plans
       -----------------------------------

       In addition to the Company's defined benefit pension plan, certain of the Company's subsidiaries sponsor defined benefit postretirement health care and life insurance plans that provides postretirement health care and life insurance benefits to full-time collective bargaining employees who have met required service periods with the Company and have attained age requirements as defined in the plan. The plans contains certain cost-sharing features such as deductibles and coinsurance.

       The following table presents the plan's funded status reconciled with amounts recognized in the Company's balance sheets:

                                                                        September 28, 1996
                                                                        ------------------
              Accumulated postretirement benefit obligations:
                 Current retirees                                            $  685,176
                 Other fully eligible participants                              242,825
                 Other active plan participants                                 515,613
                                                                             ----------

              Accumulated postretirement benefit obligations in excess of
                 plan assets                                                  1,443,614
              Unrecognized net gain                                               6,401
                                                                             ----------
              Accrued postretirement benefit cost                            $1,450,015
                                                                             ==========

     Net periodic postretirement benefit cost includes the following components:


              Service cost                                                   $   27,610
              Interest cost                                                      66,455
                                                                             ----------
              Net periodic postretirement benefit cost                       $   94,065
                                                                             ==========

       The weighted-average annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) for 1996 is 11% for participants less than age 65 and 8.5% for participants 65 and older. The rate is assumed to decrease over 10 years to 6% and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of September 28, 1996 by approximately $163,000 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1996 by approximately $15,000.

       The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.5% at September 28, 1996.

       Retirement Savings Plan
       -----------------------

       Effective April 1994, the Company adopted a defined contribution retirement savings plan for substantially all nonbargaining employees. The provisions of the plan allow employees to contribute 15% of their salary with a maximum of $9,240 for pre-tax contributions. The plan provides for a matching contribution at the discretion of the Company. Employees are fully vested in the Company's contributions after 3 years. The Company has not made any significant contributions to the Plan.

       Deferred Compensation Plan
       --------------------------

       An officer and former owner of The Stoll Company is entitled to receive deferred compensation pursuant to an agreement in effect prior to the acquisition. The agreement provides for the payment of $250,000 a year for a five year period beginning in 1997 and $100,000 a year for a period of seven years thereafter. The present value of this obligation of approximately $1.4 million has been reflected in the accompanying financial statements.

(10)   SIGNIFICANT VENDORS AND CUSTOMERS
       ---------------------------------

       The Company purchased approximately 75% of its product from four publishers. These publishers represent approximately 70% of accounts payable.

(11)   RELATED PARTY TRANSACTIONS
       --------------------------

       The Company had the following related party transactions:

       (a) In 1993, the Company's Connecticut subsidiary entered into a consulting agreement with MDI (a Northeast wholesaler) and its majority shareholder for a period of 10 years. During the first five years of the agreement, the consulting fee is calculated as 2% of the subsidiaries agency net sales and is payable 1% in cash and 1% in UNIMAG stock (valued at $10 per share). During the last five years of the agreement, the consulting fee is calculated as 1% of Yankee's agency net sales, payable in cash.

            The expense was $537,677 and $468,982 in 1996 and 1995,
            respectively. The $537,677 is to be paid in cash of $250,960 and through the issuance of 25,096 shares of UNIMAG stock (post-reverse split).

       (b) The Company has a consulting agreement with a former officer of the Connecticut subsidiary for eight years commencing June 27, 1994. During years one and two, the consultant will be paid $4,000 per month. During years three through five, the consultant will be paid $5,000 per month. During years six through eight, the consultant will be paid $8,500 per month. The Company expensed $51,000 in 1996 and $48,000 in 1995.

       (c) At September 28, 1996, the Company had notes receivable from related parties of approximately $3,100,000. Approximately $3,000,000 of this amount is due from Hall of Cards and Books, Inc., which is owned by the former shareholders of Michiana, and which operates retail stores that are supplied by the Michiana division of UNIMAG. The interest rate on the note is 9.25% and the repayment of the note is secured by a pledge of the stock of Hall of Cards and Books, Inc. and the UNIMAG stock received by the Michiana shareholders as part of UNIMAG's acquisition of Michiana. The remaining notes receivable are due from former shareowners of Michiana. Amounts due in 1997 pursuant to these agreements is approximately $1,353,000, with the remaining amounts due in equal installments over the subsequent four years.

       (d) The Company has lease agreements for facilities from the former owners of the fourth quarter acquisitions. These lease payments will be approximately $187,000 in 1996.

(12)   INVESTMENT IN WILMINGTON
       ------------------------

       On April 5, 1995, UNIMAG entered into a Services and Management Agreement with Service News Company of Wilmington, North Carolina ("Wilmington") and SNPC, Inc. ("SNPC"), both North Carolina corporations, and with Doris
       R. Marshall, the individual shareholder of the Companies residing in Martinsville, Virginia, ("Shareholder") pursuant to which UNIMAG managed the operations commencing April 1, 1995. In consideration, UNIMAG was entitled to receive a management fee.

       Also, on April 5, 1995, the Shareholder and other family members of the Shareholder purchased 482,140 (post-split) shares of UNIMAG stock at $1 per share for a total cost of $482,140. These shares are subject to future Put Agreements by the Shareholder and Shareholder family members commencing 24 months after the date of the Agreement, see Note 13.b. At April 1, 1995, the present value of the putable shares was $3,566,024. The Put Agreements are guaranteed by UNIMAG and by one of its subsidiaries and are part of the consideration for the option to purchase the stock of Wilmington. The Company accretes the put value of these shares with the offset to interest expense. The charge to interest expense for the accretion was $525,102 in 1996 and $238,161 in 1995.

       The Agreement granted UNIMAG an option to purchase all of the outstanding stock of Wilmington through the life of the Agreement. The option price was originally estimated at $482,140 but was subject to additional adjustment upon resolution of contingent provisions of the agreement. UNIMAG had no legal right to these shares until they exercised their option. As of September 30, 1995, the Company had not exercised its option and treated the option as an investment and accounted for the investment under the equity method.

       In conjunction with the Agreement, UNIMAG loaned Wilmington $500,000. This was a demand loan bearing interest at prime plus 1% (9.75% at September 30, 1995) and was payable quarterly.

       On January 12, 1996 UNIMAG exercised the business option for $1. The exercise price, after adjustments pursuant to the Agreement was $10. With the exercising of the business option on January 12, 1996, the transaction was accounted for as a business combination and has been consolidated with UNIMAG prospectively.

(13)     CONTINGENCIES AND COMMITMENTS
         -----------------------------

       (a)  Prudential Settlement
            ---------------------

            In January, 1992, UNIMAG filed an $85 million suit against Prudential Insurance Company of America and two of its affiliates in the United States District Court for the Southern District of Ohio, Eastern Division. The suit charges the insurer and its affiliates with breaching agreements to provide $10 million in equity and $40 million in financing for the acquisition of SNC and future acquisitions. This breach forced UNIMAG to make other corporate reorganization and financing arrangements detrimental to its business and caused it to suffer unanticipated related expenses and loss of profits.

            On January 26, 1995, the Company reached final settlement of its lawsuit against Prudential Insurance Company of America and two if its affiliates. As part of the settlement, the Company received $3,000,000 less related professional fees of $647,798.

       (b)  Common Stock Subject to Put Agreements
            --------------------------------------

            In conjunction with the Company's investment in Wilmington, 482,140 shares of common stock are subject to Put Agreements. In the event the put options are exercised as they become exercisable, the related payments would be $167,916, $335,832, $3,599,534, $335,832 and $335,832 in 1997, 1998, 1999, 2000 and 2001, respectively and
            $3,161,380 in total over the succeeding 12 years.

       (c)  Union Claims
            ------------

            A demand has been made on the Company by the Newspaper and Mail Deliverers'-Publishers' Pension Fund (Fund) for withdrawal liability payments arising from the January 23, 1991 cessation of covered operations under that plan by Imperial News Company (an inactive subsidiary). The principal amount of the liability was assessed by the Pension Fund in August, 1991, to be $729,053 (payable in 16 quarterly installments) with interest totaling $811,290 based on the Fund's actuarial valuation of its fiscal year ended May 31, 1989, plus any additional amounts (or credits) that may be due with respect to the Fund's fiscal years ended May 31, 1990 and 1991, pending completion of actuarial valuations as of those dates. The original withdrawal liability assessment of $811,290 plus interest has been reduced by escrow payments to $573,349 plus interest from August 7, 1991, paid to the Fund from an escrow fund established pursuant to ERISA.

            Imperial is in the process of liquidation under Chapter 7 of the U.S. Bankruptcy Code, and is unable to make the required payments. However, under Title IV of ERISA, the Fund may proceed against Imperial's predecessors-in-interest (Brooklyn News Company and Dale News Company) or, possibly, against the Company and/or other entities alleged to be members of Imperial's "control group" within the meaning of Internal Revenue Code Section 1563(a), to collect the $573,349 remaining unpaid as of December 7, 1992. As required by ERISA, the Company has requested review and has initiated arbitration proceedings contesting, inter alia, the accuracy, amount and calculation of the Fund's assessment. The Company intends to defend its position vigorously.

            The Company had filed five (5) proofs of claim in the Imperial bankruptcy case for contingent claims that might be assessed pursuant to the above demand and the WARN suits, discussed hereinafter. The Company entered into an agreement with the Bankruptcy Trustee in the Imperial bankruptcy estate. In exchange for the release by the Company of its previously filed claims against the estate, the Trustee provided the Company with dollar for dollar offsets of $1,500,000 against claims by the Union in its lawsuit. This case has not yet been set for trial. The ultimate outcome of the case is uncertain and no provision has been made in the accompanying consolidated financial statements.

       (d)  WARN Suit
            ---------

            On February 3, 1992, the Newspaper and Mail Deliverers' Union of New York and Vicinity (NMDU) and certain trustees of a related Welfare Fund and Pension Fund filed a complaint against UNIMAG and its Connecticut subsidiary, MDI, MDI L.P. and two related parties alleging damages, in an unspecified amount, had been suffered by approximately 100 NMDU members formerly employed by Imperial. The suit, which was filed in the United States District Court for the Eastern District of New York, alleges that the employees were damaged because:

         (i) the employees were not given a 60 day advance notice of the permanent closing of Imperial's operation at its Melville, New York facility as allegedly required by the Worker's Adjustment and Retraining Notification Act (WARN);

         (ii) Imperial failed to make certain contributions alleged to be due under its NMDU labor contract to certain benefit plans; and

         (iii) Imperial failed to make certain severance and other fringe benefit payments alleged to be due under its NMDU labor contract to such employees.

            Management believes the claims to be without merit. The Company has been dismissed from all claims except the WARN claim. On November 27, 1992, the District Court dismissed the first causes of action under WARN as time-barred by the six month statute of limitations contained in the National Labor Relations Act, 29 U.S.C. Sec. 160(b), however, that decision was overturned on appeal. On October 20, 1995, the earlier dismissal of the Company from the second and third causes of actions was overturned. The Company has filed an answer denying the material allegations of the complaint and interposing a number of affirmative defenses. The Company intends to defend its position vigorously. The parties to the litigation have scheduled mediation in efforts to resolve this litigation without trial. The ultimate outcome of this case is uncertain and no provision has been made in the accompanying financial statements.

       (e)  Taubman Suit
            ------------

            The Company and its inactive subsidiary Team Logos Sportstuff, Inc. ("TLSI") have been named as defendants, along with several unrelated parties, in a suit by the Taubman Company in United States District Court, Eastern District of Michigan, Southern Division. The suit claims approximately $2 million in damages based on an assertion that the Company and TLSI assumed certain retail leases associated with companies who were part of an asset purchase by the Company in July, 1992. Trial is scheduled for early 1997. A summary judgment was recently granted to the plaintiff on one count of the 14 contained in the complaint. While this is not yet a final appealable order, and is subject to revision through the date of trial, the Company has instructed counsel to seek reconsideration. In the event it should become a final judgment, the Company expects to appeal such judgment and intends to vigorously pursue at the appellate level. The Company believes that the actual liability, if any, is substantially less than the amount of the claim. The ultimate outcome of the case is uncertain.

       (f)  San's Suit
            ----------

            The Company has been named as defendant in a suit by two prior employees for breach of employment contracts, promissory estoppel and misrepresentation. On September 19, 1996, a jury returned a verdict in favor of plaintiffs in the amount of $338,500. Plaintiffs filed a motion seeking attorneys fees, which was granted by the court and then reversed upon defendants' motion for judgment notwithstanding the verdict. The judgment in this matter is now appealable. Management has instructed counsel for the Company to appeal the judgment when entered. Management believes that defendants have meritorious defenses and have instructed counsel to defend the litigation vigorously on appeal. The ultimate outcome of the case is uncertain.

       (g)  Other Legal Matters
            -------------------

            The Company has been named as a defendant in various litigation matters including those discussed above. Management intends to vigorously defend these outstanding claims. The Company believes it has adequate accrued loss contingencies for all legal matters and the current or threatened litigation matters will not have a material adverse impact on the Company's financial position or results of operations.

                             UNITED MAGAZINE COMPANY

                              FINANCIAL INFORMATION

                   FOR THE SECOND QUARTER ENDED MARCH 29, 1997

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

           Results of Operations of UNIMAG for the three months ended
                        March 29, 1997 and March 30, 1996

Review of Operations

The results of operations for the quarter ended March 29, 1997 are not indicative of results from prior quarters, nor are the results for the quarter indicative of the future. 1996 was a unique transition year which featured industry wide consolidations, declines in gross margin as a percent of revenue, and increases in payroll costs related to increased levels of service. These trends have continued into 1997, and the Company has continued its consolidation and cost reduction efforts to offset the impact of these trends.

The following table provides comparative financial information for the first two fiscal quarters of 1997 and 1996.

                                                       Quarter Ended
----------------------------------------------------------------------------------------------------------------------
                                      March 29, 1997       December 28, 1996      March 30, 1996     December 30, 1995
                                      --------------       -----------------      --------------     -----------------
   Results of Operations ($000):
      Revenue                               $75,675             $74,429             $13,560                $6,469
      Gross Margin                           16,580              16,463               3,406                 1,736
      Selling, General and                   16,433              17,376               3,387                 1,546
        Administrative
      EBITDA                                    147               (913)                  19                   100

   Net Loss                                  (3,733)            (4,874)                (491)                 (212)

   As a Percent of Revenue:
      Gross Margin                             21.9                22.1                25.1                  26.8
      Selling, General and                     21.7                23.3                25.0                  23.9
        Administrative
      EBITDA                                     .2               (1.2)                  .1                   1.5
      Net Loss                                (4.9)               (6.5)                (3.6)                 (3.3)
----------------------------------------------------------------------------------------------------------------------

The following table provides financial information for the period(s) presented which describes the operating results of the Company for the UNIMAG entities prior to the acquisitions, for the acquisition companies combined, and the related cost of goodwill amortization and debenture interest.


                                                                                  Amortization of
                                                                                    Acquisition
                                                                                   Goodwill and
                                                   Prior          Acquisition         Debenture           Combined
                                                  UNIMAG           Companies           Interest            Total
                                                ------------     --------------    -----------------    -------------
QUARTER ENDED MARCH 29, 1997:
   Results of operations $(000):
     Revenue                                    $ 15,986            $ 59,689         $    --            $ 75,675
     Gross margin                                  3,424              13,156              --              16,580
     Selling, general and
      administrative                              (3,887)            (12,546)             --             (16,433)

   Net loss                                       (1,036)               (554)           (2,143)           (3,733)

   As a percent of revenue:
     Gross margin                                  21.42%              22.04%             --               21.91%
     Selling, general and administrative
                                                  (24.32%)            (21.02%)            --              (21.72%)

   Net loss                                        (6.48%)             (0.93%)            --               (4.93%)

QUARTER ENDED DECEMBER 28, 1996:
   Results of operations $(000):
     Revenue                                    $ 16,503            $ 57,926         $    --            $ 74,429
     Gross margin                                  3,798              12,665              --              16,463
     Selling, general and
      administrative                              (4,031)            (13,345)             --             (17,376)
   Net loss                                         (916)             (1,815)           (2,143)           (4,874)
   As a percent of revenue:
     Gross margin                                  23.01%              21.86%             --               22.12%
     Selling, general and administrative
                                                  (24.43%)            (23.04%)            --              (23.35%)

   Net loss                                        (5.55%)             (3.13%)            --               (6.55%)


The revenue for the Combined Company for the quarter ended March 29, 1997 was $75,675,010, with approximately $59,689,000, or 75% derived from the acquisition companies. This was an increase of 458% over revenue for the quarter ended March 30, 1996 and an increase of 1.7% over the previous fiscal quarter ended December 28, 1996.

The Acquisition Companies grew by 3.0% from the first quarter to the second quarter while the Prior UNIMAG Companies declined by 3.1%. During 1996 the Company and the industry experienced reductions in gross margins from existing chain customers because of new discounts, rebates and amortization of up-front signing bonuses. As a result of these approximate 5% reductions in revenue, the gross margin, as a percentage of revenue, declined from 25.1% in the second fiscal quarter of 1996 and 22.1% in the previous fiscal quarter to approximately 21.9% in the second fiscal quarter of 1997.

The decline in the Prior UNIMAG's gross margin in the second quarter was attributable in part on increased chain sales at lower margins in major markets.

Selling, general and administrative expenses, as a per cent of revenue, decreased to 21.7% with prior UNIMAG at 24.3% and acquisition companies at 21.0%, in 1997 versus 25.0% in 1996 and 23.3% in the previous fiscal quarter. The in-store service component of payroll expense increased in 1997 over 1996 as a result of increased in-store service for the large retail customers. This increase in in-store service cost, created by commitments under contract by the Company to increase the levels of service to the retailers and to assume certain product management functions previously performed by the retailer, also was representative of changes occurring in the industry. These increases were partially offset by the benefit of the reduction of full-time employees in Michigan, Indiana and Ohio. The Acquisition Parties' percent declined more rapidly because the synergies from consolidation were in the Acquisition Parties' markets when warehouses were converted to depots and personnel reductions were made.

Depreciation and amortization expense increased due to the depreciation of fixed assets acquired from the Acquisitions Parties and due to the amortization of goodwill relating to the several business combinations in 1996. The acquisitions of Wilmington, Triangle, Michiana, Stoll, Klein, Read-Mor and Scherer Affiliates were accounted for using purchase price accounting. Accordingly, goodwill was created in the amount of approximately $154,000,000. This goodwill is being amortized over 40 years at an approximate amount of $962,500 per quarter.

This resulted in a change in the net loss to $3,732,83, or 4.9% of revenue in the second fiscal quarter of 1997 compared to a loss of $490,705, or 3.6% in 1996 and a loss of $4,874,309, or 6.5% in the preceding quarter. The net loss for the quarter ended March 29, 1997 included approximately $1,036,000 from prior UNIMAG versus $916,000 in the previous quarter, $554,027 from Acquisition Companies versus $1,815,000 in the previous quarter and approximately $2,143,000 in amortization of goodwill and debenture interest for each quarter relating to the Acquisition Parties.

The acquisition of Michiana, Stoll, Klein, Read-Mor and Scherer Affiliates is being financed by the issuance of Common Stock of the Company, 8% Senior Debentures in the aggregate amount of $39,920,000 and 10% Subordinated Debentures in the aggregate amount of $18,560,000. These debentures accrue interest for the entire quarter. This increased interest expense for the second quarter of 1997 by approximately $1,262,000.

Because of the loss for the quarter and because of loss carryforwards, UNIMAG had no federal income tax expense for the second quarter of 1997. The Company has a net operating loss (NOL) of approximately $56,000,000 at March 29, 1997; however, the Company has not recognized any benefits from that NOL through March 29, 1997. As a result of the application of the Section 382 limitation, a significant amount of pre-change net operating losses of the Combined Company should expire unutilized. The Company estimates that over $20 million of such net operating losses should expire unutilized as a result of such limitation (assuming that the limitation is not increased in respect of any built-in gains).

The calculation of earnings per common share and weighted average number of shares outstanding includes the shares to be issued for Michiana, Stoll, Klein, Read-Mor and Scherer Affiliates for the periods determined under the respective agreements. In addition, the calculation of earnings per share reflects the one for ten reverse split to be submitted to the Shareholders for approval at the 1997 Annual Meeting of Shareholders. The effects of the one for ten reverse stock split have been included because two shareholders holding more than 50% of the shares of Common Stock of the Company have agreed to vote in favor of the split.

--------------------------------------------------------------------------------

     Results of Operations of UNIMAG for the six months ended March 29, 1997 and March 30, 1996
--------------------------------------------------------------------------------

Review of Operations

The results of operations for the six months ended March 29, 1997 are not indicative of results from prior quarters, nor are the results for the six months indicative of the future. The following table provides comparative financial information for the first six months of 1997 and 1996.

                                                             March 29,         March 30,
                                                               1997               1996
                                                            ------------      -------------
     Results of Operations $(000):
        Revenue                                              $  150,104        $    20,029
        Gross Margin                                             33,043              5,142
        Selling, General and Administrative                     (33,809)            (4,933)

     Net Loss                                                    (8,607)              (703)

     As a Percent of Revenue:
        Gross Margin                                               22.0               25.7
        Selling, General and Administrative                       (22.5)             (24.6)
        Net Loss                                                   (5.7)              (3.5)

The following table provides financial information for the six months ended March 29, 1997 presented and describes the operating results of the Company for the UNIMAG entities prior to the acquisitions, for the acquisition companies combined, and the related cost of goodwill amortization and debenture interest.

                                                                     Amortization of
                                                                        Acquisition
                                                                       Goodwill and
                                        Prior          Acquisition       Debenture        Combined
                                       UNIMAG           Companies         Interest          Total
                                     ------------     --------------  -----------------  -------------

SIX MONTHS ENDED MARCH 29, 1997:
  Results of operations $(000):
     Revenue                          $  32,489        $ 117,615        $    --          $ 150,104
     Gross margin                         7,222           25,821             --             33,043
     Selling, general and
      administrative
                                         (7,918)         (25,891)            --            (33,809)
   Net loss                              (1,952)          (2,369)          (4,286)          (8,607)

   As a percent of revenue:

     Gross margin                         22.23%           21.95%            --              22.01%
     Selling, general and
      administrative
                                         (24.37%)         (22.01%)           --             (22.52%)

   Net loss                               (6.01%)          (2.01%)           --              (5.73%)

The revenue for the Combined Company for the six months ended March 29, 1997 was $150,103,512, with approximately $117,615,000, or 78% derived from the Acquisition Companies. This was an increase of 649% over revenue for the six months ended March 30, 1996. This increase is primarily attributable to the inclusion of revenue from the acquisition parties' companies during the entire six months ended March 29, 1997 with Acquisition Companies growing at a faster rate during the second quarter than did prior Unimag Companies.

During 1996 the Company and the industry experienced reductions in gross margins from existing chain customers because of new discounts, rebates and amortization of up-front signing bonuses. As a result of these approximate 5% reductions in revenue, the gross margin, as a percentage of revenue, declined from 25.7% in the first six months of 1996 to approximately 22.0% in the first six months of 1997 with the Acquisition Companies having a slightly better percent.

Selling, general and administrative expenses, as a per cent of revenue, decreased to 22.5% with prior UNIMAG at 24.4% and Acquisition Companies at 22.0%, in 1997 versus 24.6% in 1996. The in-store service component of payroll expense increased in 1997 over 1996 as a result of increased in-store service for the large retail customers. This increase in in-store service cost, created by commitments under contract by the Company to increase the levels of service to the retailers and to assume certain product management functions previously performed by the retailer, also was representative of changes occurring in the industry. These increases were more than fully offset by the benefit of the reduction of full-time employees in Michigan, Indiana and Ohio. As a result, the Acquisition Companies were able to decrease their percents more efficiently.

Depreciation and amortization expense increased due to the depreciation of fixed assets acquired from Acquisition Parties and due to the amortization of goodwill relating to the several business combinations in 1996. The acquisitions of Wilmington, Triangle, Michiana, Stoll, Klein, Read-Mor and Scherer Affiliates were accounted for using purchase price accounting. Accordingly, goodwill was created in the amount of approximately $154,000,000. This goodwill is being amortized over 40 years at approximately $3,850,000 annually.

This resulted in an increase in the net loss to $8,607,141 or 5.7% of revenue in 1997 compared to $702,892, or 3.5% in 1996. The net loss for the six months included approximately $1,952,000 from prior UNIMAG, $2,369,000 from Acquisition Companies, and $4,286,000 for amortization of goodwill and debenture interest, relating to the Acquisition Parties. The loss as percentage of revenue was 6.00% for Prior Unimag and 2.0% for the Acquisition Parties before the impact of purchase accounting. This is reflective of the synergies being achieved within the Acquisition Parties.

The acquisition of Michiana, Stoll, Klein, Read-Mor and Scherer Affiliates is being financed by the issuance of Common Stock of the Company, 8% Senior Debentures in the aggregate amount of $39,920,000 and 10% Subordinated Debentures in the aggregate amount of $18,560,000. These debentures accrue interest for the entire quarter. This increased interest expense for the first six months of 1997 by approximately $2,524,000.

Because of the loss for the quarter and because of loss carryforwards, UNIMAG had no federal income tax expense for the first six months of 1997. The Company has a net operating loss (NOL) of approximately $56,000,000 at March 29, 1997; however, the Company has not recognized any benefits from that NOL through March 29, 1997.

As a result of the application of the Section 382 limitation, a significant amount of pre-change net operating losses of the UNIMAG Group should expire unutilized. The Company estimates that over $20 million of such net operating losses should expire unutilized as a result of such limitation (assuming that the limitation is not increased in respect of any built-in gains).

The calculation of earnings per common share and weighted average number of shares outstanding includes the shares to be issued for Michiana, Stoll, Klein, Read-Mor and Scherer Affiliates for the periods determined under the respective agreements. In addition, the calculation of earnings per share reflects the one for ten reverse split to be submitted to the Shareholders for approval at the 1997 Annual Meeting of Shareholders. The effects of the one for ten reverse stock split have been included because two shareholders holding more than 50% of the shares of Common Stock of the Company have agreed to vote in favor of the split.

--------------------------------------------------------------------------------
                                    Liquidity
--------------------------------------------------------------------------------

The Company measures its liquidity primarily in Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). However, EBITDA should not be considered as an alternative to net income or as an indicator of cash flows generated by operating, investing or financing activities.

EBITDA for the second quarter of 1997 was $147,000 versus $(913,000) for the preceding quarter. EBITDA for the first six months of 1997 was $(766,000) versus $119,000 for the first six months of 1996. The 1997 EBITDA has been impacted negatively by the gross margin and payroll pressures during UNIMAG's period of ownership of the acquisition companies, and the Company has not received the full benefits from implementation of expected consolidation synergies with the acquisition companies because of the time and complexity involved in the consolidations.

During the quarter ended March 28, 1996, the working capital deficit increased by $2,834,000 to $53,514,000 with $3,021,000 of the increase due to increases in current debenture principal and interest owed. Included in the $53,514,000 is $16,149,000 for related party debt and for debenture principal and interest.

The Company anticipates improvements in EBITDA during the remainder of fiscal 1997 due to continued reductions in selling, general and administrative expenses through consolidation synergies and through some improvement in gross margins. It is anticipated that the major reduction in selling, general and administrative expenses will come primarily from the Acquisition Parties.
The Company is closing or converting to delivery depots several warehouse locations in the states of Michigan, Indiana and Ohio by consolidating the majority of the office and warehouse functions in three existing locations. The gross margin improvement plans include the negotiation of more favorable terms with suppliers, changing the sales mix to higher margin products, and consolidating book purchases for volume discounts.

The acquisition transactions of the Company since June 30, 1996 have added $140,966,000 of goodwill to the Company's assets and $58,480,000 of Senior and Subordinated Debentures to the Company's liabilities. On an annual basis the Company anticipates future amortization of approximately $3,524,000 for this goodwill and initial annual interest of approximately $5,050,000 related to these transactions.

Cash Flows - Operating Activities

During the first six months of 1997 the Company experienced an increase in net cash provided from operations of $2,058,000 compared to a deficit of $(112,000) in 1996. The 1997 increase is due primarily to a net increase in current liabilities, primarily vendor payables, of approximately $10,937,000 versus a net increase in current assets, primarily trade accounts receivable offset by a reduction in inventory, of approximately $2,605,000. The loss for the six months of $8,607,000 was partially offset by depreciation and amortization of $4,576,000. The operating cash flow results for the first six months of fiscal 1996 were due primarily to changes associated with the acquisitions of Wilmington and Pittsburgh.

Cash Flows - Investing Activities

The Company spent $680,000 in the first six months of 1997 for capital expenditures and $1,061,000 for other long term assets. During that same period the Company sold an airplane held for resale for $1,240,000. The investing cash flow results for the first six months of fiscal 1996 included capital expenditures of $282,000.

Cash Flows - Financing Activities

During the first six months of 1997 the Company made net reductions of debt obligations of $3,389,000 including $1,686,000 of current debt and $1,703,000 of long-term debt. The financing results for the first six months of fiscal 1996 included debt reductions of $226,000.

Capital Resources

Through its acquisitions the Company has banking relationships with several banks; however, the Company is seeking to consolidate its borrowing and increase its borrowing capacity with one or more large financial institutions following the Annual Meeting of Shareholders.

Capital Requirements

During 1997, the Company expects that its requirements for capital expenditures will not be significant. Through route consolidations and greater use of in-store service personnel, the Company anticipates minimal increases in its delivery fleet. The Company does anticipate additional expenditures for store fixtures; however, these fixture increases have historically generated enough additional revenue and gross margin to pay for the fixture costs with one year.

Operational Measures

The receivables of the Company and its Acquisition Parties increased during the first six months of 1997 due to an increase in payment time periods by certain large retailers. This increase in receivables caused a corresponding increase in trade payables. The Company has centralized and consolidated its chain collection efforts to improve future cash flow by reducing the number of days outstanding of receivables.

In addition, through the Company's SMARTS System (which stands for Sales Magazine Analysis React Transmit System) and related inventory management and purchasing consolidation efforts, the Company has begun to reduce the amount of inventory required to maintain and increase sales levels. During the quarter ended March 29, 1997, the Company accelerated the amount of magazine and book returns for vendor credit. This caused a decrease in the amount of estimated reserve for the gross margin on future returns. The Company anticipates a continuation of this effort during the balance of 1997.

Operating Synergies

The acquisition transactions will enable the Combined Company to successfully leverage its investment in its sophisticated and proprietary SMARTS System, acquired from the Scherer Affiliates, for more efficient product allocation and higher per store revenue. The SMARTS System develops a Distribution Rate Base ("DRB") which is used by publishers to reach targeted customer growth. The Company charges for the use of the DRB information, and this offsets the cost of higher levels of service and the use of improved technology. Management believes that, as the Combined Company continues to expand, the SMARTS System, which provides a unique competitive advantage, will improve same store revenue as it is introduced to new retail locations, and it will provide a critical competitive advantage over other regional wholesalers in obtaining important new accounts.

In addition to the proprietary SMARTS System, the Combined Company's current and future high impact marketing programs provide an important competitive advantage by customizing magazine displays to utilize otherwise wasted space in retail stores. The implementation of these programs has historically enabled the Company to improve a specific retail location's sales level by as much as 20-25% when the program is introduced into the retail location. The Company expects that the introduction of the high impact marketing program to Acquisition Parties customers locations not currently using it will improve sales levels of the Combined Company.

Through the consolidation of the contiguous Acquisition Parties, management expects the Combined Company to achieve considerable cost savings and operating efficiencies through the elimination of redundant overhead and the consolidation of overlapping facilities. Duplicate administrative and distribution functions can be eliminated, and the costs and benefits of technology can be spread over a larger customer base. Additionally, the consolidation of the businesses of the Company and the Acquisition Parties should increase purchasing power and the ability to negotiate favorable quantity discounts with publishers and national brokers.

Management continues to implement the consolidated staffing plan for the Combined Company and expects significant employee reductions and labor cost savings as the operations of the Acquisition Parties are systematically consolidated in the quarters following the consummation of the proposed transactions. The

Company has terminated or sent notices of pending termination to approximately 15% of the 1996 total initial full-time work force that was in place at September 28, 1996. The consolidation process focused on Michigan during the quarter ended December 28, 1996 and Ohio during the quarter ended March 29, 1997. The consolidation of Indiana is expected to be completed during the third fiscal quarter of 1997.

Commitments and Contingencies

The Company has entered into long-term contracts (generally three years) with its most important customers. These contracts resulted in gross margin reductions in the latter half of fiscal 1996 and the first six months of 1997.

The Company has been named as a defendant in various litigation matters. Management intends to vigorously defend these outstanding claims. The Company believes it has an adequate accrual for these claims and that any current pending or threatened litigation matters will not have a material adverse impact on the Company's results of operations or financial conditions.

Financing Arrangements

Each of the Exchange Agreements contemplates that stock or assets of the various Acquisition Parties will be contributed to the Company in exchange for Common Stock of the Company, valued at $1.50 per share (pre-split), and for Senior and Subordinated Debentures. The Company has entered into a Debenture Agreement (the "Debenture Agreement") with the Stoll Shareholders, the Michiana Shareholders, the Klein Shareholder, the OPD Shareholders, the Scherer Shareholders and the Scherer Affiliates pursuant to which the Debentures are being issued. In addition, the Company will issue a $4,5000,000 Subordinated Debenture and make a cash payment of $500,000 in exchange for a $5,000,000 note owned by OPD to KDR Limited, an Ohio limited liability company whose owners include R. David Thomas, a principal shareholder of the Company, and R. L. Richards, a director nominee. The Company anticipates the purchase of an additional $500,000 of common stock by R. David Thomas. The Company also will issue $242,211 of Senior Debentures and $94,594 of Subordinated Debentures in connection with the acquisition of Read-Mor. The Company anticipates the purchase of an additional $500,000 of common stock by R. David Thomas after the Annual meeting.

The Senior Debentures are designated as "8% Senior Debentures Due 2002", mature on January 1, 2002, and bear interest at the rate of 8% per annum from July 1, 1996, provided, however, that Senior Debentures issued pursuant to the Klein Exchange Agreement will begin to accrue interest from August 24, 1996. Interest is payable quarterly on January 1, April 1, July 1 and October 1, commencing on the date of final closing of a particular acquisition. Principal on the Senior Debentures will be paid quarterly on each interest payment date in accordance with the schedule and priority set forth in the Debenture Agreement, commencing on the date of final closing of a particular acquisition.

The Subordinated Debentures are designated as "10% Subordinated Debentures Due 2004", mature on January 1, 2004 and bear interest at the rate of 10% per annum from July 1, 1996, provided, however, that Subordinated Debentures issued pursuant to the Klein Exchange Agreement will begin to accrue interest from August 24, 1996. Interest is payable quarterly on January 1, April 1, July 1 and October 1, commencing on the date of final closing of a particular acquisition. Principal on the Subordinated Debentures is to be paid quarterly on each interest payment date in accordance with the schedule and priority set forth in the Debenture Agreement, commencing on April 1, 1999.

The Debenture Agreement pursuant to which the Senior and Subordinated Debentures are being issued to the Acquisition Parties requires the Company to use its best efforts to refinance the Senior Debentures, which are expected to aggregate approximately $39,920,000. In connection with such refinancing, the Company has engaged Bank of Boston as financial advisor to the Company's Board of Directors. Bank of Boston has been requested to provide fee based services in connection with the development of a financing restructuring for the transactions and with the related placement of debt and/or equity securities. The Company has had discussions with several different entities, introduced to the Company by Bank of Boston, interested in providing such financing. However, the Company has not received a financing commitment nor reached agreement regarding such financing.

The Company also plans to restructure existing Company and Acquisition Parties bank and third party debt and to consolidate banking relationships. The Company further plans to expand bank lines of credit to support working capital and other requirements of the Combined Companies. The Company has had discussions with several different entities interested in providing such financing to the Combined Companies. At present, the Company has not entered into any new debt and/or equity placements through the Bank of Boston or through any other financial adviser in connection with the transactions.

Inflation

The impact of inflation on wholesale and retail operations is difficult to measure. The Company cannot easily pass magazine costs on to customers unless the publisher increases the cover price of the periodical, so it must control inflation at the point of purchase. The Company is engaged in activities to control these costs. As a result, the Company believes that the effect of inflation, if any, on the results of operations and financial condition has been minor and is expected to remain so in the future.

Seasonality

The sale of magazines, books, and newspapers is subject to minimal seasonality.

Private Securities Litigation Reform Act of 1995 - Safe Harbor Cautionary Statement

This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward looking statements as defined by the Private Securities Litigation Reform Act of 1995 (the Reform Act). These forward-looking statements express the beliefs and expectations of management regarding UNIMAG's future results and performance and include, without limitation, the following: statements concerning the Company's outlook for the balance of 1997; the Company's plans for acquisition transactions to be voted on at the next Annual Meeting of Shareholders; the Company's plans for revenue growth and operational cost reductions; the Company's plans for future financing and refinancing; the Company's future operational strategies to improve operating cash flow; and other similar expressions concerning matters that are not historical facts.

Such statements are based on current expectations and involve a number of known and unknown uncertainties that could cause the actual results, performance, and/or achievements of the Company to differ materially from any future results, performances, and/or achievements of the Company, express or implied by the forward-looking statements, and any such statement is qualified by reference to the following cautionary statements. In connection with the safe harbor provisions of the Reform Act, the Company's management is hereby identifying important factors that could cause actual results to differ materially from management's expectations including, without limitation, the following: delays in the date of the Annual Meeting of Shareholders; the ability to obtain required levels of product for all geographic markets; the acquisition or disposition of additional entities; the ability of the Company to obtain financing and refinancing; the timing of the implementation of operating synergies; further changes in the industry; and other risks described from time to time in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to publicly release any revisions to these forward looking statements for events occurring after the date hereof or reflect any other unanticipated events.



                             UNITED MAGAZINE COMPANY
                             -----------------------
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                   AS OF MARCH 29, 1997 AND SEPTEMBER 28, 1996
                   -------------------------------------------

                                                         March 29,       September 28,
                              ASSETS                        1997             1996
                                                       -------------     -------------
                                                        (Unaudited)        (Audited)

CURRENT ASSETS:
   Cash                                                $     714,166     $   2,546,785
   Accounts receivable, net                               40,795,550        29,835,357
   Inventories                                            29,214,740        35,746,922
   Marketable securities                                     278,563           473,556
   Notes receivable from related parties                   1,577,646         1,352,646
   Prepaids and other                                      1,315,582         1,335,458
                                                       -------------     -------------
              Total current assets                        73,260,684        71,290,724
                                                       -------------     -------------

PROPERTY AND EQUIPMENT, at cost:
   Land                                                      290,706           290,706
   Building and improvements                               2,260,740         2,260,740
   Furniture and equipment                                 6,521,120         6,174,452
   Vehicles                                                5,117,802         4,789,336
   Leasehold improvements                                    526,816           522,336
                                                       -------------     -------------
                                                          14,717,184        14,037,570
   Less - accumulated depreciation and amortization       (3,297,732        (1,585,503
                                                       -------------     -------------

              Total property and equipment, net           11,419,452        12,452,067
                                                       -------------     -------------

ASSETS HELD FOR SALE                                            --           1,239,605
                                                       -------------     -------------

OTHER ASSETS:
   Sales orders and regulation records, net                  296,600           423,720
   Costs in excess of net assets acquired, net           152,323,477       154,518,179
   Covenants not to compete, net                             443,187           538,777
   Notes receivable from related parties                   1,788,645         1,788,645
   Prepaids                                                4,572,378         5,501,703
   Other assets, net                                       4,094,378         3,617,107
                                                       -------------     -------------
              Total other assets                         163,518,665       166,388,131
                                                       -------------     -------------

              Total assets                             $ 248,834,364     $ 251,370,527
                                                       =============     =============


The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.



                             UNITED MAGAZINE COMPANY
                             -----------------------
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                   AS OF MARCH 29, 1997 AND SEPTEMBER 28, 1996
                   -------------------------------------------

                                                                              September 28,
               LIABILITIES AND SHAREHOLDERS' EQUITY         March 29, 1997        1996
               ------------------------------------        ----------------  ---------------
                                                              (Unaudited)       (Audited)
CURRENT LIABILITIES:
   Current portion of debt obligations                      $   9,511,486     $  10,822,386
   Current portion of Senior debentures                         6,658,589         3,329,295
   Short-term borrowings - related parties                      5,830,960         6,206,853
   Accounts payable                                            79,842,336        70,302,971
   Accrued expenses                                            12,761,542        12,762,143
   Accrued interest on debentures                               3,659,590         1,041,006
   Income taxes payable                                         1,534,602         1,534,602
   Reserve for gross profit on sales returns                    7,611,462        10,474,409
                                                            -------------     -------------
              Total current liabilities                       127,410,567       116,473,665

LONG-TERM DEBT OBLIGATIONS                                      7,544,961         9,247,711

DEBENTURES:
   - Senior                                                    33,261,226        36,590,520
   - Subordinated                                              18,559,707        18,559,707

DEFERRED COMPENSATION PLAN                                      1,160,055         1,231,041

ACCRUED PENSION OBLIGATION                                      2,204,939         2,115,478

POST-RETIREMENT OBLIGATION                                      1,283,020         1,450,015

DEALER ADVANCE PAYMENTS AND OTHER                                 135,659           146,938
                                                            -------------     -------------
              Total liabilities                               191,560,134       185,815,075
                                                            -------------     -------------

COMMITMENTS AND CONTINGENCIES

COMMON STOCK SUBJECT TO PUT AGREEMENTS,
  482,140 shares                                                4,622,890         4,329,287
                                                            -------------     -------------
SHAREHOLDERS' EQUITY:
   Common stock, no par value, 53,250,000 shares
     authorized, 4,283,506 issued and 2,676,034
     outstanding (including shares
     subject to Put Agreements)                                       250               250
   Paid-in capital                                             43,306,872        43,079,563
   Obligation to issue shares (4,349,476)                      65,242,138        65,242,138
   Treasury stock, at cost                                        (16,998)          (16,998)
   Unrealized loss                                               (226,212)          (31,219)
   Minimum pension liability adjustment                          (108,204)         (108,204)
   Retained deficit                                           (55,546,506)      (46,939,365)
                                                            -------------     -------------
              Total shareholders' equity                       52,651,340        61,226,165
                                                            -------------     -------------

              Total liabilities and shareholders' equity    $ 248,834,364     $ 251,370,527
                                                            =============     =============

The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.



                             UNITED MAGAZINE COMPANY
                             -----------------------
                   FOR THE SECOND QUARTER ENDED MARCH 29, 1997
                   -------------------------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                        MARCH 29, 1997 AND MARCH 30, 1996
                        ---------------------------------

                                              3 Months Ended        3 Months          6 Months           6 Months
                                                   1997            Ended 1996        Ended 1997         Ended 1996
                                             ----------------   ---------------    ---------------    ---------------
                                               (Unaudited)        (Unaudited)        (Unaudited)        (Unaudited)

NET SALES                                    $  75,675,010       $  13,559,708       $ 150,103,512       $  20,029,089

COST OF SALES                                   59,094,651          10,153,582         117,060,226          14,887,022
                                             -------------       -------------       -------------       -------------
              Gross profit                      16,580,359           3,406,126          33,043,286           5,142,067

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                     (16,433,126)         (3,387,163)        (33,808,912)         (4,933,051)

DEPRECIATION AND AMORTIZATION                   (2,209,964)           (384,100)         (4,575,678)           (586,200)

LOSS FROM INVESTMENT IN WILMINGTON                  --                  --                  --                 (90,192)
                                             -------------       -------------       -------------       -------------

LOSS FROM OPERATIONS                            (2,062,731)           (365,137)         (5,341,304)           (467,376)
                                             -------------       -------------       -------------       -------------

OTHER INCOME (EXPENSES), net:
   Interest expense, net                        (1,774,086)           (154,525)         (3,420,035)           (277,465)
   Other, net                                      103,985              28,957             154,198              41,949
                                             -------------       -------------       -------------       -------------
     Total other income (expenses), net         (1,670,101)           (125,568)         (3,265,837)           (235,516)
                                             -------------       -------------       -------------       -------------

LOSS BEFORE TAXES                               (3,732,832)           (490,705)         (8,607,141)           (702,892)

INCOME TAXES                                          --                  --                  --                  --
                                             -------------       -------------       -------------       -------------

NET LOSS                                     $  (3,732,832)      $    (490,705)      $  (8,607,141)      $    (702,892)
                                             =============       =============       =============       =============

WEIGHTED AVERAGE SHARES OUTSTANDING
                                                 7,062,072           2,674,780           7,058,268           2,671,885
                                             =============       =============       =============       =============

LOSS PER SHARE                               $        (.53)      $        (.18)      $       (1.22)      $        (.26)
                                             =============       =============       =============       =============


The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.
                                      266



                             UNITED MAGAZINE COMPANY
                             -----------------------
                   FOR THE SECOND QUARTER ENDED MARCH 29, 1997
                   -------------------------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                 ----------------------------------------------
                            FOR THE SIX MONTHS ENDED
                            ------------------------
                        MARCH 29, 1997 AND MARCH 30, 1996
                        ---------------------------------

                                                         6 Months Ended    6 Months Ended
                                                         March 29, 1997    March 30, 1996
                                                         --------------   ----------------
                                                           (Unaudited)        (Unaudited)

NET CASH PROVIDED  BY (USED IN) OPERATING
  ACTIVITIES                                              $ 2,058,108       $  (112,011)
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                       (679,614)         (281,792)
   Additions of long-term assets                           (1,061,175)             --
   Proceeds from sale of Airplane held for resale           1,239,605              --
                                                          -----------       -----------
              Net cash used in investing activities          (501,184)         (281,792)
                                                          -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Payment of debt obligations                             (3,389,543)         (225,929)
   Other                                                         --               8,933
                                                          -----------       -----------
              Net cash used in financing activities        (3,389,543)         (216,996)
                                                          -----------       -----------

NET DECREASE IN CASH AND EQUIVALENTS                       (1,832,619)          610,799

CASH, beginning of period                                   2,546,785           755,338
                                                          -----------       -----------

CASH, end of period                                       $   714,166       $   144,539
                                                          ===========       ===========

Supplemental Disclosure of Cash Flow Information:
-------------------------------------------------
   Cash paid during the period for interest               $ 1,041,644       $    33,054
   Cash paid during the period for taxes                       17,903            22,150


Supplemental Schedule of Noncash Investing and Financing Activities
-------------------------------------------------------------------

1997: None

1996: During the second quarter of 1996, UNIMAG purchased all of the outstanding stock of Triangle News Company, Inc. See Note 7 to the Financial Statements.

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                             UNITED MAGAZINE COMPANY
                             -----------------------
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------------
                   FOR THE SECOND QUARTER ENDED MARCH 29, 1997
                   -------------------------------------------
                                   (UNAUDITED)
                                   -----------

1.       GENERAL
         -------

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly the financial position of United Magazine Company and subsidiaries (UNIMAG or the Company) as of March 29, 1997 and September 28, 1996, and the results of its operations and cash flows for the six months ended March 29, 1997 and March 30, 1996. All such adjustments were of a normal recurring nature. The results of operations in any interim period are not necessarily indicative of results for the full year.

2.       THE BUSINESS
         ------------

United Magazine Company (UNIMAG or the Company) is an Ohio corporation which was incorporated on April 8, 1964 under the name Citizens Holding Company. UNIMAG (the Parent) is a holding company. The operations for the quarter ended March 29, 1997 were conducted through its consolidated subsidiaries and also include the impact of the business combinations in the fourth quarter of 1996 more fully discussed below. The operations for the quarters ended March 29, 1997 and March 30, 1996 were conducted through its consolidated subsidiaries as follows:
Service News Company of Connecticut, doing business as Yankee News Company (Yankee) was owned since May of 1993. Service News Company of Wilmington, North Carolina ("Wilmington") was operated under a management agreement for the quarter ended December 30, 1995 and was owned since January of 1996. Triangle News Company, Inc., a Pennsylvania corporation, (Triangle) was acquired in January of 1996. Reader's Choice (RC) was owned during the first and second fiscal quarters of 1996 and was sold in July of 1996.

Service News Company of Connecticut, (Yankee), is engaged in wholesale magazine, newspaper and book distribution and owns and operates four newsstands and one bookstore.

Service News Company of Wilmington, North Carolina (Wilmington) is engaged in wholesale magazine and book distribution.

Triangle News Company, Inc., (Triangle) is engaged in wholesale magazine, newspaper and book distribution.

Reader's Choice (RC) was engaged in the business of managing and reporting information on retail display allowances and collecting these allowances which are paid by publishers to retailers.

United Magazine Company also is effecting business combinations with Michiana News Service, Inc., a Michigan corporation ("Michiana"), The Stoll Companies, an Ohio corporation ("Stoll"), and The George R. Klein News Co., Central News Co., and Newspaper Sales, Inc., all Ohio corporations (collectively, "The Klein Companies" or "Klein") , all independent magazine, book, and newspaper ("periodical") distributors.

The Company is also effecting business combinations with a number of companies affiliated with Ronald E. Scherer ("Ronald E. Scherer"), the Company's chairman, also engaged in wholesale periodical distribution (the "Scherer Affiliates"):
Ohio Periodical Distributors, Inc., an Ohio corporation ("OPD"), Northern News Company, a Michigan corporation ("Northern"), Wholesalers Leasing, Corp., a Delaware corporation ("Wholesalers"), Scherer Companies, a Delaware corporation ("Scherer Companies") and, pursuant to the agreement with Northern to acquire all of the stock of MacGregor News Services, Inc., a Michigan corporation ("MacGregor"). The Company also is acquiring the stock of Read-Mor Bookstores, Inc. (Read-Mor), a company managed by Scherer Companies. Read-Mor owns six retail locations and is an insignificant acquisition.

Michiana, Stoll, Klein, Read-Mor and Scherer Affiliates are collectively known as the "Acquisition Parties". The Acquisition Parties in combination with the other entities of UNIMAG are collectively known as the "Combined Company".

Effective July 29, 1996, the Company entered into an Asset Transfer and Exchange Agreement with Northern, pursuant to which the Company acquired such of the assets of that company as are related to the wholesale distribution of periodicals (and, pursuant to the agreement with Northern, to acquire all of the stock of MacGregor held by Northern) in exchange for Common Stock of the Company and Senior and Subordinated Debentures of the Company. Effective July 30, 1996, the Company entered into a Stock Transfer and Exchange Agreement with Michiana and the shareholders of Michiana (the "Michiana Shareholders"), pursuant to which all of the Michiana Shareholders agreed to contribute their shares of stock of Michiana to the Company in exchange for Common Stock of the Company and Senior and Subordinated Debentures of the Company. Effective July 31, 1996, the Company entered into a Stock Transfer and Exchange Agreement with Stoll and the shareholders of Stoll (the "Stoll Shareholders"), pursuant to which all of the Stoll Shareholders agreed to contribute their shares of stock of Stoll to the Company in exchange for Common Stock of the Company and Senior and Subordinated Debentures of the Company. Effective August 1, 1996, the Company entered into an Asset Transfer and Exchange Agreement with OPD, subsequently modified to a Stock Transfer and Exchange Agreement. This agreement was further amended to provide for the transaction to be effected as a merger. In connection with the Merger all of the OPD Stock owned by the OPD Shareholders will be converted into common stock of the Company and Senior and Subordinated Debentures of the Company. Effective August 2, 1996, the Company entered into an Asset Transfer and Exchange Agreement with Wholesalers, pursuant to which the Company agreed to acquire substantially all of the assets and assume substantially all of the liabilities of that company as are related to the wholesale distribution of periodicals in exchange for Common Stock of the Company and Senior and Subordinated Debentures of the Company. Effective August 2, 1996, the Company entered into a Stock Transfer and Exchange Agreement with Scherer Companies and the shareholders of Scherer Companies (the "Scherer Shareholders"), pursuant to which the Scherer Shareholders agreed to contribute their shares of stock of Scherer Companies to the Company in exchange for Common Stock of the Company and Senior and Subordinated Debentures of the Company. Effective August 23, 1996, the Company entered into a Stock Transfer and Exchange Agreement with Klein and the sole shareholder of Klein (the "Klein Shareholder"), pursuant to which the Klein Shareholder agreed to contribute his shares of stock of Klein to the Company in exchange for Common Stock of the Company and Senior and Subordinated Debentures of the Company.

Each of these transactions has been or is expected to be closed into escrow pending a favorable vote of the shareholders of the Company on each of these transactions. Upon the shareholders voting in favor of the acquisitions at the Annual Meeting of Shareholders, then closing documents will be released from escrow and the transactions will be consummated. Ronald E. Scherer, chairman of the Company, OPD, which is controlled by Ronald E. Scherer, and R. David Thomas, another significant shareholder of the Company, have each agreed to vote their shares in favor of the transactions with Stoll, Michiana, Klein and the Scherer Affiliates. Together these shareholders are entitled to vote more than 50% of the stock of the Company. Since approval of the transactions is assured and UNIMAG had effective control over the operations of the companies, the Acquisition Parties have been included in the consolidated financial statements of UNIMAG as discussed in the footnotes to the financial statements.

UNIMAG also owns three inactive subsidiaries.

3.       PENDING SHAREHOLDER ACTIONS
         ---------------------------

UNIMAG grew significantly during 1996 by the acquisition of six wholesalers (two in the second quarter and four in the fourth quarter). Consideration for these acquisitions was in the form of cash, notes payable, debentures and common stock of the Company. Due to the significant amount of shares to be issued for the fourth quarter acquisitions, UNIMAG is required to obtain shareholder approval. The Company is currently preparing the Proxy Statement for the shareholder vote at the Annual Meeting of Shareholders. Upon approval by the shareholders, the exchanges will occur and legal titles will pass. However, the Company has already received the necessary approvals from two significant shareholders who have agreed to vote their shares, which represent a majority of the outstanding shares, in favor of the acquisitions discussed above, as well as a 1 for 10 reverse stock split. Since the approval is assured, the Company has reflected the reverse stock split for all periods presented and the effects of the acquisitions.

4.       PROVISION FOR INCOME TAXES
         --------------------------

The provision (benefit) for income taxes for the periods ended March 29, 1997 and March 30, 1996 is as follows:

                                          3 Months          3 Months         6 Months          6 Months
                                         Ended 1997        Ended 1996       Ended 1997        Ended 1996
                                        -------------     -------------    -------------     -------------
           Current                       $(1,493,000)     $   (196,000)     $(3,443,000)     $   (281,000)
           Deferred                        1,493,000           196,000        3,443,000           281,000
                                        -------------     -------------    -------------     -------------
                    Total               $       -         $       -        $       -         $       -
                                        =============     =============    =============     =============

The Company has provided deferred income taxes at a 40% tax rate which represents a blended statutory federal and state income tax rate. The types of differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to significant portions of deferred income tax assets and liabilities are: reserve for gross profit on sales returns, property and equipment asset valuations, deferred compensation, amortization life of intangibles and certain taxes.

The difference between the statutory tax rate and the effective rate of zero is due primarily to the benefit of the net operating losses generated that may not be realized in the future. The Company's net deferred tax assets have been fully reserved due to the uncertainty of future realization.

As of March 29, 1997, UNIMAG has approximately $56 million of Federal net operating loss (NOL) carryforwards for tax purposes. The amount that UNIMAG can utilize each year is restricted due to multiple changes in ownership. The NOL carryforwards will expire in the years 2003 through 2011. As a result of the application of the Section 382 limitation, a significant amount of pre-change net operating losses of the Combined Company should expire unutilized. UNIMAG estimates that over $20 million of such net operating losses should expire unutilized as a result of such limitation (assuming that the limitation is not increased in respect of any built-in gains).

At March 29, 1997, UNIMAG had income taxes payable of $1,534,602. This relates primarily to Michiana's tax assessment and interest due to the Internal Revenue Service as a result of unfavorable tax settlements relating to years 1994 and prior that was assumed by UNIMAG.

5.        PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
          -------------------------------------------

The following unaudited pro forma financial information presents the revenues, net income and earnings per share from the combination of operations of the Company and the significant acquisitions. The pro forma information is provided as if each acquisition had occurred at the beginning of fiscal 1996. The pro forma information is provided for information purposes only. It is based on historical information and does not purport to reflect the results that would have occurred had the acquisition occurred on October 1, 1995. There were two significant acquisitions, Wilmington and Triangle, during the three months ended March 30, 1996.

--------------------------------------------------------------------------------------------
                             6 Months Ended March 30, 1996       3 Months Ended March 30,
                                       Pro Forma                          1996
 in 000's, except EPS                                                  Pro Forma
--------------------------------------------------------------------------------------------
Net Revenue                                       $ 135,998                $ 67,040
Net Income (Loss)                                    (5,333)                 (4,141)
EPS                                               $    (.76)               $   (.59)
--------------------------------------------------------------------------------------------


6.        WILMINGTON ACQUISITION
          ----------------------

In April of 1995, UNIMAG entered into a Services and Management Agreement with Service News Company of Wilmington, North Carolina (Wilmington). Included in the Agreement was an option to purchase all of the outstanding stock of Wilmington. As of December 30, 1995, UNIMAG had not exercised its option and, therefore, treated the option as an investment and accounted for the investment under the equity method. UNIMAG exercised their option to acquire Wilmington on January 12, 1996. The shareholders of Wilmington have shares, issued as part of the consideration for the option to purchase the stock of Wilmington, that are subject to future Put Agreements commencing in April of 1997. Interest is accreted each quarter for the increase in value of the putable shares during each quarter.

7.        TRIANGLE (PITTSBURGH) ACQUISITION
          ---------------------------------

On January 23, 1996 UNIMAG purchased all of the outstanding stock of Triangle News Company, Inc., a Pennsylvania corporation (Triangle). Consideration given included cash of $1,647,000 and 10,000 shares (post-reverse split) of UNIMAG stock. In connection with the closing, UNIMAG financed $1,000,000 through its wholly-owned subsidiary Service News Company of Connecticut, which utilized part of a line of credit from the Bank of Boston and financed an additional $700,000, secured by the assets of Triangle, from the Bank of Boston.

                          OTHER SHAREHOLDER INFORMATION

SHAREHOLDER PROPOSALS

         It is anticipated that the Company's next annual meeting of shareholders will be held on or about February 27, 1998, and proposals of shareholders intended for inclusion in the proxy statement will be furnished to all shareholders entitled to vote at the next annual meeting of the Company, and must be received at the Company's principal executive offices no later than January 27, 1998, or a reasonable time before the solicitation is made. It is suggested that proponents submit their proposals by Certified Mail-Return Receipt Requested.

EXPENSES AND SOLICITATION

         The cost of solicitation of proxies will be borne by the Company. In addition to soliciting shareholders by mail or by its regular employees, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company, none of whom will receive additional compensation therefor, may also be made of some shareholders in person or by mail, telephone or telegraph, following the original solicitation.

OTHER BUSINESS

         The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

                                      By Order of the Board of Directors

                                      /s/ RUTH HUNTER SMITH
                                      ---------------------------------------
                                      Ruth Hunter Smith, Secretary

                                                                       Exhibit A



                                                   July 29, 1997

Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:  Rebecca Bohland

Subject:          UNITED MAGAZINE COMPANY - PRELIMINARY PROXY STATEMENT
                  FILED JULY 29, 1997

Dear Sirs/Madams:

         We are acting as legal counsel to United Magazine Company, an Ohio corporation (the "Company"), in connection with the acquisitions (the "Acquisitions") described in the Company's preliminary proxy statement filed with the Securities and Exchange Commission (the "Commission") on or about July 29, 1997 (the "Preliminary Proxy Statement"). The staff (the "Staff") of the Commission has requested our opinion regarding whether the Acquisitions have been consummated under Ohio law, and whether or not the vote of the shareholders of the Company is of any relevance legally under Ohio law. The Staff has also inquired as to whether Ohio law, or the Company's articles of incorporation or code of regulations required the Company's board of directors to seek shareholder approval prior to entering into management arrangements resulting in the combinations of operations described in the Preliminary Proxy Statement. For purposes of this opinion we have assumed the accuracy of the factual representations of the Company set forth in the Preliminary Proxy Statement. Additionally, this opinion is limited to the laws of the State of Ohio.

         Based upon the foregoing we are of the opinion that:

         1. The Acquisition of Ohio Periodical Distributors, Inc. ("OPD") has been structured as a statutory merger of OPD into the Company. The other Acquisitions are structured as acquisitions of stock in exchange for stock of the Company and debentures of the Company or as acquisitions of assets in exchange for stock of the Company and debentures of the Company. No statutory merger has yet occurred and no certificate of merger, which is

Securities and Exchange Commission
July 29, 1997

Page 2

required to be filed with the Secretary of State of Ohio in order to legally consummate a merger, has been filed.

                  The stock, asset, and merger Acquisitions described in the Preliminary Proxy Statement have not been legally consummated. None of the stock of the entities being acquired has been transferred to the Company, nor has legal title to any of the assets of the entities being acquired been transferred to the Company, nor has the entity being acquired pursuant to a merger been merged into the Company. As previously discussed in our letter to the Staff of April 22, 1997, the stock of The Stoll Companies ("Stoll") and Michiana News Service, Inc. ("Michiana") are being held in escrow pending the outcome of the shareholder vote and the satisfaction of other escrow items mentioned in that letter. They have not been issued or transferred to the Company. Presently, the Stoll and Michiana shareholders each retain the right to vote and all other ownership rights to their stock. If the conditions specified in the escrow agreements are not met, then stock certificates will be returned to them. Similarly, Northern News Company ("Northern News") has deposited a bill of sale and other transfer documents into escrow to transfer legal title in certain of its assets to the Company once the escrow terminates. Unless the conditions described in the escrow agreement are met, the bill of sale and other transfer documents will be destroyed and Northern News will retain title to its assets. Similar escrow arrangements have not yet been established for the other Acquisitions, although the definitive acquisition agreements have been signed by the parties. Accordingly, at this time, the parties to the other Acquisitions retain the legal title to their stock and assets.

                  The consideration for the stock and assets to be transferred to the Company pursuant to the stock and asset exchanges and the merger is the Company's stock and debentures. The Company has not legally issued or delivered any of its stock to the entities being acquired (or merged into the Company) or to their shareholders. In fact, the Company could not issue its stock to the entities being acquired (or merged into the Company) in accordance with the terms of the acquisition agreements because it does not have a sufficient number of authorized and unissued shares absent the vote of the shareholders of the Company to either increase the number of authorized shares or to effect a reverse stock split as is contemplated in the Preliminary Proxy Statement.

         2. The vote of the shareholders of the Company to be solicited with the final form of the proxy materials currently on file with the Commission Staff in preliminary form is significant and a legally necessary condition to the completion of the Acquisitions. Pursuant to Section 1701.83, Ohio Revised Code, a vote of the shareholders is required before the Company can issue stock in an acquisition constituting one-sixth or more of its voting power. The common

Securities and Exchange Commission
July 29, 1997
Page 3

shares of the Company to be issued if the Acquisitions are approved by the Company's shareholders would constitute more than one-sixth of the Company's voting power. Absent the shareholder vote, the issuance of such stock would be an ultra vires act. With regard to the merger, Section 1701.78, Ohio Revised Code, provides that in order to effect this merger the agreement of merger must be adopted by the Company's shareholders, because after the consummation of the merger the shareholders of the entity being acquired will hold shares of the Company's common stock constituting more than one-sixth of its voting power. Additionally, the Company does not currently have a sufficient number of authorized and unissued shares to complete the transactions and the vote of the shareholders approving a one for ten reverse stock split is needed. See Section 1701.71, Ohio Revised Code. Finally, the vote of the shareholders is significant in that it determines whether or not shareholders of the Company will be entitled to dissenting shareholder rights under Ohio law. See Section 1701.74, Ohio Revised Code.

         3. The Staff also inquired whether a de facto merger has occurred under Ohio law. A de facto merger of the entities to be acquired and the Company has not occurred under Ohio law. "A de facto merger is a transaction that results in the dissolution of the predecessor corporation and is in the nature of a total absorption of the previous business into the successor." WELCO INDUSTRIES, INC.
V. APPLIED COMPANIES, 67 Ohio St. 3d 344, 617 N.E. 2d 1129 (1993).

                  An asset purchase is subject to the legal consequences of a merger under the de facto merger exception if: (1) there is a continuation of the enterprise of the seller in terms of continuity of management, personnel, physical location, assets, and operations; (2) there is a continuity of shareholders, accomplished by payment for the assets with shares of stock; (3) the seller ceases operations, liquidates and dissolves as soon as legally and practically possible; and
                  (4) the purchasing corporation assumes the obligations of the seller necessary for the uninterrupted continuation of business operations. MCGRAW V. SOUTH BEND LATHE, INC., 74 Ohio App. 3d 8, 598 N.E. 2d 18, 21 (1991).

         Necessary elements of a de facto merger are missing from the present status of the Company Acquisitions. First, none of the selling corporations have ceased operations and dissolved. In WELCO INDUSTRIES, supra., the transaction was not a de facto merger and the Ohio Supreme Court stated: "Nor did the selling corporation dissolve immediately. In fact, it still exists under the name Wesche Electric." WELCO INDUSTRIES, supra. at 349. See also CRISLIP V. TWENTIETH CENTURY HEATING AND VENTILATING CO., 1989 WL 1195 (Ohio App. 1989). In the

Securities and Exchange Commission
July 29, 1997
Page 4

Company situation, each of the selling entities continues to exist and continues to own all of its assets and can satisfy claims of creditors. Second, no stock of the Company has been transferred. "Absent a transfer of stock, the nature and consequences of a transaction are not those of a merger." TRAVIS V. HARRIS CORP., 565 F.2d 443, 447 (7th Cir. 1977). Based upon the foregoing cited cases, we are of the opinion that a de facto merger between the Company and the acquisition parties has not occurred as of this time under Ohio law.

         4. The Staff has also inquired as to whether Ohio law, the Company's articles of incorporation or the Company's code of regulations required the Board of Directors of the Company to seek approval of the shareholders of the Company prior to entering into the management arrangements resulting in the combination of operations of the parties. For purposes of this opinion, we have assumed that the description of the management arrangements under the Joint Operating Agreements and under the agreements for the Acquisitions, and of the integration of operations described in the Preliminary Proxy Statement are accurate descriptions. Section 1701.76, Ohio Revised Code, requires shareholder approval for the "lease, sale, exchange, transfer, or other disposition of all, or substantially all, of the assets, with or without the good will, of a corporation." However, under the management arrangements, the Company did not transfer its assets and business operations to any of the parties to the Acquisitions. Rather, the other parties to the Acquisitions made their assets and business operations available to the Company for purposes of management by the Company. Even if the provision by the other parties to the Acquisitions of their business operations and assets to the Company is deemed to be a transfer of the assets of the Acquisition Parties to the Company, approval of the shareholders of the Company would not be required under Section 1701.76, Ohio Revised Code.

                  The Company had authority to enter into arrangements to manage the operations of the Acquisition Parties. Section 1701.59, Ohio Revise Code, provides that "Except where the law, the articles, or the regulations require action to be authorized or taken by shareholders, all of the authority of a corporation shall be exercised by or under the direction of its directors. There are no provisions in Chapter 1701, Ohio Revised Code, which specifically require shareholder approval for a corporation to manage another corporation, and, after a review of applicable Ohio case law, we have been unable to find any Ohio decision requiring shareholder approval before a corporation may manage another corporation. The Company articles of incorporation specifically authorize the corporation to enter into management arrangements. It provides the Company with authority "to engage in any activity in connection wit the furnishing of information, advice, financial, managerial and other services of any kind in connection with the management of any and all kinds and types of business and property of any kind." Finally, the code of regulations of the Company contains no restrictions on the Company entering into

Securities and Exchange Commission
July 29, 1997
Page 5

management arrangements. Based on the foregoing, we are of the opinion that neither Ohio law, the Company's articles of incorporation, as amended, nor the Company's code of regulations, as amended, required the board of directors of the Company to seek approval of the shareholders of the Company prior to entering into the management arrangements resulting in the integration and combination of operations described in the proxy statement.

                                                   Very truly yours,

                                                   /s/ BAKER & HOSTETLER LLP
                                                   --------------------------
                                                   Baker & Hostetler LLP

cc:      Mark Coller, Special Counsel
            Securities and Exchange Commission
         United Magazine Company

                                    EXHIBIT B

                        OPINION OF THE FINANCIAL ADVISOR

                                       TO

                        THE COMPANY'S BOARD OF DIRECTORS

BankBoston, N.A.
100 Federal Street
Boston, Massachusetts 02110
                                                          [BankBoston Logo]

August 8, 1997

The Board of Directors
United Magazine Company
5131 Post Road
Dublin, Ohio 43017

Members of the Board:

You have asked us to update our opinion, originally rendered on August 14, 1996, regarding the fairness to the shareholders of United Magazine Company ("UNIMAG" or the "Company"), from a financial point of view, of the consideration to be paid by the Company in the proposed business combinations (collectively, the "Transactions") with Michiana News Service, Inc., a Michigan corporation ("Michiana"), The Stoll Companies, an Ohio corporation ("Stoll"), Ohio Periodical Distributors, Inc., an Ohio corporation ("OPD"), Northern News Company, an Ohio Corporation ("Northern"), the Scherer Companies, Inc., an Ohio corporation ("Scherer"), Wholesalers Leasing Corp., a Delaware corporation ("Wholesalers"), Central News Company, an Ohio corporation ("Central"), The George R. Klein News Co., an Ohio corporation ("Klein"), and Newspapers Sales, Inc., an Ohio corporation ("Newspapers"), collectively known as the "Acquisition Parties".

In connection with the Transactions, the Company has entered into the following agreements (collectively the "Acquisition Agreements") with the Acquisition
Parties:

(i) Stock Transfer and Exchange Agreement dated July 30, 1996 with Michiana and the shareholders of Michiana pursuant to which all of the shareholders of Michiana will contribute their shares of stock of Michiana to the Company in exchange for 5,355,811 shares of UNIMAG common stock and $5,834,256 in senior and subordinated debentures as adjusted by post closing audits;

(ii) Stock Transfer and Exchange Agreement dated July 31, 1996 with Stoll and the shareholders of Stoll pursuant to which all of the shareholders of Stoll will contribute their shares of stock of Stoll to the Company in exchange for 19,584,662 shares of UNIMAG common stock and $25,905,267 in senior and subordinated debentures as adjusted by post closing audits;

(iii) Amended and Restated Stock Transfer and Exchange Agreement (modified from an Asset Transfer and Exchange Agreement) dated August 1, 1996 with OPD and the shareholders of OPD pursuant to which OPD will merger with and into the Company in exchange for 10,190,773 shares of UNIMAG common stock and $7,480,820 in senior and subordinated debentures as adjusted by post closing audits;

(iv) Asset Transfer and Exchange Agreement with Northern dated July, 29, 1996 pursuant to which the Company is to acquire all or such assets of Northern (including the stock of MacGregor News Service Inc.) that are related to the wholesale distribution of periodicals in exchange for 1,335,425 shares of UNIMAG common stock, together with $1,924,583 in senior and subordinated debentures as adjusted by post closing audits;

                                                The Board of Directors
                                                United Magazine Company
                                                August 8, 1997
                                                Page 2 of 4


(v) Stock Transfer and Exchange Agreement dated August 2, 1996 with Scherer and the shareholders of Scherer pursuant to which all of the shareholders of Scherer will contribute their shares of stock of Scherer to the Company in exchange for 432,980 shares of UNIMAG common stock and $624,000 in senior and subordinated debentures as adjusted by post closing audits;

(vi) Asset Transfer and Exchange Agreement with Wholesalers dated August 2, 1996 pursuant to which the Company is to acquire all or such assets of Wholesalers that are related to the wholesale distribution of periodicals in exchange for 482,599 shares of UNIMAG common stock, together with $695,510 in senior and subordinated debentures as adjusted by post closing audits;

(vii) Stock Transfer and Exchange Agreement dated September 14, 1996 and extended December 27, 1996 with Central, Klein and Newspapers (collectively the "Klein Affiliates") and the shareholders of the Klein Affiliates pursuant to which all of the shareholders of the Klein Affiliates will contribute their shares of stock of the Klein Affiliates to the Company in exchange for 10,878,807 shares of UNIMAG common stock and $15,678,281 in senior and subordinate debentures as adjusted by post closing audits.

In conducting our analysis and arriving at the opinion expressed herein, we have reviewed such materials and analyzed such financial and other factors as we deemed relevant under the circumstances, including:

        (i) reviewed the publicly available consolidated financial statements of the Company for recent years and interim periods year to date and certain other relevant financial operating data of the Company and the Acquisition Parties made available to us from published sources and from the internal records of the Company and the Acquisition Parties;

        (ii) reviewed certain internal financial and operating information relating to the Company and the Acquisition Parties (including financial projections) prepared by Company management;

        (iii) reviewed and discussed with the senior management of the Company the business and prospects of the Company and the Acquisition Parties, the strategic rationale for the Transactions and the benefits of the Transactions to the Company;

        (iv) reviewed the historical stock prices and trading volume of the common stock of the Company;

        (v) reviewed the Stock Transfer and Exchange Agreements entered into between the Company and the Klein Affiliates, Michiana, OPD, Scherer and Stoll; and reviewed the Asset Transfer and Exchange Agreements entered into between the Company and Northern and Wholesalers;

        (vi) reviewed the public market valuations for companies engaged in lines of business which we deemed similar to the Company;

        (vii) reviewed prices paid in certain prior acquisitions of periodical distribution companies by the Company and the Acquisition Parties;

                                                      The Board of Directors
                                                      United Magazine Company
                                                      August 8, 1997
                                                      Page 3 of 4

        (viii) evaluated the projected earnings per share and share price impacts of the Transactions relative to UNIMAG's projected performance on a stand-alone basis;

        (ix) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary or important for purposes of this opinion.

In conducting our review and analysis and rendering our opinion, we have not independently verified any of the foregoing information, and have relied on the accuracy, completeness, and fairness of all information supplied or otherwise made available to us by or on behalf of the Company, or otherwise reviewed by us. With respect to the financial projections, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the Company's management as to the Company's and the Acquisition Parties' future financial performance. We have relied upon, without independent verification, estimates by the Company of the revenue enhancements, cost savings and other synergies that are expected as a result of the Transactions. We have also relied on the representations of the Company in the Acquisition Agreements with respect to legal and other matters.

We have relied upon management representations regarding the terms of employment contracts, lease agreements, supply contracts and other ancillary agreements related to the Transactions which management believes were entered into on an arms length basis and reflect terms and conditions customary for transactions of this type. We have not made any independent evaluation or appraisal of the assets or liabilities of the Company or the Acquisition Parties. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist on, and the information made available to us as of, the date of this letter. It should be understood that subsequent developments may affect this opinion, and may alter our opinion rendered hereunder. We do not have any obligation however, to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Company in connection with the Transactions and will receive a fee for our services rendering this opinion, irrespective of whether shareholders vote to approve the Transactions, and irrespective of other services currently being provided by Bank of Boston Connecticut, an affiliate of BankBoston N.A., on behalf of the Company. BankBoston N.A. has acted as financial advisor to the Company in connection with recent efforts conducted on the Company's behalf to identify investors with potential interest in providing financing to the Company, and will receive a fee contingent upon the successful completion of such efforts.

This opinion does not constitute a recommendation to the Company or its Board of Directors as to whether the Company should or should not approve the Transactions pursuant to the Acquisition Agreements. This opinion does not constitute a recommendation to the Company's stockholders as to whether they should or should not vote to approve the Transactions. This opinion does not address the relative merits of any of the Transactions or any other transactions discussed by the Board of Directors of the Company as alternatives to the Transactions.

                                                   The Board of Directors
                                                   United Magazine Company
                                                   August 8, 1997
                                                   Page 4 of 4

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the proposed consideration to be paid by the Company in connection with the Transactions, together with the transactions contemplated by the Acquisition Agreements and all related agreements, taken as a whole, is fair, from a financial point of view, to the shareholders of the Company.

It is understood that this letter is for the information of the Board of Directors of the Company only and is not to be quoted or referred to, in whole or in part, in any statement or document, nor shall this letter be used for any other purposes, without the prior written consent of BankBoston N.A.; provided, however, that this letter may be published in its entirety in any proxy statement or other document distributed to shareholders of the Company in connection with the Transactions.

Very truly yours,

BankBoston N.A.

by:  /s/ Gregory B. Sneddon
     ----------------------
     Gregory B. Sneddon
     Managing Director, Corporate Finance

                                                                       EXHIBIT C

     Section 1701.85 Dissenting shareholder's demand for fair cash value of shares.

         (A) (1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

                  (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on such proposal was taken at the meeting of the shareholders, the shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, stating his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

                  (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

                  (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new corporation, whether served before, on, or after the effective date of the merger or consolidation.

                  (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, he, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested, in order that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the shareholders. Failure on the part of the shareholder to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to him within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. Such request by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

         (B) Unless the corporation and the dissenting shareholder shall have come to an agreement on the fair cash value per share of the shares as to which he seeks relief, the shareholder or the corporation, which in case of a merger or consolidation may be the surviving or the new corporation, within three months after the service of the demand by the shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation which issued such shares is located, or was located at the time when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within the period of three months, may join as plaintiffs, or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such complaint is required. Upon the filing of the complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint, and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share, and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding, and final orders in it may be vacated, modified, or reversed on appeal pursuant to the rules of appellate procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares as agreed upon by the parties or as fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which such payment is made.

         (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to that on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the date before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event shall the fair cash value of it exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

         (D) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if:

                   (1) Such shareholder has not complied with this section, unless the corporation by its directors waives such failure;

                   (2) The corporation abandons, or is finally enjoined or prevented from carrying out, or the shareholders rescind their adoption, of the action involved;

                   (3) The shareholder withdraws his demand, with the consent of the corporation by its directors;

                   (4) The corporation and the dissenting shareholder shall not have come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation shall have filed or joined in a complaint under division (B) of this section within the period provided.

         (E) From the time of giving the demand, until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class, or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated otherwise than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                    EXHIBIT D

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             UNITED MAGAZINE COMPANY

         First:  The name of the corporation shall be United Magazine Company.

         Second: The place in the State of Ohio where the principal office of the corporation is to be located is the City of Dublin, Franklin County.

         Third:  The purposes for which the corporation is formed are:

         (a) To acquire by purchase, subscription, or otherwise, and to own, hold for investment, to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of, shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts, or obligations, of any corporation or corporations, association or associations, domestic or foreign, or of any firm or individual, or of the United States or any state, territory or dependency of the United States, or of any foreign government or governmental subdivision, and also to issue in exchange therefor stocks, bonds, or other securities, or evidences of indebtedness of the corporation and while the owner or holder of any such property to receive, collect and dispose of the interest, evidences, and income, on or from such property, and to possess and exercise, in respect thereof, all of the rights, powers and privileges of ownership, including all voting powers thereon; to loan its moneys; and to acquire, own, hold, lease, sell and mortgage such real estate and other personal property as may be necessary or incident to carry out the purposes aforesaid.

         To aid in any manner any corporation or association, domestic or foreign, or any firm or individual, any shares of stock in which, or any bond, debentures, notes, securities, evidences of indebtedness, contracts or obligations of which, are held by or for the corporation, directly or indirectly, or in which or in the welfare of which the corporation shall have any interest, and to aid or participate in the reorganization, consolidation or merger of any corporation in which or in the welfare of which the corporation shall have any interest.

         (b) To acquire, hold, encumber, transfer, guarantee, sell, assign, mortgage, pledge or otherwise dispose of shares, bonds and other evidences of indebtedness, securities and contracts of other persons, associations, corporations, domestic or foreign, and to form or acquire the control of other corporations, and, which the owner thereof, to exercise all the rights, powers and privileges of ownership.

         (c) To acquire by purchase or otherwise the good will, rights and property and to undertake the whole or any part of the assets and liabilities of any person, firm or corporation; to pay for the same in cash, the shares or other securities of this corporation or otherwise; to hold or in any manner dispose of the whole or any part of the property or business so acquired; to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all of the powers necessary or convenient in the conduct and management of such business.

         (d) To engage in manufacturing, producing, processing, fabricating, constructing, assembling, repairing, servicing, installing, mining, extracting, rectifying, smelting, refining, and compounding, or in any one or more of said activities and to purchase or otherwise acquire, own, lease, mortgage, pledge, sell, assign, and transfer or otherwise dispose of, invest, trade, deal in and with plants, facilities, buildings, machinery, appliances, equipment, products, goods, wares, merchandise, and property of every kind, class and description.

         (e) To engage in any activity in connection with the furnishing of information, advice, financial, managerial and other services of any kind in connection with the management of any and all kinds and types of business and property of any kind.

         (f) To make loans or advances of any kind or type whatsoever whether secured or unsecured to any person, firm or corporation, to extend credit and loan money upon, invest or reinvest in, buy, sell and otherwise deal in and with, whether as principal or agent, any and all kinds and types of property, whether real, personal or mixed, including but not limited to bills of lading, trade acceptances, warehouse receipts, commercial paper, bank accounts, any and all contracts relating to the sale of real and personal property, shares or other securities of any corporation and any other kind and type of instruments or evidences of indebtedness.

         (g) To borrow money without limitation; to draw, make, execute, issue, accept, endorse, transfer, with or without recourse, and deliver notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and transferable instruments or other evidences of indebtedness, whether negotiable or nonnegotiable and to secure the same by mortgage, pledge, deed of trust or otherwise; and to sell, pledge, mortgage, encumber or otherwise deal in and with any of said instruments or other evidences of indebtedness to any person, firm or corporation, including any federal or state bank or agency now or hereafter authorized to accept, hold, own, purchase or otherwise deal in and with any of said instruments or other evidences of indebtedness.

         (h) To acquire by purchase, lease or otherwise and hold, use, sell or in any manner deal with, including the right to grant licenses or other rights therein, patents, inventions, improvements, processes, trademarks and copyrights.

         (i) To establish, maintain and finance organizations and agencies which may be necessary or useful in accomplishing any of such activities and the purposes of said corporation and to engage in any or all of such activities or the financing thereof singly or in cooperation or association with other persons, firms or corporations and within the State of Ohio or elsewhere without restriction as to place or amount.

         (j) To do any and all acts and things and carry on any and all business incidental to the foregoing; and to have and exercise all the powers conferred by the Ohio General Corporation Law.

         (k) The foregoing enumeration of purposes shall be construed both as objects and powers and it is expressly provided that such enumeration of specific powers shall not be held to limit or restrict the powers of said corporation in any manner.

         Fourth: The maximum number of shares which the corporation is authorized to have outstanding is fifty-three million two hundred fifty thousand (53,250,000) common shares, without par value.

         Upon the effectiveness of these Amended and Restated Articles of Incorporation, every ten (10) common shares, without par value, of the corporation, either issued and outstanding or held by the Company as treasury stock, shall be automatically reclassified and converted into one (1) common share, without par value of the Company, and no scrip or fractional shares and no certificates representing scrip or fractional common shares shall be issued upon such reclassification and conversion, but the cash value of such scrip or fractional shares shall be paid upon surrender of the certificates for the common shares outstanding prior to such reclassification and conversion to each holder of a common share who otherwise would be entitled to receive a scrip or fractional share following the reclassification and conversion; and that the stated capital of the common shares, without par value, outstanding immediately after the effectiveness of the reclassification and conversion shall be in the aggregate equal to the stated capital of the common shares outstanding immediately prior to the effectiveness of the reclassification and conversion.

         Fifth: Notwithstanding any provisions of law of the State of Ohio requiring, for any purpose, the vote of a designated proportion of the voting power of the corporation or any class or classes, if any, of the shares thereof, any action may be taken on any proposal, including any amendment of the Articles of Incorporation so as to substantially change the purpose or purposes of this corporation, at any meeting of shareholders by the affirmative vote of the holders of shares entitled to exercise a majority of the voting power of the corporation and in addition thereto by the affirmative vote of the holders of record of the majority of each class, if any, of shares if entitled to vote thereof as a class.

         The corporation reserves the right at any time and from time to time to change substantially any or all of its purposes and any such change authorized or approved by the holders of shares as provided in this article shall be binding and conclusive upon every shareholder of the corporation as fully as if such shareholder had voted therefor and no shareholder, notwithstanding that he may have voted against such change of purpose or purposes or may have objected thereto in writing, shall be entitled to payment of the fair cash value of his shares.

         Sixth: The corporation shall have the right to purchase or sell any class of shares of the corporation, or hold and transfer its own shares of any class from time to time, to such extent and in such manner and upon such terms as its Board of Directors shall determine, or in any other manner authorized by law, providing that no such purchase shall cause any impairment of its capital and no such purchase shall be made so as to favor any shareholder over any other.

         Seventh: No holder of shares of any class of the corporation shall have any preemptive right to subscribe for or to purchase shares of any class of securities of the corporation now or hereafter authorized, or to purchase or subscribe for, securities convertible into or exchangeable for shares of any class of the corporation, and all such shares or securities, including those convertible into or exchangeable for shares of any class of the corporation, may be sold on such terms, at such prices, and to such persons, firms or corporations as the Board of Directors, in its discretion, may from time to time determine.

         Eighth: A director of this corporation shall not be disqualified by his office from dealing or contracting with the corporation as vendor, purchaser, employee, agent, or otherwise, nor shall any transaction or contract or act of this corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the corporation for or in respect to any such transaction or contract or act of this corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation shall authorize or take action in respect of any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.

         Ninth: Section 1701.831 of the Ohio Revised Code shall not apply to control share acquisitions of shares of this corporation.

                             UNITED MAGAZINE COMPANY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Daniel S. Kaiser, John E. Lewis and Pamela S. Bobson and each of them, with full power of substitution, proxies to vote and act with respect to all Common Shares, without par value ("Shares"), of United Magazine Company (the "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held Wednesday, September 3, 1997, at the Holiday Inn, 2350 Westbelt Drive, Columbus, Ohio 43228, at 10:00 a.m. Eastern Time, and at any and all adjournments thereof, with all the powers the undersigned would possess if present in person, on the following proposals and any other matters that may properly come before the Meeting:

1. PROPOSAL TO APPROVE THE STOCK TRANSFER AND EXCHANGE AGREEMENT AMONG THE COMPANY, MICHIANA NEWS SERVICE, INC. ("MICHIANA") AND ITS SHAREHOLDERS AND THE TRANSFER OF ALL OF THE STOCK OF MICHIANA TO THE COMPANY IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.

         FOR ____                  AGAINST ____               ABSTAIN ____

2. PROPOSAL TO APPROVE THE STOCK TRANSFER AND EXCHANGE AGREEMENT AMONG THE COMPANY, THE STOLL COMPANIES ("STOLL") AND ITS SHAREHOLDERS AND THE TRANSFER OF ALL OF THE STOCK OF STOLL TO THE COMPANY IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.

         FOR ____                  AGAINST ____               ABSTAIN ____

3. PROPOSAL TO APPROVE THE STOCK TRANSFER AND EXCHANGE AGREEMENT AND TO ADOPT THE MERGER AGREEMENT AMONG THE COMPANY, OHIO PERIODICAL DISTRIBUTORS, INC. ("OPD") AND ITS SHAREHOLDERS IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT AND THE MERGER OF OPD INTO THE COMPANY IN ACCORDANCE WITH THE TERMS OF SUCH MERGER AGREEMENT.

         FOR ____                  AGAINST ____               ABSTAIN ____

4. PROPOSAL TO APPROVE THE ASSET TRANSFER AND EXCHANGE AGREEMENT BETWEEN THE COMPANY AND NORTHERN NEWS COMPANY ("NORTHERN") AND THE ACQUISITION BY THE COMPANY OF ASSETS AND ASSUMPTION OF LIABILITIES OF NORTHERN IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.

         FOR ____                  AGAINST ____               ABSTAIN ____

5. PROPOSAL TO APPROVE THE STOCK TRANSFER AND EXCHANGE AGREEMENT AMONG THE COMPANY, SCHERER COMPANIES ("SCHERER COMPANIES") AND ITS SHAREHOLDERS AND THE TRANSFER OF ALL OF THE STOCK OF SCHERER COMPANIES TO THE COMPANY IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.

         FOR ____                  AGAINST ____               ABSTAIN ____

6.   PROPOSAL TO APPROVE THE ASSET TRANSFER AND EXCHANGE AGREEMENT BETWEEN
     THE COMPANY AND WHOLESALERS LEASING CORP. ("WHOLESALERS"), AND THE ACQUISITION BY THE COMPANY OF CERTAIN ASSETS AND THE ASSUMPTION OF LIABILITIES OF WHOLESALERS IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.

         FOR ____                  AGAINST ____               ABSTAIN ____

7. PROPOSAL TO APPROVE THE STOCK TRANSFER AND EXCHANGE AGREEMENT AMONG THE COMPANY, THE GEORGE R. KLEIN NEWS CO., CENTRAL NEWS CO., AND NEWSPAPER SALES, INC. (COLLECTIVELY,"KLEIN") AND THEIR SHAREHOLDERS AND THE TRANSFER OF ALL OF THE STOCK OF KLEIN TO THE COMPANY IN ACCORDANCE
         WITH THE TERMS OF SUCH AGREEMENT.

         FOR ____                  AGAINST ____               ABSTAIN ____

8. IF NINE DIRECTORS ARE TO BE ELECTED, WITH ____ OR WITHOUT ____ AUTHORITY TO FIX THE NUMBER OF DIRECTORS OF THE COMPANY AT 13 AND TO ELECT ALL NOMINEES LISTED BELOW AS DIRECTORS (EXCEPT AS MARKED TO THE CONTRARY BELOW):

          RONALD E. SCHERER          EUGENE J. ALFONSI     THADDEUS A. MAJEREK

          DAVID B. THOMPSON          R.L. RICHARDS         RICHARD H. STOLL, SR.

          NANCY A. LYMAN             GEORGE R. KLEIN       WILLIAM D. PARKER

          ROBERT H. MONNAVILLE


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH HIS OR HER NAME.

9. IF FIVE DIRECTORS ARE TO BE ELECTED, WITH ____ OR WITHOUT ___ AUTHORITY TO FIX THE NUMBER OF DIRECTORS OF THE COMPANY AT 7 AND TO ELECT ALL NOMINEES LISTED BELOW AS DIRECTORS (EXCEPT AS MARKED TO THE CONTRARY BELOW):

              RONALD E. SCHERER      EUGENE J. ALFONSI      THADDEUS A. MAJEREK

              DAVID B. THOMPSON      ROBERT H. MONNAVILLE

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH HIS NAME.

10. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT OF THE COMPANY'S COMMON SHARES, WITHOUT PAR VALUE.

         FOR ____                  AGAINST ____               ABSTAIN ____


11. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S PRINCIPAL PLACE OF BUSINESS TO DUBLIN, OHIO.

         FOR ____                  AGAINST ____               ABSTAIN ____


12. PROPOSAL TO RATIFY THE APPOINTMENT OF THE FIRM OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

         FOR ____                  AGAINST ____               ABSTAIN ____

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED UPON THE PROPOSALS LISTED ABOVE IN ACCORDANCE WITH THE INSTRUCTION GIVEN BY THE SHAREHOLDER, BUT IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED IN ITEMS 1, 2, 3, 4, 5, 6, 7, 10, 11, AND 12 ABOVE AND TO FIX THE NUMBER OF DIRECTORS AND ELECT ALL NOMINEES AS SET FORTH IN ITEM 8, ABOVE, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER WHICH PROPERLY COMES BEFORE THE MEETING.

                                 Dated
                                      -----------------------------------------

                                 ---------------------------------------------
                                      (Signature of Shareholder)

                                 ---------------------------------------------
                                      (Signature of Shareholder)

                                 (Please sign legibly exactly as the name is printed on this page.) If the share registration is as attorney, executor, administrator, trustee or guardian, please sign full title as such.